SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

      [ ] Preliminary Proxy Statement      [_] CONFIDENTIAL, FOR USE OF THE
                        COMMISSION ONLY (AS PERMITTED BY
                                RULE 14A-6(E)(2))

                         [X] Definitive Proxy Statement

                       [_] Definitive Additional Materials

 [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Northwest Equity Corp.

                (Name of Registrant as Specified In Its Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


       (1) Title of each class of securities to which transaction applies:

                      Common Stock, $1.00 par value
                      per share

        (2) Aggregate number of securities to which transaction applies:

                      825,301

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $24.00 per share, to be paid in cash.*

     (4) Proposed maximum aggregate value of transaction:

                       $19,807,224

     (5) Total fee paid:   $3,961.45

     *The Merger Per Share Consideration is subject to increase or decrease in an amount equal to Registrant's earnings less dividends paid after September 1, 1999, through the date of the Determination Date Financial Statements to be prepared prior to closing, based on the Merger Agreement, as amended.


[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

          $3,961.45


     (2) Form, Schedule or Registration Statement No.:




     (3) Filing Party:




     (4) Date Filed:



Notes:   Registrant  anticipates   first  distribution  of Proxy  Statement  to
shareholders commencing February 2, 2000.

                             NORTHWEST EQUITY CORP.

                                                                February 2, 2000
Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Northwest Equity Corp. ( "Northwest"), the holding company for Northwest Savings Bank (the "Bank"), which will be held on February 29, 2000, at 2:00 p.m., Amery, Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated February 16, 1999 (the "Merger Agreement"), as amended, by and among Northwest, Bremer Financial Corporation, a Minnesota corporation ("Bremer"), and Bremer Acquisition Corporation, a Wisconsin corporation and wholly owned subsidiary of Bremer ("Merger Sub"), providing for the merger of Northwest with and into Merger Sub (the "Merger").

         Northwest's Board of Directors has unanimously approved the terms of the Merger Agreement, believes the Merger Agreement is in the best interests of Northwest shareholders, and recommends that shareholders of Northwest vote for the proposal to approve and adopt the Merger Agreement.

         The attached Notice of Special Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the Special Meeting.

         The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of Northwest will be required to approve the Merger. An abstention or failure to vote will have the same effect as a vote against the Merger. Accordingly, please complete, date, sign and promptly return your proxy card in the enclosed envelope. Returning your proxy card will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend.

         You should not send in certificates for your shares of Northwest common stock with your proxy card. Please carefully read and follow the instructions set forth in the election form and letter of transmittal delivered to you under separate cover regarding the making of your election and the surrender of your Northwest stock certificates.

         The investment banking firm ABN AMRO Incorporated has issued its written opinion, dated as of the date of the Merger Agreement and confirmed as of the date of this Proxy Statement, to your Board of Directors regarding the fairness from a financial point of view of the consideration to be received by Northwest's shareholders pursuant to the Merger Agreement. A copy of the opinion is attached as Appendix E to the Proxy Statement.

         The vote of every shareholder is important to us. Please sign and return the enclosed appointment of proxy form ("Proxy") promptly in the postage-paid envelope provided, regardless of whether you are able to attend the Annual Meeting in person. If you attend the Annual Meeting, you may vote in person even if you have already mailed your Proxy.

         On behalf of the Board of Directors and all of the employees of Northwest and the Bank, I wish to thank you for your continued support.

                                           Sincerely yours,

                                           _/s/_Brian L. Beadle
                                           Brian L. Beadle
                                           President and Chief Executive Officer

                             NORTHWEST EQUITY CORP.

                             234 KELLER AVENUE SOUTH
                             AMERY, WISCONSIN 54001
                                                  (715) 268-7105

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 29, 2000

                PROPOSED MERGER WITH BREMER FINANCIAL CORPORATION
                          - YOUR VOTE IS VERY IMPORTANT

            TO THE HOLDERS OF COMMON STOCK OF NORTHWEST EQUITY CORP.:

     NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of Shareholders of Northwest Equity Corp. ("Northwest") will be held on February 29, 2000 at 2:00 p.m., Amery, Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001.

    The Special  Meeting is for the purpose of  considering  and voting upon the
following  matters,   all  of  which  are  set  forth  more  completely  in  the accompanying Proxy Statement.

MATTERS TO BE VOTED ON AT THE SPECIAL MEETING:

1) Approval of the Agreement and Plan of Reorganization and Merger dated February 16, 1999, as amended (the "Merger Agreement"), among Bremer Financial Corporation ("Bremer"), Northwest, and Bremer Acquisition Corporation ("Merger Sub") pursuant to which Northwest and the Merger Sub will be merged (the "Merger").

2) To adjourn the Special Meeting to solicit additional votes in favor of the Merger in the event the required vote for approval and adoption of the Merger Agreement has not been obtained by the date of the Special Meeting.

3) Any other matters that may be properly brought before the Special Meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other such business.

     With respect to Matter 1, the Boards of Directors of Northwest and Bremer approved the Merger Agreement pursuant to which Merger Sub will be merged with and into Northwest and Northwest will become a wholly-owned subsidiary of Bremer. In the Merger, each share of Northwest Common Stock will be converted into the right to receive $24.00 in cash subject to an adjustment to increase or decrease the cash consideration per share by an amount equal to Northwest's earnings less dividends paid from September 1, 1999 through the date of the Determination Date Financial Statements divided by the total number of outstanding Northwest shares plus Northwest shares issuable upon exercise of stock options. The Merger cannot be completed unless approved by Northwest stockholders at the Special Meeting. YOUR VOTE IS VERY IMPORTANT.

     Whether or not you plan to attend the Special Meeting, please take time to vote by completing and mailing the enclosed proxy card.

     This Proxy Statement provides detailed information about the Merger and the other matters under consideration at the Special Meeting. We encourage you to read it carefully.

                                            BY ORDER OF THE BOARD OF DIRECTORS,


                                            _/s/_James Moore
                                            James Moore, Secretary
Amery, Wisconsin                            Northwest Equity Corp.
February 2, 2000

                             NORTHWEST EQUITY CORP.
                             234 KELLER AVENUE SOUTH
                             AMERY, WISCONSIN 54001
                                                  (715) 268-7105

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                                FEBRUARY 29, 2000

                                  INTRODUCTION

         This Proxy Statement is being furnished to the holders of the common stock, $1.00 par value per share (the "Common Stock"), of Northwest Equity Corp. ("Northwest" or the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest for use at a special meeting (the "Special Meeting") of shareholders to be held on February 29, 2000 at 2:00 p.m., Amery, Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001, for the purposes described herein and at any adjournment or postponements thereof.

         This Proxy Statement, Notice of Special Meeting of Shareholders and form of proxy (the "Proxy"), are first being mailed to shareholders on or about February 2, 2000. Northwest will reimburse its transfer agent for expenses reasonably incurred in forwarding solicitation materials to beneficial owners of shares.

         Only shareholders of record at the close of business on January 21, 2000 (the "Voting Record Date") will be entitled to vote at the Special Meeting or any adjournments or postponements thereof. On the Voting Record Date, there were 825,301 shares of Common Stock outstanding and the Company had no other class of securities outstanding.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. As to Matter 1, shareholder consideration of the Agreement and Plan of Merger, dated February 16, 1999, as amended (the "Merger Agreement"), by and among Northwest, Bremer Financial Corporation ("Bremer") and Bremer Acquisition Corporation ("Merger Sub"), the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to approve the Merger Agreement. As to Matter 2, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Special Meeting is necessary, and to adjourn the Special Meeting in the event the required vote for approval of the Merger Agreement has not been obtained.

         Abstentions are included in the determination of shares present and voting for purposes of whether a quorum exists, while broker non-votes are not. Neither abstentions nor broker non-votes are counted in determining whether a matter has been approved. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Special Meeting, the Special Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

         As provided in the Company's Articles of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "10% Limit") are not entitled to any vote with respect to the shares held in excess of the 10% Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as such persons acting in concert with, such person or entity. The Company's Articles of Incorporation authorize the Board (i) to make all determinations necessary to implement and apply the 10% Limit, including determining whatever persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the 10% Limit supply information to the Company to enable the Board to implement and apply the 10% Limit.

         Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted at the Special Meeting or any adjournments or postponements thereof in accordance with the directions given thereon. Where no instructions are indicated, signed proxies will be voted FOR the Merger Agreement, , and FOR adjournment of the Special Meeting under the terms specified herein. Returning your completed Proxy will not prevent you from voting in person at the Special Meeting should you be present and wish to do so.

         At the Special Meeting, shareholders will be asked to consider and vote on Matter 1, a proposal to approve and adopt the Merger Agreement pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger"). The Company will survive the Merger as a wholly-owned subsidiary of Bremer. At the effective time of the Merger, each share of the Company's Common Stock outstanding will automatically be converted into the right to receive $24.00 in cash, subject to an adjustment to increase or decrease the cash consideration per share by an amount equal to Northwest's earnings less dividends paid from September 1, 1999 through the date of the Determination Date Financial Statements divided by the total of the number of Northwest shares outstanding plus Northwest shares issuable upon exercise of stock options. For a more complete understanding of the proposed Merger between Northwest and Bremer, you should read the Proxy Statement and attached materials carefully, as well as the additional documents referred to therein.

         In this Proxy Statement, the terms "we", "our", "Northwest" and the "Company" each refers to Northwest Equity Corp.; the term "Bremer" refers to Bremer Financial Corporation; the terms "Northwest Savings" or the "Bank" each refers to Northwest Savings Bank, the Company's wholly- owned savings bank subsidiary; and the term "Merger Sub" refers to Bremer Acquisition Corporation, a wholly-owned subsidiary of Bremer.

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT OR THAT THE INFORMATION IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO THE COMPANY AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY THE COMPANY, AND INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO BREMER AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY BREMER AND ITS SUBSIDIARIES.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHAT IS BREMER?

Bremer, a Minnesota corporation, is an employee-owned bank holding company registered with the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. Bremer owns all of the outstanding shares of Bremer Bank, National Association, which has offices in Wisconsin. Bremer, through its banking subsidiaries, including Bremer Bank, offers a complete line of banking, investment, leasing, insurance, and trust services through 100 offices located throughout Minnesota, Wisconsin and North Dakota.

WHAT ARE THE COMPANY'S REASONS FOR THE MERGER?

The financial services industry has changed significantly in recent years. These changes include increasing consolidation of the banking industry through mergers, deregulation of competition among banking, securities and insurance services providers and a trend towards banks and other financial institutions offering a broad range of financial services and products to customers. In the future, many expect the extensive use of technology to transform the delivery of banking services. For these reasons, the Company's Board of Directors raised concerns about the Company's relatively small size and limited resources and its ability to continue to meet the challenges facing it and to effectively serve its customer base. The Company's Board of Directors was also concerned about its ability to meet shareholders' expectations, since increasing shareholder values in future years would require significant increases in profitability and growth which would be difficult for the Company to achieve given its size, current market conditions and increasing consumer demand for sophisticated and diversified financial services.

Additionally, the Board recognizes that the Bank's customers will benefit from Bremer's ability to offer more sophisticated financial services, greater depth of resources, and greater banking convenience.

WHAT DOES NORTHWEST'S BOARD OF DIRECTORS RECOMMEND?

Northwest's Board of Directors has unanimously approved the Merger Agreement and
recommends  that  Northwest   shareholders  vote  FOR  adoption  of  the  Merger
Agreement.

WHAT WILL I RECEIVE FOR MY NORTHWEST COMMON STOCK?

At the effective date of the Merger, each share of your Northwest Common Stock will be converted into a right to receive $24.00 in cash, subject to an adjustment to increase or decrease in the amount of cash consideration per share by an amount equal to Northwest's earnings less dividends paid from September 1, 1999 through the date of the Determination Date Financial Statements divided by the total of the number of outstanding Northwest shares plus Northwest shares issuable upon exercise of stock options.

SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

     No. After the Merger is completed, you will receive written instructions for the exchange of your Northwest stock certificates for cash.

HOW WILL I BE TAXED ON THE MERGER?

For federal income tax purposes, it is expected that Northwest shareholders will have gain or loss measured by the difference between their cost or other basis in their Northwest shares and the amount of cash received for the shares. However, shareholders are urged to consult their own tax advisors concerning specific tax consequences of the Merger.

WHEN WILL THE MERGER BE COMPLETED?

Bremer and Northwest hope to complete the Merger on or before March 31, 2000.

WHAT CIRCUMSTANCES MIGHT PREVENT THE MERGER FROM BEING COMPLETED?

Either Bremer or Northwest can withdraw from the Merger Agreement if, despite their best efforts:

     . the Merger Agreement is not approved by Northwest's shareholders; or . the Merger Agreement does not receive all required regulatory approvals.

Northwest and Bremer can also withdraw from the Merger Agreement by mutual consent, and either can withdraw from the Merger if:

     . the other party materially breaches the Merger Agreement; or . the Merger is not completed by March 31, 2000, which may be extended under some circumstances to April 30, 2000.

WHEN AND WHERE IS THE NORTHWEST SPECIAL SHAREHOLDER MEETING?

The Special Meeting of Northwest's shareholders to vote on the Merger Agreement and other matters will be held at 2:00 p.m. Amery, Wisconsin time, on February 29, 2000, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001.

WHO CAN VOTE ON THE MERGER?  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

The Board of Directors of Northwest has determined that holders of Northwest Common Stock at the close of business on January 21, 2000, can vote at the Special Meeting (the "Voting Record Date"). The Merger Agreement must be approved by the holders of a majority of the outstanding shares of Northwest Common Stock. As of January 21, 2000, there were 825,301 shares of Northwest's Common Stock outstanding.

WHAT SHOULD I DO NOW TO VOTE ON THE MERGER AND THE OTHER PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING?

Shareholders should execute and complete their Proxy and return it in the enclosed return envelope as soon as possible to insure that your shares are voted at the Special Meeting. If you sign and send in your Proxy but do not indicate how you want to vote, your Proxy will be voted FOR the proposals presented at the Special Meeting.

If you do not sign and return your Proxy, or you abstain, it will have the effect of a vote against the Merger Agreement.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Your broker cannot vote your shares with respect to the Merger Agreement without your instructions. You should instruct your broker to vote your shares, following the directions provided by your broker. Shares that are not voted because you do not instruct your broker will, in effect, be a vote against the Merger Agreement.

CAN I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

Yes, you can change your vote at any time before your Proxy is voted at the Special Meeting. There are three ways you can change your vote. First, you can send the Company a written statement that you would like to revoke your Proxy. Second, you can send the Company a new Proxy. In either such case you should send your revocation or new Proxy card to the Company's Secretary at the address on the cover page of this Proxy Statement. Third, you can attend the Special Meeting and vote in person. However, your attendance at the Special Meeting will not revoke your Proxy unless you decide to vote at the Special Meeting. If you instructed a broker to vote your shares, you must follow your broker's directions for changing those instructions.

DO NORTHWEST'S OFFICERS OR DIRECTORS HAVE ANY INTEREST IN THE MERGER?

Northwest's officers and directors may have interests in the Merger that differ from the interests of Northwest's shareholders generally. For example, under the Merger Agreement, if the Merger is approved, options to purchase Northwest Common Stock held by Northwest's officers and directors will automatically vest and the officers and directors will be paid by Northwest in exchange for cancellation of the options an amount equal to the difference between the option exercise price per share and $24.00 in cash multiplied by the number of shares of Common Stock subject to the options. The $24.00 per share consideration is subject to increase or decrease by an amount equal to the amount of Northwest's earnings less dividends paid from September 1, 1999, through the date of the Determination Date Financial Statements divided by the total number of outstanding Northwest shares plus Northwest shares issuable upon exercise of stock options. Under the Merger Agreement, Northwest officers, directors and employees will receive extended indemnification coverage from Bremer. In addition, two directors of Northwest will be identified by Bremer to serve as directors of Bremer Bank. Finally, in connection with the Merger, certain officers of Northwest will receive cash payments from Bremer as described in this Proxy Statement in satisfaction of Employment Agreements such officers have with Northwest.

DO THE COMPANY'S SHAREHOLDERS HAVE APPRAISAL RIGHTS?

Under Wisconsin law, the Company's stockholders do not have a right to an appraisal of the value of their shares in connection with the Merger.

WHAT REGULATORY APPROVALS ARE REQUIRED?

Bremer must receive the approval of the Board of Governors of the Federal Reserve System for the merger of Northwest with the Merger Sub. Bremer must also receive the approval of the Wisconsin Department of Financial Institutions for the acquisition of Northwest. The parties must receive the approval of the Administrator of Savings Institutions, Wisconsin Department of Financial Institutions, for Northwest's merger with the Merger Sub.

Bremer and Northwest have filed all required applications with these regulatory authorities and, as of the date of this Proxy Statement, await the required approvals from the regulators.

DID THE COMPANY USE A FINANCIAL ADVISER?

In deciding to approve the Merger Agreement, Northwest's Board of Directors considered the opinion of its financial adviser, ABN AMRO Incorporated ("ABN AMRO"), as to the fairness from a financial point of view of the consideration to be received pursuant to the Merger Agreement. In connection with delivering its opinion, ABN AMRO performed a variety of analyses that are described in the Proxy Statement. ABN AMRO's fairness opinion is attached as Appendix E to the Proxy Statement.

CAN THE MERGER AGREEMENT BE AMENDED?

Yes, Bremer and Northwest may, by mutual consent, amend the Merger Agreement before completion of the Merger. However, once Northwest's shareholders approve the Merger Agreement, any amendment that would result in a change in the consideration to be paid in the Merger must be approved by Northwest's shareholders.

                                TABLE OF CONTENTS



NOTICE OF SPECIAL MEETING OF SHAREHOLDERS.....................................1
    MATTERS TO BE VOTED ON AT THE SPECIAL MEETING.............................1

PROXY STATEMENT...............................................................2
   INTRODUCTION...............................................................2
   QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................3

TABLE OF CONTENTS.............................................................7

THE SPECIAL MEETING...........................................................10
    SUMMARY...................................................................10
       THE SPECIAL MEETING....................................................10
          Date, Time, Place and Purpose of Special Meeting....................10
          Record Date; Shares Entitled to Vote................................10
          Required Shareholder Approval; Voting Agreements....................10
       THE MERGER.............................................................10
          Parties to the Merger Agreement.....................................10
             Northwest Equity Corp............................................10
             Bremer Financial Corporation.....................................11
             Bremer Acquisition Corporation...................................11
          Effective Time of Merger............................................11
          Form of the Merger and Purchase Price...............................11
          Reasons for the Merger; Recommendation of the Northwest
             Board of Directors...............................................11
          Opinion of ABN-AMRO.................................................12
          Interests of Management and Directors in the Merger.................12
          Conditions to the Merger............................................12
          Regulatory Approvals................................................12
          Procedures for Exchange of Certificates.............................12
          Federal Income Tax Consequences.....................................12
          No Solicitation of Alternative Transaction..........................13
          Termination of the Merger Agreement.................................13
          Rights of Dissenting Shareholders...................................13
          Market Prices of Common Stock.......................................13
    THE SPECIAL MEETING.......................................................14
       GENERAL................................................................14
       REVOCABILITY OF PROXY..................................................14
       SOLICITATION...........................................................14
       VOTING AT THE SPECIAL MEETING..........................................14
       VOTING RECORD DATE.....................................................14
       VOTE REQUIRED FOR APPROVAL.............................................15
    AVAILABLE INFORMATION.....................................................15
    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................16
    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...........................16
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................17

MATTER 1 -- APPROVAL OF THE MERGER AGREEMENT..................................18
    DESCRIPTION OF PROPOSED MERGER............................................18
    BOARD RECOMMENDATION......................................................18
    PURCHASE PRICE............................................................18

    EXCHANGE OF THE COMMON STOCK FOR CASH.....................................19
    BACKGROUND AND REASONS FOR THE PROPOSED MERGER............................19
       Background Of The Merger...............................................19
       Subsequent Merger Events...............................................21
       Reasons For The Merger.................................................21
    OPINION OF NORTHWEST'S FINANCIAL ADVISOR..................................22
    CONDITIONS TO CONSUMMATION OF THE MERGER..................................26
    NO SOLICITATION OF ALTERNATIVE TRANSACTION................................28
    TERMINATION OF THE MERGER AGREEMENT.......................................29
    EXPENSES; TERMINATION FEE.................................................30
    REPRESENTATIONS AND WARRANTIES............................................31
    AMENDMENT OF THE MERGER AGREEMENT.........................................31
    CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE EFFECTIVE TIME.............32
    REGULATORY CONSIDERATIONS.................................................33
    CLOSING AND EFFECTIVE TIME................................................34
    TAX CONSEQUENCES OF THE MERGER............................................34
    INTERESTS OF CERTAIN PERSONS IN THE MERGER AND EFFECT
       OF THE MERGER ON EMPLOYEES AND BENEFIT PLANS...........................35
       Stock Owned By Officers And Directors..................................35
       Stock Option Plan......................................................35
       Employee Stock Ownership Plan..........................................36
       Employee Agreements....................................................36
       Employees And Benefit Plans............................................36
       Indemnification; Directors' And Officers' Insurance....................37
       Board Positions   .....................................................37
       Employees--General.....................................................37
    ACCOUNTING TREATMENT......................................................37
    EXPENSES OF THE MERGER....................................................38
    EFFECT OF THE MERGER THE RIGHTS OF THE COMPANY'S SHAREHOLDERS.............38
    APPRAISAL RIGHTS..........................................................38
INFORMATION ABOUT THE COMPANY AND THE BANK....................................38
    PRIMARY MARKET AREA.......................................................39
    SUBSIDIARY ACTIVITIES.....................................................39
    EMPLOYEES.................................................................39
    PROPERTIES................................................................39
    LEGAL PROCEEDINGS.........................................................40
    LENDING ACTIVITIES........................................................41
    DELINQUENCIES, NONPERFORMING ASSETS AND CLASSIFIED ASSETS.................50
    ALLOWANCE FOR LOAN LOSSES.................................................52
    INVESTMENT ACTIVITIES.....................................................55
    SOURCES OF FUNDS..........................................................58
    REGULATION................................................................62
       Wisconsin Savings Bank Regulation......................................62
       Restrictions on Loans to and Transaction with Insiders and Affiliates..64
       Insurance of Deposits..................................................64
       Certain Federal Regulations............................................65
       Capital Maintenance....................................................67
       Community Reinvestment Act.............................................68
       Federal Reserve System.................................................68
       Federal Home Loan Bank System..........................................68
       Holding Company Regulation.............................................68
       Acquisition of the Company.............................................69
       Federal Securities Laws................................................69
       Regulatory Legislation Affecting Deposit Insurance.....................70
    MARKET AND DIVIDEND INFORMATION...........................................71

    MARKET PRICES OF COMMON STOCK.............................................71
    SELECTED PER SHARE DATA OF THE COMPANY....................................71
    SELECTED CONSOLIDATED FINANCIAL AND OTHER
       DATA OF NORTHWEST EQUITY CORP..........................................72
    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
       CONDITION AND RESULTS OF OEPRATION OF
       NORTHWEST EQUITY CORP..................................................74
       General           .....................................................74
       Management Strategy....................................................75
       Comparison of Operating Results for the Six Months Ended
          September 30, 1998 and September 30, 1999...........................76
       Comparison of Operating Results for the Fiscal Years Ended
          March 31, 1999 and March 31, 1998...................................78
       Comparison of Operating Results for the Fiscal Years Ended
          March 31, 1998 and March 31, 1997...................................80
       Liquidity, Capital Resources and Regulatory Capital....................83
       Impact of Inflation and Changing Prices................................84
       Current Accounting Developments........................................84
       Forward-Looking Statements ............................................84
       Disclosure Involving Year 2000 Issues..................................84
       Asset/Liability Management.............................................85
       Average Balance Sheet..................................................88
       Rate/Volume Analysis...................................................90
INFORMATION ABOUT BREMER......................................................90

MATTER 2--PROPOSAL TO ADJOURN THE SPECIAL MEETING.............................91
SHAREHOLDER PROPOSALS FOR THE 2000 SPECIAL MEETING............................92
       Deadline For Submission Of Shareholder Proposals
          For Inclusion In 2000 Proxy Materials...............................92
       Advance Notice Requirement For Any Proposal Or
          Nomination To Be Raised By A Shareholder............................92
DISCRETIONARY VOTING OF 2000 PROXIES..........................................93
OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE
       SPECIAL MEETING........................................................93
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS....................................94

APPENDICES
CONSOLIDATED FINANCIAL STATEMENTS..............................................F
AGREEMENT AND PLAN OF MERGER dated February 16, 1999.......................... A
       FIRST AMENDMENT TO MERGER AGREEMENT.................................... B
       SECOND AMENDMENT TO MERGER AGREEMENT....................................C
       THIRD AMENDMENT TO MERGER AGREEMENT.....................................D
       FAIRNESS OPINION OF ABN AMRO  INCORPORATED..............................E

                               THE SPECIAL MEETING

                                     SUMMARY

         The following is a summary of information contained elsewhere in this Proxy Statement and has been prepared to assist shareholders in their review of this Proxy Statement. This Summary is not intended to be a complete statement of all material facts and is qualified in its entirety by the more detailed information contained in this Proxy Statement and the Appendices hereto, all of which shareholders are urged to read carefully.

THE SPECIAL MEETING

Date, Time, Place and Purpose of Special Meeting

         The Special Meeting will be held on February 29, 2000, at 2:00 P.M., Amery, Wisconsin time at the Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin. At the Special Meeting, shareholders will be asked to consider and act on (1) the approval and adoption of the Merger Agreement; (2) the adjournment of the Special Meeting to solicit votes in favor of the Merger Agreement in the event the required vote for approval has not been obtained; and
(3) any other matters that may properly come before the Special Meeting.

Record Date; Shares Entitled to Vote

         Holders of record of Common Stock at the close of business on January 21, 2000 (the "Voting Record Date") are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. On that date, there were 825,301 shares of Common Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon or which may properly come before the Special Meeting and any adjournments or postponements thereof. See "THE SPECIAL MEETING -Voting at the Special Meeting; Voting Record Date."

Required Shareholder Approval; Voting Agreements

         Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Special Meeting. Approval of the Merger Agreement by the requisite vote of the Company's stockholders is a condition to consummation of the Merger. See "THE SPECIAL MEETING--Voting at the Special Meeting; Voting Record Date."

         As of the Voting Record Date, directors and executive officers of the Company, and their affiliates, may be deemed to be the beneficial owners of 145,099 shares or 16.8% of the outstanding shares of Common Stock (excluding shares of Common Stock which are issuable upon exercise of stock options and which are not outstanding and entitled to vote as of the Record Date). As of the Voting Record Date, neither Bremer nor its subsidiaries owned, directly or indirectly, any shares of Common Stock.

THE MERGER

Parties to the Merger Agreement

         Northwest Equity Corp.

         The Company, a Wisconsin corporation, is a bank holding company whose principal subsidiary is Northwest Savings Bank, a Wisconsin-chartered savings bank, headquartered in Amery, Wisconsin. The Bank's deposits are insured by the Savings Association Insurance Fund ("SAIF") fund of the Federal Deposit Insurance Corporation ("FDIC"). The Company was organized at the direction of the Bank in connection with the Bank's conversion from the mutual to stock form of organization. The conversion was completed on October 7, 1994. The primary activity of the Company is its ownership of all the outstanding capital stock of the Bank. The Bank is a stock savings bank, whose predecessor institution was originally organized in 1936, and it is headquartered in Amery, Wisconsin. The Bank conducts its business through three offices located in Amery, New Richmond and Siren, Wisconsin. At September 30, 1999, the Company had consolidated total assets of $97.6 million, deposits of $62.0 million and shareholder equity of $12.4 million.

         The Bank is principally engaged in the business of attracting retail deposits from the general public and investing those funds, together with funds generated from operations and principal payments, primarily in one- to four-family residential mortgage loans, mortgage backed securities and, to a lesser extent, consumer and other loans and investments securities.

         The principal executive offices of the Company are located at 234 Keller Avenue South, Amery, Wisconsin 54001, and its telephone number is (715) 268-7105.

         Bremer Financial Corporation

         Bremer is an employee-owned regional financial services company headquartered in St. Paul, Minnesota. It was incorporated under Minnesota law on December 7, 1943. As of September 30, 1999, Bremer owned at least 95% of the total outstanding capital stock of each of its 14 subsidiary banks. The subsidiary banks are located in Minnesota, Wisconsin and North Dakota and have a total of 100 offices throughout these states. Bremer's subsidiary banks range in size from $68 million to $488 million in total assets and from $62 million to $330 million in total deposits as of September 30, 1999. As of September 30, 1999, Bremer and its subsidiaries (including its subsidiary banks) had consolidated assets of $3.8 billion and consolidated deposits of $2.8 billion.

         Bremer Acquisition Corporation

         The Merger Sub was incorporated by Bremer in January 1999, as a general business corporation under the laws of the State of Wisconsin for the purpose of effectuating the Merger Agreement. The Merger Sub conducts no active business and was created to effectuate the Merger based upon regulatory and tax considerations. Upon completion of the Merger, Northwest will be the Surviving Corporation and the Merger Sub will cease to exist.

Effective Time of Merger

         Subject to the terms and conditions of the Merger Agreement, the Effective Time of the Merger will occur on the date and time specified in the Articles of Merger as filed with the Wisconsin Department of Financial
Institutions ("WDFI"). See "MATTER I --APPROVAL OF THE MERGER AGREEMENT --Conditions to Consummation of the Merger." It is expected that a period of time will elapse between the Special Meeting and the Effective Time. See "MATTER I --APPROVAL OF THE MERGER AGREEMENT--Regulatory Considerations." The Merger Agreement may be terminated by either party if, among other reasons, the Merger has not been consummated on or before March 31, 2000, provided that if the Merger has not been consummated because requisite regulatory approvals have not been obtained, either party may extend the date to April 30, 2000. See "MATTER I --APPROVAL OF THE MERGER AGREEMENT --Termination of the Merger Agreement."

Form of the Merger and Purchase Price

         Under the terms of the Merger Agreement, at the Effective Time, the Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Bremer. At the Effective Time of the Merger, each outstanding share of Northwest Common Stock will be converted into the right to receive $24.00 in cash, subject to an adjustment to increase or decrease the amount of the cash consideration per share to an amount to equal Northwest's earnings less dividends paid from September 1, 1999 through the date of the Determination Date Financial Statements divided by the total of the number of Northwest shares outstanding plus Northwest shares issuable upon exercise of stock options (the "Merger Per Share Consideration"). Immediately before the Effective Time, Northwest will acquire all allocated stock options (totaling 100,980 options) to purchase shares of Northwest Common Stock for the difference between the Merger Per Share Consideration and the exercise price per share. At January 31, 2000, the average exercise price per option share was $10.44.

Reasons for the Merger; Recommendation of the Northwest Board of Directors

         The Board of Directors of the Company believes that the Merger is in the best interests of the shareholders of the Company and has unanimously approved the Merger Agreement. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF NORTHWEST VOTE FOR APPROVAL AND ADOPTION OF THE MERGER

AGREEMENT. In making this determination, the Board of Directors considered a number of factors. See "MATTER I --APPROVAL OF THE MERGER AGREEMENT--Background of and Reasons for the Proposed Merger" and "Board Recommendation."

Opinion of ABN AMRO

         ABN AMRO Incorporated ("ABN AMRO") has rendered an opinion to the Northwest Board dated as of the date of the Agreement that, based upon the matters set forth in such opinion and such other matters as it deemed relevant, as of the date of the opinion, the consideration is fair to the holders of Northwest Common Stock from a financial point of view. ABN AMRO's opinion is included as Appendix E to this Proxy Statement. Northwest stockholders are urged to read the ABN AMRO opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. ABN AMRO confirmed its opinion as of the date of this Proxy Statement. See "MATTER I--APPROVAL OF THE MERGER AGREEMENT-Opinion of Northwest's Financial Advisor."

Interests of Management and Directors in the Merger

         Some members of the Company's and the Bank's management and of the Company's Board of Directors have interests in the Merger in addition to their interests as shareholders of the Company generally. These interests include, among other things, provisions in the Merger Agreement relating to indemnification, the appointment of certain outside directors of the Company as directors of Bremer Bank, the continuation of directors' and officers' indemnification coverage by Bremer, cash payments for unexercised stock options, accelerated vesting of stock benefits, severance and certain other employee benefits. The aggregate value of all cash payments to be made to the executive officers and directors of the Company in connection with stock options, employee severance and director fees, and the revised compensation plans of Messrs. Beadle and Moore is estimated to be $1.7 million. The amounts to be received by the various executive officers and directors of the Company pursuant to the foregoing arrangements are described in this Proxy Statement. See "MATTER I --APPROVAL OF THE MERGER AGREEMENT -- Interests of Certain Persons in the Merger and the Effect of the Merger on Employees and Benefit Plans."

Conditions to the Merger

      The Merger Agreement sets forth a number of conditions which must be satisfied or, where permissible, waived before the Merger may be consummated, including (1) the approval of the Merger Agreement by the requisite vote of the shareholders of the Company, and (2) the receipt of all necessary regulatory approvals for the Merger. See "MATTER I--APPROVAL OF THE MERGER AGREEMENT --Conditions to Consummation of the Merger" and "--Regulatory Considerations."

Regulatory Approvals

      The Merger is subject to prior approval by the Federal Reserve Board ("FRB") and the Wisconsin Department of Financial Institutions ("WDFI"). As of the date of this Proxy Statement, all required regulatory applications have been filed and the parties were awaiting required regulatory approvals.

Procedures for Exchange of Certificates

      If the Merger is consummated, Northwest shareholders will be notified promptly of the consummation of the Merger and will be advised of the procedure for surrender of their stock certificates in exchange for the Consideration. STOCKHOLDERS SHOULD NOT SEND IN STOCK CERTIFICATES AT THIS TIME. See "MATTER I--APPROVAL OF THE MERGER AGREEMENT--Exchange of the Common Stock for Cash."

Federal Income Tax Consequences

      The receipt of cash by a Northwest shareholder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction to such stockholder for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, a shareholder will recognize gain or loss equal to the difference, if any, between the amount of cash received in exchange for his or her shares of Common Stock and the shareholder's tax basis in such shares. See "MATTER I--APPROVAL OF THE MERGER AGREEMENT--Tax Consequences of the Merger."

      Shareholders are urged to consult their own tax advisors as to the specific consequences to them of the Merger under federal, state, local, foreign and any other applicable tax laws.

No Solicitation of Alternative Transactions

      The Merger Agreement provides that Northwest will not initiate, solicit or encourage any inquiries, proposals or offers with respect to a merger, consolidation or certain similar transactions involving Northwest or any of its subsidiaries; provided, however, that Northwest may engage in negotiations and discussions and provide information to a person relating to such a transaction if Northwest's Board of Directors, after consultation with its outside counsel, determines that the failure to do so would constitute a breach of fiduciary duty. See "MATTER I--APPROVAL OF THE MERGER AGREEMENT--No Solicitation of Alternative Transactions." Termination of the Merger Agreement

      The Merger Agreement may be terminated either by Bremer or Northwest, acting alone under specified circumstances, or by mutual consent. See "MATTER I--APPROVAL OF THE MERGER AGREEMENT--Termination of the Merger Agreement; Expenses; Termination Fee."

Rights of Dissenting Shareholders

      There are no dissenting shareholders' rights applicable to the Merger.

Market Prices of Common Stock

      The Company's Common Stock is traded on the over-the-counter market and is quoted on the National Association of Securities Dealers Automated Quotations ("Nasdaq") National Market System under the symbol "NWEQ".

         The last reported sales price of Northwest Common Stock on February 16, 1999, the last trading day immediately prior to public announcement of the execution of the Merger Agreement, was $18.75 per share. On January 12, 2000 (the last practicable date prior to the mailing of this Proxy Statement), the last reported sales price of Northwest Common Stock was $22.25 per share. Shareholders are advised to obtain current market quotations for their shares. On October 12, 1999, Northwest declared a cash dividend, which was payable on November 5, 1999, to shareholders of record on October 29, 1999, in the amount of $.17 per share for the calendar quarter ended September 30, 1999.

                               THE SPECIAL MEETING

GENERAL

     These proxy materials are delivered in connection with the solicitation by Northwest's Board of Directors of proxies to be voted at the Special Meeting of Shareholders and at any adjournment or postponement thereof. You are invited to attend the Meeting on February 29, 2000, at 2:00 P.M., Amery, Wisconsin time, at Centennial Hall, 608 Harriman Avenue South, Amery, Wisconsin 54001. This Proxy Statement, accompanying Notice of Special Meeting of Shareholders and form of Proxy are being mailed commencing on or about February 2, 2000. The Company's telephone number is (715) 268-7105.

REVOCABILITY OF PROXY

     A proxy may be revoked at any time before its exercise by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid later dated proxy or (3) voting by ballot at the Special Meeting. However, if you are a beneficial owner of shares of the Company's outstanding Common Stock that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Special Meeting.

SOLICITATION

     The Company will pay the expenses of soliciting proxies. Proxies may be solicited on behalf of the Company by the Company's and the Bank's directors, officers and regular employees in person or by telephone, facsimile transmission or by telegram. The Company has requested brokerage houses and nominees to forward these proxy materials to the beneficial owners of shares held of record and, upon request, the Company will reimburse them for their reasonable out-of-pocket expenses. In addition, the Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies.

VOTING AT THE SPECIAL MEETING

     Regardless of how many shares of Common Stock you own, your vote is important. Since many Company shareholders cannot attend the Special Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those shareholders who cannot be present in person.

     You are requested to vote by mail by completing, signing, dating and returning the enclosed Proxy in the postage-paid envelope provided by the Company. You may vote for, against, or withhold authority to vote on any matter to come before the Special Meeting. The designated proxies will vote your shares in accordance with your instructions. If you sign and return a Proxy without giving specific voting instructions, your shares will be voted FOR approval of the Merger Agreement and FOR any motion to adjourn the Special Meeting to solicit additional votes in favor of the Merger.

If matters not described in this Proxy Statement are presented at the Special Meeting, the proxies will use their own judgment to determine how to vote your shares. The Company is not currently aware of any other matters to be presented except those described in this Proxy Statement. If the Special Meeting is adjourned, your shares may be voted by the proxies on the new meeting date as well, unless you have at that time revoked your proxy instructions.


VOTING RECORD DATE

     You are entitled to vote your Common Stock if our records showed that you held your shares as of January 21, 2000 (the "Voting Record Date"). At the close of business on January 21, 2000 , a total of 825,301 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote on each matter calling for a vote of shareholders at the Special Meeting.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Special Meeting is necessary to constitute a quorum. The Special Meeting may be adjourned in order to permit the further solicitation of proxies if there is an insufficient number of shareholders present to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner on that item.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Common Stock entitled to vote is required to approve the Merger Agreement. Abstentions and broker "non-votes" are not counted for purposes of approval of the Merger Agreement.

     The affirmative vote of a majority of the shares represented in person or by proxy is necessary for adjournment of the Special Meeting under certain circumstances.

      As of the Voting Record Date, directors and executive officers of the Company, and their affiliates, may be deemed to be the beneficial owners of 145,099 shares, or 16.8% of the outstanding shares of Common Stock (excluding shares of Common Stock which are issuable upon exercise of stock options and which are not outstanding and entitled to vote as of the Voting Record Date). As of the Voting Record Date, neither Bremer nor its subsidiaries owned, directly or indirectly, any shares of Common Stock.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located in Chicago (Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, 13th Floor, New York, New York 10048). Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The address is (http://www.sec.gov.).


     AS FURTHER DESCRIBED BELOW, THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS RELATING TO THE COMPANY WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THOSE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) WILL BE PROVIDED WITHOUT CHARGE UPON REQUEST DIRECTED TO BRIAN L. BEADLE, PRESIDENT, NORTHWEST EQUITY CORP., 234 KELLER AVENUE SOUTH, AMERY, WISCONSIN 54001. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS BEFORE THE SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE MADE ON OR BEFORE FEBRUARY 20, 2000.

     BREMER PROVIDED THE INFORMATION CONTAINED IN THE PROXY STATEMENT CONCERNING BREMER, THE MERGER SUB AND BREMER BANK.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the SEC (SEC File No. 0-24606) are incorporated by reference into this Proxy Statement: (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999,
(ii) the Company's Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 1999; (iii) the Company's Current Reports on Form 8-K dated February 17, 1999, April 1, 1999, and July 25, 1999; and (iv) the description of the Company's Common Stock contained in its Registration Statement on Form S-1, Registration No. 33-73264, dated December 22, 1993, as amended on February 2, 1994, February 9, 1994, March 22, 1994, June 10, 1994 and July 21, 1994.

     In addition, all other documents filed by the Company pursuant to Section 13 (a), 13(c), 14 or 15(d) of the Exchange Act after the hereof and prior to the date to which the Special Meeting has been finally adjourned shall be deemed to be incorporated by reference herein from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of shares of Common Stock as of September 30, 1999, (except as noted otherwise below) by: (i) each shareholder known to the Company to beneficially own more than 5% of the shares of Common Stock outstanding, as disclosed in certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) each director of the Company, (iii) the Executive Officer of the Company, and (iv) all directors and executive officers as a group. All members of the Board of Directors of the Company also serve as directors of the Bank.

                                           Number of Shares
                                             Beneficially
Name                                           Owned (1)        Percent of Class

Northwest Savings Bank
Employee Stock Ownership Trust(2)........       21,437                 2.6%
Heartland Advisors, Inc. (3)..........          80,000                 9.7%
John Hancock Advisers, Inc. (4).......          61,000                 7.4%
Donald J. Ripp (5)....................          52,000                 6.3%
Brian L. Beadle (6) (8)(9)...........           46,574                 5.6%
Gerald J. Ahlin....................             10,295                 1.2%
Michael D. Jensen..................             34,025                 4.1%
Vern E. Albrecht...................             13,500                 1.6%
Norman M. Osero....................             14,275                 1.7%
James Moore (7)...............                  21,320                 2.6%
All directors, director nominees and
 executive officers as a group
 (6 persons)(6) (8)                            139,979                17.0%
--------------------------


(1) Unless otherwise indicated, includes shares of Common Stock held directly by the individuals as well as by members of such individuals' immediate family who share the same household, shares held in trust and other indirect forms of ownership over which shares the individuals effectively exercise sole or shared voting and/or investment power.
(2) Emjay Corporation (the "Trustee") is the trustee for the Northwest Savings Bank Employee Stock Ownership Trust. The Trustee's address is 4600 North Port Washington Road, Milwaukee, Wisconsin 53217.
(3) Based upon a Schedule 13G dated January 29, 1999, filed with the Company under the Exchange Act by Heartland Advisors, Inc., 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.
(4) Based upon a Schedule 13G dated January 29, 1997 filed with the Company under the Exchange Act by John Hancock Advisers, Inc., John Hancock Place, P.O. Box 111, Boston, MA 02199.
(5) Based upon a Schedule 13D dated December 14, 1994 filed with the Company under the Exchange Act by Donald J. Ripp, 10575 W. Forest Home Avenue, P.O. 301, Hales Corners, Wisconsin 53130-0301.
(6) Includes shares of Common Stock awarded to certain executive officers under the Company's stock incentive plan that are subject to vesting requirements. Recipients of restricted stock awards may direct voting prior to vesting.
(7)      Current executive officer and new director nominee.
(8) Includes shares of Common Stock allocated to certain executive officers under the Northwest Savings Bank Employee Stock Ownership Plan, for which such individuals possess shared voting power. Mr. Beadle was allocated 11,924 shares and Mr. Moore was allocated 7,742 shares.
(9) Brian L. Beadle, President and Chief Executive Officer of Northwest Equity Corp., 312 Johnson Street, Amery, WI 54001.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended March 31, 1999, all of its executive officers and directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                                    MATTER 1

                        APPROVAL OF THE MERGER AGREEMENT

     The following information describes certain aspects of the Merger Agreement and the proposed Merger of Northwest with and into the Merger Sub as described below. This description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to and incorporated in this Proxy Statement as Appendix A, and to the First, Second and Third Amendments to the Merger Agreement, which are attached and incorporated in this Proxy Statement as Appendices B-D, respectively. All shareholders are urged to read the Merger Agreement and the Amendments in their entirety.

DESCRIPTION OF PROPOSED MERGER

     On February 16, 1999, the Company entered into the Merger Agreement with Bremer. The Merger Agreement provides that the Merger will be effected by the following transactions, which will occur virtually simultaneously, except for the formation of the Merger Sub:

     1. Bremer created the Merger Sub, a Wisconsin business corporation, as a wholly-owned subsidiary in January 1999.

     2. The Merger Sub will merge with and into the Company, with the Company being the surviving entity, making the Company a wholly-owned subsidiary of Bremer.

     At some  time  subsequent  to the  above  Merger,  it is  anticipated  that
Northwest  Savings  Bank  will  merge  with  and  into  Bremer  Bank,   Bremer's
wholly-owned banking subsidiary. If such a merger occurs in the future, Northwest Savings Bank's offices will then operate as branches of Bremer Bank.

BOARD RECOMMENDATION

         THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

PURCHASE PRICE

         Each share of the Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become the right to receive cash in the amount of $24.00 per share, increased or decreased by an amount equal to the sum of the earnings of Northwest from September 1, 1999, through the date of the Determination Date Financial Statements, less the amount of any dividends declared by Northwest from September 1, 1999, and prior to the Closing, divided by the sum of the number of issued and outstanding shares of the Common Stock immediately prior to the Effective Time plus the number of shares of Common Stock issuable upon exercise of options granted under the Northwest Equity Corp Stock Option Plan (the "Stock Option Plan") (the "Merger Per Share Consideration"). As of September 30, 1999, the total of such outstanding shares and the number of shares issuable upon exercise of options was 926,281.

         Earnings shall mean the consolidated net earnings or losses after tax for Northwest and its Subsidiaries as determined by generally accepted accounting principles applied on a consistent basis. Earnings shall be calculated and determined based upon the Determination Date Financial Statements. For purposes of determining Northwest's earnings from September 1, 1999, through September 30, 1999, the earnings for Northwest from July 1, 1999, through September 30, 1999, shall be determined (the "1999 Third Quarter Earnings") and the earnings for the period from September 1, 1999, through September 30, 1999, shall be deemed to equal 33.3% of the 1999 Third Quarter
Earnings. The Merger Per Share Consideration shall be rounded to the nearest whole cent.

         Northwest has capitalized certain expenses in connection with the Merger Agreement, including legal fees, investment banking fees, and the costs of certain environmental work. These types of expenses associated with the Merger Agreement will continue to be capitalized and will not be expensed prior to the date of the Determination Date Financial Statements. If this method of handling these expenses is treated as an exception to generally accepted accounting principles, it will be deemed a permissible exception for purposes of the Merger Agreement. For purposes of calculating any adjustment to the Merger Per Share Consideration, Northwest's earnings after September 1, 1999, will not be reduced by these expenses.

         The parties have agreed that the Determination Date shall be the last day of the calendar month prior to the Closing Date, unless the Closing Date occurs on or before the 12th day of any month, in which case the Determination Date will be the last day of the calendar month prior to the most recent month-end prior to the Closing Date. For example, if the Closing Date occurs on May 1, 1999, the Determination Date would be March 31, 1999. Northwest will prepare and deliver consolidated financial statements as of the Determination Date that have been reviewed by Northwest's regularly employed accountants in accordance with requirements for review contained in the Statement of Standards for Accounting and Review Services of the American Institute of Certified Public Accountants and such statement shall constitute the Determination Date Financial Statements.


EXCHANGE OF THE COMMON STOCK FOR CASH

     At the Effective Time, shareholders of the Company who are the holders of record of shares of the Common Stock on January 21, 2000, the Voting Record Date, will receive the Merger Per Share Consideration for each share of the Common Stock held at the Effective Time.

     Before the Effective Time, stock options issued and outstanding under the Stock Option Plan will become fully vested, and Northwest will cancel such options (currently consisting of options to acquire a total of 100,980 shares of Common Stock) in exchange for an amount equal to the difference between the Merger Per Share Consideration and the exercise price for each outstanding option. At $24.00 per share, the total consideration to be paid by Northwest for such options will be approximately $1,369,000, representing $24.00 less the $10.44 average exercise price per share of the options. Such amount will be subject to increase or decrease based on final calculation of the Merger Per Share Consideration reflecting adjustment for earnings and dividends paid from September 1, 1999 to the date of the Determination Date Financial Statements (See "Purchase Price").

     Based on the 825,301 shares of the Common Stock outstanding on the Voting Record Date, total consideration specified in the Merger Agreement will be approximately $19,807,224, representing $24.00 in cash exchanged for each share of Common Stock. Such amount will be subject to increase or decrease based on final calculation of the Merger Per Share Consideration reflecting adjustment for earnings and dividends paid from September 1, 1999 to the date of the Determination Date Financial Statements. (See "Purchase Price"). Bremer has committed credit facilities in place to fund the payment of the total consideration in the Merger.

     Bremer has engaged the services of Firstar Bank, N.A. to act at the Exchange Agent for purposes of completing the exchange of shares for the total consideration.

     PROMPTLY  AFTER  CONSUMMATION  OF THE MERGER,  BREMER OR THE EXCHANGE AGENT
WILL NOTIFY COMPANY SHAREHOLDERS OF THE PROCEDURES FOR EXCHANGING THE COMMON STOCK FOR CASH. COMPANY SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE TRANSMITTAL FORMS FROM THE EXCHANGE AGENT. THE TRANSMITTAL FORMS WILL LIST PERSONS TO CONTACT FOR ASSISTANCE WITH THE EXCHANGE.

BACKGROUND AND REASONS FOR THE PROPOSED MERGER

Background of the Merger

         Effective October 7, 1994, Northwest became the holding company for Northwest Savings upon its conversion from mutual form to stock ownership. As part of the mutual-to-stock conversion, Northwest completed an initial public offering of 1,032,517 shares of Northwest Common Stock at $8.00 per share.

         Following the conversion, Northwest proceeded to improve stockholder value through business and financial initiatives. In addition to its efforts to continue Northwest Savings' traditional lending and deposit franchises, one of these business initiatives was a leveraging strategy through which Northwest Savings selectively originated and purchased loans and mortgage-backed securities using borrowings from the Federal Home Loan Bank of Chicago, Illinois ("FHLB-Chicago") in order to earn additional net interest income. On May 30, 1997, Northwest formed an investment subsidiary incorporated and domiciled in Nevada to hold certain of its interest-earning assets. This arrangement has allowed Northwest to reduce substantially its Wisconsin state income taxes.

         Northwest's financial initiatives centered upon cash distributions to stockholders. In fiscal 1995, Northwest commenced paying cash dividends, which it has since increased on ten occasions. In fiscal 1996, Northwest also began repurchasing its Common Stock on a regular basis. Since then, Northwest has repurchased 207,863 of its shares, representing 20.1% of the shares issued in connection with the mutual-to-stock conversion.

         In addition to the foregoing business and financial initiatives, Northwest periodically evaluated strategic alternatives. From time to time, Northwest received inquiries from potential strategic alliance partners and, on occasion, held exploratory discussions with them. In April 1998, Northwest engaged ABN AMRO as its financial adviser to conduct a formal process to evaluate strategic alternatives and, potentially, to seek out a strategic alliance partner.

         On April 14, 1998, ABN AMRO provided the Northwest Board a strategic overview of Northwest. Following the meeting, the Northwest Board authorized Northwest management and ABN AMRO to explore potential strategic alliance transaction opportunities.

         Thereafter, ABN AMRO, in close consultation with Northwest management, structured an organized process of identifying and eliciting interest from a group of logical prospective strategic alliance partners who would be provided an informational brochure describing Northwest and its business (the "Confidential Descriptive Memorandum," or "Memorandum"), subject to the prior execution of a confidentiality agreement. Through May and June 1998, ABN AMRO prepared the Memorandum and assisted Northwest management in preparing a list of prospective partners. On July 14, 1998, ABN AMRO completed the Memorandum and on July 15, 1998, it began contacting prospective strategic alliance partners authorized by Northwest management.

         On August 25, 1998, ABN AMRO reviewed with Northwest management the results of the formal solicitation process that ended August 12, 1998. During this process, on Northwest's behalf, ABN AMRO contacted 26 prospective strategic alliance partners, of which: 16 (including Bremer) entered into confidentiality agreements and received the Memorandum; five submitted written, non-binding expressions of interest in a transaction with Northwest at a price or within a price range (four all-stock proposals and one cash proposal); and one expressed orally to ABN AMRO a preliminary, non-binding indication of interest in a cash transaction at a price.

         Following this formal proposal process, the stock market, and financial stocks in particular, declined markedly in response to a variety of foreign and domestic economic and political concerns. During the last two weeks of September 1998, ABN AMRO contacted the four parties which had previously expressed the highest economic proposals to re-affirm their interest. Two parties re-affirmed their economic level of interest, one party increased its economic proposal, and one party decreased its economic proposal.

         In consultation with Northwest's management, ABN AMRO invited two of the foregoing four parties, one of which was Bremer, to conduct an on-site "due diligence" review of Northwest. Bremer conducted this review during mid-October. The other party withdrew its proposal prior to commencing its review, citing market conditions. On October 19, 1998, Bremer provided Northwest with a "final" written, non-binding proposal to enter into a transaction.

         On October 20, 1998, the Northwest Board held a meeting, which included the participation of an ABN AMRO representative. At this meeting, the Northwest Board reviewed the strategic alliance search process to date; a comparative analysis of the initial and then current strategic alliance transaction proposals; the written proposal of Bremer received on October 19, 1998; and prevailing stock and merger-and-acquisition market conditions. At the conclusion of this meeting, the Northwest Board authorized its management and ABN AMRO to negotiate toward a definitive merger agreement with Bremer, subject to the condition that ABN AMRO contact each of the parties that had provided a written or oral strategic alliance proposal with a final opportunity to improve the economic level of each party's proposal. Subsequent to the meeting, ABN AMRO contacted these parties, and none expressed an interest in a transaction at or above the Bremer proposal. Thereafter, Northwest management, assisted by ABN AMRO and Mallery & Zimmerman, S.C. ("M&Z"), counsel to Northwest, negotiated the terms of the Merger Agreement.

         On February 16, 1999, the Northwest Board held a meeting that included the participation of ABN AMRO and M&Z. The meeting included a detailed discussion of the proposed  transaction  and  explanatory  materials  previously furnished to members of the Northwest Board. ABN AMRO reviewed the process leading to the proposed transaction, provided a financial analysis of the proposed transaction, and expressed orally an opinion that the Merger Per Share Consideration to be received by Northwest stockholders in the Merger was fair to such stockholders from a financial point of view. ABN AMRO confirmed this oral opinion in writing by letter dated February 16, 1999. At the conclusion of this portion of the meeting, the Northwest Board determined that the proposed transaction with Bremer was in the best interests of its stockholders and unanimously approved the Merger Agreement, including the transactions contemplated thereby.

Subsequent Merger Events

         Following execution of the Merger Agreement on February 16, 1999, Bremer and Northwest began corresponding on the regulatory approval process and timeline thereof. During this correspondence, it became apparent that delays in the regulatory application and approval process would preclude regulatory filings being made within the time frame specified in the Merger Agreement. Bremer and Northwest agreed to extensions of the filing requirement by amendments to the Merger Agreement on each of April 21, 1999, and May 11, 1999. Following these amendments, Northwest became concerned that continued delay in seeking regulatory approval would not permit consummation of the Merger upon a schedule consistent with the overall terms and conditions of the Merger
Agreement. On July 15, 1999, Northwest's Chief Executive Officer and a representative of ABN AMRO, Northwest's financial adviser, met with Bremer's Chief Executive Officer and Chief Financial Officer in Bremer's St. Paul, Minnesota executive offices. Following this meeting, the parties began working on a third amendment to the Merger Agreement which was executed on July 26, 1999. The third amendment provides for extensions of deadlines to file regulatory applications and consummate the Merger as well as an adjustment to the purchase price to reflect Northwest's earnings and dividends between September 1, 1999, and the consummation of the Merger.

Reasons for the Merger

         Northwest's Board of Directors has determined that the terms of the proposed Merger are fair to, and in the best interests of, Northwest and its stockholders. In reaching its determination, the Northwest Board consulted with legal counsel with respect to: (i) the legal duties of the Northwest Board, (ii) the Merger Agreement and related issues, and (iii) tax matters. The Northwest Board also consulted with ABN AMRO, its financial adviser, with respect to the fairness of the Consideration to Northwest's stockholders from a financial point of view. The Northwest Board considered a number of factors, which included:

         (i) Information concerning the business, earnings, operations, financial condition, prospects, capital, and asset quality of Northwest including, but not limited to, recent and historic stock and earnings performance. In addition to its own knowledge of Northwest, the Northwest Board considered the detailed financial analyses and other information with respect to Northwest presented to the Northwest Board by ABN AMRO;

         (ii) The current and prospective competitive and regulatory environments in which Northwest operates, including significant recent consolidations within the banking industry, both nationally and in the Midwestern United States;

         (iii) The challenges of remaining a smaller institution, including (1) competition on the margins for loans and deposits from existing competitors and more intense competition from larger financial institutions with greater financial resources than Northwest, (2) technology costs to remain competitive as a smaller entity, (3) continued growth challenges, and (4) other risks;

         (iv) Executive management succession;

         (v) A review of the strategic options available to Northwest and indications of interest from other prospective strategic alliance partners;

         (vi) The terms, conditions, and course of negotiations relating to the Merger Agreement;

         (vii) The likelihood that the proposed Merger would be consummated;

         (viii) The effect of the proposed Merger on Northwest's employees, customers, and communities in which it operates;

         (ix) The recommendations of Northwest 's executive management with respect to the proposed Merger (which recommendations were considered in light of certain interests of management in the proposed Merger. See " APPROVAL OF THE MERGER AGREEMENT--Interests of Certain Persons in the Merger and the Effect of the Merger on Employees and Benefit Plans); and

         (x) The financial advice provided by ABN AMRO and the opinion of ABN AMRO that the Merger Per Share Consideration to be received by Northwest stockholders pursuant to the Merger is fair to such stockholders from a financial point of view.

         In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Northwest Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Northwest Board may have given different weights to different factors.

         For the reasons described above, Northwest's Board of Directors unanimously approved the Merger Agreement and believes the Merger is fair to, and in the best interests of, Northwest's stockholders. Accordingly, Northwest's Board of Directors unanimously recommends that holders of Northwest Common Stock vote FOR the approval and adoption of the Agreement.

OPINION OF NORTHWEST 'S FINANCIAL ADVISER

         Northwest initially retained ABN AMRO to act as financial adviser and agent for Northwest to provide financial advisory and investment-banking services in connection with a review of its strategic alternatives which may result in a transaction in which control or a material interest in the stock or assets of Northwest would be transferred for consideration. In connection with such engagement, Northwest requested that ABN AMRO render its opinion as to the fairness to Northwest's stockholders of the Merger Per Share Consideration to be received in the Merger. Northwest imposed no limitations upon the scope of investigation or procedures followed by ABN AMRO in connection with its opinion, nor did Northwest give ABN AMRO any specific instructions in connection therewith. The Merger Per Share Consideration was determined through arm's-length negotiations between Northwest and Bremer, although Northwest was advised during such negotiations by ABN AMRO.

         On February 16, 1999, in connection with the evaluation by the Northwest Board of the transaction proposed by Bremer, ABN AMRO rendered an opinion that, as of such date, and subject to certain assumptions, factors, and limitations set forth in such written opinion as described below, the Merger Per Share Consideration to be received by Northwest stockholders is fair to such stockholders from a financial point of view (the "Opinion"). ABN AMRO confirmed the Opinion as of the date of this Proxy Statement.

         The full text of ABN AMRO's written Opinion, dated as of the date of the Merger Agreement, which sets forth the assumptions made, matters considered, and limitations on the review undertaken in connection with the Opinion, is attached as Appendix E to this Proxy Statement and should be read in its entirety for information with respect to procedures followed, assumptions made, and matters considered by ABN AMRO in rendering its Opinion. ABN AMRO's Opinion was prepared for the Northwest Equity Board and addresses only the fairness from a financial point of view of the Merger Per Share Consideration to the holders of Northwest Common Stock. The ABN AMRO Opinion does not address Northwest's underlying business decision to enter into the Merger nor does it constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. The summary of the ABN AMRO Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Opinion.

         In connection with its Opinion, ABN AMRO reviewed the Merger Agreement and certain related documents and held discussions with certain senior officers, directors and other representatives and advisers of Northwest concerning the business, operations and prospects of Northwest. ABN AMRO examined certain publicly available business and financial information relating to Northwest and Bremer as well as certain financial information and other data for Northwest and certain financial information and other data related to Bremer which were provided to or otherwise discussed with ABN AMRO by the respective managements of Northwest and Bremer. ABN AMRO reviewed the financial terms of the Merger as set forth in the Agreement in relation to: (i) current and historical market prices and trading volumes of Northwest Common Stock; (ii) Northwest's financial and other operating data; and (iii) the capitalization and financial condition of Northwest. ABN AMRO also considered, to the extent publicly available, the financial terms of certain other thrift-industry transactions recently effected which ABN AMRO considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations ABN AMRO considered relevant in evaluating those of Northwest. In connection with its engagement, and at the request of the Northwest Board, ABN AMRO approached and held discussions with certain third parties to solicit indications of interest in a possible transaction with Northwest.

         In rendering its Opinion, ABN AMRO assumed and relied upon the accuracy and completeness of the financial and other information reviewed by it and it did not make or obtain or assume any responsibility for independent verification of such information. In addition, ABN AMRO did not make an independent evaluation or appraisal of the assets and liabilities of Northwest or any of its subsidiaries. With respect to the financial data of Northwest, ABN AMRO assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Northwest as to the future financial performance of Northwest.

         The following is a summary of the material financial analyses ABN AMRO employed and summarized for the Northwest Board in connection with its written Opinion to the Northwest Board dated as of the date of the Merger Agreement.

         (1) Stock Trading History. ABN AMRO compared the Merger Per Share Consideration to Northwest's recent stock price and related 52-week trading range. This examination showed that the $24.00 per share cash consideration to be paid pursuant to the proposed Merger was a 29.7% premium over Northwest's closing market price per share of $18.50 on February 9, 1999. ABN AMRO presented a graph which showed that over the year prior thereto, Northwest Common Stock ranged in price from a low of $15.625 to a high of $25.00 per share, noting that the proposed Merger Per Share Consideration was 53.6% above, and 4.0% below, these 52-week high and low trading prices. ABN AMRO also presented a graph showing a spike in Northwest's stock price, which increased by $7.50 per share, or 42.9%, to its 52-week high of $25.00 per share on December 3, 1998 from $17.50 per share on November 20, 1998. ABN AMRO also noted that the average daily trading volume was 2,650 shares over this ten-day period, representing 309.6% of average daily trading volume over the entire 52-week period.

         ABN AMRO also examined the total-return performance of the Philadelphia Stock Exchange Bank Index and the Standard & Poor's 500 Index as well as an index of Northwest Common Stock and an index of the stocks of the selected comparable thrifts ("Comparable Index") identified in the "Comparable Market-Value Analysis" described below, in each case over the one-year period ended February 5, 1999. This graphical presentation of the examination illuminated the spike in Northwest's Common Stock price described above. The graph showed that Northwest Common Stock outperformed the Comparable Index by over 30 percentage points (not annualized) during the ten-day price-spike period described above and by over 10 percentage points for the one-year period overall. ABN AMRO noted that Northwest's then-recent stock price of $18.50 per share was in line with the market values of comparable thrifts as described below. ABN AMRO observed that the price-spike could have been a result of investor speculation in, combined with the low liquidity of, the market for Northwest Common Stock.

         (2) Comparable Market-Value Analysis. ABN AMRO compared selected pricing multiples and ratios implied by Northwest's recent Common Stock price and the Merger Per Share Consideration to corresponding current trading-market multiples of comparable companies ABN AMRO deemed relevant to Northwest.

         ABN AMRO selected publicly traded thrift holding companies based in non-metropolitan areas of the Midwestern United States with total assets ranging from $75 million to $125 million. The selected comparable companies included the following eighteen organizations: (1) ASB Financial Corp., Portsmouth, OH; (2) Community Investors Bancorp, Bucyrus, OH; (3) Delphos Citizens Bancorp Inc., Delphos, OH; (4) FFD Financial Corp., Dover, OH; (5) First Independence Corp., Independence, KS; (6) Fulton Bancorp, Inc., Fulton, MO; (7) Home City Financial Corp., Springfield, OH; (8) Harrodsburg First Financial Bancorp, Harrodsburg, KY; (9) Kentucky First Bancorp, Inc., Cynthiana, KY; (10) Logansport Financial Corp., Logansport, IN; (11) Lexington B&L Financial Corp., Lexington, MO; (12) Montgomery Financial Corp., Crawfordsville, IN; (13) MSB Financial Inc., Marshall, MI; (14) Perry County Financial Corp., Perryville, MO; (15) Peoples Financial Corp., Massillon, OH; (16) Peoples-Sidney Financial Corp., Sidney, OH;
(17) Three Rivers Financial Corp., Three Rivers, MI; and (18) Union Community Bancorp, Crawfordsville, IN. (the "Comparable Companies")

         ABN AMRO calculated the following selected pricing multiples and ratios using market price data as of February 9, 1999, and financial data as of the then-most-recently available financial statement date, and for the twelve-month period then ended. For each of Northwest and the Comparable Companies, ABN AMRO calculated the multiples of each company's market price per share to: (i) latest twelve-month earnings per share ("LTM P/E"); (ii) latest twelve-month capital-equivalent tangible core earnings per share ("Capital-Equivalent LTM Core P/E"); (iii) the median estimated earnings per share for the current fiscal year ("Current-Year P/E"); and (iv) the median estimated earnings per share for the next fiscal year ("Next-Year P/E"). The Capital-Equivalent Core P/E multiple adjusts both price and earnings (based on an assumed earnings rate) for the "excess" capital of each company relative to a 7% tangible equity-to-assets ratio. "Tangible core earnings" excludes intangible-asset amortization expense and non-recurring income and expense items. "Estimated earnings per share" figures are those prepared by securities analysts following each company. ABN AMRO also calculated the ratio of each company's market price per share to: (i) book value (stockholders' equity) per share ("P/BV"), (ii) tangible book value (stockholders' equity less intangible assets) per share ("P/TBV"), and (iii) capital-equivalent tangible book value ("Capital-Equivalent P/TBV"). The Capital-Equivalent P/TBV ratio adjusts both price and tangible book value for the "excess" capital of each comparable company relative to a 7% tangible equity-to-assets ratio. When calculating multiples and ratios involving the Merger Per Share Consideration, ABN AMRO used the aggregate Consideration (including payments to option holders) and aggregate earnings and book value (rather than per share amounts).

         The analysis indicated the market price of, and the Merger Per Share Consideration to be paid for, Northwest Common Stock were: (i) 14.1x and 19.1x LTM P/E multiples compared to a median of 17.7x and range of 13.1x to 21.4x for the Comparable Companies, (ii) 11.3x and 18.1x Capital-Equivalent LTM Core P/E multiples compared to a median of 12.6x and a range of 6.0x to 20.3x for the Comparable Companies. ABN AMRO focused on the LTM P/E multiple and the Capital-Equivalent LTM Core P/E multiple, noting that differing fiscal year-ends and relatively few Next-Year estimates for the Comparable Companies reduced the comparability of the Current-Year P/E and Next-Year P/E multiples. The analysis also indicated the market price of, and the Merger Per Share Consideration to be paid for, Northwest Common Stock were (i) 127.2% and 176.4% P/BV ratios compared to a median of 97.6% and a range to 76.0% to 129.0% for the Comparable Companies, (ii) 127.2% and 176.4% P/TBV ratios compared to a median of 97.6% and a range of 80.8% to 129.0% for the Comparable Companies, and (iii) 149.7% and 239.7% Capital-Equivalent P/TBV ratios compared to a median of 98.2% and a range of 41.7% to 179.0% for the Comparable Companies.

         (3) Stand-Alone Discounted Cash Flow Analysis. ABN AMRO compared the Merger Per Share Consideration to the imputed values yielded by a discounted cash flow ("DCF") analysis ABN AMRO performed of Northwest on a "stand-alone" basis, assuming Northwest would continue to operate as an independent, publicly traded company. In preparing the DCF analysis, ABN AMRO studied Northwest's historical and present earnings and growth patterns and then projected income statements and balance sheets for a five-year period using a series of assumptions pertaining to growth, interest margins, loan losses, non-interest income and expenses, income taxes, and cash dividends. Prior to completion, ABN AMRO reviewed and discussed the financial projections and underlying assumptions with Northwest's management. To estimate projected net cash flows, ABN AMRO adjusted projected earnings for certain non-cash expense items such as loan loss provisions and certain stock-related benefit plans. ABN AMRO calculated the terminal value (the value of cash flows following the five-year projection period) based upon a growth-adjusted perpetuity of the fifth projected year's estimated net cash flow. To estimate the present value of the five years' projected net cash flows and terminal value, ABN AMRO used a discount rate of 12.5%. The DCF analysis yielded imputed values for Northwest Common Stock ranging from $15.22 to $19.80 per share with a midpoint of $17.16 per share, compared to Consideration of $24.00 per share.

         (4) Comparable Transactions Analysis. ABN AMRO compared selected pricing multiples and ratios implied by the Merger Per Share Consideration to corresponding merger-and-acquisition multiples and ratios observed in transactions ABN AMRO deemed to be relevant to the Merger. ABN AMRO selected thrift-industry mergers-and-acquisitions having aggregate values of $10 million or more announced since January 1, 1997 in which the acquired company was headquartered in the Midwestern United States with total assets ranging from $50 million to $250 million ("Comparable Transactions"). The seventeen selected Comparable Transactions included (the acquirer is the first name and is in italics followed by the seller): (1) Mahaska Investment Co., Oskaloosa, IA-Midwest Bancshares, Inc., Burlington, IA; (2) Sky Financial Group, Bowling Green, OH-Wood Bancorp Inc., Bowling Green, OH; (3) GLB Bancorp Inc., Mentor, OH-Maple Leaf Financial Inc., Newbury, OH; (4) First FSB Siouxland, Sioux City, IA-Mid-Iowa Financial Corp., Newton, IA; (5) Enterprise Federal Bancorp, West Chester, OH-Security Saving Holding Company, Milford, OH; (6) Blackhawk Bancorp, Beloit, WI-First Financial Bancorp Inc., Belvidere, IL; (7) Central Bancshares Inc,. Lexington, KY-Pioneer Financial Corp., Winchester, KY; (8) Blue River Bancshares, Shelbyville, IN-Shelby County Bancorp, Shelbyville, IN; (9) Union Planters Corp., Memphis, TN--Capital Savings Bancorp, Jefferson City, MO; (10) AMCORE Financial, Rockford, IL-Midwest Federal Financial, Baraboo, WI; (11) Waterfield Mortgage, Indianapolis, IN-Indiana Community Bank, Lebanon, IN; (12) First FSB Siouxland, Sioux City, IA-GFS Bancorp, Inc., Grinnell, IA; (13) North Central Bancshares, Ft. Dodge, IA-Valley Financial Corp., Burlington, IA; (14) HMN Financial, Inc., Spring Valley, MN-Marshalltown Financial, Marshalltown, IA;
(15)Peoples Bancorp, Marietta, OH-Gateway Bancorp, Catlettsburg, KY; (16) Fifth Third Bancorp, Cincinnati-Suburban Bancorp, Cincinnati; and (17) Pinnacle Financial, St. Joseph, MI-CB Bancorp, Inc., Michigan City, IN.

     ABN AMRO calculated several merger-pricing multiples and ratios using financial data for Northwest and each acquired company as of the most-recent financial-statement date available at the time the transaction was announced, and for the twelve-month period then ended. ABN AMRO used merger prices and related multiples and ratios as of the respective transaction-announcement dates for each of the Comparable Transactions. The analysis indicated that the Merger Per Share Consideration represented: (i) a 19.1x LTM P/E multiple compared to a median of 20.7x and a range of 13.7x to 23.7x for the Comparable Transactions;
(ii) a Current-Year P/E of 18.7x compared to a median of 13.8x and a range of 13.6x to 14.0x for the Comparable Transactions; (iii) 176.4% P/BV and P/TBV ratios compared to a median of 170.4% and a range of 118.5% to 255.2% for the Comparable Transactions; (iv) a 239.7% Capital-Equivalent P/TBV ratio compared to a median of 215.7% and a range of 148.7% to 339.0% for the Comparable Transactions; and (v) premiums of 29.7%, 33.3%, and 15.7% over Northwest's one-day-, three-month-, and one-year-earlier market price compared to corresponding medians of 22.3%, 40.5%, and 38.6% for the Comparable Transactions. ABN AMRO noted that there were only two available Current-Year P/E multiples, one of which pertained to Midwest Federal Financial of Baraboo, WI. ABN AMRO also noted that many of the Comparable Transactions were announced during periods of time when financial-stock and thrift merger prices were generally at higher levels than on the date of the Agreement.

         In addition, ABN AMRO examined the transaction announced on January 5, 1999, in which Anchor BanCorp Wisconsin of Madison, Wisconsin proposed to acquire FCB Financial Corp. of Oshkosh, Wisconsin ("FCB") in an all-stock merger. Though this transaction did not meet the total asset size criterion so as to be considered a Comparable Transaction (FCB's total assets were $534.9 million at September 30, 1998), ABN AMRO deemed this transaction relevant to the Merger due to the relatively close geographic proximity and recent announcement date. This transaction showed an LTM P/E multiple of 24.5x and a 223.3% P/BV ratio at the announcement date. ABN AMRO recalculated these merger-pricing relationships based on such merger's indicated exchange ratio and the most recent financial and market data available as of February 12, 1999. This analysis showed an LTM P/E multiple of 18.6x for the FCB transaction compared to 19.1x for the Merger and a P/BV ratio of 164.9% for the FCB transaction compared to 176.4% for the Merger.

         (5) Control Discounted Cash Flow Analysis. ABN AMRO also compared the Merger Per Share Consideration to the imputed values yielded by a DCF analysis of Northwest on a "control" basis, assuming certain operational changes a hypothetical potential acquirer could undertake to improve Northwest's financial performance. In this analysis ABN AMRO employed the same series of operating and discount-rate assumptions as for the "stand-alone" DCF analysis outlined above, except that on a "control" basis a hypothetical potential acquirer would: (i) reduce Northwest's "excess" capital to finance a portion of a potential purchase price by liquidating certain earning assets; (ii) reduce general and administrative expenses significantly over a two-year period, and (iii) eliminate Northwest's stock-related benefits plans, thereby further reducing non-interest expenses. ABN AMRO assumed that reducing "excess" capital would serve to increase the overall yield on the remaining earning assets. As a transaction with Northwest would likely require an acquirer to employ purchase accounting, ABN AMRO assumed that the resulting intangible assets (including "goodwill") and related amortization would not affect: (x) an acquirer's view of value or (y) its ability to achieve regulatory approval of a transaction. ABN AMRO noted the importance of the foregoing assumptions in light of: (aa) a perceived stock-market bias against the effects of purchase accounting which could influence the decisions of publicly traded potential acquirers, and (bb) the negative effect of purchase accounting on certain measures of capital on which potential acquirers are regulated. The "control" DCF analysis yielded imputed values for Northwest Common Stock ranging from $20.13 to $24.96 per share with a midpoint of $22.25 per share, compared to the Merger Per Share Consideration of $24.00 per share.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the process underlying ABN AMRO's Opinion. In arriving at its fairness determination, ABN AMRO considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to Northwest or the Merger. The analyses were prepared solely for the purposes of ABN AMRO's Opinion provided to Northwest's Board as to the fairness of the Merger Per Share Consideration to be received by the stockholders of Northwest pursuant to the Merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or ABN AMRO, none of Northwest, ABN AMRO, or any other person assumes responsibility if future results are materially different from those projected.

         ABN AMRO, as part of its investment-banking business, is continually engaged in the valuation of businesses in connection with mergers and acquisitions, as well as initial and secondary offerings of securities and valuations for other purposes. Northwest selected ABN AMRO as its financial adviser because ABN AMRO is a nationally recognized investment-banking firm that has substantial experience in transactions similar to the Merger.

         ABN AMRO acts as a market maker in Northwest Common Stock. In the ordinary course of ABN AMRO's business, ABN AMRO and its affiliates may actively trade securities of Northwest for their own account and for the accounts of customers, and, accordingly, may at any time hold a long or short position in such securities.

         Northwest retained ABN AMRO as its financial adviser by letter agreement dated April 14, 1998 ("Engagement Letter"). Pursuant to the terms of the Engagement Letter, Northwest paid ABN AMRO a $20,000 Strategic Review Fee upon execution thereof. In addition, upon delivery of ABN AMRO's fairness opinion, Northwest paid ABN AMRO a $25,000 Fairness Opinion Fee. Upon consummation of the Merger, Northwest will pay ABN AMRO a cash Financial Advisory Fee equal to 1.00% of transaction value, as defined in the Engagement Letter, reduced by the amounts of the Strategic Review Fee and Fairness Opinion Fee previously paid. Further, in the Engagement Letter, Northwest agreed to reimburse ABN AMRO for its reasonable out-of-pocket expenses incurred in connection with its engagement, and to indemnify ABN AMRO against certain liabilities, including liabilities under securities laws.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of Bremer, the Merger Sub and the Company to consummate the Merger are subject to the fulfillment or waiver of certain conditions, including, without limitation:

     (1)   The approval of the Merger by the shareholders of the Company;

     (2) The receipt of all necessary regulatory approvals and expiration of all notice periods and waiting periods required after the granting of such approvals;

     (3) The absence of any court or agency order, decree or injunction which enjoins or prohibits consummation of the Merger;

     The obligations of Northwest to consummate the Merger are subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

     (1) The representations and warranties of Bremer and the Merger Sub set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Bremer, and (iii) for the effect of transactions contemplated by the Merger Agreement), and Northwest shall have received a certificate of the Chief Executive Officer, the Chief Financial Officer, or an Executive Vice President of Bremer, signing solely in his capacity as an officer of Bremer, to such effect.

     (2) Bremer and the Merger Sub shall have performed in all material respects all obligations, agreements or covenants required to be performed by them under the Merger Agreement prior to the Effective Time, and Northwest shall have received a certificate of an Executive Vice President of Bremer, signing solely in his capacity as an officer of Bremer, to that effect.

     (3) Bremer and the Merger Sub shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by them of the Merger.

     (4) Since the date of the Merger Agreement, there shall have been no Material Adverse Effect on Bremer.

     (5) Bremer shall have delivered to Northwest an opinion of Bremer's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth in the Merger Agreement.

     (6) Northwest shall have received an opinion from ABN AMRO dated as of the date of the Merger Agreement and supplemented as necessary as of the date of the Proxy Statement, to the effect that, subject to the terms, conditions, and qualifications set forth therein, the Merger Per Share Consideration to be received by Northwest shareholders pursuant to the Merger Agreement is fair to such shareholders from a financial point of view.

     (7) No action, suit, proceeding or claim shall have been instituted or made relating to the Merger Agreement or the validity or propriety of the transactions contemplated therein which would render completion of the Merger inadvisable in the reasonable opinion of Northwest.

     The obligations of Bremer and the Merger Sub to consummate the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (1) The representations and warranties of Northwest set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Northwest, and (iii) for the effect of transactions contemplated by the Merger Agreement) and Bremer and the Merger Sub shall have received a certificate of the Chief Executive Officer and Chief Accounting Officer of Northwest, signing solely in their capacities as officers of Northwest, to such effect.

     (2) Northwest shall have performed in all material respects all obligations, agreements or covenants required to be performed by it under the Merger Agreement prior to the Effective Time, and Bremer and the Merger Sub shall have received a certificate of the Chief Executive Officer and Chief Accounting Officer of Northwest, signing solely in their capacities as officers of Northwest, to that effect.

     (3)  Northwest   shall  have   obtained  any  and  all  material   permits,
authorizations,   consents,  waivers  and  approvals  required  for  the  lawful consummation by it of the Merger.

     (4) Since the date of the Merger Agreement, there shall have been no Material Adverse Effect on Northwest.

     (5) Northwest shall have delivered to Bremer and the Merger Sub an opinion of Northwest's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth in the Merger Agreement.

     (6) The Determination Date Financial Statements as defined in the Merger Agreement shall reflect that Northwest has stockholders' equity in an amount equal to or greater than $11,700,000 (exclusive of any accrual for payment of option settlement amounts and the financial advisory fee paid or due to ABN
AMRO); loans receivable in an amount equal to or greater than $65,000,000 and savings accounts in amount equal to or greater than $55,000,000

     (7) The Voting Agreements and the Amendment and Termination Agreements required by the Merger Agreement shall have been fully executed, remain enforceable by the parties thereto and shall not have been amended or modified since the date of the Merger Agreement.

     (8) No action, suit, proceeding or claim shall have been instituted or made relating to the Merger Agreement or the validity or propriety of the transactions contemplated hereby which would render completion of the Merger inadvisable in the reasonable opinion of Bremer.

     Either Northwest or Bremer may waive in writing the conditions imposed with respect to their respective obligations to consummate the Merger, except for the requirements that the Merger be approved by Northwest's shareholders, that all required regulatory approvals be received and that all notice periods and waiting periods be expired.

NO SOLICITATION OF ALTERNATIVE TRANSACTION

     Under the terms of the Merger Agreement, Northwest may not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (1) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transaction involving the Company or any of the Company's subsidiaries, other than the transactions contemplated by the Merger Agreement (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"), (2) engage in negotiations or discussions with any person (or any group of persons) other than Bremer or its affiliates (a "Third Party") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or
(3) agree to or recommend any Acquisition Proposal. However, nothing in the Merger Agreement shall prevent Northwest from (A) furnishing non-public information to, or entering into discussions and negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an "Alternative Transaction" (as defined below) by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated by the Merger Agreement or recommending an unsolicited bona fide written proposal for an Alternative Transaction to its shareholders if (i) a Third Party has made a written proposal to the Board of Directors of Northwest to consummate an Alternative Transaction and the proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Northwest, (ii) the Company's Board of Directors believes in good faith, after consultation with its financial advisor, that such Alternative Transaction is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable than the transaction contemplated by the Merger Agreement (a "Superior Proposal"), (iii) the Board of Directors of Northwest determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (iv) prior to

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

furnishing such non-public information to, or entering into discussions and negotiations with, such person or entity, Northwest's Board of Directors receives from such person or entity an executed confidentiality and standstill agreement with material terms no less favorable than those contained in the confidentiality agreement dated July 20, 1998 between Bremer and Northwest; or
(B) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal. Under the Merger Agreement, Northwest agrees not to release any Third Party from, or waive any provision of any confidentiality and standstill agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Northwest determines in good faith, based on the written advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

     Under the Merger Agreement, Northwest must notify Bremer immediately after receipt by Northwest or any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of Northwest by any person or entity that informs Northwest that it is considering making, or has made, an Acquisition Proposal. Notwithstanding the foregoing, Northwest shall not accept or enter into any agreement concerning a Superior Proposal for a period of at least ten business days after Bremer's receipt of the notification of the terms thereof, during which period Bremer shall have the opportunity to match the terms and conditions contained in the Superior Proposal.

     The term "Alternative Transaction" means (1) a transaction pursuant to which any Third Party acquires more than 30% of the outstanding shares of Northwest Common Stock pursuant to a tender offer or exchange offer or otherwise, (2) a merger or other business combination involving Northwest pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 30% of the outstanding shares of Northwest Common Stock, as the case may be, or the entity surviving such merger or business combination, or
(3) any other transaction pursuant to which any Third Party acquires control of assets (including, for this purpose, the outstanding equity securities of Northwest's subsidiaries and the entity surviving any merger or business combination) of Northwest having a fair market value (as determined by the Northwest Board in good faith) equal to more than 30% of the fair market value of all of the assets of Northwest and its subsidiaries, taken as a whole, immediately prior to such transaction.

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party, whether before of after approval of the Merger by the shareholders of Northwest:

     (1)  by mutual written consent of the parties;

     (2) by either Bremer or Northwest if the Merger has not been consummated by March 31, 2000, provided that (a) if the Merger has not been consummated because the requisite approvals of the Federal Reserve Board and/or federal or state regulatory agencies has not been obtained and are still being pursued, either Bremer or Northwest may extend such date to April 30, 2000, by providing written notice to the other party on or prior to March 31, 2000, and (b) such right to terminate the Merger Agreement is not available to any party whose failure to fulfill any obligation within that party's reasonable control has been the cause of or resulted in the failure of the Merger to occur on or before such date;

     (3) by either Bremer or Northwest if a court of competent jurisdiction or governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other unappealable final action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

     (4) by either Bremer or Northwest if at the Shareholder Meeting (including any adjournment or postponement thereof) to consider and approve the Merger Agreement, the requisite vote of Northwest's shareholders in favor of the Merger is not obtained;

     (5) by Bremer, if (a) the Northwest Board shall withdraw or modify its recommendation of the Merger Agreement or the Merger, unless Northwest would be entitled to terminate the Merger Agreement as described in paragraphs (2) or (7) of this section; (b) after the receipt by Northwest of a proposal for an Alternative Transaction, Bremer requests in writing that the Board of Directors of Northwest reconfirm its recommendation of the Merger Agreement and Merger to Northwest shareholders and the Northwest Board fails to do so within ten business days after its receipt of Bremer's request; (c) the Board of Directors of Northwest recommends to the Northwest shareholders, or enters into a definitive agreement with respect to, an Alternative Transaction; or (d) for any reason Northwest fails to call and hold the Special Meeting within 45 days after receipt by Bremer of approval of the Merger by the Federal Reserve Board (unless at such time Northwest would be entitled to terminate the Agreement as described in paragraphs (2) or (7) of this section);

     (6) by Northwest, prior to the approval of the Merger Agreement by its shareholders, if , as a result of a Superior Proposal received by Northwest from a Third Party, the Board of Directors of Northwest determines in good faith, based on advice of outside legal counsel, and after allowing Bremer ten business days to match the terms and conditions of such Superior Proposal, that the failure to accept such Superior Proposal would be inconsistent with its fiduciary duties to its shareholders under applicable law; provided that no termination shall be effective under these circumstances unless any termination fee payable by Northwest is paid in full by Northwest concurrently with the termination;

     (7)  by  Bremer  or   Northwest,   if  there  has  been  a  breach  of  any
          representation, warranty, covenant or agreement on the part of the other party, which breach causes the conditions to each party's obligations not to be satisfied, and the breach is not cured within thirty (30) calendar days after written notice thereof is given to the breaching party by the non-breaching party or is not waived by the non-breaching party;

     (8) by the Board of Directors of Bremer in the event it discovers certain environmental conditions on properties owned by Northwest; or

     (9)  by the  Board  of  Directors  of  Bremer  if  dissenters'  rights  are available under applicable provisions of the Wisconsin Business Corporation Law and shareholders holding 10% or more of the outstanding shares of Northwest Common Stock satisfy the requirements of Wisconsin Statutes, Section 180.1321(1) relating to the assertion of dissenters' rights.

EXPENSES; TERMINATION FEE

         Fees and expenses incurred in connection with the Merger Agreement are to be paid by the party incurring such expenses, whether or not the Merger is consummated. However, Northwest shall pay Bremer a termination fee of $500,000 upon the earliest to occur of:

     (1) termination of the Merger Agreement by Bremer or Northwest following the failure to obtain the required vote of Northwest shareholders, if a proposal for an Alternative Transaction involving Northwest has been publicly announced prior to the Special Meeting and either a definitive agreement for an Alternative Transaction is entered into or an Alternative Transaction is consummated within one year of such termination;

     (2) termination of the Merger Agreement by Bremer following the occurrence of the events outlined in paragraph 5(c) of the section of this Proxy Statement entitled "Termination of the Merger Agreement;"

     (3)  termination  of this Agreement by Northwest as described in paragraphs
          (5)(a) or (b) in the section of the Proxy Statement entitled "Termination of the Merger Agreement," and either a definitive agreement for an Alternative Transaction is entered into or an Alternative Transaction is consummated within one year of such termination; or

     (4)  termination  of this  Agreement by Northwest as described in paragraph
          (7) in the section of this Proxy Statement entitled "Termination of the Merger Agreement."

Northwest's payment of a termination fee is the sole and exclusive remedy of Bremer against Northwest and any of Northwest's subsidiaries and their
respective   directors,   officers,   employees,   agent,   advisors   or  other
representatives with respect to the occurrences giving rise to such payment. However, this limitation does not apply in the event of a willful breach of the Merger Agreement by Northwest.

REPRESENTATIONS AND WARRANTIES

      The Merger Agreement contains various representations and warranties of the Company with respect to the Company and its subsidiaries including, among other things, representations and warranties as to (1) its organization and good standing; (2) the identity and ownership of its subsidiaries; (3) its capitalization and capital stock; (4) the authorization and enforceability of the Merger Agreement; (5) the conformity to applicable accounting standards of the Company's financial statements; (6) the accuracy of the Company's filings with the SEC and government regulatory agencies; (7) the Company's title to and the condition of its owned properties and assets; (8) the status of owned and leased real property; (9) taxes; (10) the absence of a Material Adverse Effect on the Company; (11) the validity and enforceability of certain loans, commitments and contracts; (12) the absence of any violation of its charter or bylaws or any default under material contracts, commitments and other instruments; (13) pending or threatened litigation, claims or proceedings or orders, judgements and decrees to which Company or its subsidiaries are subject;
(14) liability insurance policies; (15) compliance with laws; (16) the status of the Company's relationship with its employees; (17) material interests of the officers, directors and associates; (18) the Company's and its subsidiaries' allowance for loan and lease losses and the amount of non-performing assets;
(19) the Company and its subsidiaries' employee benefit plans; (20) the conduct of the Company to the date of the Merger Agreement; (21) the absence of undisclosed liabilities; (22) the accuracy of the Company's Proxy Statement and other regulatory filings; (23) the absence of any current obligation to register transactions under the Securities Act of 1933; (24) the absence of knowledge of any facts that would materially impede or delay regulatory approvals; (25) brokers' and finders' fees; (26) suitability of investments; (27) accuracy of information in the Merger Agreement; (28) year 2000 compliance; (29) inapplicability of certain Wisconsin anti-takeover statutes and lack of dissenters' rights for shareholders; (30) insider loans; (31) treatment of outstanding stock options; (32) receipt of opinion of Financial Advisor; and
(33) lack of knowledge of any reason why required regulatory approvals could not be obtained.

      Representations and warranties of Bremer and the Merger Sub include, among other things, those as to (1) its organization and good standing; (2) the authorization and enforceability of the Merger Agreement; (3) the absence of brokers' or finders' fees; (4) the accuracy of information contained in the Merger Agreement and schedules; (5) no violations of articles, bylaws or other law by execution and delivery of the Merger Agreement; (6) required consents and approvals; (7) pending or threatened litigation, actions, proceedings or investigations; (8) financial statements of Bremer; (9) Community Reinvestment Act compliance; (10) absence of knowledge of any facts that would materially impede or delay regulatory approvals; (11) the accuracy of information regarding Bremer, the Merger Sub and Bremer Bank in the Company's Proxy Statement and other regulatory filings; and (12) lack of knowledge of any reason why required regulatory approvals could not be obtained.

      For detailed information on such representations and warranties, see Articles II and III of the Merger Agreement, as amended, attached hereto as Appendix A.

AMENDMENT OF THE MERGER AGREEMENT

     The Merger Agreement may be amended or supplemented in writing by mutual agreement of Bremer and the Company, provided that such amendment or supplement must be approved by the Boards of Directors of Bremer and the Company and provided further that no amendment or supplement executed after approval of the Merger Agreement by the Company's shareholders may change the Merger Per Share Consideration into which each share of the Common Stock will be converted, or alter the tax treatment of the Merger Per Share Consideration to be received by the Company's shareholders, without the further approval of the Company's shareholders.

     The Merger Agreement was amended on April 21, 1999, and May 11, 1999, to extend the time in which Bremer was to file regulatory applications pursuant to
Section 5.2 of the Merger Agreement and to extend the time in which Northwest could hold a shareholder meeting to consider the Merger Agreement. Copies of the First and Second Amendments to the Merger Agreement are attached to this Proxy Statement as Appendices B and C. The Merger Agreement was amended on July 26, 1999, by the Third Amendment to the Merger Agreement to amend the Merger Per

Share Consideration payable by Bremer, extend the time in which Bremer was to file regulatory applications and the time in which Northwest could hold a shareholder meeting to consider the Merger Agreement, adjust the minimum financial requirements that Northwest is subject to on the Determination Date, and revise and extend the dates upon which Northwest may declare future dividends. A copy of the Third Amendment to the Merger Agreement is attached to this Proxy Statement as Appendix D.

CONDUCT OF THE COMPANY'S BUSINESS PRIOR TO THE EFFECTIVE TIME

     Pursuant to the Merger Agreement, the Company has agreed that, unless it has obtained the prior consent of Bremer, and except as otherwise contemplated by the Merger Agreement, it will operate its business and the businesses of its subsidiaries and engage in transactions only in the usual and ordinary course consistent with past and current practices, use their best efforts to maintain and preserve their business organization, retain employees and advantageous business relationships and retain the services of present officers and key employees. In addition, the Company has agreed that, prior to the earlier of the Effective Time or termination of the Merger Agreement, it will not and will not permit any subsidiary, except with the prior written consent of Bremer or except as contemplated in the Merger Agreement, to do any of the following:

     (1) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Northwest subsidiaries to Northwest or to another of the Northwest subsidiaries), except that Northwest may declare and pay regular cash dividends of not more than $0.17 per share on Northwest Common Stock on each of January 28, 1999, April 22, 1999, July 29, 1999, October 29, 1999, and January 28, 2000, (but only if such dates occur before the Closing Date);

     (2) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Company's employee benefit plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, and certain discretionary contributions to the ESOP made solely for the purpose of retiring the Company's loan to the ESOP, or as required by law or contract;

     (3) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business consolidation (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, or any release or relinquishment of any material contract rights;

     (4)  propose  or  adopt  any   amendment   to   Northwest's   articles   of
          incorporation or by-laws or to the articles of incorporation or by-laws of any of Northwest's subsidiaries;

     (5) issue, sell, grant, confer or award any equity securities (except that Northwest may issue up to 7,635 shares of Northwest Common Stock upon exercise of the stock options outstanding on the date of the Merger Agreement) or effect any stock split or stock dividend or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of the Merger Agreement;

     (6) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of Northwest's equity securities, whether pursuant to the terms of such equity securities or otherwise;

     (7) make or commit to make a loan or grant an extension of credit to any borrower (including any renewals of existing loans or additional advances on loans to existing borrowers) which would result in the principal balance owing to Northwest or its subsidiaries in the aggregate to exceed $150,000 for any secured loan or extension of credit or $25,000 for any unsecured loan or extension of credit;

     (8) take any action that has the reasonable and foreseeable likelihood of materially impeding or delaying the consummation of the transactions contemplated by the Merger Agreement or the ability of Bremer or Northwest to obtain any approval of any regulatory authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement;

     (9) obtain any advances from the FHLB of Chicago with maturities in excess of ninety (90) days or, other than in the ordinary course of business consistent with past practice, incur any other indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

     (10) except in connection with continuation of Northwest's practices of selling fixed rate loans generated by its subsidiaries, sell any portion or all of the Company's or any of its subsidiaries' loan or investment portfolios, it being understood that there have been no sales of all or any portion of the loan or bond portfolios from September 30, 1998 to the date hereof; or invest any assets in any marketable securities other than U.S. Treasury or U.S. Agency securities with a maturity or two years or less or GNMA adjustable rate mortgage securities purchased at a dollar price not to exceed 101% of par value;

     (11) make  loans  to   "insiders,"   except  for  renewals  of  outstanding
          indebtedness in the ordinary course of business;

     (12) fail to recognize loan losses or fund any of its subsidiaries' loan loss reserve or allowance except in the ordinary course of business, consistent with past practices and policies, in accordance with GAAP, and in accordance with regulatory guidelines, policies and regulations or as required pursuant to any regulatory examination;

     (13) fail to accrue income and expenses on Northwest's or any of its subsidiaries' books in the ordinary course of business and in accordance with GAAP;

     (14) fail to disclose in writing to Bremer any facts or circumstances which cause the risk rating for any extension of credit or participation owned by the Company or any of its subsidiaries with a principal balance outstanding in excess of $100,000 to be adversely affected;

     (15) make any capital expenditures or commitment for capital expenditures for the Company or any of its subsidiaries except in the ordinary course of business which individually exceed $20,000 or, in the aggregate, exceed $50,000;

     (16) enter into or amend any other contract, agreement, understanding, arrangement or commitment involving an obligation by the Company or any of its subsidiaries of more than $25,000, other than contracts entered into in respect of deposit agreements; or

     (17) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of its representations and warranties in the Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

REGULATORY CONSIDERATIONS

     The Merger is subject to certain regulatory approvals, as set forth below. To the extent that the following information describes statutes and regulations, it is qualified in its entirety by reference to the particular statutes and regulations promulgated under such statutes.

     Bremer's acquisition of the Company, which will be effected through the Merger, is subject to approval by the Board of Governors of the Federal Reserve System ("Federal Reserve") under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), which permits a bank holding company such as Bremer, to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank or any bank holding company, such as the Company, if the Federal Reserve has approved the transaction based upon its review of the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the community to be served. The Federal Reserve's review includes an evaluation by the Federal Reserve as to whether the Merger would result in a monopoly or otherwise would substantially lessen competition or impair the financial and managerial resources and future prospects of Bremer or the Company. In addition, the Federal Reserve must take into account the records of Bremer and the Company in meeting the credit needs of the entire community served by such institutions, including low- and moderate-income neighborhoods.

     In order to effect the Merger, Bremer formed the Merger Sub as a wholly-owned subsidiary of Bremer. In the Merger, Merger Sub will merge with the Company and the Company will survive the Merger, making the Company a wholly-owned subsidiary of Bremer. To accomplish the Merger, Bremer has applied to (i) the Federal Reserve for approval to acquire the Company and to merge the Company with and into the Merger Sub, and (ii) the Wisconsin Department of Financial Institutions (the "WDFI") for approval of the Merger and the acquisition of Northwest by Bremer.

     On December 15, 1999, Bremer submitted its applications for approval of the Merger to the Federal Reserve Board and on December 22, 1999, it filed applications for approval with the WDFI. Bremer and the Company anticipate receiving required regulatory approvals by January 21, 2000, from the Federal Reserve Board and on or about February 29, 2000, from the WDFI. The Merger cannot be consummated until all required waiting periods have expired.

     Bremer and the Company are not aware of any other governmental approvals or actions that are required for consummation of the Merger. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought or taken. There can be no assurance that any such approval or action, if needed, could be obtained, would not delay consummation of the Merger, or would not be conditioned in a manner that would cause Bremer to abandon the Merger.

 CLOSING AND EFFECTIVE TIME

     The Merger will not be consummated unless and until the Merger Agreement and the transactions contemplated thereby are approved by the requisite vote of the shareholders of the Company, the required regulatory approvals are received, and the other conditions to the Merger are satisfied (or waived to the extent permitted by the Merger Agreement or applicable law). The Merger Agreement provides that the closing of the Merger will occur on a date agreed upon by the parties as soon as practicable after the expiration of any and all required approvals of the Merger by governmental or regulatory authorities. The Effective Time of the Merger shall be the date and time specified in the Articles of Merger filed with the Wisconsin Department of Financial Institutions.

TAX CONSEQUENCES OF THE MERGER

     Each shareholder of the Company who, pursuant to the Merger Agreement, receives cash in exchange for shares of the Common Stock generally will, upon the payment of such cash in exchange for the surrender of the certificate or certificates representing such stockholder's shares, realize gain or loss for federal income tax purposes measured by the difference between such stockholder's cost or other basis in such shares and the amount of cash received therefor, and the amount of such gain or loss so realized must be recognized by such stockholder for federal income tax purposes. Such gain or loss will be capital gain or loss if the shares held by such stockholder constitute capital assets in the stockholder's hands, and will be long-term capital gain or loss if such stockholder's holding period for such shares is more than one year. This summary is not a complete description of all the tax consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the holders of the common stock entitled to special treatment under the Internal Revenue Code of 1986, as amended (the "Code"), such as insurance companies, dealers in securities, tax exempt organizations, foreign persons or corporations, or compensation related acquisitions.

     SHAREHOLDERS ARE URGED AND ADVISED TO CONSULT THEIR OWN TAX COUNSELORS AND ADVISORS WITH REGARD TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM,

INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS, AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND EFFECT OF THE MERGER ON EMPLOYEES AND BENEFIT PLANS

Stock Owned by Officers and Directors

     Information as to the shares held by directors and executive officers of the Company is included in the section of this Proxy Statement entitled "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS."

Stock Option Plan

     Pursuant to the Company's Stock Option Plan, the directors, officers and employees of the Company and Bank have been granted currently outstanding options to purchase a total of 100,980 shares of Common Stock at an average option exercise price of $10.44. The Stock Option Plan provides that the options granted vest at a rate of 33.3% on October 10, 1996, and 33.3% on each subsequent anniversary date until all shares are vested. Under terms of the Merger Agreement, all stock options will fully vest immediately prior to closing of the Merger and each option, to the extent not previously exercised prior to the closing of the Merger, shall automatically be converted into the right to receive the Merger Per Share Consideration in cash, less the per share option exercise price. Under terms of the Agreement, immediately before the Effective Time, Northwest will pay option holders who have executed Voting Agreements or who have agreed to accept the Option Settlement Amount, the excess of the Merger Per Share Consideration over the exercise price of the option.

Employee Stock Ownership Plan

     The ESOP, using funds loaned to the ESOP by the Company, has purchased 103,250 shares of Common Stock for allocation to plan participants. At the Effective Time, each participant will receive the Merger Per Share Consideration in cash in exchange for each share allocated to them under the ESOP. Each unallocated share remaining in the ESOP at the Effective Time will be exchanged for the Merger Per Share Consideration in cash, which will be used to repay in full the unpaid balance of the loan from the Company to the ESOP. Any cash remaining in the ESOP following repayment of the loan will be allocated to plan participants in accordance with the terms of the ESOP.

Employment Agreements

     Bremer has entered into Amendment and Termination Agreements with Brian L. Beadle and James Moore amending their employment agreements with the Company to provide that at the Effective Time, and upon termination of their respective current employment agreements with the Company, Mr. Beadle will receive $334,373 pursuant to operation of the change of control provisions of his Employment Agreement and Mr. Moore will receive $113,918 pursuant to operation of the change in control provisions of his Employment Agreement.

Employees and Benefit Plans

     Except for Mr. Beadle and Mr. Moore, all of the Company's and the Bank's employees will continue to be employees at the Effective Time and shall become employees of Bremer or Bremer Bank following the Effective Time. If Bremer, subsequent to the Effective Date, reduces or eliminates employment positions of Company employees, Bremer will endeavor to offer such employees similar positions with Bremer Bank or elsewhere within Bremer's system. If acceptable positions are not available for Company employees, such Company employees will be entitled to receive severance packages based upon Bremer's then current severance policies, which policies shall take into consideration each Company employee's years of service and grade levels with Company prior to the Effective Time as well as any additional service with Bremer following consummation of the Merger.

     At the Effective Time, each employee of the Company and the Company subsidiaries (the "Company Employees") shall immediately become entitled to participate in each of Bremer's employee benefit plans (the "Bremer Plans"), including,  without limitation,  any group  hospitalization,  medical,  life and disability insurance plans, severance plans, qualified retirement, employee stock ownership and savings plans, stock option plans, and management recognition plans, in which similarly situated employees of Bremer and its subsidiaries participate and to the same extent as such employees of Bremer and it subsidiaries. The period of employment and compensation of each Company Employee shall be counted for all purposes (except for purposes of benefit accrual) under the Bremer Plans, including, without limitation , for purposes of vesting and eligibility. Any expenses incurred by a Company Employee under the Company's welfare benefits plans (such as deductibles or co-payments) shall be counted for all purposes under the Bremer Plans. Bremer shall waive any preexisting condition exclusions for conditions existing on the Effective Time and actively at work requirements for periods ending on the Effective Time contained in the Bremer Plans as they apply to Company Employees and former employees and their dependents; provided that Bremer's waiver of preexisting conditions shall not extend to any condition which has prevented a Company's Employee's coverage under comparable benefit plans of the Company or the Company subsidiaries. The participation by the Company Employees in any of the Bremer Plans with respect to which the eligibility of employees of Bremer to participate is at the sole discretion of Bremer and its subsidiaries, shall be a the sole discretion of Bremer and its subsidiaries applied in the same manner as such discretion is applied to similarly situated employees of Bremer and its subsidiaries. Bremer shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plan or program of the Company or any of the Company subsidiaries, other than the ESOP or the Northwest Savings Bank Money Purchase Pension Plan (the "Pension Plan"); provided, however, that Bremer shall continue to maintain all employee benefit plans of the Company or any of its subsidiaries (the "Company Employee Plans") other than stock-based incentive plans and the tax qualified plans of the Company until the Company Employees are permitted to participate in similar Bremer Plans. At the Effective Time, Bremer or a subsidiary thereof shall be substituted for the Company as the sponsoring employer under Company Employee Plans with respect to which the Company or a Company subsidiary is sponsoring employer immediately prior to the Effective Time, and which Company Employee Plan is assumed by Bremer or its subsidiary pursuant to the terms of the Merger

Agreement, and Bremer or a subsidiary thereof shall assume and be vested with all of the powers, rights, duties, obligations, and liabilities previously vested in the Company or Company subsidiary with respect to each such plan.

Indemnification; Directors' and Officers' Insurance

      Bremer and Northwest as the surviving corporation following the Merger (the "Surviving Corporation") shall indemnify and hold harmless, as and to the fullest extent required by Wisconsin law and the Articles of Incorporation or Bylaws of Northwest or any of its subsidiaries, as applicable and in effect as of the date of the Merger Agreement (the "Indemnification Provisions"), any individual who, as of the date of the Merger Agreement, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director or officer or employee of Northwest or any of its subsidiaries (the "Indemnified Parties"), against any losses, claims, damages, liabilities, costs, expenses (including payment of reasonable attorneys' fees and expenses and other costs in advance of the final disposition of any claim, suit proceeding or investigation incurred by each Indemnified Party to the fullest extent required by the Indemnification Provisions upon receipt of any undertaking required by the Indemnification Provisions), judgments, fines, and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation pertaining to any matter existing or occurring at or prior to the Effective Time. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation; provided, however, (1) Bremer shall have the right to assume the defense thereof and, upon such assumption, Bremer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Bremer elects not to assume such a defense, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Bremer and Bremer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Bremer shall be obligated to pay for only one firm of counsel for all Indemnified Parties, unless an
Indemnified Party shall have reasonably concluded, based on an opinion of counsel, that there is a material conflict of interest between the interests of such Indemnified Party and the interests of one or more other Indemnified Parties and that the interests of such Indemnified Party will not be adequately represented unless separate counsel is retained, in which case Bremer shall be obligated to pay such separate counsel, (3) Bremer shall not be liable for any settlement effected without its prior written consent (which consent will not be unreasonably withheld) and (4) Bremer shall have no obligation to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated by the Merger Agreement is prohibited by applicable law. Bremer's obligations shall continue in force and effect for the period of the applicable statute of limitations; provided, however, that all rights to indemnification hereunder in respect of any claim asserted or made within such period shall continue until the final disposition of such claim. The Merger Agreement provisions do not limit the discretion of Bremer or the Surviving Corporation to indemnify and hold harmless any Indemnified Party as and to the fullest extent permitted by Wisconsin law and the Articles of Incorporation or Bylaws of Northwest or any of its Subsidiaries.

Board Positions

      After the Effective Time, Bremer has agreed to offer two members of the Board of Directors of the Company board positions on the board of Bremer Bank. Following their appointment to the Board, the appointed members will serve on the Board until their respective resignation, removal or death or until the next meeting of shareholders of Bremer Bank at which directors are elected.

Employees

         Bremer will attempt to retain qualified employees of the Company subject to the needs of its business. Any employee who is terminated involuntarily without cause after the Effective Time of the Merger will be provided a severance payment under the severance policies of Bremer then in effect.

ACCOUNTING TREATMENT

     The Merger, if completed as proposed, will be treated as a purchase in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of Northwest will be recorded on the consolidated books of Bremer at their respective fair values at the time of consummation of the Merger.

EXPENSES OF THE MERGER

     The Merger Agreement provides that whether or not the Merger Agreement is terminated or the transactions contemplated thereunder are consummated, the Company and Bremer shall each pay its own legal, accounting and financial advisory fees and all other costs and expenses incurred in connection with the proposed transactions, subject to the Company's obligation to pay a termination fee to Bremer under certain circumstances. See "APPROVAL OF THE MERGER AGREEMENT
- Expenses; Termination Fee".

EFFECT OF THE MERGER ON THE RIGHTS OF THE COMPANY'S SHAREHOLDERS

     As a result of the Merger, holders of the Common Stock will exchange their shares for cash. Under the Company's current charter, shareholders have voting rights with respect to certain matters relating to the Company, including the election of directors. After the Merger, shareholders of the Company will not be shareholders of the Company, Bremer, or Bremer Bank and, therefore, will have no voting rights with respect to the Company, Bremer, or Bremer Bank, unless such shareholders otherwise own or purchase voting securities of Bremer.

APPRAISAL RIGHTS

     Under Wisconsin law, the Company's shareholders have no right to an appraisal of the value of their shares in connection with the Merger.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE MERGER. TO BE APPROVED, A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING MUST VOTE IN FAVOR OF THE MERGER, IN PERSON OR BY PROXY.

                   INFORMATION ABOUT THE COMPANY AND THE BANK

         The Company is a bank holding company registered with the Federal Reserve under the BHC Act and the savings bank holding company laws of Wisconsin. The Company's and the Bank's principal office is located at 234 South Keller Avenue, Amery Wisconsin. The Company's activities consist of investing the proceeds of its initial public offering which were retained at the holding company level, holding the indebtedness outstanding from the Bank's ESOP and owning the Bank. The Company's principal sources of income are earnings on its investments and interest payments received from the ESOP with respect to the Company's loan to the ESOP. In addition, the Company receives any dividends which are declared and paid by the Bank on its capital stock.

     The Bank was originally chartered in 1936 and has been a member of the Federal Home Loan Bank system since 1936. The deposits of the Bank are insured by the Savings Association Insurance Fund (the "SAIF") of the Federal Deposit Insurance Corporation (the "FDIC") to the maximum amount permitted by law.

     The Bank conducts business through its full service offices in Amery, New Richmond and Siren, Wisconsin. It is primarily engaged in soliciting deposit accounts from the general public, making mortgage loans to finance the acquisition and construction of residential dwellings and making limited types of consumer loans. The Bank's primary source of revenue is interest income from its lending activities; other major sources of revenue are interest and dividend income from investments and mortgage-backed securities, interest income from its interest-bearing deposit balances in other depository institutions and fee income from its lending and deposit activities. The major expenses of the Bank are interest on deposits and noninterest expenses such as compensation and fringe benefits, data processing expenses and branch occupancy and related expenses.

PRIMARY MARKET AREA

     The Company offers a variety of deposit products, services and mortgage loans primarily in northwestern Wisconsin. The Company's main office is located at 234 South Keller Avenue, Amery, Wisconsin. The City of Amery is located approximately 40 miles northeast of Minneapolis and St. Paul, Minnesota. The Company, in addition to its Amery office, has two full-service branches. One is located in New Richmond and the other in Siren, Wisconsin. All of the Company's locations are in counties generally characterized as rural with a total population of approximately 100,000.

     The Company has significant competition in both its mortgage and consumer lending business, as well as in attracting deposits. The Company's primary competition for loans are principally from other savings banks, thrift institutions, mortgage banking companies, insurance companies and commercial banks. Its most direct competition for deposits historically has come from other savings banks, thrift institutions, commercial banks, and credit unions. The Company has faced additional competition for funds from a number of institutions, including the availability of short-term money market funds and other corporate and government securities funds offered by other financial service companies, such as brokerage firms and insurance companies.

SUBSIDIARY ACTIVITIES

     The Banks has two  wholly-owned  subsidiaries,  Amery Service Agency,  Inc.
("ASA"),   organized  as  a  Wisconsin   corporation   in  1970,  and  Northwest
Investments, Inc. ("NWI"), organized as a Nevada corporation in 1997.

     ASA engages in insurance agency activities permissible under state and federal law, including the sale of credit life and disability products, and maintenance of a third party brokerage relationship. The ASA and the Bank have received approval of the WDFI and the FDIC to engage in the insurance and brokerage activities.

     In January 1983, ASA formed the Pondhurst Condominium Association and developed 54 residential lots for condominium duplexes and four-plexes on land adjacent to a golf course in Amery, Wisconsin (the "Pondhurst Project"). As of March 31, 1999, all 64 residential lots had been sold. On May 8, 1998, ASA sold an adjacent undeveloped 7.5-acre parcel of land for $65,000. With the sale of the 7.5 acre parcel, the Bank and ASA has complied with a request by the Federal Reserve Bank of Minneapolis that ASA divest its holdings in the Pondhurst Project by May 31, 2000. As of March 31, 1999, ASA had total assets of $48,000.

     On May 30, 1997, NWI was established as an investment subsidiary of Bank to manage a portion of its investments. The establishment and operation of an investment subsidiary through incorporation and operation in the State of Nevada provides certain corporate tax advantages to the Bank. As of September 30, 1999, NWI had total assets of $23.9 million.

EMPLOYEES

     At September 30, 1999, the Company had 32 full-time employees and nine part-time employees. The employees of the Company are not represented by a collective bargaining unit, and the Company believes its relationship with its employees to be good.

PROPERTIES

     The following table sets forth the location of the Bank's principal office in Amery and its full service branch offices in New Richmond and Siren, as well as certain other information relating to these offices as of September 30, 1999. The Company owns all of the properties on which its offices are located. Management believes the Company's current facilities are adequate to meet its present and immediately foreseeable needs.

                                                         Net Book Value
                                                       Of Properties and
                                        Year            Improvements at
Office Location                        Opened         September 30, 1999
---------------                        ------         ------------------

Amery/Home Office                       1936             $1,180,000
234 South Keller Avenue
P.O. Box 46
Amery, Wisconsin  54001

New Richmond Office                     1972                869,000
532 South Knowles Avenue
New Richmond, Wisconsin  54017

Siren Office                            1975                127,000
                                                           --------
24082 Wisconsin Highway 35N
Siren, Wisconsin  54872
                                       Net Book Value    $2,176,000


     Any property acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold or otherwise disposed of by the Bank in an effort to recover its investment. As of September 30, 1999, the Bank had no recorded real estate acquired in settlement of loans.

LEGAL PROCEEDINGS

     In the opinion of management, neither the Company nor the Bank is involved in any pending legal proceedings other than routine, non-material proceedings occurring in the ordinary course of business.

Lending Activities

    General

         The  largest  component  of the  Company's  gross  loan  receivable  of
$73.9 million at  March  31,  1999,   was  first   mortgage  loans  secured  by
owner-occupied one-to-four family residences and totaled $54.2 million at March 31, 1999, or 73.4% of net loans receivable. Other real estate loans were $8.7 million or 11.8% of net loans receivable at March 31, 1999. Of net loans receivable, $59.7million or 80.8% were ARM loans. As part of its strategy to manage interest rate risk, the Company originates primarily ARM loans that have short and intermediate-term maturities for its own loan portfolio.

 One-to-Four Family Mortgage Lending

         The Company's primary lending activity is the origination of first mortgage loans secured by one-to-four family, owner-occupied residences within the Company's primary lending area. The Company sells substantially all of its fixed rate mortgage loans it originates to government secondary market investors. Generally, loans sold to government secondary market investors are sold as whole loans with servicing retained. Substantially all of the ARM loans originated by the Company are retained in its loan portfolio. The Company follows Federal Home Loan Mortgage Corporation ("FHLMC") underwriting guidelines for its one-to-four family mortgage loans.

         The Company offers a variety of rates, fees, origination terms, and mortgage products. Mortgage loan originations are solicited from real estate brokers, builders, existing customers, community groups and residents of local communities located in the Company's primary market area through its loan origination staff. The Company also advertises its products through local newspapers, periodicals and radio. Upon receipt of a completed mortgage application from a prospective borrower, a credit report is ordered, an appraisal from an independent third party is obtained, income and other deposit information are verified, and, as necessary, additional financial information is requested. The Company requires title insurance or evidence of marketable title and lien position (consisting of an abstract and legal opinion) on all first mortgage loans. Borrowers must present evidence of appropriate hazard insurance and flood insurance (if applicable) prior to the closing. On loans with high loan to value ratios, borrowers are required to escrow funds on a monthly basis for real estate taxes, hazard insurance, and, in some cases, flood insurance. On those loans with no escrow requirement, the Company verifies payment of real estate taxes on a semi-annual basis and requires evidence from the borrower annually of hazard insurance and flood insurance. The lending policy of the Company restricts mortgage loan amounts to 80% of the lesser of the appraised value or purchase price of the real estate to be mortgaged to the Company. The Company makes mortgage loans in amounts up to 95% of the lesser of the appraised value or purchase price, subject to availability of private mortgage insurance insuring the amount in excess of 80% of the appraised value or purchase price. Exceptions to this policy are ARM loans, in which case the Company loans up to 90% of the appraised value or purchase price with the appropriate private mortgage insurance. In addition, the Company may make loans to its most creditworthy customers up to 90% of the appraised value without private mortgage insurance. The Company also currently offers a program for low to moderate income families to lend up to 90% of the appraised value of the property without private mortgage insurance, provided certain credit, property and cost criteria are met.

         The  Company's  underwriting   department  reviews  all  the  pertinent
information and makes a credit decision for approval or denial within established Company policy guidelines. Recommendations to deny applications based on underwriting considerations are reviewed by the Company's senior underwriter prior to a final disposition of the loan application. The Board of Directors and the Loan Committee review summaries of all one-to-four family mortgage loan applications on a monthly basis. Mortgage loans held in the Company's loan portfolio generally include due-on-sale clauses, which provide the Company with the contractual right to deem the loan immediately due and payable in the event the borrower transfers the ownership of the property without the Company's prior consent.
The Company enforces the due-on-sale clauses of its mortgage loans.

         The Company makes loans under various governmental programs including the Wisconsin Housing and Economic Development Authority ("WHEDA"), the Federal Housing Administration, the Farmers Home Administration ("FHA") and the Federal Veterans Administration ("VA"). These programs generally have lower down payment and less restrictive qualification ratios. The WHEDA loans are serviced through WHEDA and originated for them, and the Federal Housing Administration, FHA and VA loans are sold in the secondary market with servicing retained.

Composition of Loan Portfolio

    The following table sets forth the composition of the Company's loan portfolio, including loans held for sale, in dollar amounts and in percentages of the gross loan portfolio at the dates indicated.


                                                                             At March 31,
                                        ------------------------------------------------------------------------------------
                                                 1999                         1998                       1997
                                         Amount        Percent        Amount       Percent        Amount      Percent
                                                                       (Dollars in thousands)

Real estate loans:
    One-to-four family                  $54,223         73.38%       $58,120        73.64%       $55,581       71.14%
    Multi-family                            627          0.85%           536         0.67%           931        1.19%
    Commercial                            5,944          8.04%         5,261         6.67%         6,443        8.25%
    Construction and land                 2,094          2.83%         2,785         3.53%         3,299        4.22%
                                        --------       --------      --------      --------      --------     --------
      Total real estate loans            62,888         85.10%        66,702        84.51%        66,254       84.80%
                                        --------       --------      --------      --------      --------     --------
Consumer loans:
    Home equity                               -             -              -            -              -           -
    Automobile                            5,248          7.10%         5,706         7.23%         4,856        6.22%
    Credit card                             265          0.36%           312         0.40%           304        0.39%
    Other consumer loans                  1,596          2.16%         1,809         2.29%         2,047        2.62%
                                        --------       --------      --------      --------      --------     --------
       Total consumer loans               7,109          9.62%         7,827         9.92%         7,207        9.23%
                                        --------       --------      ---------     --------      --------     --------
Commercial loans                          3,899          5.28%         4,397         5.57%         4,663        5.97%
                                        --------       --------      ---------     --------      ---------    --------
       Gross loans receivable            73,896        100.00%        78,926       100.00%        78,124      100.00%
                                        --------       ========      --------      ========      ---------    ========
Add:
    Accrued interest, net                   456                          492                         448
Less:
    Loans in process                          -                            -                           -
    Deferred fees and discounts             (31)                          (3)                         (8)
    Allowance for loan losses              (375)                        (484)                       (461)
                                        ---------                     --------                    --------
       Total additions/deductions            50                            5                         (21)
                                        ---------                     --------                    --------
         Loans receivable, net          $73,946                       $78,931                    $78,103
                                        =========                     =========                 ==========


         Loan Maturity

                  The following table shows the contractual maturity of the Company's loan and mortgage-backed and related securities portfolio at March 31, 1999. Loans that have adjustable rates are shown as being due in the period during which the underlying contracts mature. Demand loans that have no schedule for repayment and no stated maturity are reported as due in one year or less. The table does not include estimated prepayments or scheduled principal amortization.







                                                                              At March 31, 1999
                                         ------------------------------------------------------------------------------------------
                                                                                                                  Total
                                                                                                                Mortgage-
                                         One-to-                Commercial  Construction                        Backed and
                                          Four       Multi-        Real         and                              Related
                                         Family      Family       Estate       Land    Commercial    Consumer   Securities   Total
                                         ------      ------       ------       ----    ----------    --------   ----------   -----

Amounts due :
    Within one year                      $1,123       $ -            $3       $1,573    $1,912         $765        $ -       $5,376
                                        --------     -----       -------     -------   --------      -------    --------    -------
After one year:
    One to three years                    1,698         -           746            0     1,079        2,617          -        6,140
    Three to five years                   2,856         -           225            0       200        3,325          -        6,606
    Five to ten years                     4,182         -         1,694            0       708          311        995        7,890
    Ten to twenty years                  11,231         -         1,259           89         -           37      1,842       14,458
    Over twenty years                    32,102       627         2,017          432         -           54      3,200       39,432
                                        --------     -----       -------     --------  --------      -------    -------     -------
        Total due after one year         53,069       627         5,941          521     1,987        6,344      6,037       74,526
                                        ========     =====       =======     ========  ========      =======    =======     =======
        Total amounts due                54,192       627         5,944        2,094     3,899        7,109      6,037       79,902
                                        ========     =====       =======     ========  ========      =======    =======     =======
Less:
    Allowance for loan losses               (50)       (1)          (12)          (2)     (224)         (86)         -         (375)
                                        --------     -----        ------     --------  --------      -------    -------     -------


Loans receivable and mortgage-
    backed securities, net              $54,142      $626        $5,932       $2,092    $3,675       $7,023     $6,037      $79,527
                                        ========     =====       ======      ========  ========      =======    =======     =======


         The following table sets forth at March 31, 1999 the dollar amount of all loans and mortgage-backed and related securities due after March 31, 2000, such loans and whether such loans have fixed interest rates or adjustable interest rates.

                                        ---------------------------------
                                            Due After March 31, 2000
                                        ---------------------------------
                                        ---------------------------------
                                          Fixed   Adjustable   Total
                                        ---------------------------------
                                                 (In thousands)
  Mortgage loans:
    One-to-four family                   $4,991    $48,109    $53,100
    Multi-family                              -        627        627
    Commercial                            1,299      4,642      5,941
    Construction and land                    26        495        521
                                         -------   --------   --------
      Total mortgage loans                6,316     53,873     60,189

  Consumer loans                          6,027        317      6,344

  Comercial loans                           795      1,192      1,987
                                         -------   --------   --------
    Gross loans receivable               13,138     55,382     68,520

  Mortgage-backed securities              5,587        450      6,037
                                         -------   --------   --------
   Gross loans receivable and mortgage-
     backed  securities                 $18,725    $55,832    $74,557
                                        ========   ========   ========


 One-to-Four Family Mortgage Lending(concluded)

         The Company offers one and three-year ARM loans. ARM loans currently adjust a maximum of two percentage points per year with a lifetime interest cap of six percentage points above the initial interest rate. Monthly payments of principal and interest are adjusted when the interest rate adjusts to maintain full amortization of the mortgage loan within the remaining term. The initial rates offered on ARM loans fluctuate with general interest rates changes and are determined by competitive conditions and the Company's yield requirements. The Company currently uses the one-year and three-year, Constant Maturity United States Treasury indexes to determine the interest rate payable upon the adjustment date of outstanding ARM loans. The Company also originates ARM loans with initial interest rates below the fully indexed rate by permitting the borrower to choose the number of percentage points the initial interest rate is below the fully indexed rate (up to two points) and pay origination points in a corresponding amount. Borrowers choosing these ARM loans can effectively lower the lifetime interest rate cap by decreasing the initial interest rate. ARM loans generally pose different risks than fixed rate loans. In a rising interest rate environment, the underlying ARM loan payment rises, increasing the potential for default, and the marketability of the underlying property may be adversely affected. In a decreasing interest rate environment, mortgagors tend to refinance to fixed rate loans. The Company's delinquency experience on its ARM loans generally has been satisfactory to date.

         The Company has continued to generate a significant amount of adjustable rate loans. The Company's continued ability to originate ARM loans is primarily due to the nature of its market area, which includes rural and vacation properties. Loans on properties with excessive acreage, hobby farm activities or three-season cabins generally cannot be sold into the secondary market, thus making these loans less attractive to competitors of the Company that only originate loans for sale into the secondary market. Furthermore, many of the Company's customers desiring a loan term of short-to-medium-duration
(i.e., less than ten years) often prefer ARM loans because of the generally lower closing costs compared to fixed rate loans. The Company generally obtains an abstract and title opinion, rather than title insurance, on loans originated for retention in its portfolio and has not experienced losses attributable to the lack of title insurance.

   Commercial Real Estate Lending

         At March 31, 1999, the Company's commercial real estate loan portfolio totaled $5.9 million or 8.0% of net loans receivable. The commercial real estate loans in the Company's portfolio consist of fixed rate and ARM loans generally secured by small office buildings, retail stores and farms, and occupied by the borrower. The Company currently originates ARM loans secured by commercial real estate at 375 to 525 basis points above the rate on U.S. Treasury securities for comparable maturities. These loans typically do not exceed 65% of the lesser of the purchase price or the appraised value of the underlying collateral. At March 31, 1999, the largest outstanding commercial real estate loan was $1.4 million.

         In underwriting commercial real estate loans, the Company's underwriting procedures require a review of the borrower's credit history, income taxes, personal financial statements, banking relationships, property management experience. An analysis of the property is also required, including cash flow projections, historical operating statements, environmental concerns, compliance with regulations, and prevailing market conditions. Loans secured by commercial real estate properties involve a greater degree of risk than residential mortgage loans. Payments on loans secured by commercial real estate properties are often susceptible to adverse conditions in the real estate market or the economy. The Company seeks to minimize these risks by originating commercial real estate loans principally in its primary market area where it has the ability to more closely monitor and anticipate adverse conditions.

   Commercial Lending

         The Company engages in a limited amount of commercial business lending activities, generally with existing customers, including secured and unsecured loans and letters of credit. At March 31, 1999, the Company had $ 3.9million in commercial business loans outstanding, which represented 5.3% of net loans receivable. Term loans are amortized over a one to five year term and lines of credit are reviewed annually. Such loans generally are originated at 375 to 525 basis points above the rate on U.S. Treasury securities for comparable maturities. At March 31, 1999, the largest outstanding commercial loan was $0.6 million.

         The Company originated a majority of the commercial loans in its loan portfolio in the mid-1980's when it hired a commercial loan officer to expand its activity in this area. The Company currently is not actively seeking new commercial lending business and substantially all of its commercial lending consists of renewals of existing commercial loans. The commercial loans in the portfolio are generally performing and, management believes, adequately reserved.

         Commercial business loans are of higher risk and typically are made on the basis of borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent upon the general economic environment. The Company's commercial business loans usually include personal guarantees and are usually, but not always, secured by business assets, such as accounts receivable, equipment and inventory as well as real estate. However, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business.


   Consumer Lending

         The Company held $7.1 million or 9.6% of net loans receivable of consumer loans at March 31, 1999. Consumer loans generally have shorter terms and higher interest rates than mortgage loans, but generally involve more risk than mortgage loans because of the type and nature of the collateral and, in certain cases, the absence of collateral. Consumer loans generally are dependent on the borrower's continuing financial stability and thus are more likely to be affected by adverse personal circumstances. Often the loans are secured by rapidly depreciable personal property, such as automobiles. Automobile loans generally are underwritten in amounts up to 90% of the purchase price for new and used vehicles. The term of the loans generally cannot exceed six years for new vehicles and five years for used vehicles. The Company's delinquent consumer loans as a percentage of total consumer loans has been minimal.



   Multi-Family Lending

         The Company held $.6million or .85%net loans receivable of multi-family loans at March 31, 1999. The rates charged on the Company's multi-family loans typically are slightly higher than rates charged on loans secured by one-to-four family residential properties. Multi-family ARM loans typically adjust in a manner similar to that of the Company's other ARM loans, although generally at a slightly higher margin. An origination fee equal to 1% of the principal amount is usually charged on such loans.

         Multi-family loans are generally underwritten in amounts to 80% of the lesser of the appraised value or purchase price of the underlying property. An independent appraiser designated by the Company at the time the application is submitted performs appraisals of multi-family properties. In addition, the Company's underwriting procedures require review of the borrower's credit history, income, personal financial statements and banking relationships. A review of the property includes cash flow projections and historical operating results. The Company evaluates all aspects of multi-family lending to mitigate risk to the extent possible. The Company seeks to ensure that the property securing the loans will generate sufficient cash flow to adequately cover operating expenses and debt service payments. The Company obtains individual guarantees for substantially all of its multi-family loans.

         Loans secured by multi-family real estate generally involve a greater degree of credit risk than one-to-four family mortgage loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income-producing properties and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, the borrower's ability to repay the loans may be impaired. Despite the risks inherent in multi-family real estate lending, the Company's delinquent multi-family loans as a percentage of loans receivable has been minimal.


   Construction and Land Lending

         The Company offers one-to-four family residential and other construction loans and land loans. At March 31, 1999, construction and land loans totaled $2.1 million or 2.8% of net loans receivable. Construction loans are made to individuals intending to occupy a home who have signed construction contracts with a builder. These loans have loan-to-value ratios not exceeding 90%. When the loan-to-value ratios exceed 80%, private mortgage insurance is required. The Bank offers permanent financing, primarily one-to three-year ARM loans, on residential construction loans that enables borrowers to avoid duplicative closing costs normally associated with temporary financing during construction periods and permanent financing upon completion of construction. The Company has had minimal delinquent residential construction loans to date.

   Loan Approval

         Loan approval is based on a customer's aggregate amount of loans outstanding, including the loan application under review. One member of the Loan Committee and a loan officer may approve loan amounts of $100,000 or less. Loan amounts exceeding $100,000 up to $500,000 require the approval of two members of the Loan Committee and a loan officer. Any single loan exceeding $500,000 requires approval from the Board of Directors and a loan officer. Any loans over $25,000 that exceed the aggregate amount of $625,000 require Board approval.


   Originations, Purchase and Sales of Loans

         Mortgage loans are solicited from real estate brokers, builders, developers, existing or past customers, and residents of the local communities located in the Company's primary market areas. The Company advertises its mortgage products in newspapers and other media in addition to using its loan officers to directly solicit potential borrowers. The following table sets forth the Company's loan originations, purchases, sales and principal repayments for the periods indicated. Mortgage loans and mortgage-backed and related securities held for sale are included in the totals.



                                                                  Fiscal Years Ended March 31,
                                                                --------------------------------

                                                               1999             1998          1997
                                                                          (In thousands)

Mortgage loans (gross)
    At beginning of period                                    $66,702         $66,254       $59,604
                                                              --------        --------      --------
     Mortgage loans originated:
       One-to-four family                                      36,564          25,216        21,223
       Commercial                                               1,987             226         1,072
       Multi-family                                               472               -             -
       Construction and land                                    8,740           3,809         6,690
                                                              --------        --------      --------
         Total mortgage loans originated                       47,763          29,251        28,985
                                                              --------        --------      --------
       Mortgage loans purchased                                   581             368           101
                                                              --------        --------      --------
         Total mortgage loans originated and purchased         48,344          29,619        29,086
                                                              --------        --------      --------
       Transfer of mortgage loans to foreclosed
         real estate                                             (254)           (159)          (72)
       Principal repayments                                   (32,773)        (17,796)      (17,890)
       Sales of fixed rate loans                              (19,131)        (11,216)       (4,474)
                                                              --------        --------      --------
         Total reductions                                     (52,158)        (29,171)      (22,436)
                                                              --------        --------      --------
    At end of period                                          $62,888         $66,702       $66,254
                                                              ========        ========      ========

Consumer loans:
    At beginning of period                                     $7,827          $7,207        $6,897
       Consumer loans originated                                5,397           6,796         5,313
       Principal repayments                                    (6,115)         (6,176)       (5,003)
                                                               -------        --------      --------
    At end of period                                           $7,109          $7,827        $7,207
                                                               =======        ========      ========
Commercial loans:
    At beginning of period                                     $4,397          $4,663        $4,612
       Commercial loans originated and purchased                5,798           3,879         3,356
       Principal repayments                                    (6,296)         (4,145)       (3,305)
                                                               -------        --------      --------
    At end of period                                           $3,899          $4,397        $4,663
                                                               =======        ========      ========
Mortgage-backed and related securities:
    At beginning of period                                     $6,398          $7,421        $5,373
       Mortgage-backed securities
         purchased                                              2,601               -          2772
       Amortization and repayments                             (2,962)         (1,023)         (724)
                                                               -------        --------       -------
    At end of period                                           $6,037          $6,398        $7,421
                                                               =======        ========       =======



The following table sets forth the Company's loan originations and purchases in various loan categories according to whether the loan is fixed rate versus adjustable rate for the periods indicated.

                                                                            Fiscal Years Ended March 31,
                                        -------------------------------------------------------------------------------------------
                                                      1999                          1998                            1997
                                        -------------------------------------------------------------------------------------------
                                          Fixed    Adjustable   Total     Fixed   Adjustable    Total     Fixed  Adjustable  Total
                                        -------------------------------------------------------------------------------------------

  Mortgage loans:
    One-to-four family                   $22,828    $14,156    $36,984    12,658   $12,926     $25,584   $7,796   $13,427   $21,223
    Multi-family                               -        633        633         -         -           -        -         -         -
    Commercial                                 -      1,987      1,987         -       226         226       69     1,003     1,072
    Construction and land                  7,634      1,106      8,740     3,102       707       3,809    5,423     1,368     6,791
                                         --------   --------   --------  --------  --------    --------  -------  --------  -------
      Total mortgage loans                30,462     17,882     48,344    15,760    13,859      29,619   13,288    15,798    29,086

  Consumer loans                           5,397          -      5,397     6,781        15       6,796    5,313         -     5,313

  Comercial loans                          3,851      1,947      5,798     3,432       447       3,879    2,308     1,048     3,356
                                         --------   --------   --------  --------  --------    --------  -------  --------  -------
    Total loans originated
     and purchased                       $39,710    $19,829    $59,539   $25,973   $14,321     $40,294  $20,909   $16,846   $37,755
                                         ========   ========   ========  ========  ========    ======== ========  ========  =======


   Participation Loans

         In order to meet asset/liability management objectives that are enhanced by loans with higher rates and shorter repricing periods, the Company has purchased from time to time participation interests in a variety of real estate loans, including commercial real estate loans. Prior to purchase, the Company reviews each participation to ensure that the underlying loan complies with the Company's lending policy as in effect and the loans-to-one borrower limitations.

         The purchase of participation loans involves the same risks as the origination of the same types of loans as well as additional risks related to the purchaser's lower level of control over the origination and subsequent administration of the loan. Many of the participation loans purchased by the Company in the past also have been on projects located outside the State of Wisconsin, primarily in the Minneapolis/St. Paul, Minnesota area. Management does not anticipate future purchases to be significant, and will continue to investigate purchase opportunities on an individual basis.

   Sale of Mortgage Loans

         The Company sells loans that it originates, on a non-recourse basis, into the secondary market to the FHLMC, Federal National Mortgage Association ("FNMA") and WHEDA. The amount of loans sold by the Company is based upon market conditions and the Company's asset/liability strategy. For the past three fiscal years, the Company has sold substantially all of the fixed rate loans originated to governmental secondary market purchasers in order to manage interest rate risk. For the fiscal year ended March 31, 1999, the Company's fixed rate loan sales to governmental investors totaled $19.1 million with associated gains of $206,000.

         The Company is subject to interest rate risk on fixed rate loans in its pipeline from the point in time that the rate is locked with the borrower until it is sold into the secondary market. In a declining interest rate environment, the interest rate is locked in at the time of loan approval and held for sale to take advantage of the market rate of interest. In order to minimize the interest rate risk in a rising interest rate environment, the interest rate is locked in at the time of loan approval and a commitment to sell the loan is obtained simultaneously. These loans are sold on an individual basis when the loan is closed.

         All mortgage loans are made and underwritten pursuant to the requirements of secondary market investors. The Company retains servicing on loans sold to FHLMC and FNMA, receiving a servicing fee, which represents the difference between the contract rate on the loans sold and the yield at which such loans are sold. The servicing spread earned by the Company is typically 0.25%.

         The Company also acts as a conduit for loans sold to WHEDA. For those borrowers who qualify under WHEDA guidelines, the Company originates the loan for a $500 fee and sells the loan to WHEDA, on a non-recourse basis, servicing released.

   Loan Origination, Servicing and Other Fees

         In addition to interest earned on loans, the Company receives income through fees in connection with loan originations, loan sales, loan modifications, late payments, loan servicing, and for miscellaneous services related to its loans. Income from these activities varies from period to period with the volume and type of loans originated.

         In connection with the origination of mortgage loans, the Company requires borrower reimbursement for out-of-pocket costs associated with obtaining independent appraisals, credit reports, title insurance or abstract and title opinion, private mortgage insurance and other items. While origination fees ranging from zero to two points generally have been quoted on mortgage loans in recent years, most of the Company's borrowers typically accept a slightly higher interest rate and pay zero points.

         For loans sold to FHLMC and FNMA, the Company retains the responsibility for servicing such loans. At March 31, 1999, 1998 and 1997, the Bank serviced $46.3 million, $30.7 million and $25.3 million loans for others, respectively. Fee income received in connection with loans serviced for others was $94,000, $77,000 and $77,000 for the fiscal years ended March 31, 1999, 1998 and 1997, respectively.


     The contractual right to service mortgage loans sold has an economic value. The value results from the future income stream of the servicing fees, the availability of the cash balances associated with escrow funds for real estate taxes and insurance, the availability of the cash from monthly principal and interest payments from the collection date to the remittance date, and the ability of the servicer to cross-sell other products and services. The actual value of a servicing portfolio is dependent upon such factors as the age, maturity and prepayment rate of the loans in the portfolio, the average dollar balance of the loans, the location of the collateral property, the average amount of escrow funds held, the interest rates and delinquency experience of the loans, the types of loans, and other factors.

Delinquencies, Nonperforming Assets and Classified Assets

   Delinquent Loans

         When a borrower fails to make a required payment by the end of the month in which the payment is due, the Company generally initiates collection procedures. The Company will send a late notice, and in most cases, delinquencies are cured promptly. However, if a loan becomes delinquent for more than 60 days, the Company contacts the borrower directly, to determine the reason for the delinquency and effect a cure. Where it believes appropriate, the Company may review the condition of the property and the financial position of the borrower. At that time, the Company may: (i) accept a repayment program for the arrearage; (ii) seek evidence of efforts by the borrower to sell the property; (iii) request a deed in lieu of foreclosure; or (iv) initiate foreclosure proceedings. When a loan secured by a mortgage is delinquent for three or more monthly installments, the Company generally will initiate foreclosure proceedings. With respect to delinquencies on loans sold to FHLMC or FNMA, or insured by FHA or guaranteed by VA, the Company follows the appropriate notification and foreclosure procedures prescribed by the respective agencies.

         On mortgage loans or loan participations purchased by the Company, the Company receives monthly reports from its loan servicers with which it monitors the loan portfolio. The Company relies upon the servicer to contact delinquent borrowers, collect delinquent amounts, and to initiate foreclosure proceedings, when necessary, in accordance with applicable laws, regulations, and the terms of the servicing agreements between the Company and its servicing agents.

         Total loans delinquent 90 days or more totaled $.2 million or .3% of loans receivable at March 31, 1999.

Classification of Assets

         The FDIC requires each federally insured bank to classify its assets on a regular basis in accordance with the guidelines set forth in the FDIC Manual of Examination Policies. In addition, in connection with examinations of insured banks by the FDIC, FDIC examiners have authority to identify problem assets as Substandard, Doubtful or Loss. Substandard assets have one or more well defined weaknesses that jeopardize the liquidation of the debt and are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of Substandard assets, with the additional characteristics that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. An asset classified as Loss is considered uncollectible and of such little value that continuance as an asset of the bank is not warranted. The Company has adopted an asset classification methodology that parallels that required by federal regulators. At March 31, 1999, based upon the Company's asset classification methodology, the Company had assets classified as Substandard of $364 million, none as Doubtful and none as Loss. Assets that are classified as Loss are charged off. The FDIC examination policies include a Special Mention category, consisting of assets that currently do not expose the Company to a sufficient degree of risk to warrant adverse classification, but do possess credit deficiencies deserving management's close attention. At March 31, 1999, $238,000 of the Company's assets were classified as Special Mention.

   Non-Performing Assets

         Loans are placed on non-accrual status when, in the judgment of Company management, the probability of collection of principal or interest is deemed insufficient to warrant further accrual of interest. The Bank discontinues the accrual of interest on loans when the borrower is delinquent as to a contractually due principal or interest payment by 90 days or more. When a loan is placed on non-accrual status, all of the accrued interest on that loan is reversed by way of a charge to interest income. Accrual of interest on a non-accrual loan is resumed when all contractually past due payments are current and when management believes the outstanding loan principal and contractually due interest is no longer doubtful of collection. The Bank discontinues the accrual of interest on loans more than 90 days past due, at which time all accrued but uncollected interest is reversed by way of a charge to income.

         Property acquired by the Bank as a result of a foreclosure is classified as real estate owned. Foreclosed properties are recorded at the lower of the unpaid principal balance of the related loan or fair value, less estimated costs to sell. The amount by which the recorded loan balance exceeds the fair value at the time a property is classified a foreclosed property is charged against the allowance for loan losses. Any subsequent reduction in the fair value of a foreclosed property, along with expenses incurred to maintain or dispose of a foreclosed property, is charged against current earnings. At March 31, 1999, the Company had $63,000 of property in real estate owned.

At March 31, 1999, 1998, and 1997, delinquencies in the Company's loan portfolio were as follows:


                                  At March 31, 1999                   At March 31, 1998                   At March 31, 1997
                          ---------------------------------------------------------------------------------------------------------
                               31-89 Days    90 Days or more     31-89 Days     90 Days or more     31-89 Days     90 Days or more
                          ---------------------------------------------------------------------------------------------------------
                            Number Principal Number Principal Number Principal  Number Principal  Number Principal Number Principal
                              of    Balance    of    Balance    of    Balance    of     Balance    of    Balance     of    Balance
                             Loans of Loans   Loans  of Loans  Loans  of Loans  Loans   of Loans  Loans  of Loans   Loans  of Loans
                          ---------------------------------------------------------------------------------------------------------

Mortgage loans:
 One-to-four family           20     $904       2      $53      22      $754      5       $109     45     $2,399      7      $179
 Multi-family                 --       --      --       --      --        --     --         --     --         --     --        --
 Residential construction     --       --      --       --       1        62     --         --      1         84     --        --
 Commercial                    2      114      --       --       6       471      3        280      6        406      2       199
                             ----  -------    ----     ----    ----     -----  -----      -----   ----     ------   ----     -----
   Total mortgage loans       22   $1,018       2      $53      29    $1,287      8       $389     52     $2,889      9       378
                             ----  -------    ----     ----    ----   -------  -----      -----   ----    -------   ----     -----
Consumer loans                24       55       3       17      31       161     32        129     39        191      9       137
                             ----  -------    ----     ----    ----   -------  -----      -----   ----    -------   ----     -----
Comercial loans                1       10       3      159       1         3      9        858      4        204      6       556
                             ----  -------    ----     ----    ----   -------  -----      -----   ----    -------   -----    -----
    Total                     47   $1,083       8     $229      61    $1,451     49     $1,376     95     $3,284     24     $1,071
                             ====  =======    =====   =====    ====   =======  =====    =======   ====    =======   =====   ======
Delinquent loans to gross            1.47%            0.31%             1.84%             1.74%             4.16%             1.36%
    loans(2)

--------------------------
 -1 The Company discontinues the accrual of interest on loans when the borrower is delinquent as to a contractually due principal or interest payment by 90 days or more.

 -2    Excluding mortgage-backed securities.

         Nonperforming loans include loans placed on non-accrual status and troubled debt restructurings. Non-performing assets include non-performing loans and foreclosed properties. The following table sets forth non-performing loans and assets.



                                                                             March 31,
                                                                 --------------------------------
                                                                  1999          1998        1997

                                                                      (Dollars in Thousands)

Non-accrual mortgage loans 90 days or more past due                $53         $389         $378
Non-accrual consumer loans 90 days or more past due                 17          116          128
Non-accrual commerical loans 90 days or more past due              159          858          556
Loans 90 days or more past due and still accruing                    -           14            9
Troubled debt restructurings                                         9           11            -
                                                                  -----      -------      -------
    Total non-performing loans                                    $238       $1,388       $1,071
                                                                  =====      =======      =======
Total real estate owned and in judgement, net of
    related allowance for losses                                    63          159            -
                                                                  -----      -------      -------
Total non-performing assets                                       $301       $1,547       $1,071
                                                                  =====      =======      =======
Total non-performing loans to gross loans receivable              0.32%        1.76%        1.37%
Total non-performing assets to total assets                       0.31%        1.57%        1.13%

Total classified assets                                           $602       $1,885       $1,330
Total classified assets to total assets                           0.62%        1.91%        1.40%

 Interest income that would have been recorded on non-
    performing loans if current                                    $15          $89          $59
Interest income on non-performing loans included
    in net income                                                   $3          $21          $13




         As of March 31, 1999, management was not aware of any loans not included in the foregoing tables or discussed above that the borrower could not comply with the loan repayment terms.

   Allowance for Loan Losses

         Under federal regulations, when an insured institution classifies problem assets as either Substandard or Doubtful, it is required to establish a general allowance for loan losses in an amount deemed prudent by management. In addition to general valuation allowances, the Bank may establish specific loss reserves against specific assets in which a loss may be realized. General allowances represent loss allowances that have been established to recognize the inherent risks associated with lending activities, but which, unlike specific allowances, have not been allocated to recognize probable losses on particular problem assets. The Bank's determination as to its classification of assets and the amount of its specific and general valuation allowances are subject to review by the DFI and the FDIC, either one of which can order the establishment of additional general or specific loss allowances.

     The allowance for loan losses is established through a provision for loan losses, which reduces net interest income. The Company's allowance for loan losses at March 31, 1999, totaled $375,000 or 61.0% of cumulative net charge-offs during the last three fiscal years. The allowance for loan losses is determined by multiplying the average balance of real estate loans; installment and credit card loans; and commercial and other loans by the percentage of actual loss experience for the last three years for each category of loans plus 15% for any substandard loans in each category of loans. Substandard loans are evaluated individually and actual loss percentage to the average balance of each category of loans as a group. Any unallocated portion of the allowance is applied to the category with the highest percentage of loss experience for the prior three years. A self-correcting mechanism to reduce differences between estimated and actual observed losses is not necessary since the allowance is determined by actual observed losses. The average balance of each category of loans reflects changes in loan concentration. Loan quality is reflected in the 15% allowance for any substandard loan. As the allowance is based on actual loss experience and the current level of substandard loans, no elimination methods and assumptions are used in determining the allowance. A change in substandard loans and the average balance of the categories of loans will be immediately reflected in the allowance. The level of the allowance is equal to historical net loss experience plus the 15% allowance for the current level of substandard assets. The ratio of allowance for loan losses to gross loans receivable was 0.50% at March 31, 1999.

         The following table sets forth activity in the Company's allowance for loan losses during the periods indicated.


                                                                 For the Fiscal Year Ended March 31,
                                                          ---------------------------------------------------
                                                                 1999             1998             1997

                                                                       (Dollars in thousands)

Balance at beginning of period                                   $484             $461             $433
Additions charged to operations:
    One-to-four family                                              -                0                0
    Multi-family and commercial real estate                         2                0                0
    Commercial                                                    291               76               75
    Consumer                                                       83               24                6
                                                                ------           ------           ------
                                                                  376              100               81
Recoveries:
    One-to-four family                                              0                0               19
    Multi-family and commercial real estate                         7                3                3
    Commercial                                                      0                0                0
    Consumer                                                        7                7                0
                                                                ------           ------           ------
                                                                   14               10               22
Charge-offs:
    One-to-four family                                              0                0                0
    Multi-family and commercial real estate                        (2)               0                0
    Commercial                                                   (413)               0              (19)
    Consumer                                                      (84)             (87)             (56)
                                                                ------           ------           -------
                                                                 (499)             (87)             (75)
Net charge-offs                                                  (485)             (77)             (53)
                                                                ------           ------           -------
Balance at end of period                                         $375             $484             $461
                                                                ======           ======           =======
Percentage of loans to gross loans receivable
    Mortgage loans                                              85.10%           84.51%           84.80%
    Consumer loans                                               9.62%            9.92%            9.23%

Ratio of allowance for loan losses to gross
    loans receivable at the end of period                        0.51%            0.61%            0.59%

Ratio of allowance for loan losses to
    non-performing loans at the end of period(1)               157.56            34.87            43.04

Ratio of net charge-offs to average gross
    loans during period                                          0.62%            0.10%            0.07%

Average gross loans outstanding                               $78,341          $79,471          $76,240

Gross loans receivable at the end of period                   $73,896          $78,923          $78,116


-------------------------------------------

(1) Non-performing loans include non-accrual loans, loans 90 days or more past due and still accruing, and troubled debt restructurings.

         The following table shows the Company's allowance for loan losses and the allocation to the various categories of loans held for investment at the dates indicated. Allocations to a particular category do not restrict the Company's ability to use such allowance in any other category.



                                                                           At March 31,
                                   ----------------------------------------------------------------------------------------------
                                   ----------------------------------------------------------------------------------------------
                                                1999                          1998                           1997
                                   ----------------------------------------------------------------------------------------------

                                                         Loans In                       Loans In                       Loans In
                                                         Category                       Category                       Category
                                               % of      to Total             % of      to Total             % of      to Total
                                               total       Out-               total       Out-               total       Out-
                                              Loans by   standing            Loans by   standing            Loans by   standing
                                    Amount    Category    Loans    Amount    Category    Loans     Amount   Category    Loans

                                                                       (Dollars in thousands)

Breakdown of allowance:
 Mortgage loans:
  One-to-four family                 $50        0.09%     73.38%    $50       0.09%      73.64%     $36      0.06%      71.14%
  Multi-family                         1        0.16%      0.85%      1       0.19%       0.67%       -      0.00%       1.19%
  Commercial/nonresidential           12        0.20%      8.04%      5       0.10%       6.67%      34      0.65%       8.25%
  Construction and land                2        0.10%      2.83%      2       0.07%       3.53%       1      0.04%       4.22%
                                    ------               -------  ------                --------   ------              --------
  Total mortgage loans                65                  85.10%     58                  84.51%      71                 84.80%

 Consumer loans                       86        1.21%      9.62%     80       1.02%       9.92%      50      0.69%       9.23%
                                                         -------
 Commercial loans                    224        5.75%      5.28%    346       7.87%       5.57%     340      7.29%       5.97%
                                    ------               -------  ------                --------   ------              --------
 Total allowance for loan losses    $375                 100.00%   $484                 100.00%    $461                100.00%
                                    =======              ======== ======                ========   =======             ========

Investment Activities

   General

         The investment policy of the Company, which is established by the Board of Directors and implemented by the Company's President, is designed to provide a required level of liquidity and minimize potential losses due to interest rate fluctuations without incurring undue credit risk. The Company is authorized by regulation to invest in various types of liquid assets, including United States Treasury obligations, securities issued by various federal agencies and state and municipal governments, deposits at the FHLB-Chicago, certain certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. The Company also invests in mortgage-backed and related securities, securities that are either of investment grade or issued or guaranteed by FHLMC, the FNMA or the Government National Mortgage Association ("GNMA"), and investment grade corporate debt.

         The  Company   categorizes   the   securities   it  purchases   into  a
"Held-to-Maturity" or an "Available-For-Sale" portfolio as follows:

           1. Securities Held-to-Maturity. The Company has the ability and intent to hold these assets to maturity. Upon acquisition, securities are classified as to the Company's intent and a sale would only be effected due to deteriorating investment quality. The investment portfolio is not used for speculative purposes and is carried at amortized cost. In the event the Company sells securities from this portfolio for other than credit quality reasons, all securities within the investment portfolio with matching characteristics may be reclassified as assets held for sale.

           2. Securities Available-for-Sale. The Company does not intend to hold the assets to maturity and thus are carried at fair value, with the unrealized gains or losses, net of tax, reported as a separate component of the stockholders equity. This portion of the securities portfolio is designed to meet anticipated loan demand and deposit runoff or to take advantage of market opportunities.

         Effective April 1, 1993, the Company adopted SFAS No. 115 that requires that the Company classify investments in marketable equity securities with readily determinable fair value and all investments in debt securities as held-to-maturity, trading or available-for-sale. The Company classified the securities as of the date of adoption of SFAS 115 and subsequently at the time of purchase and reviews the appropriateness of the classification at each reporting date as follows:

           1. Securities Held-to-Maturity. The Company has both the intent and ability to hold these debt securities to maturity. Securities in this category are carried at amortized cost.

           2. Securities Classified as Trading. The Company acquires these securities with the intent to resell them in the near term and are held only for a short period of time. Securities in this category are carried at fair value, with unrealized holding gains and losses included in earnings.

           3. Securities Available-for-Sale. This category includes all securities not classified as held-to-maturity or trading. Securities in this category are carried at fair value, with unrealized holding gains and losses reported, net of deferred income taxes, in a separate component of equity. These securities may be sold, for example, in response to changes in market interest rates, liquidity needs, availability of higher yielding instruments and changes in funding sources.

         The investment activities of the Company consist primarily of investments in mortgage-backed and related securities and other investment securities, consisting primarily of securities issued or guaranteed by the United States Government or agencies thereof. Typical investments include federally sponsored agency mortgage pass-throughs, and federally sponsored agency and mortgage related securities. Investment and aggregate investment limitations and credit quality parameters of each class of investment are prescribed in the Company's investment policy. The Company performs analyses on mortgage related securities prior to purchase and on an ongoing basis to determine the impact on earnings and market value of various interest rate and prepayment conditions.

   Mortgage-Backed Securities

         Mortgage-backed securities represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators through intermediaries (generally federal government-sponsored enterprises) that pool and repackage the participation interest in the form of securities to investors such as the Company. Such federal government-sponsored enterprises, which guarantee the payment of principal and interest to investors, include FHLMC, FNMA and GNMA.

Mortgage-backed securities generally increase the quality of the Company's assets by virtue of the guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Company.

         FHLMC, and FNMA were established to provide support for low and middle-income housing. There are limits to the maximum size of loans that qualify for these programs.

         Mortgage-backed securities typically are issued with stated principal amounts and pools of mortgage loans with interest rates that are within a range and have varying maturities back the securities. The underlying pool of mortgage loans can be composed of either fixed rate mortgage or ARM loans. Mortgage-backed securities commonly are referred to as mortgage participation certificates or pass-through certificates. As a result, the interest rate risk characteristics of the underlying pool of mortgage loans, i.e., fixed rate or adjustable rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgage loans.

         The actual maturity of a mortgage-backed security varies, depending on when the mortgages repay or prepay the underlying mortgage loans. Prepayments of the underlying mortgage loans may shorten the life of the investment, thereby adversely affecting its yield to maturity and the related market value of the mortgage-backed security. The yield is based upon the interest income and the amortization of the premium or accretion of the discount related to the mortgage-backed security. Premiums and discounts on mortgage-backed securities are amortized or accreted over the estimated term of the securities using a level yield method. The prepayment assumption used to determine the amortization period for premiums and discounts can significantly affect the yield of the mortgage-backed security and these assumptions are reviewed periodically to reflect the actual prepayment. The actual prepayment of the underlying mortgage loans depends on many factors, including type of mortgage loans, the coupon rate, the age of the mortgage loans, the geographical location of the real estate collateralizing the mortgage loans and general levels of market interest rates. The difference between the interest rates on the underlying mortgage loans and the prevailing mortgage interest rates is an important determinant in the rate of prepayments.. During periods of decreasing mortgage interest rates, prepayments generally increase. If the coupon rate of the underlying mortgage loans significantly exceeds the prevailing market interest rates offered for mortgage loans, refinancing generally increases and accelerates the prepayment of the underlying mortgage loans. Prepayment experience is more difficult to estimate for adjustable rate mortgage-backed securities.

   Investment Securities

         The Company invests in various types of liquid assets that are permissible investments for Wisconsin-chartered savings banks, including United States Treasury obligations and securities of various federal agencies. The Company also invests its assets in commercial paper and mutual funds, the assets of which conform to the investments that a Wisconsin-chartered savings bank is otherwise authorized to make directly. The Company's current investment policy only permits purchases of investments rated investment grade by a nationally recognized rating agency and does not permit purchases of securities of non-investment grade quality.

   Composition of Securities Held-to-Maturity

         At March 31, 1999, the Company held $9.4 million in its securities held-to-maturity portfolio, consisting of $6.0 million in mortgage-backed certificates issued by various federal agencies and $3.4 million in the investment securities portfolio, consisting of securities of various federal agencies. At March 31, 1999, the mortgage-backed securities portfolio represented 6.2% of the Company's total assets and the investment securities portfolio represented 3.5% of the Company's total assets.


Composition of Securities Classified as Trading

         At March 31, 1999 and 1998, the Company did not have any investment securities or mortgage-related securities classified as trading.

   Composition of Securities Available for Sale

         At March 31, 1999, the Company did not have any investment securities or mortgage-related securities classified as available for sale.

         The table below sets forth certain information regarding the carrying value, composition and market value of the Company's securities available for sale and mortgage-backed securities held-to-maturity at March 31, 1999, 1998, and 1997.


                                                       At March 31, 1999         At March 31, 1998           At March 31, 1997
                                                       -----------------         -----------------           -----------------
                                                   Carrying  % of    Market  Carrying   % of     Market    Carrying  % of   Market
                                                    Value    Total   Value    Value     Total    Value      Value    Total  Value
                                                    -----    -----   -----    -----     -----    -----      -----    -----  -----
                                                                                (Dollars in thousands)

Securities available-for-sale:
U.S. govt securities and other agency obligations
    FNMA                                             $ -          -      $ -      $ -        -      $ -    $1,963    71.33%  $1,963
    FHLB                                               -          -        -        -        -        -       488    17.73%     488
    FHLMC                                              -          -        -        -        -        -       300    10.90%     300
  Money Market Mutual Fund                             -          -        -        -        -        -         1     0.04%       1
                                                  -------     ------   ------  -------  -------  -------   -------  -------  ------
    Total securities available-for-sale              $ -          -      $ -      $ -        -      $ -    $2,752   100.00%  $2,752
                                                  =======     ======   ======  =======  =======  =======   =======  =======  ======

Securities held-to-maturity
  Mortgage-backed securities
    FNMA                                          $3,189      33.80%  $3,224   $3,868    41.16%   $3,926   $4,622    62.28%  $4,523
    FHLMC                                          1,214      12.86%   1,208      377     4.01%      384      434     5.85%     420
    GNMA                                           1,634      17.32%   1,698    2,153    22.91%    2,236    2,365    31.87%   2,365
U.S. govt securities and other agency obligations
     FFCB                                              -       0.00%       -      500     5.32%      500        -        -        -
     FHLB                                          2,098      22.24%   2,083    1,700    18.09%    1,700        -        -        -
     FHLMC                                           800       8.48%     803      800     8.51%      799        -        -        -
     FNMA                                            500       5.30%     500        -        -         -
                                                  -------    -------  -------  -------  -------   -------  -------  -------  ------
      Total securities held-to-maturity           $9,435     100.00%  $9,516   $9,398   100.00%   $9,545   $7,421   100.00%  $7,308
                                                  =======    =======  =======  =======  =======   =======  =======  =======  ======



         At March 31, 1999, the aggregate book value and the aggregate market value of securities issued by FNMA totaled $3.9 million and $3.9 million, respectively. At March 31, 1999, the aggregate book value and the aggregate market value of securities issued by GNMA totaled $1.6 million and $1.7 million, respectively. Both FNMA and GNMA securities exceed 10% of stockholder equity at March 31, 1999.

         The following table shows the maturity or period to repricing of the Company's mortgage-backed securities portfolio held-to-maturity at March 31, 1999:

                                                    At March 31, 1999
                                         --------------------------------------
                                          Adjustable     Fixed
                                             Rate         Rate        Total
                                           Mortgage     Mortgage    Mortgage-
                                            Backed       Backed       backed
                                          Securities   Securities   Securities

Amounts due or repricing:
    Within one year                          $450          - -         $450

    After one year:
       One to three years                     - -          - -          - -
       Five to ten years                      - -         $995         $995
       Ten to 20 years                        - -         1677         1677
       Over 20 years                          - -        2,915        2,915
                                            ------      -------      -------
   Total due or repricing after one year      - -        5,587        5,587

        Total due or repricing                450        5,587        6,037
                                            ------      -------      -------
Less:
    Unearned discounts
      and premiums, net                       - -          - -          - -
                                            -------     -------      -------
Mortgage-backed  securities, net             $450       $5,587       $6,037
                                            =======     =======      =======





Sources of Funds

   General

         The Company's primary sources of funds for use in lending, investing and for other general purposes are deposits, proceeds from principal and interest payments on loans, mortgage-backed and related securities and investment securities, and to a lesser extent, FHLB-Chicago advances. Contractual loan payments are a relatively stable source of funds, while deposit inflows and outflows and loan payments are significantly influenced by general market interest rates and economic conditions. Borrowings may be used on a short-term basis to compensate for seasonal or other reductions in normal sources of funds or for deposit inflows at less than projected levels. Borrowings also may be used on a longer-term basis to support expanded lending or investment activities. The Company primarily utilizes advances from the FHLB-Chicago as sources for its borrowings. At March 31, 1999, 1998 and 1997 the Company had advances from the FHLB-Chicago of $17.0 million or 17.4% of total assets, $19.1 million or 19.3% of total assets, and $17.6 million or 18.5% of total assets, respectively. Of the Company's outstanding FHLB-Chicago advances at March 31, 1999, $4.5 million will mature before March 31, 2000. The Company also had borrowings consisting of repurchase agreements of $5.6 million, $5.3 million and $4.5 million at March 31, 1999, 1998 and 1997, respectively.

   Deposits

     The Company offers a variety of deposit accounts having a range of interest rates and terms. The Company's deposits principally consist of core deposits (NOW, money market deposit and passbook accounts) and certificates of deposits. The flow of deposits is influenced significantly by general economic conditions, changes in prevailing interest rates and competition. The Company's deposits are obtained primarily from the areas in which its branches are located, and the Company relies principally on customer service, marketing programs and long-standing relationships with customers to attract and retain these deposits. Various types of advertising and promotion to attract and retain deposit accounts also are used. The Company does not currently solicit or accept brokered deposits. Management monitors the Company's certificates of deposit and, based on historical experience, management believes it will retain a large portion of such accounts upon maturity. Management considers Company profitability, the matching of term lengths with assets, the attractiveness to customers and rates offered by competitors in considering its deposit offerings and promotions. The Company believes it has been competitive in the types of accounts and interest rates it has offered on its deposit products. The Company intends to continue its efforts to attract and retain deposits as a primary source of funds for supporting its lending and investing activities.


The following table presents the deposit activity of the Company for the periods indicated:

                                                                      Fiscal Year Ended March 31,
                                                                1999            1998             1997
                                                                ----            ----             ----

                                                                           (In thousands)

Net Deposits (Withdrawals)                                    $(3,003)        $(1,613)          $1,627
Interest credited on deposits                                   2,728           2,334            2,674
                                                              --------        --------          -------
     Total increase (decrease) in deposits                      $(275)           $721           $4,301





         At March 31, 1999, the Company had $3.6 million in certificates of deposit outstanding in amounts of $100,000 or more maturing as follows:

                                                              Amount at
                                                            March 31, 1999
                                                            (In thousands)

Three months or less                                            $ 358
Over three through six months                                     894
Over six through 12 months                                      1,257
Over 12 months                                                  1,051
                                                          -----------------
     Total                                                    $ 3,560
                                                          =================

         The following table sets forth the distribution of the Company's core deposits and certificate accounts at the dates indicated and the weighted average nominal interest rates on each category of deposits presented:


                                                                          At March 31,
                              -----------------------------------------------------------------------------------------------------
                                            1999                              1998                               1997
                              ---------------------------------   --------------------------------   ------------------------------
                                                       Weighted                         Weighted                         Weighted
                                           Percent     Average              Percent     Average              Percent     Average
                                           of total    Nominal              of total    Nominal              of total    Nominal
                                Amount     deposits     Rate      Amount    deposits     Rate      Amount    deposits      Rate
                                ------     --------     ----      ------    --------     ----      ------    --------      ----
                                                                      (Dollars in thousands)

Core Deposits:
    Non-interest bearing        $3,590       5.79%         -      $3,823      6.14%          -     $2,792      4.54%          -
    NOW accounts                 6,346      10.23%      2.20%      5,910      9.49%       2.15%     5,989      9.73%       2.26%
    Money market                 6,856      11.07%      4.59%      6,026      9.68%       4.87%     5,029      8.17%       4.61%
    Passbook                     6,563      10.58%      2.15%      6,091      9.78%       2.31%     5,905      9.59%       2.16%
                               --------    -------     ------     -------    -------     ------    -------    ------      ------
  Total                         23,355      37.67%      2.55%     21,850     35.08%       2.57%    19,715     32.03%       2.51%

Certificates accounts
(current term to maturity):
One to six months               17,269      27.86%      5.61%     22,514     36.15%       5.69%    15,941     25.90%       5.43%
six to 12 months                11,218      18.09%      5.48%      6,889     11.06%       5.75%     9,443     15.34%       5.71%
13 to 36 months                  8,878      14.32%      5.63%      9,435     15.15%       6.05%    14,151     22.99%       6.07%
37 to 60 months                  1,137       1.82%      5.76%      1,389      2.24%       6.08%     2,110      3.43%       6.11%
61 to 96 months                    109       0.18%      6.70%        167      0.27%       6.54%       120      0.19%       6.33%
97 to 132 months                    37       0.06%      6.35%         34      0.05%       6.35%        77         0        6.96%
                               --------     ------     ------     -------    ------      ------    -------    ------      ------
  Total certificates            38,648      62.33%      5.71%     40,428     64.92%       5.75%    41,842     67.97%       5.75%

Total deposits                 $62,003     100.00%      4.49%    $62,278    100.00%       4.62%   $61,557    100.00%       4.71%
                               =======     =======      =====    =======    =======      ======   =======    =======      ======


         The following table presents, by various rate categories, the amount of certificates of deposit outstanding at March 31, 1998 and March 31, 1999:

                                             At March 31,
                                            1999      1998
                                            --------------
Certificates of Deposit:                    (In thousands)
    2.00% to 2.99%                             0       100
    3.00% to 3.99%                           122         -
    4.00% to 4.99%                         7,176       538
    5.00% to 5.99%                        24,893    22,861
    6.00% to 6.99%                         5,764    16,229
    7.00% to 7.99%                           663       670
    8.00% to 8.99%                            30        30
                                         --------  --------
       Total                             $38,648   $40,428
                                         ========  ========




   Borrowings and Other Financing Transactions

         Although deposits are the Company's primary source of funds, the Company's policy has been to utilize borrowings as part of its assets/liability management strategy. Borrowings are secured when management believes it can profitably re-invest those funds for the benefit of the Company. The Company's primary form of borrowing consists of advances from the FHLB-Chicago. These advances are collateralized by the capital stock of the FHLB-Chicago held by the Company and certain of its mortgage loans and mortgage-backed and related securities. Such advances are made pursuant to several different credit programs, each of which has it's own interest rate and range of maturities. The maximum amount the FHLB-Chicago will advance to member institutions, including the Company, for purposes other than meeting withdrawals fluctuates from time to time in accordance with policies the FHLB-Chicago. At March 31, 1999, the Company's FHLB-Chicago advances totaled $17.0 million, representing 19.9% of total liabilities. The Company intends to continue to leverage its capital base by utilizing FHLB borrowings to originate or purchase loans in fiscal 1999.

         The Company's borrowings from time to time include repurchase agreements. These agreements generally are entered into with local businesses and institutions that seek to deposit funds in excess of insurable limits. These transactions are treated as borrowings collateralized by the securities sold, which generally are mortgage-backed securities, and are therefore included as other borrowings in the Company's Consolidated Financial Statements.

         While increases in borrowings and changes in the collateralization levels due to market interest rate changes could require the Company to add collateral to secure its borrowings, the Company does not anticipate having a shortage of qualified collateral to pledge against its borrowings. At March 31, 1999, there were $5.6 million in repurchase agreements outstanding.

         The following table sets forth certain information regarding the Company's FHLB-Chicago advances and repurchases agreements at or for the periods ended on the dates indicated.



                                                              At or For the Fiscal Years Ended March 31,
                                                              ------------------------------------------
                                                               1999               1998            1997
                                                               ----               ----            ----
                                                                        (Dollars in thousands)

FHLB- Chicago advances:
  Average balance outstanding                                 $17,488            $17,912          $15,751
  Maximum amount outstanding at any
    month-end during the period                                19,062             23,173           18,245
  Balance outstanding at end of period                         16,990             19,062           17,634
  Weighted average interest rate during
    the period(1)                                                5.44%              5.88%            5.87%
  Weighted average interest rate at end
    of period                                                    5.30%              5.49%            5.91%

Repuchase agreements:
  Average balance outstanding                                  $5,597             $4,937           $4,808
  Maximum amount outstanding at any
    month-end during the period                                 6,473              6,501            5,761
  Balance outstanding at end of period                          5,625              5,258            4,463
  Weighted average interest rate during
    the period                                                   5.19%              6.00%            5.74%
  Weighted average interest rate at end
    of period                                                    5.38%              6.08%            6.13%

Total advances and repurchase agreements:
  Average balance outstanding                                 $23,085            $22,850          $20,559
  Maximum amount outstanding at any
    month-end during the period                                25,535             29,674           24,006
  Balance outstanding at end of period                         22,615             24,320           22,097
  Weighted average interest rate during
    the period                                                   5.91%              5.91%            5.78%
  Weighted average interest rate at end
    of period                                                    5.32%              5.62%            5.95%


-------------------------------
(1) Computed on the basis of average monthly balances.


Regulation

     The following discussion is intended to be a summary of regulatory issues and not a comprehensive description of all applicable regulations.

     The Bank is a Wisconsin-chartered stock savings bank and its deposit accounts are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") under the Savings Association Insurance Fund ("SAIF"). The Bank is subject to extensive regulation by the Wisconsin Department of Financial Institutions ("WDFI"), as its chartering agency, and by the FDIC, as its deposit insurer and principal federal regulator. The lending and investment authority of the Bank is prescribed by Wisconsin law and regulations, as well as applicable federal law and regulations, and the Bank is prohibited from engaging in any activities not permitted by such law and regulations. The Company is a unitary bank holding company subject to regulatory oversight by the Board of Governors of the Federal Reserve System (the "FRB"), the WDFI the Securities and Exchange Commission ("SEC").


Wisconsin Savings Bank Regulation

     Regulations adopted by the WDFI govern various aspects of the activities and the operation of Wisconsin-chartered savings banks.

Examinations and Assessments

         The Bank is required to file periodic reports with and is subject to periodic examinations by the WDFI. Savings banks are required to pay examination fees and annual assessments to fund the supervisory operations of the WDFI. On June 23, 1998, the DFI assessed the Bank a $4,176.52 fee based the Bank's total assets of $99.4 million at December 31, 1997. On March 25, 1999, the DFI assessed the Bank a $12,989.25 examination charge and the Company a $2,484 examination charge.

Loans and Investments

     The Bank is authorized to make, invest in, sell, purchase, participate or otherwise deal in mortgage loans or interests in mortgage loans without geographic restriction, including loans made on the security of residential and commercial property. Savings banks also may lend funds on a secured or unsecured basis for business, corporate commercial or agricultural purposes provided the total of all such loans do not exceed 10% of the Bank's total assets, unless the WDFI authorizes a greater amount. Loans are subject to certain limitations, including percentage restrictions based on the Bank's total assets.

     Under regulations established for state savings banks by the Savings Institutions Division of the WDFI and implemented by the Administrator of the WDFI, the Bank is limited in the amount of commercial real estate and commercial business loans it can hold in its loan portfolio. This limit is currently 20% of the Bank's total assets and may be increased with the approval of the WDFI. At March 31, 1999, the Bank had $9.8 million of such loans in its portfolio with a current limit based on the Bank's asset base of $97.6 million. The Bank does not anticipate exceeding regulatory limitations on such commercial lending in the foreseeable future.

     Savings banks may invest funds in certain types of debt and equity securities, including obligations of federal, state and local governments and agencies. Subject to the prior approval of the WDFI, compliance with capital requirements and certain other restrictions, savings banks may invest in residential housing development projects. Savings banks may invest in service corporations or subsidiaries with the prior approval of the WDFI, subject to certain restrictions. The lending and investment powers of Wisconsin savings banks also are limited by FDIC regulations and other federal laws and regulations.

     The Bank's subsidiary operations also are regulated by the FDIC and the FRB. See "-Federal Deposit Insurance Corporation Improvement Act" and "-Holding Company Regulation." At March 31, 1999, the Bank's subsidiary operations were not under any WDFI, FRB or FDIC order to divest or terminate any activity. The lending and investment powers of Wisconsin savings banks also are limited by FDIC regulations and other federal law and regulations. See "Federal Deposit Insurance Corporation Improvement Act of 1991 Restrictions on State-Chartered Banks."

Loans to One Borrower

     Savings banks may make loans and extensions of credit, both direct and indirect, to one borrower in amounts up to 15% of capital plus an additional 10% for loans fully secured by readily marketable collateral. In addition, savings banks may make loans to one borrower for any purpose in an amount not to exceed $500,000, or to develop domestic residential housing units in an amount not to exceed the lesser of $30 million or 30% of capital, subject to certain conditions. At March 31, 1999, the Bank did not have any loans that exceeded the loans-to-one borrower limitations.




Qualified Thrift Requirement

     The Bank must qualify for and maintain a level of qualified thrift investments equal to 60% of its assets as prescribed in Section 7701(a)(19) of the Internal Revenue Code of 1986, as amended. At March 31, 1999, the Bank maintained 92.1% of its assets in qualified thrift investments and therefore met the qualified thrift lender requirement.

Dividend Limitations

     A savings bank that meets its regulatory capital requirement may declare dividends on capital stock based upon net profits, provided that its paid-in surplus equals its capital stock. If the paid-in surplus of the savings bank does not equal its capital stock, the board of directors may not declare a dividend unless at least 10% of the net profits of the preceding half year in the case of quarterly or semi-annual dividends, or 10% of the net profits of the preceding year in case of annual dividends, has been transferred to paid-in surplus. In addition, prior approval of the WDFI is required before dividends exceeding 50% of profits for any calendar year may be declared and before a dividend may be declared out of retained earnings. Under the WDFI's regulations, a savings bank which converted from mutual to stock form also would be prohibited from paying a dividend on its capital stock if the effect thereof would cause the regulatory capital of the savings bank to be reduced below the amount required for its liquidation account.

Liquidity

     Savings banks are required to maintain an average daily balance of liquid assets of not less than 8% of its average daily balance of net withdrawable accounts plus its short-term borrowings. Also required is a "primary liquid assets" ratio of at least 4% of average daily withdrawable accounts and short-term borrowings. Primary liquid assets is defined as primarily short-term liquid assets and U.S. government and U.S. government agency securities. At March 31, 1999, the Bank's daily liquidity ratio was 22.7%.

Restrictions on Loans to and Transactions with Insiders and Affiliates

     FRB regulations limit the total amount a savings bank may lend to its executive officers, directors, principal shareholders, and their related interests. Generally, an affiliated person may borrow an aggregate amount not exceeding 15% of a savings bank's unimpaired capital and unimpaired surplus on an unsecured basis and an additional 10% on a secured basis. The regulations limit, with certain exceptions, the aggregate amount a depository institution may lend to affiliated persons as a class to an amount not exceeding the institution's unimpaired capital and unimpaired surplus.

     In addition, WDFI regulations place certain restrictions and limits on loans and other transactions with the Bank's affiliated persons to ensure that such loans and transactions are on terms which would be available to members of the general public for similar credit extensions.

     The Bank also must comply with Sections 23A and 23B of the Federal Reserve Act relative to transactions with affiliates in the same manner and to the same extent as if the Bank were a Federal Reserve member bank. Generally, Sections 23A and 23B limit the extent to which an insured institution or its subsidiaries may engage in certain "covered transactions" with an affiliate to an amount equal to 10% of such institution's capital and surplus, plus an aggregate limit on all such transactions with affiliates to an amount equal to 20% of such capital and surplus, and require that all transactions be on terms substantially the same, or at least as favorable to the institution or subsidiary, as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, the purchase of assets, issuance of a guaranty and similar other types of transactions. The WDFI may, for safety and soundness reasons, impose more stringent restrictions on savings banks but may not exempt transactions from or otherwise abridge Sections 23A and 23B.

     Unless prior approval of the WDFI is obtained, a savings bank may not purchase, lease or acquire a site for an office building or an interest in real estate from an affiliated person, including a stockholder owning more than 10% of its capital stock, or from any firm, corporation, entity or family in which an affiliated person or 10% stockholder has a direct or indirect interest.

     The Bank has not been significantly affected by the applicable restrictions on loans to and transactions with affiliates.


Insurance of Deposits

     The Bank's deposits are insured to applicable limits under the Savings Association Insurance Fund ("SAIF") of the FDIC. FDIC regulations assign institutions to a particular capital group based on the level of an institution's capital -- "well capitalized," "adequately capitalized," and "undercapitalized." These groups are each then divided into three subgroups which  reflect  varying  levels of  supervisory  concern,  from those  which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with reduced insurance rates paid by well capitalized, financially sound institutions and higher rates paid by undercapitalized institutions that pose a substantial risk of loss to the insurance fund unless effective corrective action is taken.

     The Bank is currently assessed deposit insurance premiums at the rate of $0.065 per one hundred dollars of deposits. The Bank's expense related to FDIC premiums was $38,000 and $39,000 for the fiscal year ended March 31, 1999 and 1998. Deposit premium levels are set in order to permit the SAIF to achieve a ratio of reserves to insured deposits of 1.25%, and the FDIC may adjust assessment rates in order to maintain the target ratio. While an increase in premiums for the Bank could have an adverse effect on earnings, a decrease in premiums could have a positive impact on earnings. The Bank does not anticipate any increase in the insurance premium in the foreseeable future.

     The FDIC insures commercial bank deposits through a separate fund, the Bank Insurance Fund ("BIF"). During 1995, BIF assessment rates were reduced and as a result, BIF member institutions were paying lower deposit insurance premiums than SAIF-member institutions. Legislation passed during 1996 addressed the BIF/SAIF premium disparity and other matters related to deposit insurance obligations. See " -Regulatory Legislation Affecting Deposit Insurance."

     Under the FDIC Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. Management of the Company does not know of any practice, condition or violation that might lead to the termination of deposit insurance for the Bank.

Certain Federal Regulations

     Provisions of federal law address risk reduction and the promotion of standards of safety and soundness for insured depository institutions.

Examinations and Audits

     Federal regulations require annual on-site examinations for all depository institutions except those well-capitalized institutions with assets of less than $100 million; annual audits by independent public accountants for all insured institutions with assets in excess of $500 million; the formation of independent audit committees of the boards of directors of insured depository institutions for institutions with assets equal to or in excess of $500 million; and management of depository institutions to prepare certain financial reports annually and to establish internal compliance procedures.

Prompt Corrective Regulatory Action

     Federal bank regulators are required to take certain supervisory actions with respect to undercapitalized institutions, the severity of which depends upon the institution's degree of capitalization. The regulations provide that an insured institution that has a ratio of total capital to risk-based assets of less than 8.0%, core capital to risk-based assets of less than 4.0% or a leverage ratio that is less than 4.0%, would be considered "undercapitalized." An insured institution that has a ratio of total capital to risk-based assets of less than 6.0%, core capital to risk-based assets of less than 3.0% or a leverage ratio that is less than 3.0%, would be considered "significantly undercapitalized" and an insured institution that has tangible capital to assets ratio equal to or less than 2.0% would be deemed "critically undercapitalized."

     Subject to limited exceptions, insured institutions in any of the undercapitalized categories are prohibited from declaring dividends, making any other capital distribution or paying a management fee to a controlling person or entity. Undercapitalized and significantly undercapitalized institutions face more severe restrictions. The Bank currently exceeds all applicable regulatory capital requirements and, therefore, is not subject to prompt correctional action.

Brokered Deposits

     FDIC regulations govern the acceptance of brokered deposits by insured depository institutions. The capital position of an institution determines whether and pursuant to what limitations an institution may accept brokered deposits. A "well-capitalized" institution (one that significantly exceeds specified capital ratios) may accept brokered deposits without restriction. "Undercapitalized" institutions (those that fail to meet minimum regulatory capital requirements) may not accept brokered deposits and "adequately capitalized" institutions (those that are not "well-capitalized" or "undercapitalized") may only accept such deposits with the consent of the FDIC. The definitions of "well-capitalized", "adequately capitalized" and "undercapitalized" governing the acceptance of brokered deposits conform to the definitions used in the regulations implementing the prompt corrective action provisions of the FDICIA. The Bank is a "well-capitalized" institution and therefore may accept brokered deposits without restriction. At March 31, 1999, the Bank had no brokered deposits.

Uniform Lending Standards

     Savings institutions must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interests in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards (including loan-to-value limits) that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies that have been adopted by federal bank regulators. The Bank has adopted and maintains such policies.

Standards for Safety and Soundness

     On July 10, 1995, federal bank regulators adopted Interagency Guidelines Establishing Standards for Safety and Soundness (the "Guidelines") and also adopted a final rule establishing deadlines for submission and review of safety and soundness compliance plans and operational and managerial standards for all insured depository institutions relating to internal controls, information systems and audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; and compensation fees and benefits. The compensation standards prohibit employment contracts, compensation or benefit arrangements, stock option plans, fee arrangements or other compensatory arrangements that would provide excessive compensation, fees or benefits or could lead to material financial loss. Federal bank regulators are authorized, but not required, to request a compliance plan for failure to satisfy the safety and soundness standards set out in the Guidelines.

     The Bank believes that its operational and managerial standards substantially comply with the standards set forth in the Guidelines and that compliance with the Guidelines will therefore not impose a significant burden on Bank operations.

Restrictions upon State-Chartered Banks

     FDIC regulations governing Bank equity investments prohibit certain equity investments and generally limit equity investments to those permissible for federally-chartered banks and their subsidiaries. Institutions holding impermissible equity investments that do not receive FDIC approval must submit to the FDIC a plan for divesting such investments. At March 31, 1999, the Bank did not hold any impermissible equity investments.

     Under FDIC regulations, the Bank must obtain the FDIC's prior approval before directly, or indirectly through a majority-owned subsidiary, engaging "as principal" in any activity that is not permissible for a national bank unless certain exceptions apply. The activity regulations provide that state banks which meet applicable minimum capital requirements would be permitted to engage certain activities that are not permissible for national banks, including guaranteeing obligations of others, activities which the FRB has found to be closely related to banking and certain securities activities conducted through subsidiaries. The FDIC will not approve an activity that it determines presents a significant risk to the FDIC insurance funds. As a SAIF-insured, state-chartered savings bank which was formerly a state-chartered savings association, the Bank continues to be subject to certain restrictions which are imposed by federal law on state-chartered savings associations. The activities of the Bank and its subsidiaries are of a type permissible under applicable federal regulations.

Gramm-Leach Financial Services Modernization Act of 1999

         In November 1999, Congress passed and the President signed into law broad ranging financial legislation designed to modernize America's financial services system (the "Gramm-Leach" or the "Legislation"). In general, the Legislation effectively lifts restrictions that previously complicated combinations between banks, securities and insurance firms.

         Title I of Gramm-Leach facilitates affiliations among banks, securities and insurance companies. The Legislation repeals the current restrictions on banks affiliating with securities firms contained in Sections 20 and 32 of the Glass Steagall Act. Gramm-Leach creates a new form of financial services company called a "financial holding company" under Section 4 of the Bank Holding Company Act. Such a holding company may engage in a statutorily provided list of financial activities, including insurance and securities underwriting and agency activities, merchant banking and insurance company portfolio investment activities. Activities that are deemed "complimentary" to financial activities are also authorized. The non-financial activities of firms predominantly (at least 85%) engaged in financial activities are grandfathered for at least 10 years with a possibility for an additional five year extension.

         The legislation permits national banks to engage in new financial activities through financial subsidiaries, except for insurance underwriting, merchant banking, insurance company portfolio investments, real estate development and real estate investment, so long as the aggregate assets of all financial subsidiaries do not exceed 45% of the parent bank's assets or 50 billion dollars, whichever is less. To take advantage of the new activities through a financial subsidiary, a national bank must be well capitalized and well managed. In addition, the top 100 banks are required to have issued outstanding subordinated debt.

         Gramm-Leach amends the functional regulation of financial services industry to streamline bank holding company supervision by clarifying the regulatory roles of the Federal Reserve Board as the umbrella holding company supervisor and state and other Federal financial regulators as the functional regulators of various bank holding company affiliates. The Legislation amends federal securities laws to incorporate functional regulation of bank securities activities. The broad exemptions banks currently have from broker dealer regulation will be replaced by more limited exemptions designed to permit banks to continue their current activities and to develop new products.

         The Legislation provided for functional regulation of insurance activities and establishes which insurance product banks and bank subsidiaries may provide as principals. In general, Gramm-Leach prohibits national banks not currently engaged in the underwriting or sale of title insurance from commencing that activity. However, sales activities by banks are permitted in states that specifically authorize such sales for state banks, but only on the same conditions as prescribed for such state entities. National bank subsidiaries are permitted to sell all types of insurance, including title insurance, and affiliates may underwrite or sell all types of insurance including title insurance.

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

         The Legislation provides that de novo unitary thrift holding company applications received by the Office of Thrift Supervision after May 4, 1999 shall not be approved. Gramm-Leach provides that existing unitary thrift holding companies will be grandfathered, but such thrift holding companies may only be sold to financial companies.

         Gramm-Leach requires clear disclosure by all financial institutions of the privacy policy regarding the sharing of none-public, personal information with affiliates and third parties. The Legislation requires a notice to consumers and an opportunity to "opt out" of sharing of non-public, personal information with non-affiliated third parties subject to certain limited exceptions. The Legislation provides for separate agency rule making related to privacy policies; however, agencies are to consult and coordinate with one another to insure that such regulations are consistent. The Legislation mandates an effective date of eighteen months after the date on which rule making is completed in order to permit sufficient time for state legislatures to empower state insurance regulators to comply with the new requirements.

         Gramm-Leach provides for a new permanent capital structure for the Federal Home Loan Bank System with two classes of stock redeemable on sixth month and five-year notices. The stock purchase requirements for banks and thrifts are equalized under the Legislation and voluntary membership for federal savings associations will take effect six months after the enactment of the Legislation.

         The Legislation requires full public disclosure of all CRA agreements between banks and non-bank parties and requires that parties to such agreements make annual public reports on how the money and resources involved have been used. The Legislation grants regulatory relief to small financial institutions (250 million dollars or less in assets) regarding the frequency of CRA examinations. Small institutions having received an outstanding rating in their most recent CRA examination shall not receive a routine CRA exam more often than once each five years and those having received a satisfactory rating no more often than once each four years.

         Gramm-Leach provides that the SAIF special reserve of one Billion dollars be folded back into the Savings Association Insurance Fund to direct benefit of insured institutions. This provision is likely to benefit institutions through reductions in their FDIC assessments on a going-forward basis.

         Gramm-Leach contains additional provisions related to the modernization of the financial services industry. As a general matter, Northwest does not believe that the revisions provided by the Legislation will have a immediate direct impact on its operations. Of course, Northwest's subsidiary bank would be subject to the reduced CRA examination schedule set forth in the Legislation and would also be in a position to receive benefits through reduced FDIC premiums as a result of the reversal of the SAIF special reserve. However, Northwest believes Gramm-Leach is likely to have a more immediate impact on larger banking companies through elimination of revenue limitations to which such entities have been subject in connection with their securities and insurance related activities and expanded ability to provide a broader range of brokerage firm affiliations.

Capital Maintenance

FDIC Regulation

     FDIC-insured institutions are required to follow certain capital adequacy guidelines which prescribe minimum levels of capital and require that institutions meet certain risk-based capital requirements. The Bank is required to meet the following capital standards to remain adequately capitalized and not be subject to corrective action: (i) "Tier 1 capital" in an amount not less than 3% of total assets; (ii) "Tier 1 capital" in an amount not less than 4% of risk-weighted assets; and (iii) "total capital" in an amount not less than 8% of risk-weighted assets.

     FDIC-insured institutions in the strongest financial and managerial condition (with a composite rating of "1" under the Uniform Financial Institutions Rating System established by the Federal Financial Institutions Examination Council) are also required to maintain "Tier 1 capital" equal to at least 3% of total assets (the "leverage capital" requirement). Tier 1 capital is defined to include the sum of common shareholders' equity, noncumulative
perpetual  preferred  stock  (including  any  related  surplus),   and  minority
interests in consolidated subsidiaries, minus all intangible assets (with certain exceptions), identified losses, and qualifying investments in securities subsidiaries. An institution that fails to meet the minimum leverage limit requirement must file a capital restoration plan with the appropriate FDIC regional director. At March 31, 1999, the Bank's ratio of Tier 1 capital to total assets was 10.14%, or 7.14 percentage points in excess of the minimum leverage capital requirement, the Bank's Tier 1 capital to risk-weighted assets was 16.09%, or 12.09 percentage points in excess of the FDIC requirement, and the Bank's total capital to risk-weighted assets was 16.71%, or 8.71 percentage points in excess of the FDIC requirement.

Wisconsin Regulation

         Wisconsin-chartered savings banks are required to maintain a minimum capital to assets ratio of 6% and must maintain total capital necessary to

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

ensure the continuation of insurance of deposit accounts by the FDIC. If the WDFI determines that the financial condition, history, management or earning prospects of a savings bank are not adequate, the WDFI may require a higher minimum capital level for the savings bank. If a savings bank's capital ratio falls below the required level, the WDFI may direct the savings bank to adhere to a specific written plan established by the WDFI to correct the savings bank's capital deficiency, as well as a number of other restrictions on the savings bank's operations, including a prohibition on the declaration of dividends. At March 31, 1999, the Bank's total capital, as calculated under Wisconsin law, was $9.8million or 9.4% of total assets, which was 3.4% in excess of the required amount.

Community Reinvestment Act

         Under the Community Reinvestment Act of 1977, as amended (the "CRA"), as implemented by FDIC regulations, the Bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services it believes are best suited to its particular community. The CRA requires the FDIC, in connection with its examination of a bank, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The law requires public disclosure of an institution's CRA rating and also requires the primary regulator to provide a written evaluation of an institution's CRA performance. . The Bank had a CRA examination on February 12, 1998, and received a "Outstanding" CRA rating.

Federal Reserve System

     The FRB's Regulation D imposes reserve requirements on all depository institutions which maintain transaction accounts or non-personal time deposits. Checking accounts, NOW accounts and certain other types of accounts that permit payments or transfers to third parties fall within the definition of transaction accounts and are subject to Regulation D reserve requirements, as are any non-personal time deposits (including certain money market deposit accounts) at a savings institution. For 1997, a depository institution must maintain average daily reserves equal to 3% on the first $49.3 million of transaction accounts and an initial reserve of $1.5 million, plus 10% of that portion of total transaction accounts in excess of $49.3 million. The first $4.4 million of otherwise reservable balances (subject to adjustment by the FRB) are exempt from the reserve requirements. These percentages and threshold limits are subject to adjustment by the FRB. As of March 31, 1999, the Bank met its Regulation D reserve requirements.

     Thrift institutions also have authority to borrow from the Federal Reserve Bank "discount window," but FRB policy generally requires thrift institutions to exhaust all FHLB sources before borrowing from the Federal Reserve System. The Bank had no discount window borrowings as of March 31, 1999.

Federal Home Loan Bank System

     The Federal Home Loan Bank System, consisting of twelve FHLBs, is under the jurisdiction of the Federal Housing Finance Board ("FHFB"). The designated duties of the FHFB are to supervise the FHLBs; ensure that the FHLBs carry out their housing finance mission; ensure that the FHLBs remain adequately capitalized and able to raise funds in the capital markets; and ensure that the FHLBs operate in a safe and sound manner.

     The Bank, as a member of the FHLB-Chicago, is required to acquire and hold shares of capital stock in the FHLB-Chicago in an amount equal to the greater of
(i) 1% of the aggregate outstanding principal amount of residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or (ii) 0.3% of total assets. The Bank is in compliance with this requirement with an investment in FHLB-Chicago stock of $850,000at March 31, 1999.

     Among other benefits, the FHLBs provide a central credit facility primarily for member institutions. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes advances to members in accordance with policies and procedures established by the FHFB and the Board of Directors of the FHLB-Chicago. At March 31, 1999, the Bank had $17.0 million in advances from the FHLB-Chicago.

Holding Company Regulation

Federal Regulation

     The Company is a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). As such, the Company is subject to examination, regulation and periodic reporting under the BHCA, as administered by the FRB. The FRB has adopted capital adequacy guidelines for bank holding companies (on a consolidated basis) substantially similar to those of the FDIC for the Bank. Failure to meet the capital adequacy requirements may

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

result in supervisory or enforcement  action by the FRB. The Company's pro forma
total  and  Tier  1  capital   significantly   exceed  such   capital   adequacy
requirements.

     The Company is required to obtain the prior approval of the FRB to acquire all, or substantially all, of the assets of any bank or bank holding company. Prior FRB approval is required for the Company to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after giving effect to such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of such bank or bank holding company. The BHCA also prohibits the acquisition by the Company of more than 5% of the voting shares, or substantially all the assets of a bank located outside the State of Wisconsin unless such an acquisition is specifically authorized by the laws of the state in which such bank is located.

     FRB regulations govern a variety of bank holding company matters, including redemption of outstanding equity securities and a bank holding company engaging in non-banking activities. Pursuant to FRB policy, dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with its capital needs, asset quality and overall financial condition. The FRB policy also requires that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity. These policies could affect the ability of the Holding Company to pay cash dividends.

     Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions imposed by the Federal Reserve Act on any extension of credit to, or purchase of assets from, or letter of credit on behalf of, the bank holding company or its subsidiaries, and on the investment in or acceptance of stocks or securities of such holding company or its subsidiaries as collateral for loans. In addition, provisions of the Federal Reserve Act and FRB regulations limit the amounts of, and establish required procedures and credit standards with respect to, loans and other extensions of credit to officers, directors and principal shareholders of the Bank, the Company, any subsidiary of the Company and related interests of such persons. See " -Restrictions on Loans to and Transactions with Affiliates." Moreover, subsidiaries of bank holding companies are prohibited from engaging in certain tie-in arrangements (with the Company or any of its subsidiaries) in connection with any extension of credit, lease or sale of property or furnishing of services.

     The Company and its subsidiary, the Bank, are affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management of the Company to accurately predict future changes in monetary policy or the effect of such changes on the business or financial condition of the Company.

State Savings Bank Holding Company Regulation

     In addition to the FRB bank holding company regulations, a bank holding company that owns or controls, directly or indirectly, more than 25% of the voting securities of a state savings bank also is subject to regulation as a savings bank holding company by the WDFI. The WDFI has not yet issued proposed regulations governing savings bank holding companies.

Acquisition of the Company

     Under the Change in Bank Control Act of 1978, as amended (the "CBCA"), a notice must be submitted to the FRB if any person (including a company), or group acting in concert, seeks to acquire 10% or more of the Company's shares of common stock outstanding, unless the FRB has found that the acquisition will not result in a change in control of the Company. Under the CBCA, the FRB has 60 days within which to act on such notices, taking into consideration certain factors, including the financial and managerial resources of the acquirer, the convenience and needs of the communities served by the Company and the Bank, and the anti-trust effects of the acquisition.

     Under the Bank Holding Capital Act ("BHCA"), any company would be required to obtain prior approval from the FRB before it may obtain "control" of the Company within the meaning of the BHCA. Control is generally defined to mean ownership or power to vote 25 percent or more of any class of voting securities of the Company or the ability to control in any manner the election of a majority of the Company's directors. In addition, the BHCA prohibits the acquisition of the Company by a bank holding company located outside the State of Wisconsin, unless such acquisition is specifically authorized by Wisconsin law. See "Holding Company Regulation."

Federal Securities Laws

     The Company filed with the Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Common Stock issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock was registered with the Commission under

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

the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

     The registration under the Securities Act of the shares of the Common Stock does not cover the resale of such shares. Shares of Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Holding Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks.

Regulatory Legislation Affecting Deposit Insurance

     Deposits of the Bank currently are insured to applicable limits by the FDIC under the Savings Associations Insurance Fund ("SAIF"). The FDIC also insures commercial bank deposits under the Bank Insurance Fund ("BIF"). Premium levels are set in order to permit the funds to be capitalized at a level equal to 1.25% of total fund deposits. Assessment rate changes made in 1995 created a deposit insurance premium disparity between the two funds; while most BIF members were paying only a nominal $2,000 annual premium, SAIF members were paying average rates of 23.4 basis points of deposits.

         The FDIC has established a permanent base assessment schedule for the SAIF and set assessment rates at a range of 4 to 31 basis points. Current regulations provide for an adjusted assessment schedule reducing these rates by 4 basis points to reflect current conditions, producing an effective SAIF assessment range of 0 to 27 basis points beginning October 1, 1996. This assessment range, which applies to all SAIF institutions other than SAIF member savings associations, is comparable to the current schedule for BIF-institutions. A special interim rate schedule ranging from 16 to 27 basis points applied to SAIF-member savings associations for the last quarter of 1996, reflecting the fact that assessments related to certain bond obligations of the Financial Corporation ("FICO"), which were issued to resolve the savings and loan crisis in the 1980's, will be included in the SAIF rates for these institutions during that period. Because the Bank is a "Sasser bank" (a bank that converted its charter from a savings association to a state savings bank charter, yet remains a SAIF member in accordance with the so-called "Sasser Amendment"), it was not assessed this interim rate and received a credit in January 1997 for its entire FDIC premium for the quarter ended December 31, 1996.

     Certain bond obligations of the Financial Corporation ("FICO"), which were issued to resolve the savings and loan crisis in the 1980's, are being shared by all insured depository institutions beginning after December 31, 1996. This obligation had previously been the sole responsibility of SAIF-insured institutions and had been funded through SAIF assessments. BIF-member institutions will pay one-fifth the rate to be paid by SAIF members, for the first three years. The annual FICO assessment is 1.3 and 6.5 basis points of deposits for BIF and SAIF members, respectively. After January 1, 2000, BIF and SAIF members will share the FICO payments on a pro-rata basis, which is assessed at 2.4 basis points, until the bonds mature in 2017.

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

MARKET AND DIVIDEND INFORMATION

         The table below gives the high and low sales prices for Northwest Common Stock for the calendar quarters indicated and the dividends per share declared on Northwest Common Stock for each quarter.

                               HIGH              LOW         CASH DIVIDENDS PAID

              1999
              First Quarter    23.00             18.50              .17
              Second Quarter   23.00             21.75              .17
              Third Quarter    23.50             21.50              .17

              1998
              First Quarter    22.25             20.63              .16
              Second Quarter   22.00             19.50              .17
              Third Quarter    20.50             15.63              .17
              Fourth Quarter   25.00             15.75              .17

              1997
              First Quarter    14.50             11.50              .12
              Second Quarter   15.00             13.75              .13
              Third Quarter    16.75             14.38              .14
              Fourth Quarter   20.75             16.00              .15

              1996
              First Quarter    11.00             10.00              .09
              Second Quarter   11.00             10.00              .10
              Third Quarter    11.25             10.25              .10
              Fourth Quarter   12.50             11.13              .11

MARKET PRICES OF COMMON STOCK

         The Company's Common Stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Automated Quotations ("Nasdaq") National Market System under the symbol "NWEQ".

         The last reported sales price of Northwest Common Stock of February 16, 1999 the last trading day immediately prior to public announcement of the execution of the Merger Agreement, was $18.75 per share. On January 12, 2000 (the last practicable date prior to the mailing of this Proxy Statement), the last reported sales price of Northwest Common Stock was $22.25 per share. Shareholders are advised to obtain current market quotations for their shares. On October 12, 1999, Northwest declared a cash dividend, which was payable on November 5, 1999, to shareholders of record on October 29, 1999, in the amount of $0.17 per share for the calendar quarter ended September 30, 1999.

SELECTED PER SHARE DATA OF THE COMPANY

         The  following  per  share  data has  been  derived  from the  Selected
Consolidated Financial Data of the Company contained elsewhere in this Proxy Statement. See "INFORMATION ABOUT THE COMPANY AND THE BANK - Market and Dividend Information" for a discussion of the Company's payout of dividends.

         Northwest Equity Corp.               Fiscal year Ended March 31
                                              --------------------------
                                           1999         1998          1997
                                           ----         ----          ----
                                                    (in dollars)
             Per Share Data:
                      Net Income (l)       1.45         1.44           0.84
                      Basic                1.45         1.44           0.84
                      Diluted              1.37         1.37           0.83
                      Cash Dividends       0.67         0.54           0.40
-------------------------------------------------------------------------------
   (1) Reflects the change in fair value of the common stock held by the ESOP

                SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF
                             NORTHWEST EQUITY CORP.

         Set forth below are selected consolidated financial and other data of the Company. The financial data is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Company and notes thereto that are presented elsewhere in this Proxy.


                                                              At Sept. 30                        At March 31,
                                                              -----------        ----------------------------------------------
                                                                  1999              1999             1998              1997
                                                              -----------        -----------     -----------       ------------

                                                                             (In thousands)

Selected Financial Data:

Total assets                                                  $94,666              $97,585          $98,739           $95,097
Loans receivable, net                                          75,689               73,347           78,297            77,240
Loans held for sale                                               234                  143              142               415
Cash and cash equivalents                                       4,988               10,470            6,047             2,980
Securities available-for-sale                                      -                   -                -               2,752
Mortgage-backed and related securities                          5,451                6,037            6,398             7,421
FHLB stock                                                        712                  850            1,159               912
Deposits                                                       62,959               62,003           62,278            61,557
FHLB advances and other borrowings                             18,287               22,615           24,320            22,097
Shareholder's Equity - substantially restricted                12,791               12,361           11,514            10,859

                                                          Six months ended
                                                         September 30, 1999                       Fiscal Year Ended March 31,
                                                                 1999               1999             1998             1997
                                                             -----------         ------------     ------------       -----------
                                                                                                 (In thousands)
Selected Operating Data:

Total interest income                                          $3,617               $7,781           $7,763            $7,492
Total interest expense                                          1,782                4,052            4,243             4,072
                                                               ------                -----            -----             -----
    Net interest income                                         1,835                3,729            3,520             3,420
Provision for loan losses                                          22                  376              100                81
                                                               ------                -----            -----             -----
    Net interest income after provision for loan
      losses                                                    1,813                3,353            3,420             3,339
Non-interest income:
    Mortgage servicing fees                                        53                   94               77                77
    Service charges on deposits                                   141                  252              251               220
    Loss on sale of investments                                    -                    -               (24)                -
    Gain on sale of mortgage loans                                 38                  206              130                59
    Other non-interest income                                      75                  184              174               175
                                                                -----                -----            -----             -----
      Total other non-interest income                             307                  736              608               531

Total general and administrative expenses                       1,183                2,465            2,298             2,643
                                                                -----                -----            -----             -----
Income before income tax expense                                  937                1,624            1,730             1,227
Income tax expense                                                329                  491              610               517
                                                                -----                -----            ------            -----

    Net Income                                                    608                1,133            1,120               710


Selected Financial Ratios and Other Data:              At or For the Six Months              At or For the Fiscal Year
                                                           Ended Sept. 30,                        Ended March 31,
                                                                                    -----------------------------------------
Performance Ratios                                              1999                  1999              1998            1997
                                                             ---------             ----------       ---------         --------

    Return on average assets                                   1.28%                  1.15%             1.15%            0.76%
    Return on average equity                                   9.70%                  9.50%             9.85%            6.18%
    Interest rate spread during period(1)                      3.90%                  3.50%             3.50%            3.51%
    Net interest margin(1)                                     4.24%                  4.08%             3.85%            3.88%
    Non-interest expense to average assets                     2.51                   2.89              2.47             2.84
    Non-interest income to average assets                       .65                   0.75              0.63             0.57
    Average interest-earning assets to
       average interest-bearing liabilities                    1.08x                  1.07x             1.07x            1.08x

Asset Quality Ratios

    Non-performing loans to gross loans(2)                     0.10%                  0.32%             1.76%            1.37%
    Non-performing assets to total assets(2)                   0.14%                  0.31%             1.57%            1.13%
    Allowance for loan losses to non-performing
        loans(2)                                             444.74%                157.56%            34.87%           43.04%
    Classified assets to total assets                          0.15%                  0.66%             1.91%            1.40%
    Net charge-offs to average gross loans                     0.08%                  0.62%             0.11%            0.07%

Capital Ratios

    Average Equity to average assets                          13.39%                 12.14%            11.51%           12.36%
    Equity to total assets at end of period                   13.51%                 12.67%            11.66%           11.42%

Other Data

    Number of deposit accounts                                9,038                  9,448             9,519            9,440
    Number of real estate loans outstanding                   1,418                  1,464             1,652            1,670
    Number of real estate loans serviced                      2,136                  2,146             2,318            2,206
    Number of consumer loans outstanding                        876                    974             1,092            1,108
    Mortgage loan originations (in thousands)               $17,411                $47,763           $29,720          $29,086
    Full-service facilities                                       3                      3                 3                3


  MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         Information required by this item is included under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations of Northwest Equity Corp." in the Registrant's Annual Report to Shareholders for the fiscal year ended March 31, 1999, which has been filed with the Securities and Exchange Commission separately pursuant to Rule 14a-3 under the Securities Exchange Act of 1934 as amended and in accordance with General Instruction E(2) to Form 10-KSB, and which section is hereby incorporated herein by reference.


General

         Northwest Equity Corp., a Wisconsin corporation (the "Company"), is a holding company that owns all of the issued and outstanding stock of Northwest Savings Bank, a Wisconsin-chartered stock savings bank (the "Bank"). In this discussion and analysis, reference to the operations and financial condition of the Company includes the operations and financial condition of the Bank.

         The Company was incorporated on November 3, 1993, at the direction of the Bank to become a bank holding company and own all of the Bank's capital stock to be issued upon its conversion from mutual form to stock ownership (the "Conversion"). On October 7, 1994, the Bank completed the Conversion. On that date, the Company issued and sold 1,032,517 shares of its Common Stock at $8.00 per share. The gross proceeds from the sale of the shares of Common Stock were $8.3 million. Net proceeds to the Company were $6.9 million, after deduction of Conversion expenses of $0.6 million and after lending $0.8 million to the Bank's Employee Stock Ownership Plan. The Company used $3.4 million of the net proceeds to acquire all of the issued and outstanding stock of the Bank.

         The Company's business currently consists of the business of the Bank. The Bank is a community-oriented, full-service financial institution offering a variety of retail financial services to meet the needs of the communities it serves. The Bank's principal business consists of attracting funds in the form of deposits and other borrowings and investing such funds primarily in residential real estate loans, mortgage-backed securities, mortgage related securities, including collateralized mortgage obligations, and various types of commercial and consumer loans. The Bank's primary sources of funds are deposits, repayment on loans and mortgage-backed and related securities, and advances from the Federal Home Loan Bank of Chicago ("FHLB-Chicago"). The Bank utilizes these funds to invest primarily in mortgage loans secured by one-to-four family properties, and to a lesser extent, consumer, commercial and other loans, and to invest in mortgage-backed and related securities and other investment securities. The Bank is regulated by the Wisconsin Department of Financial Institutions ("DFI") and the Federal Deposit Insurance Corporation ("FDIC"), and its deposits are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF"). The Bank also is a member of the Federal Home Loan Bank System.

         The earnings of the Company depend primarily on its level of net interest income. Net interest income is the difference between interest earned on interest-earning assets, consisting primarily of mortgage loans, mortgage-backed and related securities and other investment securities, and the interest paid on interest-bearing liabilities, consisting primarily of deposits and advances from the FHLB-Chicago. Net interest income is a function of the Company's "interest rate spread," which is the difference between the average yield earned on interest-earning assets and the average rate paid on interest-bearing liabilities, as well as a function of the average balance of interest-earning assets as compared to interest bearing-liabilities. Many of the Company's assets, including mortgage loans and mortgage-backed and related securities, are subject to reinvestment risk. During periods of falling interest rates, higher yielding loans and mortgage-backed securities are more likely to prepay, and the Company may not be able to reinvest the proceeds from prepayments in loans or securities with yields similar to those prepaying. The Company's operating results also are affected to a lesser extent by the amount of its non-interest income, including loan servicing and loan related fees, gains on sales of mortgage loans, as well as transactional and other fee income. Additionally, gains or losses on the sale of investment securities and mortgage-backed and related securities may affect net income. The Company's non-interest expense consists principally of employee compensation, occupancy expenses, federal deposit insurance premiums and other general and administrative expenses. General economic conditions and the monetary, fiscal and regulatory policies of governmental agencies significantly affect the Company's operating results. The demand for and supply of housing, competition among lenders, the level of interest rates and the availability of funds influence lending activities. Deposit flows and prevailing market rates of interest on competing investment alternatives, account maturities and the levels of personal income and savings in the Company's market areas likewise heavily influences the costs of funds.

Regulatory Developments Related to Deposit Insurance

         The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and savings institutions and safeguards the safety and soundness of the banking and savings industries. Two separated insurance funds, the Bank Insurance Fund ("BIF") and the Savings Associations Insurance Fund ("SAIF") are maintained and administered by the FDIC. The Bank is a member of SAIF and the FDIC has examination authority over the Bank. The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of the BIF and SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to it target level within a reasonable time and may decrease such assessment rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments are set within a range, based on the risk the institution poses to its deposit insurance fund. This risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

Management Strategy

         Management's strategy has focused on managing the Company's interest rate risk and maintaining credit quality by emphasizing residential lending, primarily loans secured by one-to-four family, owner-occupied dwellings.

         Residential Mortgage Lending Emphasis: The Company's primary investing activity is the origination of one-to-four family residential mortgage loans secured by owner-occupied properties. At March 31, 1999, $54.1 million or 73.4% of gross loans consisted of such loans. Mortgage loan originations totaled $47.8 million, $29.3 million and $29.0 million for the fiscal years ended March 31, 1999, 1998 and 1997, respectively. The Company generally originates ARM loans for retention in its loan portfolio and generally sells all fixed rate loans originated to the secondary markets.

         Management of Interest Rate Risk: The Company has attempted to reduce its interest rate risk by emphasizing the origination of ARM loans for retention in its loan portfolio and by selling substantially all of its fixed rate loans originated. At March 31, 1999, $59.7 million or 81.4% of net loans receivable were ARM loans. Management believes this strategy has reduced income due to lower initial yields on these investments in comparison to longer-term fixed rate investments. However, management believes reducing its exposure to interest rate fluctuations tends to reduce the volatility of the Company's net interest income over the long-term.

         To maintain the Company's net interest margin, satisfy certain liquidity requirements by the Department of Financial Institutions ("DFI") and manage interest rate risk, the Company has maintained a portfolio of mortgage-backed and related securities held-to-maturity. The Company's mortgage-backed securities held-to-maturity at March 31, 1999, were $6.0 million or 6.1% of total assets, and at March 31, 1998, were $6.4 million or 6.5% of total assets.

         Management has adopted a strategy designed to achieve acceptable levels of matching of its assets and liabilities and their repricing characteristics. The primary elements of this strategy involve emphasizing the origination and purchase of adjustable-rate assets, and utilizing FHLB-Chicago advances to purchase participation interests in loans with similar terms to maturities and higher yields. Over the last five fiscal years, the Company has emphasized the matching of interest rate sensitivities through the sale of fixed rate mortgage loans originated, the origination of ARM loans, the repayment of fixed rate mortgage assets, and the purchase of short-term and adjustable-rate mortgage-backed and related securities. At March 31, 1999, the Company's one-year interest rate sensitivity gap as a percentage of total assets was a negative 4.43%. During periods of rising interest rates, a negative rate sensitivity gap would tend to negatively affect net interest income; however, during periods of falling interest rates, a negative interest rate sensitivity gap would tend to positively affect net interest income.

         In fiscal 1999, the Company leveraged its capital base by using the proceeds of borrowings from the FHLB-Chicago and deposits to originate additional loans. FHLB advances decreased to $17.0 million at March 31, 1999, compared to $19.1 million at March 31, 1998. The Company intends to continue to leverage its capital base by using FHLB-advances.

         Asset Quality: The Company emphasizes high asset quality in both its investment portfolio and lending activities. Non-performing assets have ranged between .31% and 1.57% of total assets during the last three years and were .31% of total assets at March 31, 1999. During the fiscal years ended March 31, 1999, 1998 and 1997, the Company recorded provisions for loan losses of $376,000, $100,000, and $81,000, respectively, to its allowance for loan losses and had net charge-offs of $485,000, $77,000, $53,000, respectively. The Company's allowance for loan losses at March 31, 1999, totaled $375,000 or 61.0% of cumulative net charge-offs during the last three fiscal years. The allowance for loan losses is determined by multiplying the average balance of real estate loans, installment and credit card loans, and commercial and other loans by the percentage of actual loss experience for the last three years for each category of loans, plus 15% for any substandard loans in each category of loans. Substandard loans are evaluated individually and actual loss percentage to the average balance of each category of loans as a group. Any unallocated portion of the allowance is applied to the category with the highest percentage of loss experience for the prior three years. A self-correcting mechanism to reduce differences between estimated and actual observed losses is not necessary since the allowance is determined by actual observed losses. The average balance of each category of loans reflects changes in loan concentration. Loan quality is reflected in the 15% allowance for any substandard loan. As the allowance is based on actual loss experience and the current level of substandard loans, no elimination methods and assumptions are used in determining the allowance. A change in substandard loans and the average balance of the categories of loans will be immediately reflected in the allowance. The level of the allowance is equal to historical net loss experience plus the 15% allowance for the current level of substandard assets. The ratio of allowance for loan losses to gross loans receivable was 0.51% at March 31, 1999.

         Management and Development of Customer Base: The Company has focused on managing deposits to maintain its capital ratios and improve the stability of its deposit base. In this regard, management has emphasized an increased level of service to its customers to retain and attract core deposits. In 1988, the Bank built and opened a new home office and implemented a strategy to expand the services it offers beyond those services traditionally offered by thrift institutions. These services include checking accounts, ATMs, night depositories, safe deposit boxes, drive-through banking, and investment products through its subsidiary, in order to create broad banking relationships with its customers. This expansion of services continued with the grand opening of the remodeled and expanded branch office in New Richmond, Wisconsin in June 1996.

Comparison of Operating Results for the Six Months Ended September 30, 1998
      and September 30, 1999

Net Income

         Net income for the six months ended September 30, 1999, decreased $24,000 or 3.8% to $608,000 from $632,000 for the six months ended September 30, 1998. The decrease in net income was primarily due to an decrease in total other income of $81,000 from $388,000 for the six months ended September 30, 1998, to $307,000 for the six months ended September 30, 1999. Other income decreased $44,000 from $119,000 for the six months ended September 30, 1998, to $75,000 for the six months ended September 30, 1999. The decrease in other income was partially due to a decrease in the profit on sale of real estate held in the Bank's subsidiary of $50,000 from $50,000 for the six months ended September 30, 1998, to $0 for the six months ended September 30, 1999. Net interest income decreased $11,000 from $1,846,000 for the six months ended September 30, 1998 to $1,835,000 for the six months ended September 30, 1999. General and administrative expenses decreased $35,000 from $1,218,000 for the six months ended September 30, 1998, to $1,183,000 for the six months ended September 30, 1999. Provision for income taxes decreased $5,000 from $334,000 for the six months ended September 30, 1998, to $329,000 for the six months ended September 30, 1999.

Net Interest Income

         Net interest income decreased by $11,000 from $1,846,000 for the six months ended September 30, 1998, to $1,835,000 for the six months ended September 30, 1999. The decrease in net interest income is a result of a decrease in interest income of $309,000 to $3,617,000 for the six months ended September 30, 1999, from $3,926,000 for the six months ended September 30, 1998; combined with a decrease in interest expense of $298,000 to $1,782,000 for the six months ended September 30, 1999, from $2,080,000 for the six months ended September 30, 1998.

Interest Income

         Interest income decreased $309,000 or 7.9% to $3,617,000 for the six months ended September 30, 1999, from $3,926,000 for the six months ended September 30, 1998. The decrease was primarily due to a $302,000 decrease in interest and fees on loans to $3,223,000 for the six months ended September 30, 1999, from $3,525,000 for the six months ended September 30, 1998. This decrease was due to the decrease of $5.1 million in the average outstanding balance of total loans to $74.4 million for the six months ended September 30, 1999, from $79.5 million for the six months ended September 30, 1998. The decrease in the average outstanding balance of total loans was due to a decrease in market interest rates over the two comparable periods which encouraged customers to refinance adjustable rate mortgages which are held in the portfolio with fixed rate loans which are sold on the secondary market. The average yield/rate on total loans decreased 0.20% from 8.87% for the six months ended September 30, 1998, to 8.67% for the six months ended September 30, 1999. Interest on mortgage-backed and related securities decreased $34,000 or 15.1% to $191,000 for the six months ended September 30, 1999, from $225,000 for the six months ended September 30, 1998. This decrease was due to a decrease in the average outstanding balance of mortgage backed and related securities from $6.3 million for the six months ended September 30, 1998, to an average balance of $5.7 million for the six months ended September 30, 1999. The decrease was the result of regularly scheduled principle payments and prepayments on the securities throughout the period. Interest on investments increased $27,000 to $203,000 for the six months ended September 30, 1999, from $176,000 for the six months ended September 30, 1998, as a result of an increase in the average outstanding balances of interest-bearing deposits in other financial institutions, securities held for sale, and Federal Home Loan Bank stock from $5.9 million for the six months ended September 30, l998, to $7.2 million for the six months ended September 30, 1999.

Interest Expense

         Interest expense decreased $298,000 or 14.3% to $1,782,000 for the six months ended September 30, 1999, from $2,080,000 for the six months ended September 30, 1998. Interest on deposits decreased $150,000 or 10.5% from $1,432,000 for the six months ended September 30, 1998, to $1,282,000 for the six months ended September 30, 1999. The decrease reflects a decrease of 0.51%in the average yield/rate of total deposits to 4.14% for the six months ended September 30, 1999, from an average yield/rate of 4.65% for the six months ended September 30, 1998. The average outstanding balance of total deposits increased $0.4 million to $62.0 million for the six months ended September 30, 1999, from an average balance of $61.6 million for the six months ended September 30, 1998. Interest on borrowings decreased $148,000 or 22.8% from $648,000 for the six months ended September 30, 1998, to $500,000 for the six months ended September 30, 1999. The decrease reflects a decrease of 0.30% in average yield/rate of advances and other borrowings from 5.62% for the six months ended September 30, 1998, to 5.32% for the six months ended September 30, 1999.

Provision for Loan Losses

         The provision for loan losses decreased $28,000 to $22,000 for the six months ended September 30, 1999, from $50,000 for the six months ended September 30, 1998. The decrease results from the settlement of a lawsuit involving a commercial loan in the quarter ended December 31, 1998, that the Board had previously established a loss provision of $25,000 per quarter. The allowance for loan losses totaled $338,000 at September 30, 1999, from $484,000 at September 30, 1998, and represented 0.44% and 0.60% of gross loans and 444.7% and 34.2% of non-performing loans, respectively. The allowance for loan losses calculation is based on a three year actual loss average. The non-performing assets to total assets ratio decreased to 0.14% at September 30, 1999 from 1.71% at September 30, 1998.

Other Income

         Total other income decreased $81,000 or 20.9% to $307,000 for the six months ended September 30, 1999, from $388,000 for the six months ended September 30, 1998. The decrease results from a decrease of $44,000 in other income from $119,000 for the six months ended September 30, 1998 to $75,000 for the six months ended September 30, 1999. The decrease in other income was due to a decrease of $50,000 in the profit on sale of real estate held in the Bank's subsidiary to $00 for the six months ended September 30, 1999, from $50,000 for the six months ended September 30, 1998. The transaction consummated in the quarter ending June 30, 1998 divested all of the real estate holdings of the subsidiary. Gain on sale of mortgage loans decreased $59,000 to $38,000 for the six months ended September 30, 1999 from $97,000 for the six months ended September 30, 1998. The decrease in the gain on sale of mortgage loans results from the recent upward trend in mortgage interest rates during the current period that acts to reduce gains on sale of mortgage loans sold in the secondary market. Service charges on deposits increased $13,000 from $128,000 for the six months ended September 30, 1998, to $128,000 for the six months ended September

30, 1999. The increase is a result of an increase in the average outstanding balance of NOW accounts of $0.8 million from $10.1 million for the six months ended September 30, 1998, to $10.9 million for the six months ended September 30, 1999. Mortgage servicing fees increased $9,000 from $44,000 for the six months ended September 30, 1998, to $53,000 for the six months ended September 30, 1999.

General and Administrative Expenses

         General and administrative expenses decreased $35,000 or 2.87% to $1,183,000 for the six months ended September 30, 1999, from $1,218,000 for the six months ended September 30, 1998. The decrease was primarily due to a decrease of $60,000 in other expenses from $289,000 for the six months ended September 30, 1998, to $229,000 for the six months ended September 30, 1999. The decreases are the result of an accumulation of small decreases in eight different categories of expenses. The decreases are the result of a cost-cutting effort on the part of the Bank to offset decreases in net interest income. The decrease in other expenses was offset by a $29,000 increase in salaries and employee benefits from $659,000 for the six months ended September 30, 1998, to $688,000 for the six months ended September 30, 1999. The increase reflects cost of living salary increases.

Income Tax Expense

         Income tax expense decreased $5,000 or 1.49% from $334,000 for the six months ended September 30, 1998, to $329,000 for the six months ended September 30, 1999. The decrease in income tax expense is the direct result of a decrease in income before taxes of $29,000 from $966,000 for the six months ended September 30, 1998, to $937,000 for the six months ended September 30, 1999. The effective tax rate for the six months ended September 30, 1999, was 35.1% compared to 34.6% for the six months ended September 30, 1998.


Comparison of Operating Results for the Fiscal Years Ended March 31, 1999 and March 31, 1998

General

         Net income for the fiscal year ended March 31, 1999, increased $13,000 or 1.2% to $1,133,000 from $1,120,000 for the fiscal year ended March 31, 1998. The increase in net income was primarily due to an increase in net interest income of $209,000 from $3.5 million for the fiscal year ended March 31, 1998, to $3.7 million for the fiscal year ended March 31, 1999, and a $128,000 increase in total other income to $736,000 for the fiscal year ended March 31, 1999, from $608,000 for the fiscal year ended March 31, 1998. These increases was offset by a $276,000 increase in the provision for loan losses to $376,000 for the fiscal year ended March 31, 1999, from $100,000 for the for the fiscal year ended March 31, 1998. The increase in the provision for loan losses reflects the settlement of the case first reported under Part II, Item 1. Legal Proceedings in the Form 10QSB dated September 30, 1996, and in subsequent 10QSB and 10KSB reports. Return on average assets increased 1.16 % for the fiscal year ended March 31, 1999, from 1.15% for the prior year and return on average equity decreased 9.59 % from 9.85% for the same years. General and administrative expenses for the fiscal year ended March 31, 1999, increased $167,000 or 7.3% to $2.5 million from $2.3 million for the prior fiscal year. This increase was partially offset by a reduction of $119,000 in provision for income taxes from $610,000 for the fiscal year ended March 31, 1998, to $491,000 for the fiscal year ended March 31, 1999.

Net Interest Income

         Net interest income for the fiscal year ended March 31, 1999, increased $209,000 or 5.9% to $3.7 million from $3.5 million for the fiscal year ended March 31, 1998. The increase in net interest income is a result of an increase in interest income of $18,000 to $7,781,000 for the fiscal year ended March 31, 1999, compared to $7,763,000 for the fiscal year ended March 31, 1999; combined with a decrease in interest expense of $191,000 to $4,052,000 for the fiscal year ended March 31, 1999, from $4,243,000 for the fiscal year ended March 31, 1998.

Interest Income

         Interest income increased $18,000 or 0.23% to $7.78 million for the fiscal year ended March 31, 1999 from $7.76 million for the fiscal year ended March 31, 1998. Interest income on loans decreased $12,000 from $6.97 million for the fiscal year ended March 31, 1998, to $6.96 million for the fiscal year ended March 31, 1999. The decrease in interest income on loans results from an decrease of $1.13 million in the average outstanding balance of total loans to $78.3 million for the fiscal year ended March 31, 1999 from $79.5 million for

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the fiscal year ended March 31,  1998.  Interest on  mortgage-backed  securities decreased $64,000 to $430,000 for the fiscal year ended March 31,1999, from $494,000 for the fiscal year ended March 31,1998. This decrease was due to a decrease in the average outstanding balance of mortgage backed securities from $6.9 million for the fiscal year ended March 31,1998, to an average outstanding balance of $6.2 million for the fiscal year ended March 31,1999. Interest on investments increased $94,000 to $394,000 for the fiscal year ended March 31,1999, compared to $300,000 for the fiscal year ended March 31,1998. The increase was due to an increase in the average outstanding balances of
interest-bearing   deposits   in  other   financial   institutions,   investment
securities, and Federal Home Loan Bank ("FHLB") stock of $1.9 million from $5.0 million for the fiscal year ended March 31,1998, to $6.9 million for the fiscal year ended March 31,1999.

Interest Expense

         Interest expense decreased $191,000 or 4.5% to $4.05 million for the fiscal year ended March 31, 1999, from $4.24 million for the fiscal year ended March 31, 1998. The decrease is due to the decrease in the average rate paid on interest-bearing liabilities of 0.26% from 4.99% for the fiscal year ended March 31, 1998, to 4.73% for the fiscal year ended March 31, 1999. The average outstanding balance of interest-bearing liabilities increased $0.6 million from $85.1 million for the fiscal year ended March 31, 1998 to $85.7 million for the fiscal year ended March 31, 1999.. Interest on savings decreased $84,000 or 2.9% to $2.8 million for the fiscal year ended March 31, 1999, from $2.9 million for the fiscal year ended March 31, 1998. The decrease in interest expense was the result of a decrease of 0.16% from 4.65% in the average yield/rate during the fiscal year ended March 31, 1998, to 4.49% during the fiscal year ended March 31, 1999. The average outstanding balance of deposits increased $339,000 to $62.6 million for the fiscal year ended March 31, 1999, from $62.3 million for the fiscal year ended March 31, 1998. Interest on borrowings decreased $107,000 or 7.9% to $1.24 million for the fiscal year ended March 31, 1999, from $1.35 million for the fiscal year ended March 31, 1998. The decrease in interest on borrowings was the result of an decrease in the average rate on advances and other borrowings to 5.38% for the fiscal year ended March 31, 1999, from 5.91% for the fiscal year ended March 31, 1998. The decrease in the average rate was the result of lower interest rates offered by the FHLB during the fiscal year. The average balance of advances and other borrowings increased $236,000 from $22.8 million for the fiscal year ended March 31, 1998, to $23.1 million for the fiscal year ended March 31, 1999.

Provision for Loan Losses

         The provision for loan losses increased $276,000 to $376,000 for the fiscal year ended March 31, 1999, compared to $100,000 for the fiscal year ended March 31, 1998. The increase provides for the settlement of a loan reported in the Legal Proceedings and Provision for Loan Losses sections of 10QSB and 10KSB reports since September 30, 1996. The allowance for loan losses totaled $375,000 at March 31, 1999, compared to $484,000 at March 31, 1998, and represented 0.50 % and 0.61% of gross loans and 157.6% and 34.9% of non-performing loans, respectively. The allowance for loan losses calculation is based on a three year actual loss average, and the current allowance calculation incorporates the effect of the loan provided for in the provision for loan losses mentioned above.

Other Income

                  Total other income increased $128,000 or 21.1% to $736,000 for the fiscal year ended March 31, 1999, from $608,000 for the fiscal year ended March 31, 1998. The increase is primarily due to an increase in gain on sale of mortgage loans of $76,000 from $130,000 for the fiscal year ended March 31, 1998, to $206,000 for the fiscal year ended March 31, 1999. The increase in gain on sale of mortgage loans is due to the general decline of mortgage interest rates over the two comparable periods which enhances the bank's ability to generate gains on sale of mortgages. The increase is also partially due to absence of a loss on sale of investments in the fiscal year ended March 31, 1999, compared to ($24,000) for the fiscal year ended March 31, 1998. Mortgage servicing fees increased $17,000 from $77,000 for the fiscal year ended March 31, 1998, to $94,000 for the fiscal year ended March 31, 1999. Again this is a reflection of the general decline of mortgage interest rates over the two comparable periods, which encouraged loan-refinancing activity into fixed rates loans that are sold on the secondary market and thus increase mortgage-servicing fees. Other income increased $10,000 from $174,000 for the fiscal year ended March 31,1998, to $184,000 for the fiscal year ended March 31,1999. The increase is partially due to an increase of $17,000 in brokerage commissions in the bank's subsidiary to $71,000 for the fiscal year ended March 31,1999, from $54,000 for the fiscal year ended March 31,1998. This increase was offset by a decrease of $11,000 in the profit on sale of real estate held in the Bank's subsidiary to $50,000 for the fiscal year ended March 31,1999, compared to
$61,000 for the fiscal year ended March 31,1998. With the transaction consummated in the quarter ending June 30, 1998, the Bank's subsidiary divested all of its real estate holdings.

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

General and Administrative Expenses

                  General and administrative expenses increased $167,000 or 7.3% to $2.5 million for the fiscal year ended March 31,1999, compared to $2.3 million for the fiscal year ended March 31,1998. The increase was primarily due to an increase of $118,000 in salaries and employee benefits from $1.2 million for the fiscal year ended March 31,1998, to $1.3 million for the fiscal year ended March 31,1999. The increase was due to adjustments in employee salaries in response to intense wage competition for employees in the marketplace. Data processing expenses increased $33,000 from $135,000 for the fiscal year ended March 31,1998, to $168,000 for the fiscal year ended March 31,1999. The increase was due to a scheduled contractual increase in the fee based on transaction volumes and a $20,000 fee for testing the data processing system for Year 2000 compliance. Net occupancy expense increased $15,000 from $350,000 for the fiscal year ended March 31,1998, to $365,000 for the fiscal year ended March 31,1999, and reflects some extraordinary maintenance items occurring during the current period.

Income Tax Expense

         Income tax expense decreased $119,000 or 19.5% from $610,000 for the fiscal year ended March 31,1998, to $491,000 for the fiscal year ended March 31,1999. The decrease in income tax expense is the direct result of a decrease in income before taxes of $106,000 from $1,730,000 for the fiscal year ended March 31,1998, to $1,624,000 for the fiscal year ended March 31,1999. The effective tax rate for the fiscal year ended March 31,1998, was 35.3% compared to 30.2% for the fiscal year ended March 31,1999. The decrease is the effective rate was due to tax accounting related to the restricted stock plan award.

Comparison of Operating Results for the Fiscal Years Ended March 31, 1998 and March 31, 1997

General

         Net income for the fiscal year ended March 31, 1998, increased $410,000 or 57.7% to $1.1 million from $710,000 for the fiscal year ended March 31, 1997. Return on average assets increased to 1.15% for the fiscal year ended March 31, 1998, from 0.76% for the prior year and return on average equity increased to 9.85% from 6.18% for the same years. The increase in the return on average assets was primarily due to the $389,000 decrease in federal insurance premiums from $428,000 for the fiscal year ended March 31, 1997 to $39,000 for the fiscal year ended March 31, 1998. The decrease resulted from the absence in the current fiscal year of the one-time $350,000 special assessment to recapitalize the SAIF insurance fund paid to the FDIC in the quarter ended September 30, 1997. Net interest income before provision for loan losses increased $100,000 or 2.9% to $3.5 million for the fiscal year ended March 31, 1998, from $3.4 million for the fiscal year ended March 31, 1997. This increase was primarily due to an increase in interest income of $271,000, partially offset by an increase in interest expense of $171,000. Provision for loan losses increased 23.5% to $100,000 for the fiscal year ended March 31, 1998, from $81,000 for the fiscal year ended March 31, 1997. The increase reflects a full fiscal year's provisions for a large commercial loan discussed previously under Asset Quality. Total other income increased by $77,000 to $608,000 for the fiscal year ended March 31, 1998, from $531,000 for the fiscal year ended March 31, 1997. This was primarily due to an increase gain on sale of mortgage loans of $71,000 from $59,000 for the fiscal year ended March 31, 1997, to $130,000 for the fiscal year ended March 31, 1998. General and administrative expenses for the fiscal year ended March 31, 1998, decreased $345,000 or 13.1% to $2.3 million from $2.6 million for the prior fiscal year. The decrease was due to a $389,000 decrease federal insurance premiums that was offset by an increase of $10,000 in salaries and employee benefits, and a $14,000 increase in net occupancy expense and a $16,000 increase in other expense.

Net Interest Income

         Net interest income for the fiscal year ended March 31, 1998, increased $100,000 or 2.9% to $3.5 million from $3.4 million for the prior year. The increase was due to an increase in interest income of $271,000, partially offset by an increase in interest expense of $171,000. The improvement in net interest income primarily reflects an increase in the average outstanding balance of total interest-earning assets to $91.4 million for the fiscal year ended March 31, 1998 compared to $88.1 million for the prior fiscal year. The increase in the Company's net earning asset position was attributable primarily to an increase in the average outstanding balance of total loans funded by the increase in total deposits and advances and other borrowings.

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

Interest Income

         Interest income increased $271,000 or 3.6% to $7.8 million for the fiscal year ended March 31, 1998 from $7.5 million for the fiscal year ended March 31, 1997. The increase is partially due to a $267,000 increase in interest income on loans from $6.7 million for the fiscal year ended March 31, 1997, to $7.0 million for the fiscal year ended March 31, 1998. The increase in interest income on loans results from an increase of $2.9 million in the average outstanding balance of mortgage loans to $67.1 million for the fiscal year ended March 31, 1998 from $64.2 million for the fiscal year ended March 31, 1997. Interest on commercial loans decreased $46,000 from $417,000 for the fiscal year ended March 31, 1997, to $371,000 for the fiscal year ended March 31, 1998. The decrease is due to the non-accrual status of the large commercial loan discussed under Asset Quality. As a result, the average yield on commercial loans decreased from 9.19% for the fiscal year ended March 31, 1997, to 7.80% for the fiscal year ended March 31, 1998. Interest on consumer loans increased $18,000 from $731,000 for the fiscal year ended March 31, 1997, to $749,000 for the fiscal year ended March 31, 1998. The increase results from an increase in the average outstanding balance of consumer loans to $7.7 million during the fiscal year ended March 31, 1998, from $7.5 million during the fiscal year ended March 31, 1997. Interest on mortgage-backed and related securities decreased $62,000 to $494,000 for the fiscal year ended March 31, 1998, from $556,000 for the prior fiscal year. The decrease is the result of the decrease in the average balance of mortgage-backed and related securities from $7.6 million for the fiscal year ended March 31, 1997, to $6.9 million for the fiscal year ended March 31, 1998. The decrease in mortgage-backed securities was due to scheduled principal payments and prepayments. Interest on interest bearing deposits in other financial institutions increased $52,000 from $23,000 for the fiscal year ended March 31, 1997, to $75,000 for the fiscal year ended March 31, 1998. The average outstanding balance of interest bearing deposits in other financial institutions increased from $461,000 during the fiscal year ended March 31, 1997 to $818,000 during the fiscal year ended March 31, 1998. The increase reflects the larger cash balances held as a result of the establishment of the Nevada investment subsidiary. Interest and dividends on investments increased $66,000 to $300,000 for the fiscal year ended March 31, 1998, from $234,000 for the fiscal year ended March 31, 1997. The increase was partially due to a increase in the average yield of investment securities to 5.95% for the fiscal year ended March 31, 1998 from 5.53% for the fiscal year ended March 31, 1997. This increase resulted from the restructuring of the investment portfolio, which created a $24,000 loss on the sale of investments, but acted to increase the current yield of the remaining investments. Dividends on Federal Home Loan Bank stock increased $14,000 to $68,000 for the fiscal year ended March 31, 1998, from $54,000 for the fiscal year ended March 31, 1997. The increase was due to an increase of the average outstanding balance of Federal Home Loan Bank stock from $837,000 during the fiscal year ended March 31, 1997, to $996,000 during the fiscal year ended March 31, 1998. The increase in the stock balance was a requirement of the Federal Home Loan Bank due to the increase in advances during the fiscal year ended March 31, 1998. The average yield on all of the Company's total interest-earning assets of 8.50% for the fiscal year ended March 31, 1998, remained relatively unchanged from the 8.51% for the fiscal year ended March 31, 1997. The increase in average balances of loans and mortgage-backed and related securities were principally funded by increases in deposits and advances from the FHLB-Chicago.

Interest Expense

         Interest expense increased $171,000 or 4.2% to $4.2 million for the fiscal year ended March 31, 1998, from $4.1 million for the fiscal year ended March 31, 1997. The increase is due to the increase in the average outstanding balance of interest-bearing liabilities of $3.7 million from $81.4 million for the fiscal year ended March 31, 1997 to $85.1 million for the fiscal year ended March 31, 1998. The average rate paid on interest-bearing liabilities decreased slightly from 5.00% for the fiscal year ended March 31, 1997, to 4.99% for the fiscal year ended March 31, 1998. Interest on savings increased $9,000 or 0.31% to $2.9 million for the fiscal year ended March 31, 1998, from $2.9 million for the fiscal year ended March 31, 1997. The increase in interest expense on deposits was the result of an increase in average deposits to $62.3 million for the fiscal year ended March 31, 1998, from $60.8 million for the fiscal year ended March 31, 1997. The increase in interest on the increased savings balances was offset by an almost identical decrease in interest expense due to the average yield during the fiscal year ended March 31, 1997, decreasing from 4.74% to 4.65% during the fiscal year ended March 31, 1998. Interest on borrowings increased $162,000 or 13.5% to $1.4 million for the fiscal year ended March 31, 1998, from $1.2 million for the fiscal year ended March 31, 1997. The increase in interest on borrowings was the result of an increase in the average balances of advances from $20.6 million for the fiscal year ended March 31, 1997, to $22.8 million for the fiscal year ended March 31, 1998. The increase was also due to an increase in the average rate on advances and other borrowings to 5.91% for the fiscal year ended March 31, 1998, from 5.78% for the fiscal year ended March 31, 1997. The increase in the average rate was the result higher interest rates offered by FHLB during the fiscal year.

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

Provision for Loan Losses

         The provision for loan losses increased $19,000 or 23.5% to $100,000 for the fiscal year ended March 31, 1998, from $81,000 for the fiscal year ended March 31, 1997. The desired level of allowance for loan losses is determined by the Company's historical loan loss experience, the condition and composition of the Company's loan portfolio and general conditions. The higher provisions during the fiscal year ended March 31, 1998, reflects provisions for a large commercial loan discussed previously under Asset Quality. The allowance for loan losses totaled $461,000 at March 31, 1997 and $484,000 at March 31, 1998, and represented 0.59% and 0.61% of gross loans and 43.0% and 34.9% of non-performing loans, respectively. Management currently believes the allowance for loan losses is at an adequate level to provide for potential loan losses and that future provisions for loan losses will be remain at $25,000 per quarter until the status of the above-mentioned commercial loan is determined.

Other Income

         Total other income increased $77,000 or 14.5% to $608,000 for the fiscal year ended March 31, 1998, from $531,000 for the fiscal year ended March 31, 1997. The increase is partially due to an increase in gain on sale of mortgage loans of $71,000 from $59,000 for the fiscal year ended March 31, 1997, to $130,000 for the fiscal year ended March 31, 1998. The decrease in the market level of mortgage interest during the fiscal year acts to generate gains on sale of mortgage loans. An increase in service charges on deposits of $31,000 from $220,000 for the fiscal year ended March 31, 1997 to $251,000 for the fiscal year ended March 31, 1998, was offset by a $24,000 increase in loss on sale of investments from $0 for the fiscal year ended March 31, 1997, to $24,000 for the fiscal year ended March 31, 1998. The losses were incurred while restructuring the investment portfolio to eliminate assets classified as "available-for-sale" to investments classified as "held-to-maturity".

General and Administrative Expenses

         General and administrative expenses decreased $345,000 or 13.3% to $2.3 million for the fiscal year ended March 31, 1998, from $2.6 million for the prior fiscal year. The decrease is due to an decrease of $389,000 in federal insurance premiums from $428,000 for the fiscal year ended March 31, 1997, to $39,000 for the fiscal year ended March 31, 1998. The decrease resulted from the absence in the current fiscal year of the one-time $350,000 special assessment to recapitalize the SAIF insurance fund paid to the FDIC in the quarter ended September 30, 1997. The increase in salaries and employee benefit expense due to cost of living salary increases, additional personnel, and the initiation of a loan production incentive program to enhance loan officer salaries. This was almost exactly offset by a decrease in expense from accounting for Company's stock incentive plan of $115,000 to $89,000 for the fiscal year ended March 31, 1998, from $204,000 for the fiscal year ended March 31, 1997. Applicable accounting standards required that 61.1% of the three-year cost be amortized in the first year, 27.8% in the second year and 11.1% in the third year. The accounting for this expense began with the approval of the Company's stock incentive plan in October 1995, and will be fully expensed the in the quarter ending September 30, 1998. The expense associated with the Bank's Employee Stock Ownership Plan (`ESOP') increased $28,000 from $141,000 for the fiscal year ended March 31, 1997, to $169,000 for the fiscal year ended March 31, 1998. The expense for the ESOP reflects the ESOP loan payments made by the Bank to the Company, which vary each year and also reflect the application of dividends of the ESOP stock to the balance of the note. Dividends on the ESOP stock increased $0.14 per share from $0.40 per share for the fiscal year ended March 31, 1997, to $0.54 per share for the fiscal year ended March 31, 1998. Net occupancy expense increased $14,000 or 4.2% from $336,000 for the fiscal year ended March 31, 1997, to $350,000 for the fiscal year ended March 31, 1998. Other expense increased $16,000 or 2.8% to $581,000 for the fiscal year ended March 31, 1998, from $565,000 for the fiscal year ended March 31, 1997. General and administrative expenses as a ratio of average assets decreased to 2.36% for the fiscal year ended March 31, 1998, compared to 2.84% for the fiscal year ended March 31, 1997, due to the decrease in Federal insurance premiums over the period..

Income Tax Expense

         Income tax expense increased $93,000 or 18.0% to $610,000 for the fiscal year ended March 31, 1998, from $517,000 for the fiscal year ended March 31, 1997. The increase reflects the increase in income before taxes of $503,000 from $1.2 million for the fiscal year ended March 31, 1997, to $1.7 million for the fiscal year ended March 31, 1998. The effective tax rates were 35.3% and 42.1% for the fiscal years ended March 31, 1998, and 1997, respectively. The decrease in effective rate is due to the establishment of a Nevada investment subsidiary of the Bank, which acts to eliminate the Wisconsin state income tax obligation of 7.9% of net income. Because state income tax is deductible for federal income tax purposes, the state income tax savings is reduced by about the federal tax rate of 34% or an effective state tax rate savings of 5.2%

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Liquidity, Capital Resources and Regulatory Capital

        The Company's primary sources of funds are deposits, proceeds from principal and interest payments on loans, principal and interest payments on mortgage-backed and related securities and FHLB-Chicago advances. Although maturity and scheduled amortization of loans are predictable sources of funds, deposit flows, mortgage prepayments and prepayments on mortgage-backed and related securities are influenced significantly by general interest rates, economic conditions and competition. Principal collected on long-term loans for the fiscal year ended March 31, 1999 increased to $45.2 million from $28.0 million for the fiscal year ended March 31, 1998. Principal collected on mortgage-backed securities for the year ended March 31, 1999 increased to $3.0million from $1.0 million for the fiscal year ended March 31, 1998.

        The primary investing activity of the Company is the origination of mortgage loans. For the fiscal years ended March 31, 1999 and 1998, the Company originated or acquired long-term loans in the amount of $48.3 million and $29.6 million, respectively. The Company purchased $2.6 million of mortgage-backed securities and $0 during the fiscal years ended March 31, 1999 and 1998, respectively. For the fiscal years ended March 31, 1999 and 1998, these activities were funded primarily by principal repayments on long-term loans and mortgage backed securities of $48.2 million and $29.1 million, respectively.

        The Company is required to maintain minimum levels of liquid assets under the DFI's regulations for state-chartered mutual savings banks. Savings banks are required to maintain an average daily balance of liquid assets of not less than 8% of its average daily balance of net withdrawal accounts plus short-term borrowings. These assets include cash, certain time deposits, certain bankers' acceptances, certain corporate debt securities and highly rated commercial paper, securities of certain mutual funds and specified United States government, state or federal agency obligations. The Company's liquidity ratios were 22.7% and 15.2 % at March 31, 1999 and 1998, respectively. The Company adjusts its liquidity levels to meet various funding needs and to meet its asset and liability management objectives.

        The Company's most liquid assets are cash and cash equivalents, which include investments in highly liquid, short-term investments. The levels of these assets are dependent on the Company's operating, financing, lending and investing activities during any given period. At March 31, 1999 and 1998, cash and cash equivalents were $10.5 million and $6.0 million, respectively. The increase in cash and cash equivalents was due to general interest rate market conditions that encouraged the Bank's loan customers to refinance into fixed rate loans that are sold on the secondary market from adjustable rate loans that are held in the Bank's portfolio. This acts to increase cash and decrease loans receivable.

        Liquidity management for the Company is both an ongoing and long-term function of the Company's asset/liability management strategy. Excess funds are generally invested in short-term investments such as a cash management account or overnight deposits at the FHLB-Chicago. Whenever the Company requires funds beyond its ability to generate them internally, additional sources of funds are available and obtained from borrowings from the FHLB-Chicago. The Company utilizes its borrowing capabilities on a regular basis. At March 31, 1999, FHLB-Chicago advances were $17.0 million or 19.9% of total liabilities and at March 31, 1998, FHLB-Chicago advances were $19.1 million or 21.9% of total liabilities. The Company also had other borrowings consisting of repurchase agreements amounting to $5.6 million and $5.3 million at March 31, 1999 and 1998, respectively. The Company did not have any reverse repurchase agreements outstanding at any of the aforementioned periods. In a rising interest rate environment, such short-term borrowings present the risk that upon maturity, the borrowings will have to be replaced with higher rate borrowings.

        At March 31, 1999, the Company had outstanding loan commitments of $5.7 million. The Company had no commitments to purchase mortgage-backed and related securities at that date. The Company anticipates it will have sufficient funds available to meet its current loan commitments, including loan applications received and in process prior to the issuance of firm commitments. Certificates of deposit that are scheduled to mature in one year or less at March 31, 1999 are $28.5 million. Based on its historical experience, management believes that a significant portion of such deposits will remain with the Company.

        Effective June 30, 1993, the Bank, as a Wisconsin chartered mutual savings bank, is subject to regulation by the FDIC and the DFI. Applicable FDIC regulations require institutions to meet three capital standards: (i) "Tier 1 capital" in an amount not less than 3% of total assets, (ii) "Tier 1 capital" in an amount not less than 4% of risk-weighted assets, and (iii) "total capital" in an amount not less than 8% of risk-weighted assets. Wisconsin chartered savings banks also are required to maintain a minimum capital to assets ratio of 6%. The percentage of assets for Wisconsin regulatory capital purposes is based on total unconsolidated assets. Note 15 of the Notes to the Company's Audited Consolidated Financial Statements contains a summary of the Bank's compliance with its regulatory capital standards at March 31, 1999.

Impact of Inflation and Changing Prices

        The Company's Consolidated Financial Statements and Notes thereto have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollars without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Current Accounting Developments

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. A special accounting for qualifying hedges typically allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting treatment.

     Statement 133 is effective for fiscal years beginning after June 15, 2000. A company may also implement the Statement as of the beginning of any quarter after issuance. Statement 133 cannot be applied retroactively. Statement 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantially modified after December 31, 1997 (and, at the company's election, before January 1, 1998).

     The statement could increase volatility in earnings and other comprehensive income. The Company believes that based on their existing derivative instruments, the impact of adopting Statement 133 on its financial statements will not be material. The Company has not determined the timing or method of adoption.

Forward-Looking Statements

        The discussion in this Annual Report may include certain forward-looking statements based on current management expectations. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the cost of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; and changes in the quality or composition of the Company's loan and investment portfolios. Additional factors are described in the Company's other reports filed with the Securities and Exchange Commission.


Disclosures Involving Year 2000 Issues

        Issues related to the century date change and the impact on computer systems and business operations are receiving prominent publicity and attention. Depositors, business partners, investors, and the general public are specifically interested in the effect on the financial condition of each depository institution. The FDIC has advised state savings banks that safe and sound banking practices require them to address Year 2000 issues. The Securities and Exchange Commission (SEC) issued a revised Staff Legal Bulletin NO. 5 to provide specific guidance on disclosure associated with Year 2000 obligations for companies registered under federal securities laws.

        Computer programs generally abbreviated dates by eliminating the century digits of the year. Many resources, such as software; hardware; telephones; voicemail; heating; ventilating and air conditioning; alarms, etc. ("Systems") are affected. These Systems were designed to assume a century value of "19" to save memory and disk space within their programs. In addition, many Systems use a value of "99" in a year or "99/99/99" in a date to indicate "no date"or "any date" or even a default expiration date. As the year 2000 approaches, this abbreviated date mechanism within Systems threatens to disrupt the function of computer software at nearly every business which relies heavily on computer systems for account and other recordkeeping functions. If the millennium issue is ignored, system failures or miscalculations could occur, causing disruptions of operations and a temporary inability to process business transactions.

        The Bank has an inventory of personal computers that access a data processing system provided by EDS in Des Moines, Iowa. If the personal computers and data processing systems fail to process the century date change, it may impair the Bank's ability to process loan payments, accept deposits, and address other operational issues. The Bank's customers, suppliers, other constituents may also be impaired to meet their contractual obligations with the Bank. The Bank has developed a Year 2000 Plan (the "Plan"). The Bank's Plan attempts to identify the systems, assess the risk, and conduct inventories as necessary to assure compliance with the Plan. The Plan calls for identifying all systems in need of remediation by June 30, 1999, and remedying all systems in need of remediation by September 30, 1999. As of March 31, 1999, the Bank estimates it will have to purchase hardware and equipment in the amount of $17,000 (pre-tax) to address the Y2K issues. The expenditures would be amortized over a 5-year period, and would add approximately $3,400 in furniture and fixture expense per year for the next 5 years. In addition, the Bank paid in the quarter ended December 31, 1998, a one-time fee of $20,000 by EDS to support the FFIEC's testing guidance regarding Year 2000 efforts of financial institutions as outlined in the April 10, 1998, Interagency Statement. These amounts are not considered to be material.

        On February 24, 1998, the FDIC conducted an on-site visitation of the Bank's Year 2000 process. The examiner followed guidelines and recommendations contained in the FFIEC Interagency Statement on Year 2000 Project Management Awareness, dated May 5, 1997, and subsequent publications. In a letter dated March 17, 1998, the FDIC stated that the Bank's Year 2000 Committee is adequately monitoring Year 2000 compliance. In a letter dated September 8, 1998, The FDIC reported to the Board of Directors that the Federal Reserve Bank of Dallas had conducted an examination of Electronic Data Systems, Inc.,(EDS) Plano, Texas, the Bank's data processor. The Board of Directors reviewed the Exam at its September 18, 1998, meeting and the record of this action was entered into the minutes. The results of the examination are deemed to be confidential by the FDIC. On October 9, 1998, the Bank received an extensive Y2k Contingency Plan from EDS. On February 4, 1999, the FDIC conducted an on-site Year 2000 readiness examination. Again, the FDIC mandates that the results of that examination be held confidential. In a letter dated April 30, 1999, EDS reported that the overall product line remediation was now 100% complete.

Asset/Liability Management

        The Company's profitability, like that of most financial institutions, depends to a large extent upon its net interest income, which is the difference between interest earned on interest-earning assets, such as loans and investments, and interest paid on interest-bearing liabilities, such as deposits and borrowings. Net interest income is significantly affected by changes in market interest rates. During periods of rising interest rates, the Company is required to pay higher rates to attract deposits. That can result in a decline in net interest income if the Company is unable to increase the yield on its interest-earning assets sufficiently to compensate for the increase in its cost of funds. Conversely, during periods of declining interest rates, the Company may experience prepayments of its fixed rate earning assets and downward adjustments on its adjustable rate assets. That can result in a decrease in net interest income if the Company is unable to lower its cost of funds sufficiently to compensate for the decrease in its asset yields.

        The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it matures or reprices within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets anticipated, based upon certain assumptions, to mature or reprice within a specific time period and the amount of interest-bearing liabilities anticipated, based upon certain assumptions, to mature or reprice within that same time period. An interest rate sensitivity gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities that mature or reprice within a specified time period. An interest rate sensitivity gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets that mature or reprice within a specified time period.

        In an attempt to manage vulnerability to interest rate changes, management closely monitors the Company's interest rate risk. The Company has established an investment strategy through its Asset/Liability Committee. Management continually reviews the Company's interest rate risk position, maturing securities and borrowings, interest rates and programs for raising deposits and originating loans, and develops policies regarding these issues. The Board of Directors reviews quarterly asset/liability management and investment strategy reports prepared by management.

        The Company utilizes basic strategies in managing its assets and liabilities by managing or maximizing the net interest income under various interest rate scenarios. More complex techniques such as hedging through the use of options, financial futures, and interest rate swaps are not utilized. In addition to monitoring interest rate risk on a continual basis, the Company reviews deposit rates weekly. The emphasis has been on prudent pricing as opposed to increasing market share, and the Company has supplemented and substituted deposits using FHLB-Chicago advances in past periods when advance rates are more attractive than those obtainable on retail deposits.

        Generally, the Company utilizes the following strategies to manage its interest rate risk: (i) the Company sells substantially all of its fixed rate loans originated; (ii) the Company seeks to originate and retain ARM loans and mortgage-backed and related securities with short- to medium-term periods to re-pricing; (iii) the Company attempts to extend the maturities of deposits when deemed cost effective through the pricing and promotion of certificates of deposit with longer terms, and periodically utilizes deposit marketing programs offering maturity and repricing terms structured to complement the repricing and maturity characteristics of the existing asset/liability mix; and (iv) the Company utilizes longer-term borrowings from the FHLB-Chicago to manage its assets and liabilities and enhance earnings. One of the Company's asset/liability management techniques involves borrowing from the FHLB-Chicago and utilizing proceeds thereof to invest in assets that mature at the same time or close to the same time as the advances are due. This use of FHLB-Chicago advances is part of the overall interest rate risk management strategy of the company. At March 31, 1999, FHLB-Chicago advances were $17.0 million or 17.4% of total assets, compared to $19.1 million or 19.3 % of total assets at March 31, 1998.

        Originating ARM rate loans and investing in adjustable-rate mortgage-backed and related security has enabled the Company to reduce interest rate risk by more closely matching the terms and repricing characteristics of its assets and liabilities. In addition, because of the relative liquidity of mortgage-backed and related securities, the Company can restructure its interest-earning asset portfolios more quickly and effectively in a changing interest rate environment. The Company's ARM loans and ARM mortgage-backed and related securities typically have annual and lifetime interest rate caps that reduce their ability to protect the Company against a prolonged and significant increase in interest rates. Further, mortgage-backed and related securities are subject to reinvestment risk. For example, during periods of decreasing interest rates, mortgage-backed and related securities are more likely to prepay, and the Company may not be able to reinvest the proceeds from prepayments in securities or other assets with yields similar to those of the prepaying mortgage-backed and related securities. However, mortgage-backed and related securities also are subject to extension risk, which is the risk that the effective maturity of the security may increase in a rising interest rate environment. The market value of a security with a longer maturity typically is more sensitive to changes in market rates of interest, and rising interest rates may have a more pronounced adverse effect on the market value of mortgage-backed and related securities than on other types of investment securities.

        At March 31, 1999, total interest-bearing liabilities repricing within one year exceeded total interest-bearing assets repricing in the same period by $4.4million, representing a negative cumulative one-year interest rate sensitivity gap equal to 4.48% of total assets. During periods of rising interest rates, a positive interest rate sensitivity gap would tend to positively affect net interest income while a negative interest rate sensitivity gap would tend to negatively affect net interest income. Notwithstanding the negative effect on net interest income anticipated as a result of falling interest rates due to the Company's one-year gap position, the Company could experience substantial prepayments of its fixed rate mortgage loans during periods of falling interest rates. That may result in the reinvestment of such proceeds at market rates that are lower than current rates.
        The following table sets forth at March 31, 1999 the amounts of interest-earning assets and interest-bearing liabilities maturing or repricing within the time periods indicated, based on the information and assumptions set forth in the notes thereto.

        The following table sets forth at March 31, 1999 the amounts of interest-earning assets and interest-bearing liabilities maturing or repricing within the time periods indicated, based on the information and assumptions set forth in the notes thereto.


                                                                Amount Maturing or Repricing as of March 31, 1999
                                              -------------------------------------------------------------------------------------
                                                                              More Than       More Than
                                              Within          Four to         One Year       Three years
                                              Three            Twelve         to Three         to Five        Over five
                                              Months           Months           Years           Years            Years       Total

                                                                           (Dollars in thousands)
Interest-earning assets(1)
Mortgage loans:
    Fixed rate                                 $159             $489           $1,726           $1,762           $2,716     $6,852
    Adjustable rate                           9,694           21,408           22,755            2,036                0     55,893
Consumer loans                                  635              488            2,509            3,277              200      7,109
Commercial loans                              1,442            1,118              419               52              868      3,899
Mortgage-backed securities:
    Fixed rate                                    -                -                -                -            5,587      5,587
    Adjustable rate                             285              165                -                -                -        450
Interest bearing deposits                     5,721                -                -                -                -      5,721
Investment securities                             -                -                -            3,398              850      4,248
                                             -------         --------         --------          -------         --------    -------
    Total interest-earning assets           $17,936          $23,668          $27,409          $10,525          $10,221    $89,759
                                            ========         ========         ========         ========         ========   ========
Interest-bearing liabilities:
Deposits(2):
    Certificates of deposit                   9,486           19,001            8,878            1,137              146     38,648
    Money  market                               686            2,057            1,645            1,950              518      6,856
    NOW accounts                                994            2,980            2,385            2,826              751      9,936
    Passbook savings                            591            2,034            1,575            1,867              496      6,563
Borrowings(3)                                 5,584            2,562            2,346            7,000            5,121     22,613
                                             -------          -------         --------         --------         --------   --------
     Total interest-bearing liabilities     $17,341          $28,634          $16,829          $14,780           $7,032    $84,616
                                            ========         ========         ========         ========         ========   ========
Excess (deficiency) of interest-earning
  assets over interest-bearing liabilities     $595          $(4,966)         $10,580          $(4,255)          $3,189     $5,143
                                            ========         ========         ========         ========         ========   ========
Cumulative excess (deficiency) of interest-
  earning assets over interest-bearing
  liabilities                                  $595          $(4,371)          $6,209           $1,954           $5,143     $5,143
                                            ========         ========         ========         ========         ========   ========
Cumulative excess (deficiency) of interest-
  earning assets over interest-bearing
  liabilities as a percent of total assets     0.61%           -4.48%            6.36%            2.00%            5.27%      5.27%
                                            ========         ========         ========         ========          =======   ========


        (1) Adjustable and floating rate assets are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed rate assets are included in the periods in which they are scheduled to be repaid based on scheduled amortization.
        (2) Although the Company's negotiable order of withdrawal ("NOW") accounts and passbook savings accounts generally are subject to immediate withdrawal, management considers a certain historical amount of such accounts to be core deposits. These deposits have significantly longer effective maturities and times to repricing based on the Company's historical retention of such deposits in changing interest rate environments. Money market, NOW accounts, and passbook savings accounts are assumed to be withdrawn at annual rates of 40%, 40% and 79%, respectively, of the declining balance of such accounts during the period shown. The withdrawal rates used are higher than the Company's historical rates but are considered by management to be more indicative of expected withdrawal rates currently. Much of the recent growth in these deposit accounts is assumed to be the result of low interest rates and it is assumed that the accounts are more susceptible to withdrawal than in the past. If all of the Company's NOW accounts, passbook savings accounts and money market deposit accounts had been assumed to be subject to repricing within one year, the one-year cumulative deficiency of interest-earning assets over interest-bearing liabilities would have been $13.4 million or 13.6% of total assets.
        (3) Adjustable and floating rate borrowings are included in the period in which their interest rates are next scheduled to adjust rather than in the period in which they are due.

Certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans and mortgage-backed and related securities, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. In addition, the proportion of ARM loans and mortgage-backed and related securities in the Company's portfolios could decrease in future periods if market interest rates remain at or decrease below current levels due to refinance activity. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in the table. Finally, the ability of many borrowers to service their adjustable rate debt may decrease in the event of an interest rate increase.

Average Balance Sheet

      The following table sets forth certain information relating to the Company's consolidated average balance sheets and the consolidated statements of operations at and for the fiscal years ended March 31, 1999, 1998 and 1997. It reflects the average yields on interest-earning assets and average rates on interest-bearing liabilities for the periods indicated. Dividing income or expense derives yields and rates by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown. Average balances are derived principally from average monthly balances and include non-accruing loans. Interest income on non-accrual loans is reflected in the period it is collected and not in the period it is earned. Such amounts are not material to net interest income or net change in net interest income in any period. Non-accruing loans are included in the average balances and do not have a material effect on the average yield.



MANAGEMENT' S DISCUSSION(CONT.)
                                                                          Fiscal Years Ended March 31,
                                            ---------------------------------------------------------------------------------------
                                                         1999                         1998                         1997
                                            ---------------------------------------------------------------------------------------

                                             Average   Interest  Average  Average   Interest  Average  Average   Interest  Average
                                            Outstanding Earned/  Yield/  Outstanding Earned/  Yield/  Outstanding Earned/   Yield/
                                             Balance     Paid     Rate    Balance     Paid     Rate    Balance     Paid     Rate

Assets
Interest-earning assets:
 Mortgage loans                              $66,333    $5,837    8.80%   $67,052    $5,849    8.72%   $64,208    $5,554    8.65%
 Commercial loans                              4,331       370    8.54      4,754       371    7.80      4,539       417    9.19
 Consumer loans                                7,677       751    9.78      7,665       749    9.77      7,493       731    9.76
                                             --------   -------  ------   --------   -------  ------   --------   -------  ------
   Total loans                                78,341     6,957    8.88     79,471     6,969    8.77%    76,240     6,702    8.79%
 Mortgage-backed securities                    6,164       430    6.98      6,938       494    7.12      7,603       556    7.31
 Interest bearing deposits in other
     financial institutions                    3,058       153    5.02      1,377        76    5.52        461        23    5.06
 Investment securities                         2,950       180    6.10      2,665       156    5.87      2,938       157    5.33
 Federal Home Loan Bank stock                    937        61    6.51        996        68    6.77        837        54    6.46
                                            ---------   -------  ------   --------   -------  ------   --------   -------  ------
  Total interest-earning assets               91,450     7,781    8.51%    91,448    $7,763    8.49%    88,079    $7,492    8.51%
 Non-interest earning assets                   6,765                        5,681                        4,976
                                            ---------                     --------                     --------
   Total assets                              $98,215                      $97,128                      $93,055
                                            =========                     ========                     ========
Liabilities and retained earnings:
 Deposits:
  NOW accounts(1)                             10,592       140    1.32%     9,491       138    1.45%    $8,934      $149    1.66%
  Money market deposit accounts                6,823       313    4.59      5,552       260    4.68      4,109       194    4.72
   Passbook                                    6,252       134    2.15      6,013       129    2.15      6,440       147    2.28
   Certificates of deposit                    38,922     2,222    5.71     41,194     2,366    5.74     41,314     2,395    5.80
                                            ---------   -------  ------   --------   -------  ------   --------   -------  ------
     Total deposits                           62,589     2,809    4.49     62,250     2,893    4.65     60,797     2,884    4.74
  Advances and other borrowings               23,084     1,243    5.38     22,849     1,350    5.91     20,559     1,188    5.78
                                            ---------   -------  ------   --------   -------  ------   --------   -------  ------
   Total interest-bearing liabilities         85,673     4,052    4.73%    85,099     4,243    4.99%    81,356     4,072    5.00%
  Non-interest bearing liabilities               615                          655                          202
 Equity                                       11,927                       11,374                       11,497
                                            ---------                     --------                     --------
  Total liabilities and retained earnings    $98,215                      $97,128                      $93,055
                                            =========                     ========                     ========
Net interest income/interest rate spread(2)             $3,729    3.50%              $3,520    3.50%              $3,420    3.51%
                                                        =======  ======              =======  ======              =======  ======
Net earning assets/net interest margin(3)     $5,777              4.08%    $6,348              3.85%    $6,723              3.88%
                                            =========            ======   ========            ======    =======            =======
Average interest-earning assets to
  average interest-bearing liabilities          1.07                         1.07                         1.08
                                            =========                     ========                      =======

________________________
(1)  Includes non-interest bearing NOW accounts.

(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest-earning assets.

Rate/Volume Analysis

         The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (change in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.



                                        Fiscal Year Ended March 31, 1999                    Fiscal Year Ended March 31, 1998
                                                  Compared to                                         Compared to
                                        Fiscal Year Ended March 31, 1998                    Fiscal Year Ended March 31, 1997
                                        ---------------------------------                   --------------------------------
                                               Increase(Decrease)                                 Increase(Decrease)
                                                     Due to                                             Due to
                                        ---------------------------------                   --------------------------------
                                          Rate     Volume      Total                           Rate      Volume     Total
                                        ---------------------------------                   --------------------------------

                                                (In thousands)                                      (In thousands)

Interest-earning assets:
    Loans                                  $87       (99)      $(12)                          $(15)        282      $267
    Mortgage-backed  securities            (10)      (54)       (64)                           (14)        (48)      (62)
    Deposits                                (7)       84         77                              2          51        53
    Securities                               6        18         24                             16         (17)       (1)
    FHLB stock                              (3)       (4)        (7)                             3          11        14
                                          -----     -----      ------                         ------      -----     -----
       Total                                73       (55)        18                             (8)        279       271
                                          -----     -----      ------                         ------      -----     -----
Interest-bearing liabilities:
    Deposits                              (100)       16        (84)                           (57)         66         9
    Borrowings                            (121)       14       (107)                            27         135       162
                                          -----     -----      ------                         ------      -----     -----
      Total                               (221)       30       (191)                           (30)        201       171
                                          ------    -----      ------                         ------      -----     -----
       Net change in net interest income  $294      $(85)      $209                            $22         $78      $100
                                          ======    =====      ======                         ======      =====     =====



     The Bank has two wholly owned subsidiaries, Amery Service Agency, Inc. ("ASA"), organized as a Wisconsin corporation in 1970 and Northwest Investments Inc. ("NWI") organized as a Nevada corporation in 1997.

     ASA engages in insurance agency activities permissible under state and federal law, including the sale of credit life and disability products, and maintenance of a third party brokerage relationship. The ASA and the Bank have received approval of the Wisconsin Department of Financial Institutions and the FDIC to engage in the insurance and brokerage activities.

     In January 1983, ASA formed the Pondhurst Condominium Association and developed 64 residential lots for condominium duplexes and four-plexes on land adjacent to a golf course in Amery, Wisconsin (the "Pondhurst Project"). As of March 31, 1999, all 64 residential lots had been sold. On May 8, 1998, ASA sold an adjacent undeveloped 7.5-acre parcel of land for $65,000. With the sale of the 7.5 acre parcel, the Bank and ASA has complied with a request by the Federal Reserve bank of Minneapolis that ASA divest its holdings in the Pondhurst Project by May 31, 2000. As of March 31, 1999, ASA had total assets of $48,000.

     On May 30, 1997, NWI was established as an investment subsidiary of Bank to manage a portion of its investments. The establishment and operation of a investment subsidiary through incorporation and operation in the state of Nevada provides certain corporate tax advantages to the Bank. As of March 31, 1999, NWI had total assets of $23.9 million.

INFORMATION ABOUT BREMER

     Bremer is an employee-owned regional financial services company headquartered in St. Paul, Minnesota. It was incorporated under Minnesota law on December 7, 1943. As of September 30, 1999, Bremer owned at least 95% of the total outstanding capital stock of each of its 14 subsidiary banks ("Subsidiary

Banks"). The Subsidiary Banks are located in Minnesota, Wisconsin and North Dakota and have a total of over 100 offices located throughout these states. The Subsidiary Banks ranged in size from $68 million to $488 million in total assets and from $62 million to $330 million in total deposits as of September 30, 1999. As of September 30, 1999, Bremer and its subsidiaries (including its Subsidiary Banks) had consolidated assets of $3.8 billion and consolidated deposits of $2.8 billion

         Bremer also owns several financial services subsidiaries in addition to the Subsidiary Banks. It owns all of the outstanding capital stock of Bremer Trust, National Association, which provides trust and other fiduciary services to most of the Minnesota communities served by the Subsidiary Banks; Bremer Insurance Agencies, Inc., which provides insurance agency services to the Subsidiary Banks' communities; Bremer Financial Services, Inc., which provides management and support services to Bremer and its other subsidiaries; Bremer Premium Finance Corporation, which provides commercial insurance premium financing services in Wisconsin, Minnesota and North Dakota; Bremer Business Finance Corporation, which provides asset-based lending and leasing services; and Bremer Services, Inc., which provides operations and support services to the Subsidiary Banks. Bremer also owns a controlling portion of the capital stock of Bremer Life Insurance Company, which is engaged in the underwriting and reinsurance of credit life and health insurance sold in conjunction with the extension of credit by the Subsidiary Banks.

         Consumer investment products and services are available at the Subsidiary Banks through INVEST Financial Corporation of Tampa, Florida ("INVEST"). Bremer and the Subsidiary Banks have entered into an agreement with INVEST whereby Bremer and its subsidiaries deliver investment services to its customers through a network of Subsidiary Banks' offices and receive a portion of the commissions earned by the investment representatives.

         Otto Bremer Foundation (the "Foundation") owns 20% of the outstanding shares of Bremer's Class A Common Stock and 100% of the outstanding shares of its Class B Common Stock, for a total of 92% of the outstanding shares of Bremer's capital stock. Both Bremer and the Foundation are bank holding companies subject to the Federal Bank Holding Company Act of 1956, as amended, and to regulation and supervision by the Federal Reserve System (including the Board of Governors of the Federal Reserve System.).

         Bremer's principal executive offices are located at 445 Minnesota Street, St Paul, Minnesota 55101, and its telephone number is 651-227-7621.


MATTER 2-- PROPOSAL TO ADJOURN THE SPECIAL MEETING

         As described herein, the Northwest Board believes that shareholder approval of the Merger proposal is in the best interests of Northwest's shareholders. Also as noted herein, approval of the Merger proposal requires an affirmative vote of the holders of a majority of the shares of Northwest Common Stock entitled to vote on the Merger Agreement and Plan of Merger at the Special Meeting.

         If by the date of the Special Meeting, including any adjournments thereof, the required vote for approval of the Merger proposal has not been obtained, there are an insufficient number of persons present in person or by proxy to constitute a quorum, or events subsequent to the date of this Proxy Statement require Northwest to furnish additional proxy soliciting information to the Northwest shareholders and to give the shareholders time to assimilate such information, the Northwest Board intends to sponsor a proposal (or proposals), at such times and as often as necessary, to adjourn the Special
Meeting to a later date for the purpose of soliciting additional votes on the Merger proposal. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn). The time, date and place at and to which the Special Meeting would be reconvened will be announced at the Special Meeting, and at any adjournments thereof. If, however, the Special Meeting is adjourned more than 120 days after the date for which the meeting was originally noticed, a new voting record date would be fixed for the adjourned meeting and written notice of the place, date and time of the adjourned meeting will be given.

         In order to approve a proposal for adjournment of the Special Meeting, the affirmative vote of a majority of the total votes cast in person or by proxy must vote in favor of the proposal. In order to allow Northwest's management to vote proxies received by Northwest at the time of the Special Meeting in favor of such an adjournment, if Northwest's Board determines, in its sole discretion, that such an adjournment is in the best interests of Northwest and its shareholders, Northwest has submitted the question of or adjournment as a separate matter for the consideration and vote of the shareholders. The Northwest Board recommends that shareholders vote FOR the proposal to adjourn the Special Meeting so that such proxies may be voted in favor of such adjournment under the circumstances described under this proposal.

         Bremer or Northwest may terminate the Merger Agreement if the Merger is not consummated by March 31, 2000 (subject to extension to April 30, 2000, in the case of a delay in receiving all required regulatory approvals) (the "Termination Date"). If the Special Meeting is adjourned to a date after the Termination Date, the Northwest Board would seek to obtain an extension of the Termination Date from Bremer on terms and conditions acceptable to the parties. No assurances can be made that the parties will agree to the extension, or that other closing conditions would not be adversely affected. The fact of the possible extension of the Termination Date will not be deemed to invalidate proxies previously received, unless Northwest receives a later-dated proxy superseding a prior one.

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

         Due to the proposed Merger, Northwest does not currently expect to hold a 2000 Annual Meeting of Shareholders because Northwest anticipates that it will be merged with and into the Merger Sub, with Northwest being a wholly-owned subsidiary following the Merger. In the event the Merger is not consummated and such a meeting is held, the following outlines the requirements for shareholders proposals and voting on such proposals.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN 2000 PROXY MATERIALS

         Any proposal which a shareholder wishes to have included in the proxy materials of Northwest relating to the 2000 annual meeting of the shareholders of Northwest, which is scheduled to be held in July 2000, must have been received at the principal executive offices of Northwest, 234 Keller Avenue South, Amery, Wisconsin 54001, Attention: James Moore, Secretary, no later than March 1, 2000. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Nothing in this section shall be deemed to require Northwest to include in its proxy statement and proxy relating to the 2000 Annual Meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.


ADVANCE NOTICE REQUIREMENT FOR ANY PROPOSAL OR NOMINATION TO BE RAISED BY A SHAREHOLDER

         Shareholder proposals which are not submitted for inclusion in Northwest's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article VII of the Northwest Articles, which provides that: (i) with respect to proposals to be brought before an annual meeting, such proposal must be received by Northwest not less than 60 days nor more than 90 days prior to the date of the previous year's annual meeting of shareholders, or in the event no annual meeting was held in the previous year, no later than ten days following the date notice of the annual meeting is mailed to shareholders; and (ii) with respect to proposals to be brought before a Annual meeting, not later than the close of business on the tenth day following the date notice of such Annual meeting is mailed to shareholders.

         In accordance with Article VII of the Northwest Articles, the advance notice of a proposal described above must set forth certain information, including the shareholder's name and address, as they appear on Northwest's record of shareholders, the class and number of shares of Northwest Common Stock beneficially owned by such shareholder, a brief description of the proposed business, the reason for considering the business at the shareholder meeting and any material interest of the shareholder in the proposed business. In addition, with respect to nominations for election to the Board of Directors made by a shareholder, in accordance with Article VII of the Northwest Articles and
Article III of the Northwest bylaws, the following information must be provided:
(i) the name and address of the shareholder who intends to make the nomination and of the person (s) to be nominate; (ii) a representation that the shareholder is a holder of record of the stock of Northwest entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understanding between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) written consent of each nominee to serve as a director of Northwest if so elected.

                      DISCRETIONARY VOTING OF 2000 PROXIES

         Effective June 29, 1998, the SEC amended Rule 14a-4(c) under the Exchange Act that governs a company's use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in a company's proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. New Rule 14a-4(c)(1) provides that if a shareholder fails to notify
Northwest of such proposal at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the management proxies named in the form of proxy distributed in connection with Northwest's proxy statement would be allowed to use their discretionary voting authority to address the proposal submitted by the shareholder, without discussion of the proposal in the proxy statement. Accordingly, if a shareholder who intends to present a proposal at the 2000 Annual Meeting does not notify Northwest of such proposal on or prior to June 6, 2000, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the annual meeting, even though there is no discussion of the proposal in the 2000 proxy statement.

                        OTHER MATTERS WHICH MAY PROPERLY
                         COME BEFORE THE SPECIAL MEETING

         The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Special Meeting of Shareholders. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby on such matters in accordance with their best judgment.




                                 By order of the Board of Directors


                                 _/s/_James L. Moore_______
                                 James L. Moore
                                 Secretary


Amery, Wisconsin
February 2, 2000



================================================================================
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSEDPOSTAGE PAID ENVELOPE.
================================================================================

INDEX TO FINANCIAL STATEMENTS OF NORTHWEST EQUITY CORP.


   Independent Auditors Report                                              F-1

   Statements of Financial Condition for the Years Ended March 31, 1999
   and 1998                                                                 F-2

   Statements of Operations for the Years Ended March 31, 1999, 1998,
   and 1997                                                                 F-3

   Statements of Changes in Equity for the Years Ended March 31, 1999,
   1998, and 1997                                                           F-4

   Statements of Cash Flows for the Years Ended March 31, 1999, 1998,
   and 1997                                                                 F-5

   Notes to Consolidated Financial Statements for the Years Ended
   March 31, 1999 and 1998                                                  F-7

   Consolidated Interim Statements of Financial Condition (Unaudited) for
   the Six Months Ended September 30, 1999 and March 31, 1999               F-30

   Consolidated Interim Statements of Operations (Unaudited) for the Six
   Months Ended September 30, 1999 and September 30, 1998                   F-31

   Consolidated Interim Statements of Stockholders Equity (Unaudited) for
   the Six Months Ended September 30, 1999 and September 30, 1998           F-32

   Consolidated Interim Statements of Cash Flows (Unaudited) for the
   Six Months Ended September 30, 1999 and September 30, 1998               F-33

                          INDEPENDENT AUDITORS' REPORT


Board of
Directors
Northwest Equity Corp.


We have audited the accompanying consolidated balance sheets of Northwest Equity Corp. and Subsidiary as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Northwest Equity Corp. and Subsidiary at March 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years ended March 31, 1999 in conformity with generally accepted accounting principles.




                                           __/s/Wipfli Ullrich Bertelson LLP__
                                           Wipfli Ullrich Bertelson LLP

Wisconsin Rapids, Wisconsin
April 30, 1999


                                         NORTHWEST EQUITY CORP. AND SUBSIDIARY
                                              CONSOLIDATED BALANCE SHEETS
                                                March 31, 1999 and 1998
                                                    (In Thousands)

------------------------------------------------------------------------------------------------------------------------

                                                        ASSETS

                                                                                              1999               1998
                                                                                          -------------      -------------

Cash and due from banks                                                                     $4,749             $2,642
Interest-bearing deposits with financial institutions                                        5,721              3,405
Securities held to maturity                                                                  9,435              9,398
Investment in Federal Home Loan Bank stock                                                     850              1,159
Loans held for sale                                                                            143                142
Loans receivable - net of allowance for loan losses of
      $375 and $484 in 1999 and 1998, respectively                                          73,347             78,297
Foreclosed properties and properties subject to foreclosure                                     63                159
Accrued interest receivable                                                                    556                578
Premises and equipment                                                                       2,176              2,250
Prepaid expenses and other assets                                                              545                709
                                                                                          ---------          ---------
TOTAL ASSETS                                                                               $97,585            $98,739
                                                                                          =========          =========

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                              1999               1998
                                                                                          -------------      -------------
Liabilities:
      Deposits:
          Demand and NOW deposits                                                           $9,936             $9,733
          Savings and money market deposits                                                 13,419             12,117
          Certificates of deposit                                                           38,648             40,428
                                                                                          ----------         ---------
             Total deposits                                                                 62,003             62,278
      Advances from Federal Home Loan Bank                                                  16,990             19,062
      Borrowed funds                                                                         5,625              5,258
      Accounts payable and accrued expenses                                                    606                627
                                                                                          ---------          ---------
                 Total liabilities                                                          85,224             87,225
                                                                                          ---------          ---------

Stockholders' equity:
      Preferred stock - $1 par value; 2,000,000 shares
          authorized; none issued                                                              - -                - -
      Common stock - $1 par value; 4,000,000 shares authorized;
          1,032,517 shares issued; 825,301 shares outstanding at March 31, 1999
          and 824,654 shares outstanding at March 31, 1998                                   1,033              1,033
      Additional paid-in capital                                                             6,582              6,584
      Less unearned restricted stock plan award                                                - -                (26)
      Less unearned Employee Stock Ownership Plan                                             (155)              (389)
      Less treasury stock - at cost                                                         (2,549)            (2,557)
      Retained earnings - substantially restricted                                           7,450              6,869
                                                                                          ---------          ---------
                 Total stockholders' equity                                                 12,361             11,514
                                                                                          ---------          ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                 $97,585            $98,739
                                                                                          =========          =========

See accompanying Notes to Consolidated Financial Statements



                                         NORTHWEST EQUITY CORP. AND SUBSIDIARY
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                       Years Ended March 31, 1999, 1998 and 1997
                                      (In Thousands except for per share amounts)

-----------------------------------------------------------------------------------------------------------------------------

                                                                               1999              1998               1997
                                                                           -------------     -------------      -------------

Interest income:
      Interest and fees on loans                                              $6,957            $6,969             $6,702
      Interest on mortgage-backed and related securities                         430               494                556
      Interest and dividends on investments                                      394               300                234
                                                                           -------------     -------------      -------------
          Total interest income                                                7,781             7,763              7,492
                                                                           -------------     -------------      -------------

Interest expense:
      Interest on deposits                                                     2,809             2,893              2,884
      Interest on borrowings                                                   1,243             1,350              1,188
                                                                           -------------     -------------      -------------
          Total interest expense                                               4,052             4,243              4,072
                                                                           -------------     -------------      -------------
                 Net interest income                                           3,729             3,520              3,420
Provision for loan losses                                                        376               100                 81
                                                                           -------------     -------------      -------------

Net interest income after provision for loan losses                            3,353             3,420              3,339
                                                                           -------------      -------------     -------------

Noninterest income (deductions):
      Mortgage servicing fees                                                     94                77                 77
      Service charges on deposits                                                252               251                220
      Loss on sale of investments                                                - -               (24)               - -
      Gain on sale of mortgage loans                                             206               130                 59
      Other                                                                      184               174                175
                                                                           -------------      -------------     -------------
          Total noninterest income                                               736               608                531
                                                                           -------------      -------------     -------------

General and administrative expenses:
      Salaries and employee benefits                                           1,311             1,193              1,183
      Net occupancy expense                                                      365               350                336
      Data processing                                                            168               135                131
      Federal insurance premiums                                                  38                39                428
      Other                                                                      583               581                565
                                                                           -------------      -------------     -------------
          Total general and administrative expense                             2,465             2,298              2,643
                                                                           -------------      -------------     -------------

Income before provision for income taxes                                       1,624             1,730              1,227

          Provision for income taxes                                             491               610                517
                                                                           -------------      -------------     -------------


Net income                                                                    $1,133            $1,120               $710
                                                                           =============      =============     =============

      Basic earnings per share                                                 $1.45             $1.44              $0.84
                                                                           =============      =============     =============

      Diluted earnings per share                                               $1.37             $1.37              $0.83
                                                                           =============      =============     =============

See accompanying Notes to Consolidated Financial Statements




                                                              NORTHWEST EQUITY CORP. AND SUBSIDIARY
                                                          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                             Years Ended March 31, 1999, 1998 and 1997
                                                                          (In Thousands)

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                   Unearned                     Accumulated
                                                              Additional  Unearned   ESOP                           Other
                                                       Common  Paid-In   Restricted Compen-  Treasury Retained  Comprehensive
                                                       Stock   Capital      Stock    sation   Stock    Earnings     Income   Total
                                                      -----------------------------------------------------------------------------

Balance - March 31, 1996                               $1,033   $6,584      $(319)   $(699)   $(561)    $5,860      $(34)   $11,864
 Comprehensive income:
  Net income                                              - -      - -        - -      - -      - -        710       - -        710
  Other comprehensive income-unrealized
   gain on securities available for sale net of
   deferred taxes of $48                                  - -      - -        - -      - -      - -        - -         5          5

  Total comprehensive income                                                                                                    715
 Amortization of unearned ESOP and restriced stock
  award                                                   - -      - -        204      141      - -        - -       - -        345
 Purchase of treasury stock - 51,625 shares               - -      - -        - -      - -   (1,695)       - -       - -     (1,695)
 Cash dividends - $.33 per share                          - -      - -        - -      - -      - -       (370)      - -       (370)
                                                      --------  -------    -------   ------  -------    -------     ------  --------
Balance - March 31, 1997                                1,033    6,584       (115)    (558)  (2,256)     6,200       (29)    10,859
 Comprehensive income:
  Net income                                              - -      - -        - -      - -      - -      1,120       - -      1,120
  Other comprehensive income - unrealized
   gain on securities available for sale, net of
   deferred taxes of $2                                   - -      - -        - -      - -      - -        - -        29         29

   Total comprehensive income                                                                                                 1,149
 Amortization of unearned ESOP and restricted stock
  award                                                   - -      - -         89      169      - -        - -       - -        258
 Purchase of treasury stock - 142,138 shares              - -      - -        - -      - -     (301)       - -       - -       (301)
 Cash dividends - $.40 per share                          - -      - -        - -      - -      - -       (451)      - -       (451)
                                                      --------  -------    -------   ------  -------    -------    ------   --------
Balance - March 31, 1998                                1,033    6,584        (26)    (389)  (2,557)     6,869       - -     11,514

 Comprehensive income:
  Net income                                              - -      - -        - -      - -      - -      1,133       - -      1,133
 Amortization of unearned ESOP and restricted stock
  award                                                   - -      - -         26      234      - -        - -       - -        260
 Exercise of incentive stock options - 647 shares         - -       (2)       - -      - -        8        - -       - -          6
 Cash dividends - $.67 per share                          - -      - -        - -      - -      - -       (552)      - -       (552)
                                                      --------  -------    -------   ------  -------    -------    ------   --------
Balance - March 31, 1999                               $1,033   $6,582       $- -    $(155) $(2,549)    $7,450      $- -    $12,361
                                                      ========  =======    =======   ======  =======    =======    ======   ========

See accompanying Notes to Consolidated Financial Statements


                                                 NORTHWEST EQUITY CORP. AND SUBSIDIARY
                                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                Years Ended March 31, 1999, 1998 and 1997
                                                             (In Thousands)

------------------------------------------------------------------------------------------------------------------------


                                                                               1999           1998           1997
                                                                           -------------  -------------  -------------

      Cash flows from operating activities:
          Net income                                                          $1,133         $1,120          $710
          Adjustments to reconcile net income to net cash
             provided by operating activities:
                 Provision for depreciation                                      143            145           152
                 Provision for loan losses                                       376            100            81
                 Loss on sale of investments                                     - -             24           - -
                 Provision for deferred income taxes                             109             68           (43)
                 Amortization of ESOP and restricted stock awards                260            258           345
                 Proceeds from sales of mortgage loans                        19,131         11,216         4,533
                 Loans originated for sale                                   (19,132)       (10,813)       (4,172)
                 Changes in operating assets and liabilities:
                     Accrued interest receivable                                  22             78           (54)
                     Prepaid expenses and other assets                           211           (329)          (80)
                     Accrued interest payable                                    (86)            83           (92)
                     Accrued income taxes payable                               (101)          (112)           97
                     Other accrued liabilities                                    10             53           256
                                                                           -------------  -------------  -------------

          Net cash provided by operating activities                            2,076          1,891         1,733
                                                                           -------------  -------------  -------------

Cash flows from investing activities:
      Net (increase) decrease in interest-bearing deposits with
          financial institutions                                              (2,316)        (1,684)          744
      Proceeds from sales of available for sale securities                       - -          2,776           - -
      Proceeds from sales of Federal Home Loan Bank stock                        309            - -           - -
      Proceeds from maturities of held to maturity securities                  1,699            - -           114
      Proceeds from sale of foreclosed property                                  350            - -           - -
      Purchase of held to maturity securities                                 (2,098)        (3,286)         (127)
      Purchase of mortgage backed securities                                  (2,601)           - -        (2,772)
      Principle collected on mortgage-backed securities                        2,963          1,023           724
      Net (increase) decrease in loans                                         4,320         (1,475)       (7,231)
      Purchase of office properties and equipment                                (69)           (54)         (294)
                                                                           -------------  -------------  -------------

          Net cash (used in) investing activities                              2,557         (2,700)       (8,842)
                                                                           =============  =============  =============


See accompanying Notes to Consolidated Financial Statements




                                         NORTHWEST EQUITY CORP. AND SUBSIDIARY
                                   CONSOLIDATED STATEMENTS OF CASH FLOWS - Continued
                                       Years Ended March 31, 1999, 1998 and 1997
                                                    (In Thousands)

--------------------------------------------------------------------------------------------------------------------------


                                                                               1999             1998             1997
                                                                           -------------    -------------    -------------


Cash flows from financing activities:
      Net increase (decrease) in deposits                                      (275)             721             4,301
      Net increase (decrease) in short-term borrowings                       (1,853)             795            (1,543)
      Net increase in long-term borrowings                                      148            1,428             6,728
      Purchases of treasury stock                                               - -             (301)           (1,695)
      Proceeds from exercise of stock options                                     6              - -               - -
      Dividends paid                                                           (552)            (451)             (370)
                                                                           -------------    -------------    -------------

          Net cash provided by financing activities                          (2,526)           2,192             7,421
                                                                           -------------    -------------    -------------

Increase in cash and due from banks                                           2,107            1,383               312
      Cash and due from banks at beginning                                    2,642            1,259               947
                                                                           -------------    -------------    -------------

      Cash and due from banks at end                                         $4,749           $2,642            $1,259
                                                                           =============    =============    =============




Supplemental disclosures of cash flow information:

      Loans receivable transferred to foreclosed properties
          and properties subject to foreclosure                                $254            $159                $72

      Loans charged off                                                         500              87                 62

      Interest paid                                                           4,138           4,160              4,164

      Income taxes paid                                                         578             739                517



See accompanying Notes to Consolidated Financial Statements

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
Note 1.      Summary of Significant Accounting Policies:


The accounting policies of Northwest Equity Corp. and Subsidiary (the Company) conform to generally accepted accounting principles and prevailing practices within the banking industry. A summary of the more significant accounting policies follows:

Nature of Operations

Northwest Equity Corp. is the holding company for Northwest Savings Bank
(the "Bank"), a Wisconsin state-chartered savings bank. The Company provides a wide range of financial services to individual customers through the Bank with Wisconsin locations in Polk, St. Croix and Burnett Counties. The Bank is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities. The Bank holds a variety of securities through it's wholly owned Subsidiary, Northwest Investments, Inc., a Nevada investment corporation.

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of the Company and its wholly- owned subsidiary, Northwest Savings Bank, and its wholly-owned subsidiaries, Amery Service Agency, Inc. and Northwest Investments, Inc. Significant intercompany accounts and transactions have been eliminated.

Use of Estimates in Preparation of Financial Statements:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results may differ from these estimates.

Cash and Cash Equivalents:

Cash and cash equivalents consist of cash and investments with initial maturities of three months or less. For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "cash and due from banks."

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 1.      Summary of Significant Accounting Policies - Continued:

Securities:

Investment securities are assigned an appropriate classification at the time of purchase in accordance with management's intent. Securities held to maturity represent those securities for which the Bank has the positive intent and ability to hold to maturity. Accordingly, these securities are carried at cost adjusted for amortization of premium and accretion of discount calculated using the effective yield method. Unrealized gains and losses on securities held to maturity are not recognized in the financial statements.

Trading securities include those securities bought and held principally for the purpose of selling them in the near future. The Bank has no trading securities.

Securities not classified either as securities held to maturity or trading securities are considered available for sale and reported at fair value determined from estimates of brokers or other sources. Unrealized gains and losses are excluded from earnings but are reported as a separate component of net worth, net of income tax effects.

Any gains and losses on sales of securities are recognized at the time of sale using the specific identification method.

Loans Held for Sale:

Loans held for sale in the secondary market are recorded at lower of aggregate cost or market and generally consist of current production of fixed-rate mortgage loans. Fees received from the borrower are deferred and recorded as an adjustment of the sales price. A gain or loss is recognized at the time of sale reflecting the present value of the difference between the contractual interest rate of the loans sold and the yield to the investor.

Loans Receivable:

Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and net of deferred loan origination fees and discounts.

Interest income is recognized using methods which approximate a level yield on principal amounts outstanding. Accrual of interest is discontinued either when reasonable doubt exists as to the full, timely collection of interest or principal or when a loan becomes contractually past due by 90 days or more with respect to interest or principal. At that time, any accrued but uncollected interest is reversed, and additional income is recorded only to the extent that payments are received and the collection of principal is reasonably assured.

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 1.      Summary of Significant Accounting Policies - Continued:

Allowance for Loan Losses:

The allowance for credit losses is maintained at a level which management believes is adequate to provide for possible credit losses. Management periodically evaluates the adequacy of the allowance using the Company's past loan loss experience, known and inherent risks in the portfolio, composition of the portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective since it requires material estimates that may be susceptible to significant change.

Foreclosed Properties and Properties Subject to Foreclosure:

Real estate owned which was acquired by foreclosure or by deed in lieu of foreclosure is initially recorded at the lower of cost or fair value less estimated costs to sell at date of foreclosure. Costs related to the development and improvement of property are capitalized, whereas costs related to holding property are expensed. Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its fair value less estimated costs to sell. Real estate in judgment and subject to redemption is carried at cost less an allowance for estimated losses.

Loan Fees:

Certain loan origination fees, commitment fees and direct loan origination costs are being deferred and the net amounts amortized as an adjustment of the related loan's yield. The Bank is amortizing these amounts into interest income, using the level yield method, over the contractual life of the related loan.

The other origination and commitment fees not required to be recognized as a yield adjustment are included in loan fees and service charges.

Premises and Equipment:

Premises and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of premises and equipment are reflected in income. Depreciation is computed on the straight-line method and is based on the estimated useful lives of the assets which range from three to thirty-five years.

                     NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 1.      Summary of Significant Accounting Policies - Continued:

Income Taxes:

The Company and its subsidiary file a consolidated federal income tax return and separate state income tax returns. Financial statement provisions are made in the income tax expense accounts for deferred taxes applicable to income and expense items reported in different periods than for income tax purposes. The Company accounts for income taxes on the liability method. Deferred income tax assets and liabilities are adjusted regularly to amounts estimated to be receivable or payable based on current tax law.

Advertising:

The Company expenses advertising costs as incurred.

Comprehensive Income:

Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securitites available for sale which are recognized as a seperate component of equity, accumulated other comprehensive income.


Change In Accounting Principles:

In February 1997, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards (SFAS) No. 128, which became effective for the Company for reporting periods ending after December 15, 1998. Under the provisions of SFAS No. 128, primary and fully-diluted earnings per share were replaced with basic and diluted earnings per share in an effort to simplify the computation of these measures and align them more closely with the methodology used internationally. Basic earnings per share is arrived at by dividing net income available to common stockholders by the weighted-average number of common shares outstanding and does not include the impact of any potentially dilutive common stock equivalents. The diluted earnings per share calculation method is arrived at by dividing net income by the weighted-average number of shares outstanding, adjusted for the dilutive effect of outstanding stock options. For purposes of comparability, all prior-period earnings per share data have been restated.

In June 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting and display of comprehensive income in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement requires that an enterprise display an amount representing total comprehensive income for the period in a financial statement, but does not require a specific format for that financial statement. This statement also requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the consolidated balance sheet. The statement is effective for fiscal years beginning after December 15, 1997. Reclassification of consolidated financial statements for earlier periods provided for comparative purposes is required. The adoption of SFAS No. 130 did not have an impact on the Company's financial position or results of operations.


In June 1998, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information." This statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to stockholders. This statement supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise," but retains the requirement to report information about major customers. It also amends SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries," to remove the special disclosure requirements for previously unconsolidated subsidiaries. The statement is effective for fiscal years beginning after December 15, 1998. In the initial year of application, comparative information for earlier years is to be restated. The adoption of SFAS No. 131 did not have an impact on the Company's financial position or results of operations.


Reclassifications:

Certain amounts in the 1998 and 1997 consolidated financial statements have been reclassified to conform to the 1999 reporting classification.

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 2.      Securities Held to Maturity:


Securities held to maturity consist of the following at March 31:


                                                                              Gross          Gross
                                                             Amortized      Unrealized     Unrealized        Fair
                                                                Cost          Gains          Losses         Value
                                                            -------------  -------------  -------------  -------------

                                                                                  (In Thousands)
                            1999
                 ----------------------------

                 U.S. Treasury and agency obligations          $3,398           $3            $15          $3,386
                                                              --------         ----          -----        --------
                 Mortgage backed securities:
                     FNMA certificates                          3,189           35            - -           3,224
                     GNMA certificates                          1,634           64            - -           1,698
                     FHLMC certificates                         1,214            6             12           1,208
                                                              --------         ----          -----        --------

                 Total mortgage backed securities               6,037          105             12           6,130
                                                              --------         ----          -----        --------

                     Total securities held to maturity         $9,435         $108            $27          $9,516
                                                              ========         ====          =====        ========


                            1998
                 ----------------------------

                 U.S. Treasury and agency obligations          $3,000         $- -             $1          $2,999
                                                              --------        -----          ------       --------
                 Mortgage backed securities:
                     FNMA certificates                          3,868           59              1           3,926
                     GNMA certificates                          2,153           83            - -           2,236
                     FHLMC certificates                           377            7            - -             384
                                                              --------        -----          ------       --------

                 Total mortgage backed securities               6,398          149              1           6,546
                                                              --------        -----          ------       --------

                     Total securities held to maturity         $9,398         $149             $2          $9,545
                                                              ========        =====          ======       ========

There were no sales of securities held to maturity during the years ended March 31, 1999 and 1998.

Investment securities with an amortized cost of $4,898,000 and estimated fair value of $4,959,000 were pledged to secure other borrowing as of March 31, 1999

During the year ended March 31, 1998, the Company sold securities available for sale for total proceeds of $2,776,000 resulting in realized gains of $2,000 and realized losses of $26,000. There were no sales of securities available for sale during the years ended March 31, 1999.

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 2.      Securities Held to Maturity - Continued:

The amortized cost and estimated fair value of securities held to maturity at March 31, 1999 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     Amortized        Fair
                                                       Cost           Value
                                                    ------------   -----------
 Investment securities:
   Due in one year or less                            $1,100         $1,103
   Due after one year through five years               2,298          2,283
                                                    ------------   -----------

    Total investment securities                        3,398          3,386

  Mortgage backed securities                           6,037          6,130
                                                    ------------   -----------

    Totals                                            $9,435         $9,516
                                                    ============   ===========

Note 3.      Investment in Federal Home Loan Bank Stock:

As a member of the Federal Home Loan Bank (FHLB) system, the Bank is required to hold stock in the FHLB based on asset size. The stock is recorded at cost which approximates fair value. Transfer of the stock is substantially restricted.

Note 4.      Loans Receivable:

Loans receivable are summarized as follows as of March 31:

                                                       1999           1998
                                                   -------------  -------------
   Real estate mortgage loans:                            (In Thousands)
    One to four families                              $54,049        $57,975
    Other                                               8,665          8,582
    Commercial loans                                    3,899          4,397
    Consumer loans                                      7,109          7,827
                                                   -------------  -------------
      Totals                                           73,722         78,781
    Less: Allowance for losses                           (375)          (484)
                                                   -------------  -------------
      Total loans receivable                          $73,347        $78,297
                                                   =============  =============

The following is an analysis of the allowance for loan losses for the years ended March 31:

                                            1999           1998          1997
                                           -------        ------        -------
                                                      (In Thousands)
Balance at beginning                       $484           $461           $433
 Provision charged to income                376            100             81
 Loans charged off - Net of recoveries     (485)           (77)           (53)
                                           -----         ------          -----
Balance at end                             $375           $484           $461
                                           ======        ======          =====

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 4.      Loans Receivable - Continued:

Loans serviced for others are not included in the above amounts. They totaled $46,290,000, $30,691,000 and $25,250,000 at March 31, 1999, 1998 and 1997,
respectively.

The allowance for loan losses includes specific allowances related to loans which have been judged to be impaired and which fall within the scope of SFAS No. 114. A loan is impaired when, based on current information, it is probable that the Bank will not collect all amounts due in accordance with the contractual terms of the loan agreement. These specific allowances are based on discounted cash flows of expected future payments using the loan's initial effective interest rate or the fair value of the collateral if the loan is collateral dependent.

There were no loans considered impaired as of March 31, 1999. Impaired loans at March 31, 1998 consisted of:

  Impaired loans - nonaccrual                  $685,000
  Less - allowance for credit losses             90,000
                                             -------------
   Net investment in impaired loans            $595,000
                                             =============

The average recorded investment in impaired loans during 1999 and 1998 was $397,000 and $595,000, respectively. There was no interest income recognized on the impaired loans during the years ended March 31, 1999, 1998 and 1997.

The Bank, in the ordinary course of business, grants loans to the Company's executive officers and directors, including their families at terms comparable to transactions with other customers. In the opinion of management, such loans do not involve more than the normal risk of collectibility or present other unfavorable features.

Activity in related party loans during the years ended March 31, 1999 and 1998 is summarized below:

                                                     1999             1998
                                                 ------------    -------------
 Loans outstanding at beginning                    $39,485          $132,915
   New loans                                        99,000              - -
   Repayments                                      (28,583)          (93,430)
                                                -------------    -------------
 Loans outstanding at end                         $109,902           $39,485
                                                =============    =============

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 5.      Premises and Equipment:

Premises and equipment are summarized by major classification as follows at March 31:

                                                      1999           1998
                                                  -------------  -------------
                                                         (In Thousands)
Land and improvements                                 $569           $569
Buildings and improvements                           1,543          1,543
Furniture, fixtures and equipment                    1,090          1,043
                                                  -------------  -------------
  Total                                              3,202          3,155
Less - Accumulated depreciation                      1,026            905
                                                  -------------  -------------
                                                    $2,176         $2,250
                                                  =============  =============

Depreciation charged to operations totaled $143,000, $145,000 and $152,000 for the years ended March 31, 1999, 1998 and 1997, respectively.

Note 6.      Foreclosed Properties and Properties Subject to Foreclosure:

Properties subject to foreclosure were $63,000 and $159,000 at March 31, 1999 and 1998, respectively. There were no foreclosed properties at March 31, 1999 and 1998.

Note 7.      Accrued Interest Receivable:

Accrued interest receivable is comprised of the following at March 31:

                                                      1999           1998
                                                  -------------  -------------
                                                         (In Thousands)
Loans receivable                                      $456           $493
Mortgage backed obligations                             34             39
Investments                                             66             46
                                                  -------------  -------------
 Totals                                               $556           $578
                                                  =============  =============

The Bank has provided an allowance for uncollected interest on loans at March 31, 1999 and 1998 of $6,000 and $17,000, respectively.

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 8.      Savings Accounts:

Savings accounts are summarized as follows at March 31:


                                                             1999                              1998
                                                  ----------------------------      ----------------------------
                                                                  Weighted                          Weighted
                                                                   Average                           Average
                                                     Amount          Rate              Amount          Rate
                                                  -------------  -------------      -------------  -------------
                                                                          (In Thousands)

Noninterest bearing demand deposit                   $3,590                            $3,823
                                                  -------------                     -------------
 Interest bearing deposits
  NOW accounts                                        6,346          2.17%              5,910         2.31%
  Passbook rates                                      6,563          2.13%              6,091         2.15%
  Money market accounts                               6,856          4.48%              6,026         4.87%
  Certificates of deposit                            38,648          5.71%             40,428         5.73%
                                                  -------------  -------------      -------------  -------------

 Total interest bearing deposits                     58,413          4.79%             58,455         4.95%
                                                  -------------  =============      -------------  =============

 Total deposits                                     $62,003                           $62,278
                                                  =============                     =============


Certificates of deposit have scheduled maturity dates as follows at March 31, 1999 (in thousands):

                      2000                           $28,487
                      2001                             7,167
                      2002                             1,711
                      2003                               775
                      2004 and thereafter                508

The total amount of certificates of deposits with balances in excess of $100,000 was $3,560,000 and $3,243,000 at March 31, 1999 and 1998, respectively.

Deposits from Company directors, executive officers, and related firms in which they are principal owners totaled $358,000 and $302,000 at March 31, 1999 and 1998, respectively.

Interest on savings deposits is summarized as follows for the years ended March 31:

                                        1999           1998           1997
                                    -------------  -------------  -------------

                                                   (In Thousands)
MMDA and NOW accounts                   $454           $398           $343
Savings deposits                         133            130            132
Certificates of deposit                2,222          2,365          2,409
                                    -------------  -------------  -------------
  Total                               $2,809         $2,893         $2,884
                                    =============  =============  =============

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 9.      Advances From Federal Home Loan Bank:

Pursuant to collateral agreements with the Federal Home Loan Bank ("FHLB"), advances are secured by all stock in the FHLB and qualifying first mortgage loans aggregating 170% of the amount of outstanding advances. The following is a summary of these advances at March 31:

                                                        1999           1998
                                                   -------------  -------------
                                                          (In Thousands)
Advances due in the following years
with rates from 4.00% to 8.31%                 1999   $2,750         $5,050
                                               2000    1,700          4,450
                                               2001      419            419
                                               2003    7,000          7,000
                                               2005    2,121          2,143
                                               2008    3,000            - -
                                                    -------------  ------------
                                                     $16,990        $19,062
                                                    =============  ============

The Bank can borrow up to 35 percent of total assets through FHLB advances. At March 31, 1999 and 1998, the amount of unused credit available to the Bank was approximately $19,648,000 and $16,631,000, respectively.

Note 10.     Other Borrowed Money:

Other borrowed money is summarized as follows at March 31:
                                                        1999           1998
                                                   -------------  -------------
                                                          (In Thousands)
Retail security repurchase agreements with
weighted-average interest rates of 5.57%
and  6.08% at March 31, 1999 and
1998, respectively.                                    $5,625        $5,258


The retail repurchase agreements are generally for terms of less than one year and are collateralized by investments and loans with carrying values of $8,056,000 and $6,780,000 at March 31, 1999 and 1998, respectively.

The following information relates to securities sold under repurchase agreements for the years ended March 31:
                                       1999           1998           1997
                                   -------------  -------------  -------------
                                                 (In Thousands)
For the year:
 Highest month-end balance           $6,473         $6,501         $5,761
 Daily average balance               $5,597         $4,937         $4,808
 Weighted average rate                 5.19%          6.00%          5.74%

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 11.     Income Taxes:

The provision for income taxes differs from that computed at the federal and state statutory corporate rates as follows for the years ended March 31:

                                              1999        1998        1997
                                            --------    --------    --------
                                                     (In Thousands)
Tax at federal statutory rate (34%)           $552        $588        $417

Increases (decreases) in taxes:
 State income taxes net of federal benefit       4          25          68
 Tax benefit of incentive stock options        (90)        (63)
 Other                                          25          60         125
                                            --------    --------    --------
    Federal and state income taxes            $491        $610        $517
                                            ========    ========    ========


The provision for income taxes consists of the following for the years ended March 31:

                                              1999        1998        1997
                                            --------    --------    --------
                                                      (In Thousands)
                 Current                      $382        $542        $560
                 Deferred                      109          68         (43)
                                            --------    --------    --------
                                              $491        $610        $517
                                            ========    ========    ========



For income tax purposes, the Company has state net operating loss carryforwards of $392,000 which expire in 2014.

The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities are summarized as follows at March 31:

                                           1999           1998
                                          ------         ------
                                             (In Thousands)
Allowance for loan losses                   $88           $102
Accrued compensation                         18             22
Deferred compensation                        24             56
Stock incentive plan                        - -             43
State net operating loss carryforward        31            - -
                                          ------          ------
 Total deferred tax assets                  161            223
                                          ------          ------
Premises and equipment                     (152)          (137)
Dividends on ESOP Plan                      (84)           (52)
FHLB common stock dividends                 (17)           (17)
                                          ------          ------
 Total deferred tax liabilities            (253)          (206)
                                          ------          ------

                                           $(92)           $17
                                          =======         ======

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 12.     Financial Instruments With Off-Balance Sheet Risk:

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit. Commitments to extend credit involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract amount reflects the extent of involvement the Company has in this particular financial instrument.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and generally require payment of a fee. As some commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates the creditworthiness of each customer on a case by case basis. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments.

The Company generally extends credit only on a secured basis. Collateral obtained varies, but consists primarily of one-to-four family residences located in Northwestern Wisconsin. Commitments to sell mortgage loans represent commitments to sell mortgage loans to other entities at a future date and at a specified price. Commitments to sell mortgage loans and commitments to extend credit are generally exercised and fulfilled within ninety days. The fair value of mortgage loans held for sale plus the commitments to extend credit generally offset the commitments to sell mortgage loans. Both the commitments to extend credit and the commitments to sell mortgage loans are at current market rates.

At March 31, 1999, the Company was committed to originate approximately $1,069,000 of first mortgage loans. In addition, the undisbursed portion of other credit lines were $4,665,000 at March 31, 1999.

The Company originates and holds adjustable rate loans with variable rates of interest. The rate of interest on these loans is capped over the life of the loan. At March 31, 1999, none of the approximately $55,351,000 of variable rate loans had reached the interest rate cap.


Note 13.     Employee Benefit Plans:

The Company has a qualified defined contribution plan covering substantially all full-time employees who have completed one year of service and are at least 21 years old. During the years ended March 31, 1999, 1998 and 1997, the Bank contributed $25,000, $53,000 and $39,000, respectively, to this plan.

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 13.     Employee Benefit Plans - Continued:


On April 1, 1994, the Company established an Employee Stock Ownership Plan ("ESOP") for substantially all of its full-time employees. As part of the stock conversion, the ESOP borrowed $826,000 from the Company and purchased 103,250 shares of the Company's common stock. The debt bears interest at 8% and is collateralized by the shares of common stock held by the ESOP. The Bank is committed to make cash payments to the ESOP in amounts sufficient for it to meet the debt service requirements over a seven year term. Cash dividends on common stock held by the ESOP are applied to debt principal and interest. The unpaid balance of the ESOP loan has been eliminated in consolidation and the amount of unearned ESOP compensation expense is shown as a reduction of stockholders' equity. ESOP expense for the year ended March 31, 1999 , 1998 and 1997 totaled $208,000, $163,000 and $160,000, respectively. At March 31, 1999 the number of shares allocated, committed to be released and suspense shares were 44,250, 14,750 and 44,250, respectively. The fair value of unearned shares at March 31, 1999 was $1,313,000.

The Bank established an employee stock incentive plan on October 10, 1995. The Bank purchased 41,300 shares for $459,000 and awarded them to officers and employees of the Bank. The shares awarded vest 33.33% per year commencing October, 1997. The aggregate purchase price of the shares is being amortized to compensation expense as the participants become vested. The unamortized cost is being reflected as a reduction of shareholders' equity as unearned restricted stock. Compensation expense of $25,000, $89,000 and $204,000 was recognized for the years ended March 31, 1999, 1998 and 1997, respectively.

During the year ended March 31, 1997, the Bank established a deferred compensation agreement with it's President to defer the amounts due until his retirement. Amounts deferred under the deferred compensation plan were $79,000 for the year ended March 31, 1997.


Note 14.     Stock Options:

On October 10, 1995, the Company adopted a Stock Option Plan and granted options for 103,251 shares of common stock for a non-qualified stock option plan for directors and a qualified incentive stock option plan for employees. All such options are currently exercisable at $10.44 per share and expire in October 2005.

A summary of the status of the stock option plan as of March 31, 1999 and 1998 is as follows:

                                                       1999           1998
                                                   -------------  -------------

Options outstanding - April 1,                        101,627        103,251
   Granted                                                - -            - -
   Exercised                                             (647)          (542)
   Forfeited                                              - -         (1,082)
                                                   -------------  -------------
Options outstanding - March 31,                       100,980        101,627
                                                   =============  =============

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 14.     Stock Options - Continued:

The Company applies Accounting Principles Board (APB) Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                          1998           1997
                                      -------------  -------------

Net income (In Thousands)                $1,066        $  656
Basic earnings per share                 $ 1.38        $ 0.77
Diluted earnings per share               $ 1.31        $ 0.76

The stock option plans were fully vested in 1999, there is no pro forma effect on the Company's net income and earnings per share.

Note 15.     Capital Requirements:

The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in regulations) to risk-weighted assets (as defined), and of Tier 1 captial (as defined) to average assets (as defined). Management believes, as of September 30, 1998 and 1997, the Company meets all capital adequacy requirements to which it is subject.

As of March 31, 1999, the most recent notification from the Federal Deposit Insurance Corporation categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since notification that management believes have changed the institution's category.

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 15.     Capital Requirements - Continued:

The Company's and Bank's actual capital amounts and ratios are presented in the following tables:

                                                                                         To Be Well
                                                                                       Capitalized Under
                                                                For Capital            Prompt Corrective
                                     Actual                  Adequacy Purposes         Action Provisions
                              -----------------------      ---------------------    ----------------------
                               Amount          Ratio        Amount        Ratio      Amount          Ratio
                              --------        -------      --------      -------    --------        -------

As of March 31, 1999:

 Total capital (to risk
  weighted assets)
   Consolidated               $14,407          22.84%       $5,047    >    8.00%       N/A
                                                                      -
   Subsidiary Bank            $10,161          16.71%       $4,864    >    8.00%    $6,080     >     10.00%
                                                                      -                        -
 Tier 1 capital (to risk
  weighted assets)
   Consolidated               $14,032          22.24%       $2,524    >    4.00%       N/A
                                                                      -
   Subsidiary Bank             $9,786          16.09%       $2,432    >    4.00%    $3,648     >      6.00%
                                                                      -                        -
 Tier 1 capital (to
  average assets)
   Consolidated               $14,032          14.29%       $3,926    >    4.00%       N/A
                                                                      -
   Subsidiary Bank             $9,786          10.07%       $3,888    >    4.00%    $4,861     >      5.00%
                                                                      -                        -

As of March 31, 1998:

 Total captial (to risk
  weighted assets)
   Consolidated               $13,937          22.12%       $5,041    >    8.00%       N/A
                                                                      -
   Subsidiary Bank             $9,236          14.74%       $5,012    >    8.00%    $6,264     >     10.00%
                                                                      -                        -
 Tier 1 capital (to risk
  weighted assets)
   Consolidated               $13,453          21.35%       $2,521    >    4.00%       N/A
                                                                      -
   Subsidiary Bank             $8,752          13.97%       $2,506    >    4.00%    $3,759     >      6.00%
                                                                      -                        -
 Tier 1 capital (to
  average assets)
   Consolidated               $13,453          13.88%       $3,877    >    4.00%       N/A
                                                                      -
   Subsidiary Bank             $8,752           9.21%       $3,803    >    4.00%    $4,753     >      5.00%
                                                                      -                        -

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 15.     Capital Requirements - Continued:

As a state chartered savings bank, the Company is also subject to the minimum regulatory captial requirements of the state of Wisconsin. At March 31, 1999, the Company's regulatory capital exceeded the state regulatory capital requirement of $6,281,000.

Note 16.     Restrictions on Retained Earnings:

The Company has qualified under the provisions of the Internal Revenue Code which permit as a deduction from taxable income an allowance for bad debts which differs from the provision for such losses charged to income. Accordingly, retained earning at March 31, 1999, includes approximately $1,295,000 representing the Company's federal bad debt deduction in excess of actual losses for which no provision for income taxes has been made. If in the future this portion of retained earnings is used for any purpose other than to absorb bad debt losses, federal income taxes may be imposed at the then applicable rates.


Note 17.     Fair Values of Financial Instruments:

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets fair values.

Securities: Fair values for investments and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans receivable: For variable-rate mortgage loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for residential mortgage loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics.

The fair values for commercial real estate loans, rental property mortgage loans and consumer and other loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

                     NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 17.     Fair Values of Financial Instruments - Continued:

Deposits: The fair values disclosed for interest and noninterest checking accounts, passbook accounts and money market accounts are, by definition, equal to the amount payable on demand at the reporting date. The fair values of fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities of the outstanding certificates of deposit.

Federal Home Loan Bank Advances: The Bank's long-term borrowings are estimated using the discounted cash flow analysis, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

The carrying amounts and fair values of the Bank's financial instruments consisted of the following at March 31:

                                                                        1999                          1998
                                                            ----------------------------  ----------------------------
                                                              Carrying         Fair         Carrying         Fair
                                                               Value          Value          Value          Value
                                                            -------------  -------------  -------------  -------------
             Financial assets:
                Cash and cash equivalents                        $10,470        $10,470        $ 6,047        $ 6,047
                Securities                                         4,248          4,236          4,159          4,158
                Mortgage-backed securities                         6,037          6,130          6,398          6,546
                Loans receivable:
                  Real estate - one-to-four family                54,192         54,441         58,117         58,617
                  Real estate - other                              8,665          8,705          8,582          8,656
                  Other loans                                     11,008         11,064         12,224         12,228
                                                            -------------  -------------  -------------  -------------
                                                                 $84,150        $84,576        $89,480        $90,205
                                                            =============  =============  =============  =============

                                                                        1999                          1998
                                                            ----------------------------  ----------------------------
                                                              Carrying         Fair         Carrying         Fair
                                                               Value          Value          Value          Value
                                                            -------------  -------------  -------------  -------------
             Financial liabilities:
                Savings deposits and checking accounts           $19,765        $19,765        $18,027        $18,027
                Certificates of deposit                           38,648         38,259         40,428         40,395
                Federal Home Loan Bank Advances                   16,990         16,511         19,062         18,616
                Other borrowed money                               5,625          5,620          5,258          5,251
                                                            -------------  -------------  -------------  -------------
                                                                 $81,028        $80,155        $82,775        $82,289
                                                            =============  =============  =============  =============

                                      F-24

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 18.     Earnings Per Share:

Earnings per share are based upon the weighted average number of shares outstanding. The following shows the computation of the basic and diluted earnings per share.
                                                         Weighted
                                                          Average     Earnings
                                               Net       Number of      Per
                                              Income      Shares       Share
                                            ---------   -----------  ----------
Year Ended March 31, 1999:

 Earnings Per Share - Basic                  $1,133       779,731      $1.45
                                                                     ==========
 Effect of Stock Options                        - -        48,119
                                            ---------   -----------

 Earnings Per Share - Diluted                $1,133       827,850      $1.37
                                            =========   ===========  ==========

Year Ended March 31, 1998:

 Earnings Per Share - Basic                  $1,120       775,112      $1.44
                                                                     ==========
 Effect of Stock Options                        - -        39,603
                                            ---------   -----------

 Earnings Per Share - Diluted                $1,120       814,715      $1.37
                                            =========   ===========  ==========

Year Ended March 31, 1997:

 Earnings Per Share - Basic                    $710       847,090      $0.84
                                                                     ==========
 Effect of Stock Options                        - -        11,198
                                            ---------   -----------

 Earnings Per Share - Diluted                  $710       858,288     $ 0.83
                                            =========   ===========  ==========

Note 19.     Condensed Parent Company Only Financial Information:


Balance Sheets - at March 31:                         1999           1998
                                                  -------------  -------------
                                                         (In Thousands)
Assets:
 Cash and cash equivalents                           $2,414         $2,653
 Investment in subsidiary                             9,787          8,752
 Deferred income tax assets                              32             93
 Other current assets                                   281            161
                                                  -------------  -------------
                                                    $12,514        $11,659
                                                  =============  =============

Liabilities                                           $ 153          $ 145
Stockholders' Equity                                 12,361         11,514
                                                   ------------  -------------
                                                    $12,514        $11,659
                                                   ============  =============

                     NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 19.     Condensed Parent Company Only Financial Information - Continued:

Statements of Operations - for the years ended March 31:

                                                           1999              1998              1997
                                                          ------            ------            ------
                                                                        (In Thousands)

Income:
Interest from affiliate                                    $155              $197              $271

Expense:
Compensation                                                 25                89               204
Other expense                                                57                59                69
                                                         -------           -------           ------
 Total expense                                               82               148               273

Income (loss) before for income taxes and equity in
 undistributed net income of affiliates                      73                49                (2)
Provision for income taxes                                  (26)               21               - -
                                                         --------          -------           -------

Income (loss) before equity in undistributed net
 income of affiliates                                        99                28                (2)
Equity is undistributed net income of affiliate           1,034             1,092               712
                                                         --------          -------           -------

  Net income                                             $1,133            $1,120              $710
                                                         ========          =======           =======


Statements of Cash Flows - for the years ended March 31:

                                                           1999              1998              1997
                                                         --------           ------           -------
                                                                        (In Thousands)

Cash flows from operating activities:
 Net income                                              $1,133            $1,120              $710
                                                        --------            ------           -------
Adjustments to reconcile net income to net cash
 provided by operating activities:
 Equity in net income of subsidiary                      (1,034)           (1,092)             (712)
 Deferred income taxes                                       61                19               (57)
 Amortization of ESOP and restricted stock awards           260               258               345
 Change in operating assets and liabilities:
  Other current assets                                     (121)              (79)              (74)
  Other liabilities                                           8                 3               120
                                                         --------           ------           -------
   Net cash provided by operating activities                307               229               332
                                                         --------           ------           -------

Cash flows from investment activities:
 Cash dividends from subsidiary                             - -               - -             2,670
                                                         --------           ------           -------
   Net cash provided by investment activities               - -               - -             2,670
                                                         --------           ------           -------

Cash flows from financing activities:
 Purchase of common stock for the treasury                  - -              (301)           (1,695)
 Proceeds from exercise of stock options                      6               - -               - -
 Cash dividends                                            (552)             (451)             (370)
                                                         --------           ------           -------
  Net cash used in financing activities                    (546)             (752)           (2,065)
                                                         --------           ------           -------
  Net increase (decrease) in cash                          (239)             (523)              937
Cash and cash equivalents at beginning                    2,653             3,176             2,239
                                                         --------           ------           -------

Cash and cash equivalents at end                         $2,414            $2,653            $3,176
                                                         ========           ======           =======

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 20.     Quarterly Consolidated Financial Information (Unaudited):

                                                                              1998                           1999
                                                            -------------------------------------------  -------------
                                                              June 30,       Sept. 30,      Dec. 31,       March 31,
                                                            -------------  -------------  -------------  -------------
                                                                                 (In Thousands)

Interest and dividend income                                   $1,957          $1,969        $1,957          $1,898
Interest expense                                                1,046           1,034         1,008             964
                                                            -------------  -------------  -------------  -------------
 Net interest income                                              911             935           949             934
Provision for loan losses                                          25              25           323               3
                                                            -------------  -------------  -------------  -------------
 Net interest income after provision
  for loan losses                                                 886             910           626             931
Non-interest income                                               204             184           198             150
Non-interest expense                                              601             617           615             632
                                                            -------------  -------------  -------------  -------------
 Income before income taxes                                       489             477           209             449
Income taxes                                                      167             167            60              97
                                                            -------------  -------------  -------------  -------------
  Net income                                                     $322            $310          $149            $352
                                                            =============  =============  =============  =============

Earnings per share                                              $0.42           $0.40         $0.19           $0.45
Dividends                                                       $0.16           $0.17         $0.17           $0.17
Market information:
 Trading range - high                                          $22.00          $20.50        $25.00          $23.00
                  low                                          $19.50          $15.63        $15.75          $18.50
                close                                          $20.25          $18.75        $22.00          $22.25


                                                                                1997                         1998
                                                            -------------------------------------------  -------------
                                                              June 30,       Sept. 30,      Dec. 31,       March 31,
                                                            -------------  -------------  -------------  -------------
                                                                                   (In Thousands)
Interest and dividend income                                   $1,911          $1,928        $1,959          $1,965
Interest expense                                                1,050           1,066         1,075           1,052
                                                            -------------  -------------  -------------  -------------
 Net interest income                                              861             862           884             913
Provision for loan losses                                          25              25            25              25
                                                            -------------  -------------  -------------  -------------
Net interest income after provision
    for loan losses                                               836             837           859             888
Non-interest income                                               130             136           135             207
Non-interest expense                                              561             582           560             595
                                                            -------------  -------------  -------------  -------------
 Income before income taxes                                       405             391           434             500
Income taxes                                                      153             135           149             173
                                                            -------------  -------------  -------------  -------------
 Net income                                                      $252            $256          $285            $327
                                                            =============  =============  =============  =============


                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


Note 20.     Quarterly Consolidated Financial Information (Unaudited) -
             Continued:

                                                                                1997                         1998
                                                            -------------------------------------------  -------------
                                                              June 30,       Sept. 30,       Dec. 31,      March 31,
                                                            -------------  -------------  -------------  -------------
                                                                                  (In Thousands)

Earnings per share                                              $0.33           $0.33          $0.37          $0.42
Dividends                                                       $0.12           $0.13          $0.14          $0.15
Market information:
Trading range - high                                           $13.63          $16.75         $20.75         $22.25
                 low                                           $15.00          $14.63         $16.13         $20.75
               close                                           $15.00          $16.13         $20.75         $21.13


                                                                                1996                         1997
                                                            -------------------------------------------  -------------
                                                              June 30,       Sept. 30,       Dec. 31,      March 31,
                                                            -------------  -------------  -------------  -------------
                                                                                 (In Thousands)
Interest and dividend income                                   $1,802          $1,868         $1,903         $1,919
Interest expense                                                  972           1,010          1,052          1,038
                                                            -------------  -------------  -------------  -------------
 Net interest income                                              830             858            851            881
Provision for loan losses                                           6              25             25             25
                                                            -------------  -------------  -------------  -------------
 Net interest income after provision
  for loan losses                                                 824             833            826            856
Non-interest income                                               140             141            146            104
Non-interest expense                                              577             954            547            565
                                                            -------------  -------------  -------------  -------------
 Income before income taxes                                       387              20            425            395
Income taxes                                                      164               8            177            168
                                                            -------------  -------------  -------------  -------------
 Net income                                                      $223             $12           $248           $227
                                                            =============  =============  =============  =============

Earnings per share                                              $0.25           $0.01          $0.29          $0.29
Dividends                                                       $0.09           $0.10          $0.10          $0.11
Market information:
 Trading range - high                                          $10.38          $11.25         $12.50         $14.50
                  low                                          $10.25          $10.25         $11.25         $13.50
                close                                          $10.38          $11.25         $12.13         $14.13



                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

Note 21.    Concentration of Credit Risk:

The Bank grants residential, commercial and consumer loans primarily in Northwestern Wisconsin. The ability of its debtors to honor their contracts is dependent on the performance of the local economy.

Note 22.    Contingencies:

In the normal course of business, various legal proceedings involving the Company are pending. Management, based upon advice from legal counsel, does not anticipate any significant losses as a result of these actions.


Note 23.    Pending Transaction:

On February 17, 1999, the board announced that it had entered into a definitive agreement and plan of merger with Bremer Financial Corporation ("Bremer"), for Bremer to acquire Northwest Equity Corp. in a stock transaction. The agreement is subject to final regulatory and shareholder approval.

                     NORTHWEST EQUITY CORP. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)
                                     ASSETS
                                                          September 30,
                                                              1999     March 31,
                                                           (unaudited)   1999
                                                            ---------  ---------


Cash and due from banks                                       $4,808     $4,749
Interest-bearing deposits with financial institutions          1,180      5,721
Securities held to maturity                                    8,850      9,435
Investment in Federal Home Loan Bank stock                       712        850
Loans held for sale                                              234        143
Loans receivable - Net of allowance for loan losses           75,689     73,347
Foreclosed properties and properties subject to foreclosure       63         63
Accrued interest receivable                                      544        556
Premises and equipment                                         2,112      2,176
Prepaid expenses and other assets                                474        545
                                                             --------   --------
TOTAL ASSETS                                                 $94,666    $97,585
                                                             ========   ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
      Deposits:
          Demand and NOW deposits                             $12,363    $9,936
          Savings and money market deposits                    14,549    13,419
          Certificates of deposit                              36,047    38,648
                                                             ---------  --------
             Total deposits                                    62,959    62,003
      Advances from Federal Home Loan Bank                     12,829    16,990
      Borrowed funds                                            5,458     5,625
      Accounts payable and accrued expenses                       629       606
                                                             --------- ---------
                 Total liabilities                             81,875    85,224
                                                             --------- ---------

Stockholders' equity
      Preferred stock - $1 par value; 2,000,000 shares
          authorized; none issued                                  - -      - -
      Common stock - $1 par value; 4,000,000 shares authorized;
          1,032,517 shares issued; 825,301 shares outstanding    1,033    1,033
      Additional paid-in capital                                 6,582    6,582
      Less unearned Employee Stock Ownership Plan                  (52)    (155)
      Less 207,216 treasury stock - at cost                     (2,549)  (2,549)
      Retained earnings - Substantially restricted               7,777    7,450
                                                              --------- --------
                 Total stockholders' equity                     12,791   12,361
                                                              --------- --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $94,666  $97,585
                                                              ========= ========

           See accompanying Notes to Consolidated Financial Statements



                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                   (In Thousands except for per share amounts)

                                                                   Three Months Ended            Six Months Ended
                                                                      September 30,               September 30,
                                                                   1999          1998           1999         1998
                                                                ------------  ------------   -----------  ------------

Interest income:
      Interest and fees on loans                                     $1,604        $1,780        $3,223        $3,525
      Interest on mortgage-backed securities                             94           110           191           225
      Interest and dividends on investments                              92            79           203           176
                                                                ------------  ------------   -----------  ------------
          Total interest income                                       1,790         1,969         3,617         3,926
                                                                ------------  ------------   -----------  ------------

Interest expense:
      Interest on deposits                                              627           712         1,282         1,432
      Interest on borrowings                                            245           322           500           648
                                                                ------------  ------------   -----------  ------------
          Total interest expense                                        872         1,034         1,782         2,080
                                                                ------------  ------------   -----------  ------------
                 Net interest income                                    918           935         1,835         1,846
Provision for loan losses                                                22            25            22            50
                                                                ------------  ------------   -----------  ------------

Net interest income after provision for loan losses                     896           910         1,813         1,796
                                                                ------------  ------------   -----------  ------------

Other income:
      Mortgage servicing fees                                            27            23            53            44
      Service charges on deposits                                        70            66           141           128
      Gain on sale of mortgage loans                                     30            59            38            97
      Other                                                              36            36            75           119
                                                                ------------  ------------   -----------  ------------
          Total other income                                            163           184           307           388
                                                                ------------  ------------   -----------  ------------

General and administrative expenses:
      Salaries and employee benefits                                    321           323           688           659
      Net occupancy expense                                              94            92           178           178
      Data processing                                                    36            37            71            72
      Federal insurance premiums                                          9            10            17            20
      Other                                                             114           155           229           289
                                                                ------------  ------------   -----------  ------------
          Total general and administrative expense                      574           617         1,183         1,218
                                                                ------------  ------------   -----------  ------------

Income before provision for income taxes                                485           477           937           966

          Provision for income taxes                                    172           167           329           334
                                                                ------------  ------------   -----------  ------------


Net income                                                             $313          $310          $608          $632
                                                                ============  ============   ===========  ============

      Basic earnings per share                                        $0.39         $0.40         $0.77         $0.82
                                                                ============  ============   ===========  ============

      Diluted earnings per share                                      $0.37         $0.38         $0.72         $0.77
                                                                ============  ============   ===========  ============

           See accompanying Notes to Consolidated Financial Statements



                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
                                 (In Thousands)


                                                                                             Unearned
                                                                    Additional  Unearned      ESOP
                                                          Common    Paid-In    Restricted    Compen-    Treasury  Retained
                                                           Stock     Capital     Stock       sation      Stock    Earnings    Total
                                                         --------   ---------- -----------  ---------- --------- ----------  -------


Six Months Ended September 30, 1998


Balance - March 31, 1998                                   $1,033     $6,584      $(26)       $(389)    $(2,557)   $6,869   $11,514

      Comprehensive income:
          Net income                                          - -        - -       - -          - -         - -       632       632
      Amortization of unearned ESOP and restricted stock
          award                                               - -        - -        26           92         - -       - -       118
      Exercise of incentive stock options                     - -         (2)      - -          - -           8       - -         6
      Cash dividends - $.33 per share                         - -        - -       - -          - -         - -      (272)     (272)

                                                          ---------   --------   -------      -------    --------   ------- --------

Balance - September 30, 1998                                1,033       6,582      $ -         (297)      (2,549)   7,229    11,998
                                                          =========   ========   =======      =======    ========   ======= ========

Six Months Ended September 30, 1999

Balance - March 31, 1999                                    1,033       6,582      - -         (155)      (2,549)   7,450    12,361

      Comprehensive income:
          Net income                                          - -         - -      - -          - -          - -      608       608
      Amortization of unearned ESOP and restricted stock
          award                                               - -         - -      - -          103          - -      - -       103
      Cash dividends - $.34 per share                         - -         - -      - -          - -          - -     (281)     (281)
                                                         ---------    -------    -------      -------     --------   ------ --------

Balance - September 30, 1999                               $1,033      $6,582    $ - -         $(52)     $(2,549)  $7,777   $12,791
                                                         =========    ========   =======      =======     =======  =======  ========

           See accompanying Notes to Consolidated Financial Statements

                      NORTHWEST EQUITY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (In Thousands)

                                                               Six Months Ended
                                                                 September 30,
                                                               1999        1998
                                                              ------      ------
Cash flows from operating activities:
 Net income                                                    $608        $632
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Provision for depreciation                                    73          72
   Provision for loan losses                                     22          50
   Amortization of ESOP and restricted stock awards             103         118
   Proceeds from sales of mortgage loans                      3,610       8,632
   Loans originated for sale                                 (3,701)     (8,726)
   Changes in operating assets and liabilities:
    Accrued interest receivable                                  12          2
    Prepaid expenses and other assets                            71        (41)
    Accrued interest payable                                    135        128
    Accrued income taxes payable                                222        (94)
    Other accrued liabilities                                  (334)      (130)
                                                              -------    -------

 Net cash provided by  operating activities                     821         643
                                                              -------    -------

Cash flows from investing activities:
 Net decrease in interest-bearing deposits with
     financial institutions                                   4,541       1,854
 Proceeds from sales of Federal Home Loan Bank stock            138         206
 Proceeds from  maturities of held to maturity  securities      - -       1,700
 Purchase of held to maturity securities                       (500)     (2,100)
 Principal collected on held to maturity securities             499         - -
 Principal collected on mortgage-backed securities              586         791
 Net (increase)  in loans                                    (2,364)     (1,724)
 Purchase of office properties and equipment                     (9)        (54)
                                                              -------    -------

  Net cash provided by  investing activities                  2,891         673
                                                              -------    -------



           See accompanying Notes to Consolidated Financial Statements

                    NORTHWEST EQUITY CORP. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                            Six Months Ended
                                                              September 30,
                                                              1999       1998
                                                            --------    --------

Cash flows from financing activities:
      Net increase (decrease) in deposits                     956         (197)
      Net (decrease) in short-term borrowings              (4,509)      (1,093)
      Net increase  in long-term borrowings                   181        1,274
      Proceeds from exercise of stock options                 - -            8
      Dividends paid                                         (281)        (272)
                                                           --------     --------

         Net cash  (used in) financing activities          (3,653)        (280)
                                                           --------     --------

Increase  in cash and due from banks                           59        1,036
      Cash and due from banks at beginning                  4,749        2,642
                                                           --------     --------

      Cash and due from banks at end                       $4,808       $3,678
                                                           ========     ========



Supplemental disclosures of cash flow information:

      Loans receivable transferred to foreclosed properties
         and properties subject to foreclosure              $ - -         $166

      Loans charged off                                        67           58

      Interest Paid                                         1,647        1,952

      Income taxes paid                                       107          428




           See accompanying Notes to Consolidated Financial Statements

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of February 16, 1999 by and among Bremer Financial Corporation, a Minnesota corporation ("BFC"), Bremer Acquisition Corporation, a Wisconsin corporation ("Merger Sub" and, collectively, with BFC, the "Buyers"), and Northwest Equity Corp., a Wisconsin corporation ("Seller").

WHEREAS, Merger Sub is a wholly-owned subsidiary of BFC, and BFC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA");

WHEREAS, Seller is registered as a bank holding company under the BHCA;

WHEREAS, the respective Boards of Directors of Seller, Merger Sub and BFC all have approved the merger (the "Merger") of Merger Sub with and into Seller pursuant to the terms and subject to the conditions contained in this Agreement;

WHEREAS, the parties desire to provide certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition of inducement to each of BFC's and Merger Sub's willingness to enter into this Agreement, certain stockholders of Seller have entered into Voting Agreements with BFC dated as of the date of this Agreement in the form attached hereto as Exhibit A (the "Voting Agreements") pursuant to which such stockholders have agreed, among other things, to vote all voting securities of Seller beneficially owned by them in favor of approval and adoption of the Agreement and the Merger; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition of inducement to each of BFC's and Merger Sub's willingness to enter into this Agreement, certain employees of Seller and/or Northwest Savings Bank have entered into the Amendment Agreement in the form attached hereto as Exhibit B (the "Amendment Agreements") pursuant to which such employees have agreed, among other things, to amend the terms and conditions of those certain Employment Agreements entered into by them and Northwest Savings Bank;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Seller in accordance with the applicable provisions of the Wisconsin Business Corporation Law (the "WBCL"), and the separate corporate existence of the Merger Sub shall cease. Seller shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Wisconsin.

1.2 Closing. The closing (the "Closing") of the Merger, unless the parties hereto shall otherwise mutually agree, shall take place at the offices of Winthrop & Weinstine, P.A., 30 East Seventh Street, Suite 3200 in St. Paul, Minnesota, at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.3) occurs (the "Closing Date").

1.3 Effective Time. The consummation of the Merger shall be effected as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI of this Agreement. The Merger shall become effective on the date and time specified in Articles of Merger to be filed with the Wisconsin Department of Financial Institutions ("WDFI"). The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time." Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time). On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the WDFI, for filing, Articles of Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of WBCL.

1.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a)  vest,  perfect  or  confirm,  of  record  or  otherwise,  in the  Surviving
Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub, or (b) otherwise carry out the purposes of this Agreement, Seller and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

1.5 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of Seller in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Merger, unless otherwise repealed or amended.

1.6 Board of Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with the Surviving Corporation's By-Laws and applicable law.

1.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyers, Seller or the holder of any of the following securities:

         (a) Each share of the common stock, $1.00 per share par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

         (b) Subject to Section 1.10, each share of common stock, $1.00 par value, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, if any (as defined in Section 1.10 hereof), shall cease to be outstanding, and shall be converted into and become the right to receive cash in the amount of $24.00 per share (the "Merger Per Share Consideration") in the manner and form, and on the terms and conditions, set forth in this Agreement. All such shares of Seller Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive cash at the rate of the Merger Per Share Consideration. Each share of Seller Common Stock held in the treasury of Seller or owned by Seller or any Seller Subsidiary (as hereinafter defined) for its own account (other than shares of Seller Common Stock held directly or indirectly in trust accounts, managed accounts, and the like, or otherwise held in a fiduciary capacity beneficially owned by third parties) immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto. (c) At the Closing and prior to the Effective Time, BFC shall deliver to BFC's duly appointed exchange agent (the "Exchange Agent"), by a single wire transfer of immediately available funds, to an account in the United States of America designated by the Exchange Agent, an amount (the "Payment Fund") equal to the product of the Merger Per Share Consideration and the total number of shares of Seller Common Stock outstanding as of the Closing Date.

1.8      Surrender of Certificates; Payment Procedures.

         (a) As soon as practicable following the Effective Time, and in no event later than five (5) business days after the Effective Time, BFC shall mail or cause to be mailed to holders of record of certificates formerly representing Seller Common Stock (the "Certificates"), as identified on the Seller Stockholder List (as provided pursuant to Section 1.11(b) hereof), letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to the Exchange Agent, or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").

         (b) Subject to Section 1.10, after the Effective Time, each holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to the Merger Per Share
         Consideration into which the Certificate so surrendered shall have been converted pursuant to this Agreement. The Merger Per Share


         Consideration shall be delivered by the Exchange Agent to each such holder as promptly as practicable after such surrender.

         (c) Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Per Share Consideration into which the Seller Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement, and until the holder of a Certificate surrenders such Certificate (or the Required Documentation) together with an executed letter of transmittal as required pursuant to Section 1.8(b), the holder of any such Certificate shall not receive the Merger Per Share Consideration. No interest shall accrue or be payable with respect to any amounts which any holder of Seller Common Stock or "Options" (as defined in Section 1.9(a)) shall be entitled to receive pursuant to this Agreement.

         (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the Seller Common Stock previously represented by such Certificates, and their sole rights shall be to exchange such certificates for the Merger Per Share Consideration to which the shareholder may be entitled pursuant to the provisions of
         Section  1.7  hereof.  After  the  closing  of the  transfer  books as described in Section 1.11 hereof, there shall be no further transfer of Certificates on the records of Seller, and if such Certificates are presented to Seller for transfer, they shall be canceled against delivery of the Merger Per Share Consideration. Neither Buyers nor the Exchange Agent shall be obligated to deliver the Merger Per Share Consideration until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein together with the executed letter of transmittal required pursuant to Section
         1.8(b). Neither BFC, the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Seller Common Stock represented by any Certificate for any Merger Per Share Consideration payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) Any portion of the Payment Fund which remains undistributed to the shareholders of the Seller six (6) months after the Effective Time shall be returned, at BFC's request, by the Exchange Agent to BFC, and thereafter BFC shall act as Exchange Agent subject to the rights of holders of unsurrendered Certificates under this Article I and subject to applicable law.

         (f) BFC shall be entitled to deduct and withhold from the Merger Per Share Consideration otherwise payable pursuant to this Agreement to any holder of Seller Common Stock such amounts as BFC is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended ("Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by BFC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Seller Common Stock in respect of which such deduction and withholding was made by BFC.


1.9      Seller  Options.

         (a)     Immediately   before  the  Closing,   each   unexpired  and
         unexercised outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Seller Common Stock ("Option") previously granted by Seller under Seller's Amended Northwest Equity Corp. 1995 Stock Option Plan (the "Seller Stock Option Plan") will become exercisable in full. At or prior to Closing, and before the Effective Time, the Seller or the Exchange Agent shall pay to each holder of an Option in cancellation thereof an amount (subject to applicable income tax withholding and employer taxes) equal to the excess, if any, of the Merger Per Share
         Consideration over the per share exercise price of such Option, multiplied by the number of shares of Seller Common Stock subject to such Option (the "Option Settlement Amount"). The Option Settlement Amount shall be paid by the Seller or the Exchange Agent to each holder of an Option in cash at Closing and before the Effective Time.

         From and after the Effective Time, any and all Options shall represent only the right of the holders of such Options to receive payment of the Option Settlement Amount upon the surrender thereof. The acceptance of the Option Settlement Amount in cancellation of an Option shall constitute a release of any and all rights the holder had or may have in respect of such Option. All agreements, plans, programs or arrangements of Seller and the Seller Subsidiaries, including, without limitation, the Seller Stock Option Plan, that provide for the issuance or grant of Options or any other interest with respect to the capital stock of Seller or capital stock of or other ownership interest in any Seller Subsidiary shall terminate as of the Effective Time. Seller shall take any and all actions necessary to ensure that, following the Effective Time, no participant in any agreement, plan, program or arrangement of Seller, including, without limitation, the Seller Stock Option Plan, shall have any right thereunder to acquire equity securities or other ownership interests of Seller, the Surviving Corporation or any Subsidiary thereof and to terminate all such plans.

         (b) At least two (2) business days prior to the Closing, Seller shall deliver to the Exchange Agent, by a single wire transfer of immediately available funds, to an account in the United States of America designated by the Exchange Agent, an amount equal to the Option Settlement Amount for all holders of options who have signed a Voting Agreement or have otherwise agreed to accept the Option Settlement Amount as provided in Section 5.10 of this Agreement.


1.10     Dissenting Shares.

         (a) "Dissenting Shares" means any shares of Seller Common Stock owned by any holder who becomes entitled to payment of the fair value of such shares under Sections 180.1301 through 180.1331 of the WBCL (inclusive). Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the WBCL; provided, however, that if, in accordance with the WBCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such Dissenting Shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Per Share Consideration.

         (b) Seller shall give to BFC (i) prompt notice of any written objections to the Merger and/or any written demands for the payment of the fair value of any shares of Seller Common Stock, withdrawals of such demands, and any other documents or instruments served pursuant to Sections 180.1301 through 180.1331 of the WBCL (inclusive) received by Seller, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the WBCL. Seller shall not voluntarily make any payment with respect to demands for payment of fair value and shall not, except with the prior consent of BFC, settle or offer to settle any such demands.

1.11     Closing of Stock Transfer Books.

         (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock that is not registered in the transfer records prior to the closing of such record books, the Merger Per Share Consideration issuable or payable with respect to such Seller Common Stock may be delivered to the transferee, if the Certificate or Certificates representing such Seller Common Stock is presented to BFC accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

         (b) At the Effective Time, Seller shall provide Buyers with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books or corporate records as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Seller Stockholder List"). Buyers shall be entitled to rely upon the Seller Stockholder List to establish the identity of those persons entitled to receive the Merger Per Share Consideration, which list shall be conclusive with respect thereto. If there is a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any Merger Per Share Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

1.12     Effect of the Merger.

         (a) At the Effective Time, the effect of the Merger shall be as provided in the WBCL, including the effects described in Sections 1.12(b) and 1.12(c) of this Agreement.

         (b)     The   corporate   identity,  existence,   purposes,    powers,
         franchises, privileges, assets, properties and rights of both Seller and Merger Sub shall be merged into and continued in the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith. Separate existence of Merger Sub, except insofar as specifically provided by law, shall cease at the Effective Time, whereupon Merger Sub and the Surviving Corporation shall be and become one single corporation.

         (c) At the Effective Time, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, assets, properties, powers and franchises, both of a public and private nature, and be subject to all the restrictions, disabilities and duties of Seller and Merger Sub, and all the rights, privileges, assets, properties, powers and franchises of Seller or Merger Sub and all property, real, personal and mixed, tangible or intangible, and all debts due to Seller or Merger Sub on whatever account, shall be vested in the Surviving Corporation; and all rights, privileges, assets, properties, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of Seller or Merger Sub; and the title to or any interest in any real estate vested by deed or otherwise in Seller or Merger Sub shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and liens upon any property of either Seller or Merger Sub shall be preserved and unimpaired, and all debts, liabilities and duties of Seller or Merger Sub shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties have been incurred, or contracted by, the Surviving Corporation.

1.13 Reservation of Right to Revise Transaction. Buyers may at any time (change the method of effecting the acquisition of Seller by Buyers including, without limitation, the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including, without limitation, to provide for (i) a merger of Seller with and into Merger Sub, in which Merger Sub is the surviving corporation, or (ii) a merger of Seller directly into BFC, in which BFC is the surviving corporation; provided, however, that no such change shall (A) alter or change the amount or kind of the Merger Per Share Consideration to be received by the holders of Seller Common Stock, (B) materially impede or delay receipt of any approvals referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement, or (C) alter the tax treatment of the consideration to be received in the Merger by holders of the Seller Common Stock.

1.14 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its "Subsidiaries" (as such term is defined in Section 2.2(a)), taken as a whole as reflected in the "Seller Financial Statements" (as such term is defined in Section 2.5(b)) with respect to the Seller, and as reflected in the "Buyer Financial Statements" (as such term is defined in Section 3.8(a)) with respect to the Buyer; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles; or (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates.

1.15     Determination  Date  Financial  Statements.   For  purposes  of  this
Agreement, the Determination Date shall be the last day of the calendar month prior to the Closing Date, unless the Closing Date occurs on or before the 20th day of any month, in which case the Determination Date will be the last day of the calendar month prior to the most recent month end prior to the Closing Date. For example, if the Closing Date occurs on May 1, 1999, the Determination Date would be March 31, 1999. The Seller shall prepare and deliver consolidated financial statements of the Seller (including, without limitation, a balance sheet and income statement of the Seller) as of the Determination Date that have been reviewed by the Seller's regularly employed accountants in accordance with the requirements for a review contained in the Statements on Standards for Accounting and Review Services of the American Institute of Certified Public Accountants (the "Determination Date Financial Statements"). The Determination Date Financial Statements shall be prepared in accordance with generally accepted accounting principles and consistent with past practices. A copy of the Determination Date Financial Statements shall be provided to BFC as soon as available and in no event less than five (5) days prior to the Closing Date. Any disputes regarding the Determination Date Financial Statements shall be submitted to an independent accounting firm mutually agreeable to BFC and the Seller for a binding resolution. The cost of retaining the independent accounting firm shall be borne 50 percent by Buyers and 50 percent by the Seller.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

In connection with and as inducement to Buyers to enter into and be bound by the terms of the Agreement, Seller hereby represents and warrants to the Buyers as follows:

2.1 Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing (meaning that it has filed its most recent requested annual report and has not filed articles of dissolution, and that all of its franchise taxes due and owing have been paid) under the laws of the State of Wisconsin, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure of Seller to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries (as defined in Section 2.2(a)), taken as a whole, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is a registered bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. True and complete copies of the Articles of Incorporation and By-Laws of Seller as in effect on the date of this Agreement have been provided to BFC prior to the date hereof.

2.2      Subsidiaries.

         (a) Schedule 2.2 sets forth a complete and correct list of all of Seller's "Subsidiaries" (as defined in Section 225.2(o) of Regulation Y promulgated by the Federal Reserve Board; each a "Seller Subsidiary" and, collectively, the "Seller Subsidiaries"), and all outstanding Equity Securities (as defined in Section 2.3) of each Seller Subsidiary, all of which are owned directly or indirectly by Seller. Except as disclosed in Schedule 2.2, all of the outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable (subject to a limitation with respect to common stock of the Seller Subsidiaries which are Wisconsin corporations contained in Section 180.0622(2)(b) of the WBCL, as judicially interpreted, which provides that shareholders of Wisconsin corporations may be personally liable for all debts owing to employees of the corporation for services performed for the corporation for up to six months in any one case, but not in an amount greater than the consideration paid for each such share) and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien" and, collectively, "Liens") with respect thereto. Each of the Seller Subsidiaries is a corporation, bank or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries. Except as set forth in Schedule 2.2, neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities (as defined in Section 2.3) or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Seller Subsidiaries in Schedule 2.2 hereof. True and correct copies of the Articles of Incorporation or Certificate of Incorporation and Bylaws for each of the Seller Subsidiaries as in effect as of the date of this Agreement have been provided to BFC prior to the date hereof.

         (b) Northwest Savings Bank, a Seller Subsidiary, is a stock savings bank duly organized and validly existing under the laws of the State of Wisconsin.

2.3 Capitalization. As of the date of this Agreement, the authorized capital stock of Seller consists of (i) 4,000,000 shares of Seller Common Stock, of which 1,032,517 shares are issued and 825,301 shares are outstanding, with 207,216 shares of Seller Common Stock held in treasury, and (ii) 2,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued or outstanding. As of the date of this Agreement, the issued and outstanding shares of Seller Common Stock include 100,071 shares held by the Northwest Savings Bank Employee Stock Ownership Plan ("ESOP") and 41,300 shares issued under the Northwest Equity Corp. Incentive Plan ("Incentive Plan"). As of


the date of this Agreement, Seller had reserved no shares of Seller Common Stock for issuance under the Seller Stock Option Plan, pursuant to which Options covering 100,980 shares of Seller Common Stock were outstanding. As of the date of this Agreement, the Seller Stock Option Plan, the agreements evidencing Options granted thereunder, and the ESOP are the only plans, agreements, programs or arrangements of Seller and Seller Subsidiaries that provide for the issuance or grant of Options, warrants or any other rights to acquire capital stock of the Seller or capital stock of a Seller Subsidiary. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Except as set forth above, the Seller has no other class of stock and there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable (subject to a limitation with respect to Seller Common Stock contained in Section 180.0622(2)(b) of the WBCL, as judicially interpreted, which provides that shareholders of Wisconsin corporations may be personally liable for all debts owing to employees of the corporation for services performed for the corporation for up to six months in any one case, but not in an amount greater than the consideration paid for each such share) and have not been issued in violation of any preemptive right of any stockholder of Seller.

 2.4     Authorization.

         (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller and the "Regulatory Authorities" and "Additional Regulatory Authorities" (as such terms are defined in Section 2.6), to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote at a meeting of Seller's stockholders called for such purpose or any adjournment thereof ("Special Meeting"). The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's stockholders and subject to the receipt of such approvals of the Regulatory Authorities and Additional Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as (i) the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws now or hereafter in effect relating to the enforcement of creditors' remedies generally and except to the extent equitable principles may limit the right to specific performance or other equitable remedies, and (ii) considerations of public policy may affect the enforceability of the indemnification provisions thereof.

         (b)     Except  as  disclosed  on  Schedule   2.4(b),   neither  the
         execution, delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) Seller's or any of Seller Subsidiaries' Articles of Incorporation, charter or By-Laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, other than those as to which any such violation, conflict, breach, event, termination, acceleration or creation would not have or be reasonably likely to have a Material Adverse Effect on Seller or (ii) subject to compliance with the statutes and regulations referred to in
         Section 2.4(c), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets;

         other than violations, conflicts, breaches, defaults, terminations, accelerations or liens which would not have or be reasonably likely to have a Material Adverse Effect on Seller.


         (c) Other than in connection or in compliance with the provisions of the WBCL or the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (collectively, the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, or any required approvals of the Federal Reserve Board, the Federal Deposit Insurance Corporation ("FDIC") or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, banking authority or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller or any of the Seller Subsidiaries in connection with the execution or delivery of this Agreement or the consummation by Seller of the transactions contemplated by this Agreement.

 2.5     Seller Financial Statements.

         (a) Attached hereto as Schedule 2.5(a) are copies of the following documents filed by the Seller with the Securities and Exchange Commission ("SEC"): (i) Seller's Annual Report on Form 10-KSB for the fiscal years ended March 31, 1997 and 1998; (ii) Seller's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998; (iii) any of Seller's Current Reports on Form 8-K filed with the SEC since March 31, 1998;
         (iv) Seller's Annual Report to Shareholders for its fiscal year ending March 31, 1998; (v) Seller's proxy statements and any related proxy materials delivered to Seller's shareholders in connection with any shareholders' meetings held after March 31, 1998; and (vi) any amendments or supplements to such documents and reports.

         (b)     The   financial   statements   contained  in  the  documents
         referenced in Schedule 2.5(a) and the Determination Date Financial Statements are referred to collectively as the "Seller Financial Statements." Except as referenced in Schedule 2.5(b), the Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, and present fairly the consolidated financial position of Seller and the Seller Subsidiaries, taken as a whole, at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows, as applicable, of Seller and the Seller Subsidiaries for the periods stated therein.

         c) Except as referenced in Schedule 2.5(b), Seller and the Seller Subsidiaries each has prepared, kept and maintained through the date hereof financial books and records maintained in all material respects in accordance with GAAP and all other applicable accounting requirements and which fairly reflect their respective financial conditions, results of operations, changes in stockholders' equity and cash flows.

2.6 Seller Reports. Since August 5, 1994, each of Seller and the Seller Subsidiaries has timely filed any and all reports, registrations and statements, together with any required amendments thereto, that it was required to file with
(i) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB and Forms 8-K, (ii) the Federal Reserve Board, (iii) the FDIC; and (iv) the WDFI (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory
Authority"). Seller and Seller Subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, with any and all federal, state, municipal or local government, securities, banking, savings and loan, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof having jurisdiction over the affairs of it (collectively, the "Additional Regulatory Authorities" and, individually, the "Additional Regulatory Authority"). All such reports and statements filed with any Regulatory Authority or Additional Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority or Additional Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities or Additional Regulatory Authorities, there is no unresolved violation, criticism or exception by any Regulatory Authority or Additional Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

2.7      Title to and Condition of Assets.

         (a) Except as set forth in Schedule 2.7(a), and except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.8 hereof), Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent, (ii) as set forth or described in the Seller Financial Statements, and (iii) pledges to secure deposits and other Liens incurred in the ordinary course of business.

         (b)     Except  as  set  forth  in  Schedule  2.7(b),   no  material
         properties or assets that are reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of September 30, 1998 have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

         (c) Except as set forth in Schedule 2.7(c), all furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

 2.8       Real Property.

          (a) A list of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law) is set forth in Schedule 2.8(a) under the heading "Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.8(a) under the heading "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

          (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

          (c) Except as disclosed on Schedule 2.8(c), neither Seller nor any of the Seller Subsidiaries has any interest in any real property other than as described above in Section 2.8(a) except interests as a mortgagee, any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law and property held by any Seller Subsidiary in its capacity as trustee.

          (d) To the best knowledge of Seller, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line, and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

          (e) None of the buildings, structures or improvements located on the Owned Real Property is the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

          (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties or will have maintained insurance in sufficient amounts against any such defect in title.


          (g) Neither Seller nor any of the Seller Subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any Real Property of any Toxic Substance (as such term is hereinafter defined), except for Toxic Substances of the types and in the quantities typically associated with Seller's or Seller Subsidiaries' businesses and in accordance in all material respects with all applicable federal, state and local laws and regulations. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals, liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup. Neither Seller nor any Seller Subsidiary has knowledge of any underground storage tanks located on, in or under any Owned Real Property or Leased Real Property.

2.9 Taxes. Seller and each Seller Subsidiary have timely filed or will timely file (including extensions) all tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has or, to the best knowledge of Seller, will have any material liability for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge has been proposed, asserted or assessed in writing (tentatively or definitely) against Seller or any of the Seller Subsidiaries which have not been settled or would not be covered by existing reserves. Except as set forth in Schedule 2.9, neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. Except as set forth on Schedule 2.9, no federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven most recent full fiscal years of Seller. Except as set forth on Schedule 2.9, there is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Except as set forth on Schedule 2.9 hereof, neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

2.10 Material Adverse Effect. Since September 30, 1998, there has been no Material Adverse Effect on Seller.

2.11      Loans,  Commitments Contracts.

          (a)     Schedule  2.11(a) contains a complete and accurate listing of
          (i) all contracts entered into with respect to deposits and repurchase agreements of $1,000,000 or more, by account, as of September 30, 1998, (ii) all loan agreements, notes, security agreements, bankers' acceptances, outstanding letters of credit, participation agreements, and other documents relating to or involving extensions of credit by Seller or any of the Seller Subsidiaries in excess of $250,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account, as of January 26, 1999, and (iii) all loan commitments and commitments to issue letters of credit and other commitments to extend credit with respect to any one entity or related group of entities in excess of $250,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account, as of December 30, 1998. The Seller hereby represents that during the period from January 26, 1999 to and including the date of this
          Agreement, there have been no extensions of credit of the type described in Section 2.11(a)(ii), and that during the period from December 31, 1998 to and including the date of this Agreement, there have been no commitments of the type described in Section 2.11(a)(iii). After the date of this Agreement, the Seller shall promptly inform Buyers of any extensions of credit described in
          Section 2.11(a)(ii) or commitments described in Section 2.11(a)(iii) that arise or are entered into or that have arisen or been entered into after January 26, 1999 and December 31, 1998, respectively.

          (b) Except for the contracts and agreements required to be listed on Schedule 2.11(a) and the loans required to be listed on Schedule 2.11(f), and except as otherwise listed on Schedule 2.11(b), neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:


                   (i) agreement, contract, arrangement, understandin or commitment with any labor union;

                   (ii) material franchise or license agreement, excluding software license agreements entered into in the ordinary course of business;

                   (iii) written employment, severance, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                   (iv) material agreement, arrangement or commitment (A) not made in the ordinary course of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) or agreements relating to joint ventures or partnerships set forth in Schedule 2.2, true and complete copies of which have been furnished to Buyers;

                   (v)     agreement,   indenture  or  other  instrument  not
                   disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Home Loan Bank ("FHLB") and Federal Funds borrowings and repurchase and reverse repurchase agreements);

                   (vi) contract containing covenants which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other than as may be required by law or any applicable Regulatory Authority or Additional Regulatory Authority);

                   (vii) contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of
                   Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

                   (viii) lease with annual rental payments aggregating $10,000 or more;

                   (ix) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with Seller or any of the Seller Subsidiaries in the ordinary course of business; or

                   (x)     other    agreement,    contract,    arrangement,
                   understanding  or  commitment  involving  an  obligation  by
                   Seller or any of the Seller Subsidiaries of more than $10,000 and extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of thirty (30) days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, Treasury, tax and loan notes, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $250,000.

          (c)      Seller  and/or  the  Seller   Subsidiaries  carry  property,
          liability, director and officer, errors and omissions, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the heading "Insurance."

          (d) True, correct, and complete copies of the agreements, contracts, leases and other documents referred to in Section 2.11(b) have been included with Schedule 2.11(b) hereto. True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11(a) and (c) have been or shall be furnished or made available to Buyers.

          (e) Each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11(a), (b) and (c) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

          (f) Except as set forth on Schedule 2.11(f), as of January 31, 1999, neither the Seller nor any of the Seller Subsidiaries was a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which did not exceed $50,000, under the terms of which the obligor was, as of January 31, 1999, over ninety (90) days delinquent in payment of principal or interest or in default under any other provision. After the date of this Agreement, the Seller shall promptly deliver to Buyers, as soon as they become available, Seller's monthly scheduled items reports which shall set forth any Loans, other than Loans the unpaid principal balance of which did not exceed $50,000, under the terms of which the obligor has become, since January 31, 1999, over ninety (90) days delinquent in payment of principal or interest or in default under any other provision. Schedule 2.11(f) sets forth each of the Loans of Seller or any of the Seller Subsidiaries with an unpaid principal amount in excess of $50,000 and that as of the date of this Agreement are internally classified as (i) "Substandard," "Doubtful," "Loss" or "Classified," (ii) "Criticized," "Other Loans Especially Mentioned" or "Special Mention," or (iii) "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, in each case together with the unpaid principal amount of and any accrued and unpaid interest on each of such Loans and the identity of the borrower thereunder; together with the aggregate principal amount of and accrued and unpaid interest on all such Loans by category. After the date of this Agreement, the Seller shall promptly inform Buyers of any Loans that become classified since January 31, 1999 in the manner described in the previous sentence, or any Loans the classification of which is changed at any time after January 31, 1999. The Seller and its Subsidiaries have internally classified, in the manner described above, all Loans that any auditor or government examiner has criticized or classified, and the internal classification of such Loan is at least as strict as the criticism or classification thereof by the auditor or government examiner. Schedule 2.11(f) also sets forth, as of January 31, 1999, by account, each borrower, customer or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted to or against Seller or any of the Seller Subsidiaries, any such claim. After the date of this Agreement, the Seller shall promptly inform Buyers of any lender liability or similar claim made or asserted in writing of the type described in the immediately preceding sentence that has arisen since January 31, 1999.

2.12 Absence of Defaults. Neither Seller nor any of the Seller Subsidiaries is in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except in all cases where such default would not have a Material Adverse Effect on Seller.

2.13 Litigation and Other Proceedings. Except as set forth on Schedule 2.13 or otherwise disclosed in the Seller Financial Statements, neither Seller nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree including, without limitation, any such claim, action, suit, investigation or proceeding involving any state or federal bank regulatory agency, whether of a formal or informal nature. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any stockholder of Seller or any of the Seller
Subsidiaries (or any former stockholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder ("CRA"), the Bank Secrecy Act, the fair lending laws or any other similar laws.

2.14 Directors' and Officers' Insurance. Each of Seller and the Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller.

2.15      Compliance with Laws

          (a) Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities and Additional Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses in all material respects as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect on Seller and the Seller Subsidiaries.

          (b) (i) Each of Seller and the Seller Subsidiaries has complied in all material respects with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Seller or any Seller Subsidiary that is a savings bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments  applicable to it and to the conduct of its business,  and
          (ii) neither Seller nor any of the Seller Subsidiaries is in material default under, and no event has occurred which, with the lapse of time or notice or both, could result in the material default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority, Additional Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity.

          (c) Except as set forth on Schedule 2.15(c), neither Seller nor any of the Seller Subsidiaries is subject to or, to the best knowledge of Seller, reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or as a consequence of such Property being acquired in foreclosure or in lieu of foreclosure or being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any Toxic Substance (as defined in
          Section 2.8(g)), including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment and regulated by federal, state or local law, or (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Property or in the construction of structures thereon. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending or, to the best knowledge of Seller, threatened, and no claim has been asserted against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller
          Subsidiaries before any court or other Regulatory Authority or Additional Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same.

          (d) Neither Seller nor any of the Seller Subsidiaries has received any notification or communication that has not been finally resolved from any Regulatory Authority or Additional Regulatory
          Authority (i) asserting that the Seller or any of the Seller Subsidiaries or any Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory

          Authority or Additional Regulatory Authority enforces, (ii) threatening to revoke any license, franchise, permit or governmental authorization, including, without limitation, such company's status as an insured depository institution under the Federal Deposit Insurance Act, as amended (the "FDI Act"), or (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

          (e) Neither Seller nor any of the Seller Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

2.16 Labor. No work stoppage involving Seller or any of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Except as set forth on Schedule 2.16, neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that reasonably could be expected to have a Material Adverse Effect on the Seller. None of the employees of Seller or the Seller Subsidiaries is represented by any labor union or any collective bargaining organization.

2.17 Material Interests of Certain Persons. Except as set forth in Seller's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and/or in its proxy statement and other proxy solicitation materials for Seller's annual stockholders' meeting held in fiscal 1999, and except as set forth in Schedule 2.17, no officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC.

2.18      Allowance for Loan and Lease Losses; Non-Performing Assets;  Financial
          Assets.

          (a) Except as set forth on Schedule 2.18(a), all of the accounts, notes and other receivables that are reflected in the Seller Financial Statements as of September 30, 1998, were acquired in the ordinary course of business and were collectible in full in the ordinary course of business, except for possible loan and lease losses that are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since September 30, 1998 to the date hereof has not deviated in any material and adverse manner from the credit and collection experience of Seller and the Seller Subsidiaries, taken as a whole, for the six months ended September 30, 1998.

          (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Seller and the Seller Subsidiaries as of the Determination Date will be adequate under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

          (c) Schedule 2.18(c) sets forth as of the date of this Agreement all assets classified by Seller as real estate acquired through foreclosure or repossession, including foreclosed assets.

          (d) As of September 30, 1998, the aggregate amount of all Non-Performing Assets (as defined below) on the books of Seller and the Seller Subsidiaries did not exceed 1.71% of total assets. "Non-Performing Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Seller as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

          (e) All loans receivable (including discounts) and accrued interest entered on the books of Seller and the Seller Subsidiaries, to the extent unpaid on the Closing Date, arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Seller's or the appropriate Seller Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans or discounts are true and genuine and are what they purport to be. To the best knowledge of Seller, the loans, discounts and the accrued interest reflected on the books of Seller and the Seller Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Seller or the appropriate Seller Subsidiary free and clear of any liens, restrictions or encumbrances.

          (f) The notes and other evidences of indebtedness evidencing the loans described in Section 2.18(e) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be. Seller and each of the Seller Subsidiaries has good and valid title to the investment securities shown on the Seller Financial Statements. A complete and accurate list of such investment securities as of September 30, 1998 is attached as Schedule 2.18(f).

2.19      Employee Benefit Plans.

          (a) Schedule 2.19(a) lists all pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by the Seller or any of the Seller Subsidiaries as of the date hereof in respect of any of the present or former directors, officers, or other employees of and/or consultants to the Seller or any of the Seller Subsidiaries (collectively "Seller Employee Plans"). The Sellers have furnished the Buyers with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable;
                    (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any. The Incentive Plan was terminated effective as of October 10, 1998, and there are no further rights, obligations, or liabilities that exist or will exist under the Incentive Plan.

          (b) All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and are in all material respects in compliance with the requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. All contributions required to be made to the Seller Employee Plans have been made or reserved.

          (c) With respect to each of the Seller Employee Plans which is a "pension plan" (as that term is defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS, and the Seller has no knowledge of any circumstances that might result in the revocation of any such qualification, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) the Seller has no knowledge of and has not engaged in any "prohibited transaction," as such term is defined in Section 4975 of the

                    Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any of the Seller Subsidiaries, to any material tax or penalty;
                    (iv) no defined benefit Pension Plan or any trust created thereunder has been terminated, nor has there been any notice of any "reportable event" (as that term is defined in Section 4043 of ERISA) that has been required to be filed with respect to any Pension Plan during the three (3) years preceding the date of this Agreement; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in
                    Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan," as that term is defined in
                    Section 3(37) of ERISA.


          (d) Except as disclosed in Schedule 2.19(d) or as reflected on the Seller Financial Statements or the notes thereto, neither the Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

          (e) Neither the Seller nor any of the Seller Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

          (f)       Except  as  disclosed  in  Schedule  2.19(f),   neither  the
                    execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of the Seller or any of the Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. The Seller shall use its best efforts to insure that no amounts paid or payable by the Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of the Seller or any of the Seller Subsidiaries will, taken by itself, fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

          (g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action and do not and will not (i) violate the terms of any of the Seller's Pension Plans; (ii) violate any provision of ERISA or the Code including, but not limited to, Code Section 409(e);
                    (iii) constitute a "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, for which there is no exemption available to Seller; or (iv) cause any Pension Plan to cease to be "qualified" within the meaning of Section 401(a) of the Code.

2.20 Conduct of Seller to Date. Except as set forth in Schedule 2.20, from and after September 30, 1998 through the date of this Agreement: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority or Additional Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries; and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business, except in connection with the transactions contemplated by this Agreement.

2.21 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.21(a), neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due, which would be required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP, except:

          (a) debts, liabilities or obligations reflected on the Seller Financial Statements and the notes thereto;

          (b)      operating leases reflected on Schedule 2.11(b); and

          (c) debts, liabilities or obligations incurred in the ordinary and usual course of their respective businesses, which are not for breach of contract, breach of warranty, torts, infringements or lawsuits and which do not have a Material Adverse Effect on Seller.

2.22 Proxy Statement, Etc. None of the information regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in
(i) the proxy statement to be mailed to Seller's stockholders in connection with the Special Meeting to be called to consider this Agreement and the Merger, as such Proxy Statement may be amended or supplemented (the "Proxy Statement"), or
(ii) any other documents to be filed with any Regulatory Authority or Additional Regulatory Authority in connection with the transactions contemplated hereby, at the respective times such documents are filed with any Regulatory Authority or Additional Regulatory Authority and, with respect to the Proxy Statement, when mailed, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading or, in the case of the Proxy Statement, at the time of the Special Meeting of Seller's stockholders referred to in Section 5.3, will contain any untrue statement of a material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting. All documents which Seller or any of the Seller Subsidiaries are responsible for filing with any Regulatory Authority or Additional Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

2.23 Registration Obligations. Neither Seller nor any of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time, by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

2.24 Tax, Regulatory and Accounting Matters. Neither Seller nor any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement.

2.25 Brokers and Finders. Except for ABN AMRO Incorporated, neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

2.26 Investments. All investment securities owned by the Seller and any of the Seller Subsidiaries are suitable investments under the Federal Financial Institutions Examination Council ("FFIEC") Supervisory Policy statement on securities activities.

2.27 Accuracy of Information. The statements contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.28 Year 2000 Compliance. Both Seller and the Seller Subsidiaries have complied with regulatory bulletins issued through October 31, 1998 by the FFIEC on the subject of Year 2000 Compliance. The Seller and the Seller Subsidiaries have exercised ordinary care in assessing Year 2000 Compliance status of all material computer software, firmware and hardware used in the ordinary course of business as set forth on Schedule 2.28.

2.29 Insider Loans. Set forth on Schedule 2.29 is a list of any and all outstanding notes or other evidences of indebtedness executed and delivered by insiders of the Seller or the Seller Subsidiaries to the Seller or the Seller Subsidiaries (as the term "insiders" is hereinafter defined). On the Closing
Date, the Sellers shall also provide BFC with a list of insider loans outstanding as of the Closing Date. For purposes of this Section 2.29, "insider" shall mean any officer or director of the Seller or any of the Seller Subsidiaries or any shareholder of the Seller owning 5% or more of the Seller's stock or any members of the immediate families or related interests of such officers, directors or shareholders, as the terms "immediate families" and "related interests" are defined in Sections 215.2(g) and (n) of Regulation O promulgated by the Federal Reserve Board (12 C.F.R. Sections 215.2(g) and (n)).

2.30      Wisconsin  Takeover Statute; Rights of Dissenting Stockholders.

          (a) As of the date hereof, and at all times on or prior to the Effective Date: (i) Sections 180.1140 through 180.1144 of the WBCL (inclusive) are, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement based on BFC's representation to Seller that BFC does not meet the definition of an "interested shareholder" under Section 180.1140(8) of the WBCL and the Merger and the transactions contemplated by this Agreement do not constitute a "business combination" under Section 180.1140(4) of the WBCL; (ii) Section 180.1150 of the WBCL is, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement because the Merger and the transactions contemplated by this Agreement qualify as a merger under Section 180.1101 of the WBCL; and (iii) Chapter 552 of the Wisconsin Statutes is, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement.

          (b) As of the date hereof, no holder of Seller Common Stock or Options has any rights under Sections 180.1301 through 180.1331 (inclusive) of the WBCL to dissent from the Merger and to obtain the fair value of their shares of Seller Common Stock.

2.31 Treatment of Outstanding Options. Set forth on Schedule 2.31 is a list of Options outstanding as of the date of this Agreement showing the number of shares of Seller Common Stock underlying each Option and identifying the person holding such Option. With respect to the Options outstanding as of the date of this Agreement, all of such Options, whether or not then vested or exercisable in accordance with their terms, will become exercisable in full at or immediately before the Effective Time. With respect to employees of the Seller who hold Options and who receive Option Settlement Amounts as provided in
Section 5.11, the Option Settlement Amounts will be reportable on a Form W-2 to be filed with the IRS, and, with respect to non-employees of the Seller who hold Options and who receive Option Settlement Amounts as provided in Section 5.11, the Option Settlement Amounts will be reportable on a Form 1099 filed with the IRS. There are no "limited rights" outstanding under the Seller Stock Option Plan, as such term is defined in the Seller Stock Option Plan.

2.32 Opinion of Financial Advisor. Seller has received the opinion of ABN AMRO Incorporated dated the date of this Agreement, to the effect that, subject to the terms, conditions and qualifications set forth therein, the consideration set forth herein to be received in the Merger by the shareholders of the Seller is fair to the shareholders of the Seller from a financial point of view.

2.33 Approvals. To the best knowledge of Seller, it is not aware of any reason why the Regulatory Authorities or any Additional Regulatory Authority whose approval is required would not provide the approvals necessary to permit Seller and Buyers to consummate the Merger and the other transactions contemplated hereunder in the manner provided herein.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

As an inducement to Seller to enter into and perform its obligations under this Agreement, the Buyers hereby represent and warrant to Seller as follows:

3.1 Organization and Authority. BFC and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Minnesota and Wisconsin, respectively, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on BFC or the Merger Sub, and each has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. BFC is registered as a bank holding company with the Federal Reserve Board under the BHCA.

3.2       Authorization.

          (a) BFC and Merger Sub each has the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by BFC and Merger Sub and the consummation by BFC and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of BFC and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities and the Additional Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of BFC and Merger Sub enforceable against each in accordance with its terms, except as (i) the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws now or hereafter in effect relating to the enforcement of creditors' remedies generally and except to the extent equitable principles may limit the right to specific performance or other equitable remedies, and (ii) considerations of public policy may affect the enforceability of the indemnification provisions thereof. The execution, delivery and performance of this Agreement by Buyers and the consummation by Buyers of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the respective Boards of Directors of BFC and Merger Sub. BFC is not required under applicable law to submit the Merger and the Merger Agreement to its stockholders for approval.

          (b) Neither the execution, delivery and performance by BFC and Merger Sub of this Agreement, nor the consummation by BFC and Merger Sub of the transactions contemplated hereby, nor compliance by BFC and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of BFC or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or By-Laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BFC or Merger Sub is a party or by which they may be bound, or to which BFC or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 3.2(c), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to BFC or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on BFC.

          (c) Other than in connection with or in compliance with the provisions of the WBCL, the Securities Act, the Exchange Act, the
          securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of the Federal Reserve Board, the FDIC or any other Regulatory Authority or Additional Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by BFC and Merger Sub of the transactions contemplated by this Agreement.

3.3 Brokers and Finders. Neither BFC, Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for BFC or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

3.4 Accuracy of Information. The statements contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct as of the date hereof in all material respects, and such statements and documents do not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.5 No Violation. Except as set forth on Schedule 3.5, neither the execution and delivery of this Agreement by the Buyers, the consummation by Buyers of the transactions contemplated hereby, nor compliance by the Buyers with any of the terms or provisions hereof, will (a) violate any provision of the respective Articles of Incorporation or Bylaws of Buyers, or (b) assuming that the consents and approvals referred to in Section 3.6 hereof are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyers, other than violations that would not have a Material Adverse Effect on Buyers, or (ii) violate, conflict with, result in a breach of any material provision of or the loss of any material benefit, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Lien upon any of the respective properties or assets of Buyers or any of their Subsidiaries under any of the material terms, conditions or provision of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which either of Buyers is a party, except for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, or creations which, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Buyers.

3.6 Consents and Approvals. Except for (a) the filing of applications, notices or other documents necessary to obtain, and the receipt of, regulatory approvals, (b) the filing with the SEC of any necessary registration statement,
(c) the filing of Articles of Merger with the WDFI pursuant to the provisions of the WBCL, (d) the approval of the Merger, the Merger Agreement and any and all transactions thereunder by Seller's Board of Directors and the holders of the requisite number of shares of the Seller Common Stock, (e) the filing by Seller of its proxy materials with the SEC and the successful conclusion of the review of Seller's proxy materials by the SEC, and (f) such filing, authorizations or approvals as may be set forth on Schedule 3.6, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by Buyers of this Agreement, or the consummation by Buyers of the transactions contemplated herein.

3.7      Litigation.  As of the date of this  Agreement,  except as set forth on
Schedule 3.7 or otherwise disclosed in BFC's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the SEC (the "1997 Annual Report") or its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998 as filed with the SEC (collectively, the "1998 Quarterly Reports"), there are no legal, administrative or other actions, suits, proceedings or investigations of any kind or nature pending or, to the best knowledge of BFC, threatened against Buyers that challenge the validity or propriety of the transactions contemplated by this Agreement or which would have a Material Adverse Effect on BFC. Neither BFC nor its Subsidiaries is subject to, or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality that has or is reasonably expected to have a Material Adverse Effect on BFC.

3.8       Financial Statements.

          (a) BFC has furnished to the Seller true, correct and complete copies of the audited Consolidated Statement of Financial Condition of BFC as of the fiscal year ended December 31, 1997 and the related Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and the Consolidated Statements of Cash Flows for the fiscal year ended December 31, 1997, including the respective notes thereto, together with the reports of its accountants relating thereto (the "Buyer Financial Statements"). Such Buyer Financial Statements fairly represent the consolidated financial position of BFC as of and for the periods ended on their respective dates and the consolidated operating results and changes in financial position of BFC for the indicated periods in conformity with GAAP applied on a consistent basis.

          (b)      BFC has  furnished  to the Seller  copies of its 1997  Annual
          Report and 1998 Quarterly Reports and will furnish to the Seller copies of its Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 1998 and its Quarterly Reports on Form 10-Q as filed with the SEC for each quarterly period subsequent to December 31, 1998 until the Closing Date ("Subsequent Buyer Financial Statements"). Since September 30, 1998, to the best knowledge of BFC, there have not been any material adverse changes in BFC's consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business.

          (c) All of the Buyer Financial Statements have been, and, with respect to the Subsequent Buyer Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed, and comply or will comply with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto. All of the Buyer Financial Statements present fairly, and all of the Subsequent Buyer Financial Statements will present fairly, the financial position of BFC and its Subsidiaries taken as a whole and the results of its and their operations and changes in its and their financial position as of and for the periods ending on their respective dates. The books and records of BFC and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions. Except with respect to this Agreement and the transactions contemplated herein, there are, and with respect to the Subsequent Buyer Financial Statement will be, no agreements, contracts or other instruments to which BFC or its Subsidiaries are a party or by which it or they or (to the best knowledge of BFC) any of the officers, directors, employees or shareholders of the Buyers or its Subsidiaries have rights which would have a Material Adverse Effect on the consolidated financial position of BFC or the financial position of its Subsidiaries which are not disclosed herein or reflected in the Buyer Financial Statements and the Subsequent Buyer Financial Statements.

3.9 Community Reinvestment Act Compliance. Except as set forth on Schedule 3.9, BFC and BFC's Subsidiaries that are banks are in compliance, in all material respects, with the applicable provisions of the CRA. There is no bank Subsidiary of BFC which has, as of the date of this Agreement, a CRA rating which is less than "satisfactory." BFC is not aware of any facts or circumstances related to any planned or threatened CRA protest of the transactions contemplated by this Agreement.

3.10 Tax, Regulatory and Accounting Matters. BFC has not taken or agreed to take any action and, except as Buyers may have otherwise disclosed to Seller in writing as of or prior to the date of this Agreement, does not have knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement.

3.11 Proxy Statement, Etc. None of the information regarding BFC or any of its Subsidiaries to be supplied by BFC for inclusion or included in (i) the Proxy Statement or (ii) any other documents to be filed with any Regulatory Authority or Additional Regulatory Authority in connection with the transactions contemplated hereby, at the respective times such documents are filed with any Regulatory Authority or Additional Regulatory Authority and, with respect to the Proxy Statement, when mailed, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading or, in the case of the Proxy Statement, at the time of the Special Meeting of Seller's stockholders referred to in Section 5.3, will contain any untrue statement of a material fact, or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting. All documents which BFC or any of its Subsidiaries are responsible for filing with any Regulatory Authority or Additional Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

3.12 Approvals. To the best knowledge of Buyers, and except as Buyers may have otherwise disclosed to Seller in writing as of or prior to the date of this Agreement, they are not aware of any reason why the Regulatory Authorities or any Additional Regulatory Authority whose approval is required would not provide the approvals necessary to permit Seller and Buyers to consummate the Merger and the other transactions contemplated hereunder in the manner provided herein.

                                   ARTICLE IV

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Seller and each of the Seller Subsidiaries shall conduct their respective businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their business organization, employees and advantageous business relationships and retain the services of their officers and key employees.

4.2 Forbearances of Seller. Except as set forth in Schedule 4.2, without the prior written consent of Buyers (unless otherwise specifically noted in this Section 4.2), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

          (a)      declare,   set  aside  or  pay  any   dividends   or  other
          distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that between the date of this Agreement and the Closing Date, Seller may declare and pay regular cash dividends of not more than $0.17 per share on the Seller Common Stock on each of January 28, 1999, April 22, 1999 and July 29, 1999 (but only if such dates occur before the Closing Date);

          (b) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice,
          (ii) subject to the limitation of Section 5.8(b), discretionary contributions to the ESOP made solely for the purpose of retiring the ESOP loan to the Seller, or (iii) as required by law or contract;

          (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

          (d) propose or adopt any amendments to its Certificate or Articles of Incorporation or other charter document or By-Laws or to the Certificate or Articles of Incorporation or other charter document or By-Laws of any of the Seller Subsidiaries;

          (e) issue, sell, grant, confer or award any of its Equity Securities (except that the Seller may issue up to 7,635 shares of Seller Common Stock upon exercise of the Seller Stock Options outstanding on the date of this Agreement) or effect any stock split or stock dividend or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

          (f)      purchase,   redeem,  retire,   repurchase  or  exchange,  or
          otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

          (g) make or commit to make a loan or grant an extension of credit to any borrower (including any renewals of existing loans or additional advances on loans to existing borrowers of the Seller or any of the Seller Subsidiaries) which will result in the principal balance owing to the Seller or any of the Seller Subsidiaries in the aggregate to exceed $150,000 for any secured loan or extension of credit or $25,000 for any unsecured loan or extension of credit;

          (h) take any action that has the reasonable and foreseeable likelihood of materially impeding or delaying the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority or Additional Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;

          (i) obtain any advances from the FHLB of Chicago with maturities in excess of ninety (90) days or, other than in the ordinary course of business consistent with past practice, incur any other indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

          (j) except as provided in Schedule 4.2(j) in connection with Seller's continuation of its practice of selling fixed rate loans that are generated by the Seller Subsidiaries, sell any portion or all of the Seller's or any of the Seller Subsidiaries' loan or investment portfolios, it being understood that there have been no sales of all or any portion of the loan or bond portfolios from September 30, 1998 to the date hereof; or invest any of the Seller's or any of the Seller Subsidiaries' assets in any marketable securities other than U.S. Treasury or U.S. Agency securities with a maturity of two years or less or GNMA adjustable rate mortgage securities purchased at a dollar price not to exceed 101% of par value;

          (k) make loans to "insiders," as that term is defined in Section 2.29, except for renewals of outstanding indebtedness in the ordinary course of business;

          (l) fail to recognize loan losses or fund any of the Seller Subsidiaries' loan loss reserve or allowance except (i) in the ordinary course of business, consistent with past practices and the policies of the Seller and the Seller Subsidiaries, (ii) in accordance with GAAP and (iii) in accordance with regulatory guidelines, policies and regulations or as required pursuant to any regulatory examination of any of the Seller Subsidiaries;

          (m) fail to accrue income and expenses on the Seller's and any of the Seller Subsidiaries' books in the ordinary course of business and in accordance with GAAP;

          (n) fail to disclose in writing to BFC any facts or circumstances which cause the risk rating for any extension of credit or participation owned by the Seller or any of the Seller Subsidiaries with a principal balance outstanding in excess of $100,000 to be adversely affected;

          (o) make any capital expenditures or commitment for capital expenditures for the Seller and the Seller Subsidiaries, except in the ordinary course of business which individually exceed $20,000 or, in the aggregate, exceed $50,000;

          (p)      enter   into  or  amend  any  other   contract,   agreement,
          understanding, arrangement or commitment not already described or addressed in this Section 4.2 involving an obligation by Seller or any of the Seller Subsidiaries of more than $25,000, other than contracts entered into in respect of deposit agreements; or

          (q) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

4.3      No Solicitation.

          (a) Seller shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transaction involving Seller or any Seller Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or any group of persons) other than BFC or its affiliates (a "Third Party") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal. However, nothing contained in this Agreement shall prevent Seller or its Board of Directors from (A) furnishing non-public information to, or entering into discussions and negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an Alternative Transaction (as defined below) by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written proposal for an Alternative Transaction to the stockholders of Seller, if (1) a Third Party has made a written proposal to the Board of Directors of Seller to consummate an Alternative Transaction, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Seller, (2) the Board of Directors of Seller believes in good faith, after consultation with its financial advisor, that such Alternative Transaction is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable than the transaction contemplated by this Agreement (a "Superior Proposal"),
          (3) the Board of Directors of Seller determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions and negotiations with, such person or entity, Seller's Board of Directors receives from such person or entity an executed confidentiality and standstill agreement with material terms no less favorable to such party than those contained in the Confidentiality Agreement dated July 20, 1998 between BFC and Seller (the "Confidentiality Agreement"); or (B) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal. Seller agrees not to release any Third Party from, or waive any provision of any confidentiality and standstill agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Seller determines in good faith, based on the written advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

          (b) Seller shall notify BFC immediately after receipt by Seller or any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Notwithstanding the foregoing, Seller shall not accept or enter into any agreement concerning a Superior Proposal for a period of at least ten (10) business days after BFC's receipt of the notification of the terms thereof pursuant to the first sentence of this Section 4.3(b), during which period BFC shall have the opportunity to match the terms and conditions contained in such Superior Proposal.

          (c) As used in this Agreement, the term "Alternative Transaction" means (i) a transaction pursuant to which any Third Party acquires more than 30% of the outstanding shares of Seller Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Seller pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 30% of the outstanding shares of Seller Common Stock, as the case may be, or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including, for this purpose, the outstanding Equity Securities of the Seller Subsidiaries and the entity surviving any merger or business combination) of Seller having a fair market value (as determined by the Board of Directors of Seller, in good faith) equal to more than 30% of the fair market value of all of the assets of Seller and the Seller Subsidiaries, taken as a whole, immediately prior to such transaction.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS


5.1 Access and Information. Seller shall afford BFC and BFC's accountants, counsel and other representatives, upon reasonable notice, full access during normal business hours, during the period prior to the Effective Time, to all the properties, books, contracts, commitments and records of Seller and the Seller Subsidiaries and, during such period, each shall furnish promptly to BFC (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as BFC may reasonably request. BFC shall, and shall cause its advisors and representatives and Merger Sub to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the Seller which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the Seller or any of the Seller Subsidiaries to the Seller or the Seller Subsidiaries and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

5.2       Regulatory Matters.

          (a) Within forty-five (45) days of the date of this Agreement, BFC shall file an application for approval of the Merger with the Federal Reserve Board and such additional regulatory authorities as may require an application.

          (b) Seller and Buyers shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, Regulatory Authorities and Additional Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by BFC, to consummate such other transactions by and among BFC's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time; provided, however, that such actions do not (i) materially impede or delay the receipt of any approval referred to in Section 6.1(b); or
          (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement.

5.3       Proxy  Statement;  Special Meeting.

          (a) As promptly as practical after the execution of this Agreement, Seller shall prepare and file with the SEC the Proxy Statement under the Exchange Act, and it then shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as soon as practical after such filing. The Buyers and Seller shall cooperate with each other in preparing the Proxy Statement, and Seller shall promptly notify BFC of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to BFC copies of all correspondence between the Seller or any representative of the Seller and the SEC. Seller shall give BFC and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give BFC and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Buyers and Seller agrees to use all reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any and all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Seller Common Stock entitled to vote at the Special Meeting.

          (b) Subject to the provisions of Section 4.3, the Proxy Statement shall include the recommendation of the Board of Directors of Seller in favor of adoption of this Agreement and the Merger; provided that the Board of Directors of Seller may modify or withdraw such recommendation if Seller's Board of Directors believes in good faith, based on the advice of outside legal counsel, that the failure to modify or withdraw such recommendation would be inconsistent with its fiduciary duties to Seller's stockholders under applicable law.

          (c) Seller shall call the Special Meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger. Subject to Sections 4.3 and 5.3(b), Seller shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and the Merger and approval of such matters and shall use its best efforts to hold the Special Meeting as soon as practicable after the date hereof. Seller shall use its best efforts to solicit from its stockholders proxies in favor of such matters unless doing so would be inconsistent with the Seller Board of Directors' fiduciary duties to its stockholders under applicable law based on the advice of outside legal counsel.

5.4 Current Information. During the period from the date of this Agreement to the Closing Date, (i) Seller will promptly furnish BFC with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of BFC and (ii) BFC shall promptly furnish to the Seller copies of all filings by BFC with the Federal Reserve Board. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto:
(A) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; or (B) any Material Adverse Effect.

5.5 Environmental Reports. Buyers may retain an environmental consultant to perform, at the Seller's expense, as soon as reasonably practicable, but not later than thirty (30) days after the date hereof, a phase one environmental investigation by any firm designated by Buyers, or any of them, (the "Environmental Firm") on all real property owned, leased or operated by Seller or any of the Seller Subsidiaries as of the date hereof, including, without limitation, other real estate owned. Within one week of Buyers' receipt of the phase one report, Buyers shall provide a copy of the full report to the Seller. If the results of the phase one investigation indicate, in Buyers' reasonable opinion, that additional investigation is warranted, Buyers may perform a phase two subsurface investigation or investigations by the Environmental Firm on properties deemed to warrant such additional study. The cost of any such phase two investigation shall be paid 50 percent by Seller and 50 percent by Buyers. Buyers shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties and, in any event, shall notify Seller and the Environmental Firm within fifteen (15) days after receipt of the phase one report that the Environmental Firm should promptly commence any such phase two investigation. Within one week of Buyers' receipt of the phase two report, Buyers shall deliver a copy of the full report to Seller. If, based on the results of the phase two report, the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or (ii) recommended by the Environmental Firm in such phase one or two report or reports, in the aggregate, and after reduction to reflect any federal and Wisconsin PECFA financial contribution to the expense, exceed the sum of $300,000, as reasonably estimated by the Environmental Firm, or if the costs of such actions or measures cannot be so reasonably estimated by the Environmental Firm to be such amounts or less with any reasonable degree of certainty, Buyers shall have the right pursuant to Section 7.1(h) hereof, for a period of fifteen
(15) business days following receipt from the Environmental Firm of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

5.6 Expenses. Unless otherwise specifically provided herein, each party hereto shall pay all of its own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement and all applications filed in connection with seeking regulatory approval of the Agreement and the filings associated with the Proxy Statement and Special Meeting held pursuant to the Agreement, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated. Buyers shall be responsible for fees and expenses related to the services of the Exchange Agent in connection with the exchange of shares and Options pursuant to Article I hereof. Seller shall be responsible for payment to ABN AMRO, Inc. for services rendered as financial advisor to Seller in connection with the transactions contemplated herein pursuant to its letter agreement dated April 14, 1998. Seller has or shall establish fee arrangements with all outside counsel, accountants and other independent experts and advisors, including any proxy solicitation firm engaged consistent with its obligations under Section 5.3 of the Agreement, that it has or plans to use in connection with the transactions contemplated in this Agreement, which agreements provided that such attorneys, accountants, independent experts, advisors and proxy solicitors will be compensated only at their normal hourly or per diem rates plus reasonable out-of-pocket expenses. Seller shall pay all printing expenses and filing fees incurred in connection with this Agreement and the Proxy Statement and any materials accompanying the Proxy Statement.

5.7       Miscellaneous  Agreements  and  Consents.  Subject  to the  terms  and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of the parties, desirable for the consummation of the transactions contemplated by this Agreement.

5.8       Employee Agreements and Benefits.

          (a) Stock Options. As provided in Section 1.9, the provisions of the Seller Stock Option Plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.

          (b) ESOP. Immediately prior to the Effective Time, Seller shall make to the ESOP the largest contribution permitted by Section 415 of the Code, which shall be allocated for the plan year in which the contribution is made. If the Effective Time is after March 31, 1999, Seller shall also make the largest contribution permitted by Section

          415 of the Code for the year ended March 31, 2000. However, (i) the amount of the contributions made pursuant to the preceding two sentences shall be used by the ESOP only to make payments on the then remaining unpaid loan balance owed by the ESOP only to the Seller,
          (ii) the amount of the foregoing contributions shall in no event exceed the then remaining unpaid loan balance, and (iii) amounts payable under the Amendment Agreements shall not be considered for the purpose of calculating the amount of the foregoing contributions. The ESOP shall receive the Merger Per Share Consideration in exchange for its shares of Seller Common Stock. As of the Effective Time, the ESOP shall be terminated as BFC and the Seller shall mutually determine, and the remaining unpaid loan balance, if any, between Seller and the ESOP shall be repaid in full with consideration received by the ESOP with respect to unallocated shares of Seller Common Stock held in suspense account under the ESOP. Any cash consideration received with respect to such Seller Common Stock held in the suspense account under the ESOP remaining after such repayment shall be allocated to the ESOP accounts of those employees of Seller and the Seller Subsidiaries who are ESOP participants and beneficiaries ("ESOP participants") in proportion to their ESOP account balances and in accordance with the terms of the ESOP as amended as hereinafter provided with respect to such termination. The ESOP shall be amended to provide that participation in the ESOP shall be limited to those who are ESOP participants as of the Effective Date. All ESOP participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP, determined as of the Effective Time. As soon as practicable after the receipt of a favorable determination letter from the IRS as to the tax qualified status of the ESOP upon its termination under Sections 401(a) and 4975(e) of the Code (the "Final Determination Letter"), distribution of the benefits under the ESOP shall be made to ESOP participants. From and after the date of this Agreement, and in anticipation of such determination and distribution, BFC, Seller and their respective representatives, prior to the Effective Time, and BFC and its representatives, after the Effective Time, shall use their best efforts to apply for and obtain such favorable Final Determination Letter from the IRS. If BFC, Seller and their respective representatives, prior to the Effective Time, and BFC and its representatives, after the Effective Time, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its tax qualified status, the Seller, prior to the Effective Time, and BFC, after the Effective Time, shall take such action as they may determine with respect to the distribution of benefits to the ESOP participants, provided that the assets of the ESOP shall be held or paid for the benefit of the ESOP participants, and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to the Seller or any affiliate thereof or to BFC or any affiliate or Subsidiary thereof in a manner contrary to the Code and ERISA.

          (c) Seller Pension Plan. All participants in the Northwest Savings Bank Money Purchase Pension Plan ("Seller Pension Plan") shall be fully vested as of the Effective Time in their accrued benefits thereunder, and all amounts contributed by the Seller to the Seller Pension Plan prior to the Effective Time shall be applied to provide benefits to participants. As of the Effective Time, the Seller's participation in the Seller Pension Plan shall terminate.

          (d) Benefit Plans. At the Effective Time, each employee of the Seller and the Seller Subsidiaries (the "Seller Employees") shall immediately become entitled to participate in each of the Buyers' employee benefit plans ("Buyers' Plans"), including, without limitation, any group hospitalization, medical, life and disability insurance plans, severance plans, qualified retirement, employee stock ownership and savings plans, stock option plans, and management recognition plans, in which similarly situated employees of BFC and its Subsidiaries participate and to the same extent as such employees of BFC and its Subsidiaries. The period of employment and compensation of each Seller Employee with the Seller and the Seller Subsidiaries shall be counted for all purposes (except for purposes of benefit accrual) under the Buyers' Plans, including, without limitation, for purposes of vesting and eligibility. Any expenses incurred by a Seller Employee under the Seller's welfare benefits plans (such as deductibles or co-payments) shall be counted for all purposes under the Buyers' Plans. Buyers shall waive any preexisting condition exclusions for conditions existing on the Effective Time and actively at work requirements for periods ending on the Effective Time contained in the Buyers' Plans as they apply to Seller Employees and former employees and their dependents; provided that the Buyers' waiver of preexisting conditions shall not extend to any condition which has prevented a Seller Employee's coverage under comparable benefit plans of the Seller or the Seller Subsidiaries. Notwithstanding anything in this Section 5.8 to the contrary, the participation by the Seller Employees in any of the Buyers' Plans with respect to which the eligibility of employees of Buyers to participate is at the sole discretion of BFC and its Subsidiaries, shall be at the sole discretion of BFC and its Subsidiaries applied in the same manner as such discretion is applied to similarly situated employees of BFC and its Subsidiaries. Also, notwithstanding anything in this Section
          5.8 to the contrary, BFC shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plan or program of the Seller or any of the Seller Subsidiaries (other than the ESOP or the Seller Pension Plan); provided, however, that BFC shall continue to maintain the Seller Employee Plans other than stock-based incentive plans and the tax qualified plans of the Seller until the Seller Employees are permitted to participate in similar Buyers' Plans. At the Effective Time, BFC or a Subsidiary thereof shall be substituted for the Seller as the sponsoring employer under those Employee Plans with respect to which the Seller or a Seller Subsidiary is a sponsoring employer immediately prior to the Effective Time, and which Employee Plan is assumed by BFC or its Subsidiary pursuant to the terms of this Agreement, and BFC or a Subsidiary thereof shall assume and be vested with all of the powers, rights, duties, obligations, and liabilities previously vested in the Seller or a Seller Subsidiary with respect to each such plan.

          (e) Successors of BFC. The provisions of this Section 5.8 shall be binding upon and inure to the benefit of any successor to BFC and its Subsidiaries.

5.9 Publicity. BFC and Seller shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

5.10      [RESERVED.]

5.11 Tax Returns. The Seller agrees that it will not endeavor to prepare or file any income tax returns for the Seller or Seller Subsidiaries for any such income tax returns which have a filing deadline or any extension of such filing deadline which occurs after the Closing Date.

5.12 Indemnification. It is understood and agreed that after the Effective Time, BFC shall (and shall cause the Surviving Corporation to) indemnify and hold harmless, as and to the fullest extent required by Wisconsin law and the Articles of Incorporation or Bylaws of Seller or any of Seller Subsidiaries, as applicable and in effect as of the date of this Agreement (the "Indemnification Provisions"), any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of the Seller or any of the Seller Subsidiaries (the "Seller Indemnified Parties"), against any losses, claims, damages, liabilities, costs, expenses (including payment of reasonable attorneys' fees and expenses and other costs in advance of the final disposition of any claim, suit, proceeding or investigation incurred by each Seller Indemnified Party to the fullest extent required by the Indemnification Provisions upon receipt of any undertaking required by the Indemnification Provisions), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation pertaining to any matter existing or occurring at or prior to the Effective Time and, in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted before or after the Effective Time), the Seller Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation; provided, however, (A) Buyers shall have the right to assume the defense thereof and, upon such assumption, Buyers shall not be liable to any Seller Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Seller Indemnified Party in connection with the defense thereof, except that if Buyers elect not to assume such defense, the Seller Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyers and Buyers shall pay the reasonable fees and expenses of such counsel for the Seller Indemnified Parties, (B) Buyers shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Seller Indemnified Parties, unless a Seller Indemnified Party shall have reasonably concluded, based on an opinion of counsel, that there is a material conflict of interest between the interests of such Seller Indemnified Party and the interests of one or more other Seller Indemnified Parties and that the interests of such Seller Indemnified Party will not be adequately represented unless separate counsel is retained, in which case Buyers shall be obligated to pay such separate counsel, (C) Buyers shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld) and (D) Buyers shall have no obligation hereunder to any Seller Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Seller Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Seller Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify BFC thereof, provided that the failure to so notify shall not affect the obligations of Buyers under this Section, except to the extent such failure to notify materially prejudices Buyers. Buyers' obligations under this Section shall continue in full force and effect for the period of the applicable statute of limitations; provided, however, that all rights to indemnification hereunder in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Nothing in this Section 5.12 shall be deemed or construed to limit the discretion of BFC or the Surviving Corporation to indemnify and hold harmless any Seller Indemnified Party as and to the fullest extent permitted by Wisconsin law and the Articles of Incorporation or Bylaws of Seller or any of the Seller Subsidiaries.

5.13      Seller  Employees.  If Buyers,  subsequent  to the Effective
Date, reduce or eliminate employment positions of Seller Employees, Buyers will endeavor to offer such Seller Employees similar positions with Bremer Bank, National Association, Menomonie, Wisconsin ("Bremer Bank Wisconsin") or elsewhere within BFC's system. If acceptable positions are not available for Seller Employees, such Seller Employees will be entitled to receive severance packages based upon Buyers' then current severance policies, which policies shall take into consideration each Seller Employee's years of service and grade levels with Seller prior to the Effective Time as well as any additional service with Buyers following consummation of the transactions contemplated by this Agreement. A copy of Buyers' current severance policies is set forth in Schedule 5.13.

5.14 Director Positions. After the Effective Time, BFC will offer positions on the Board of Directors of Bremer Bank Wisconsin to not fewer than two members of the Board of Directors of the Seller as it exists as of the Effective Time and, if such individuals accept such offer, will appoint them to the Board of Directors of Bremer Bank Wisconsin to serve in such capacities until their respective resignation, removal or death or until the next meeting of shareholders of Bremer Bank Wisconsin at which directors are elected.

5.15 Articles of Incorporation. At or prior to the Effective Time, Seller shall cause Northwest Savings Bank to restate its Articles of Incorporation in the form of Articles of Incorporation provided by Buyer to Seller.

                                   ARTICLE VI

                                   CONDITIONS

6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. The approval of this Agreement and the Merger shall have received the requisite vote of stockholders of Seller at the Special Meeting of stockholders called pursuant to
          Section 5.3 hereof.

          (b) Regulatory Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Federal Reserve Board and any other federal and/or state regulatory agencies (including the FDIC and WDFI) whose approval is required for consummation of the transactions contemplated hereby, and all requisite waiting periods imposed by the foregoing shall have expired and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority.

          (c) No Judicial Prohibition. Neither Seller, BFC nor Merger Sub shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

6.2 Conditions to Obligations of Seller. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Buyers set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on BFC, and (iii) for the effect of transactions contemplated by this Agreement), and Seller shall have received a certificate of the Chief

          Executive Officer, the Chief Financial Officer, or any Executive Vice President of BFC, signing solely in his capacity as an officer of BFC, to such effect.

          (b) Performance of Obligations. Buyers shall have performed in all material respects all obligations, agreements or covenants required to be performed by them under this Agreement prior to the Effective Time, and Seller shall have received a certificate of any Executive Vice President of BFC, signing solely in his capacity as an officer of BFC, to that effect.

          (c) Permits, Authorizations, etc. Buyers shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by them of the Merger.

          (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on BFC.

          (e) Opinion of Counsel. BFC shall have delivered to Seller an opinion of BFC's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit C to this Agreement.

          (f) Fair Value Opinion. Seller shall have received an opinion from ABN AMRO, Inc., dated as of the date of this Agreement and supplemented as necessary as of the date of the Proxy Statement, to the effect that, subject to the terms, conditions, and qualifications set forth therein, the consideration as set forth herein to be received by the shareholders of Seller pursuant to this Agreement is fair to such shareholders from a financial point of view.

          (g) Litigation. No action, suit, proceeding or claim shall have been instituted or made relating to this Agreement or the validity or propriety of the transactions contemplated hereby which would render completion of the Merger inadvisable in the reasonable opinion of Seller.

6.3 Conditions to Obligations of the Buyers. The obligations of the Buyers to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller, and (iii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the Chief Executive Officer and Chief Accounting Officer of Seller, signing solely in their capacities as officers of Seller, to such effect.

          (b) Performance of Obligations. Seller shall have performed in all material respects all obligations agreements or covenants required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the Chief Executive Officer and Chief Accounting Officer of Seller, signing solely in their capacities as officers of Seller, to that effect.

          (c) Permits, Authorizations, etc. Seller shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

          (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on Seller.

          (e) Opinion of Counsel. Seller shall have delivered to Buyers an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit D to this Agreement.

          (f)      Minimum  Financial  Requirements.   The  Determination  Date
          Financial Statements shall reflect that Seller has (i) stockholders' equity in an amount equal to or greater than $11,700,000 (exclusive of any accrual for payment of Option Settlement Amounts and the financial advisory fee paid or due to ABN AMRO, Inc.); (ii) loans receivable in an amount equal to or greater than $70,000,000 and (iii) savings accounts in an amount equal to or greater than $55,000,000.

          (g)      Voting  Agreements  and  Amendment  Agreements.  The  Voting
          Agreements  and  the  Amendment   Agreements  shall  have  been  fully
          executed, remain enforceable by the parties thereto and shall not have been amended or modified since the date of this Agreement.

          (h) Litigation. No action, suit, proceeding or claim shall have been instituted or made relating to this Agreement or the validity or propriety of the transactions contemplated hereby which would render completion of the Merger inadvisable in the reasonable opinion of BFC.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(h), inclusive, by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Seller:

          (a) by mutual written consent of the Board of Directors of BFC and the Board of Directors of Seller; or

          (b) by either BFC or Seller if the Merger shall not have been consummated by July 31, 1999 (provided that (i) if the Merger shall not have been consummated because the requisite approval of the Federal Reserve Board and/or federal or state regulatory agencies required under Section 6.1(b) of this Agreement shall not have been obtained and are still being pursued, either BFC or Seller may extend such date to August 31, 1999 by providing written notice thereof to the other party on or prior to July 31, 1999 and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation within that party's reasonable control under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (c) by either BFC or Seller if a court of competent jurisdiction or Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other unappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either BFC or Seller if, at the Special Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Seller in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained;

          (e) by BFC, if (i) the Board of Directors of Seller shall have withdrawn or modified its recommendation of this Agreement or the Merger in accordance with Sections 4.3, 5.3(b) and 5.3(c) (provided that BFC's right to terminate this Agreement under this clause (i) shall not be available if at such time Seller would be entitled to terminate this Agreement under Section 7.1(b) or (g)); (ii) after the receipt by Seller of a proposal for an Alternative Transaction, BFC requests in writing that the Board of Directors of Seller reconfirm its recommendation of this Agreement and Merger to the Stockholders of Seller and the Board of Directors of Seller fails to do so within ten
          (10) business days after its receipt of BFC's request; (iii) the Board of Directors of Seller shall have recommended to the stockholders of Seller, or entered into a definitive agreement with respect to, an Alternative Transaction; or (iv) for any reason Seller fails to call and hold the Special Meeting by July 31, 1999 (provided that BFC's right to terminate this Agreement under this clause (iv) shall not be available if at such time Seller would be entitled to terminate this Agreement under Section 7.1(b) or (g));

          (f) by Seller, prior to the approval of this Agreement by its stockholders, if, as a result of a Superior Proposal received by Seller from a Third Party, the Board of Directors of Seller determines in good faith, based on advice of outside legal counsel, and after allowing BFC ten (10) business days to match the terms and conditions of such Superior Proposal pursuant to Section 4.3(b), that the failure to accept such Superior Proposal would be inconsistent with its fiduciary duties to stockholders under applicable law; provided, however, that no termination shall be effective pursuant to this
          Section 7.1(f) under circumstances in which a termination fee is payable by Seller pursuant to Section 7.3(b)(iv), unless concurrently with such termination, such termination fee is paid in full by Seller in accordance with Section 7.3(b)(iv);

          (g) by BFC or Seller, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by Seller) or 6.3(a) or (b) (in the case of termination by
          BFC) not to be satisfied which breach is not cured within thirty (30) calendar days after written notice thereof if given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period;

          (h) by the Board of Directors of BFC pursuant to and in accordance with Section 5.5; or

          (i) by the Board of Directors of BFC if dissenters' rights are available under applicable provision of the WBCL and shareholders holding 10% or more of the outstanding shares of Seller Common Stock satisfy the requirements of Wisconsin Statutes, Section 180.1321(l) relating to the assertion of dissenters' rights under the WBCL.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 above, this Agreement shall immediately become void, and there shall be no liability on the part of Buyers or Seller or their
respective   officers,  directors,  stockholders  or  affiliates (as  the  term
"affiliates" is used in Rule 144 under the Securities Act) except as set forth in the second sentence of Section 5.1 and in Sections 5.6, 7.3 and 8.2; and except that no termination of this Agreement pursuant to Section 7.1(g) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate or willful breach of any representation, warranty, covenant or agreement contained herein.

7.3       Fees and Expenses.

          (a)      Except  as set  forth  in this  Section  7.3,  all  fees and
          expenses   incurred  in  connection   with  this   Agreement  and  the
          transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

          (b) Seller shall pay BFC a termination fee of $500,000 upon the earliest to occur of the following events:

                   (i) the termination of this Agreement by BFC or Seller pursuant to Section 7.1(d), if a proposal for an Alternative Transaction involving Seller shall have been publicly announced prior to the Special Meeting and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within one year of such termination;

                   (ii) the termination of this Agreement by BFC pursuant to Section 7.1(e)(iii);

                   (iii) the termination of this Agreement by BFC pursuant to Section 7.1(e)(i) or (ii), and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within one year of such termination; or

                   (iv) the termination of this Agreement by Seller pursuant to Section 7.1(f).

          Seller's payment of a termination fee pursuant to this Section shall be the sole and exclusive remedy of BFC against Seller and any of the Seller Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by Seller.

          (c) The fees payable pursuant to Section 7.3(b) shall be paid in immediately available funds within five (5) business days after delivery of notice of entitlement by BFC to Seller following the first to occur of the events described in Section 7.3(b)(i), (ii) or (iii), and, in the event of the termination of this Agreement by Seller pursuant to Section 7.1(f) as described in Section 7.3(b)(iv), concurrently with such termination.

7.4 Amendment. This Agreement and the Exhibits and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement and the Merger by the stockholders of Seller; provided, however, that after any such approval by the stockholders of Seller, no such modification shall be made which (i) alters or changes the amount or kind of Merger Consideration to be received by holders of Seller Common Stock as provided in this Agreement, (ii) alters the tax treatment of the consideration to be received by holders of Seller Common Stock, or (iii) which by law requires further approval by the Seller's stockholders, in each case without such further approval. This Agreement and the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

7.5 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders or stockholders, as the case may be, are, entitled to the benefits thereof.
                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1 Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein, and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.1, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.5 through 1.12 (inclusive), 5.6, 5.7, 5.8(b), 5.11, 5.12 and 7.3 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.1 and in Sections 5.6, 7.3 and 8.2 shall survive such termination.

8.2 Indemnification. Buyers and Seller(hereinafter, in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party and included in the Proxy Statement, or in any amendment therefor or supplement thereof, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, or in any amendment therefor or supplement thereof, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state in the Proxy Statement, or in any amendment therefor or supplement thereof, a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

8.3 No Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including any corporation deemed to be a successor corporation of any of the parties by operation of law) and assigns. Neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned (except by operation of law) by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section 8.3 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof.

8.4 Interpretation and Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Agreement.

8.5 No Implied Waiver. No failure or delay on the part of any party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.6 Headings. Article, section, subsection and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

8.7 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment, of any provision of this Agreement, shall be effective unless specifically made in writing and duly signed by all parties thereto.

8.8       Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

8.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram, telex or facsimile (which is confirmed) or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)       if to the Buyers, to:

                         Bremer Financial Corporation
                         445 Minnesota Street, Suite 2000
                         St. Paul, Minnesota 55101
                         Attention:       Terry M. Cummings
                         Facsimile:       (651) 227-2522
                         Telephone:       (651) 227-7621

               Copy to:

                         Winthrop & Weinstine, P.A.
                         3000 Dain Rauscher Plaza
                         60 South 6th Street
                         Minneapolis, Minnesota 55402
                         Attention:       Edward J. Drenttel
                         Facsimile:       (612) 347-0600
                         Telephone:       (612) 347-0700

(ii)           if to Seller, to:

                         Northwest Equity Corp.
                         234 Keller Avenue South
                         Amery, WI  54001
                         Attention:  Brian L. Beadle, President
                         Telephone:  (715) 268-7105
                         Facsimile:   (715) 268-7207

               Copy to:

                         Mallery & Zimmerman, S.C.
                         731 North Jackson Street, Suite 900
                         Milwaukee, Wisconsin  53202
                         Attention: Gregory G. Johnson
                         Telephone: (414) 271-2424; direct dial (414) 270-1006
                         Facsimile: (414) 271-8678; (414) 270-1001

8.10 Governing Law. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Wisconsin applicable to contracts made in that state without regard to any applicable conflict of law.

8.11 Knowledge. "Knowledge" or "best knowledge" when used with respect to a person shall mean those facts that are known by the executive officers of such person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                             BREMER FINANCIAL CORPORATION



                             By _/s/ Terry Cummings_____
                                Signature

                             _Terry Cummings____________
                             Name Typed or Printed

                             Its:_Chairman______________
                                Title Typed or Printed


                             BREMER ACQUISITION CORPORATION



                             By _/s/ Robert B. Buck_____
                                Signature

                             _Robert B. Buck____________
                             Name Typed or Printed

                             Its:_President_____________
                                Title Typed or Printed


                             NORTHWEST EQUITY CORP.


                             By _/s/ Brian L. Beadle____
                                Signature

                             _Brian L. Beadle___________
                             Name Typed or Printed

                             Its:_President_____________
                                Title Typed or Printed




MPL1: 264665-8

                                    SCHEDULES

Schedule 2.2       -         Seller's Subsidiaries

Schedule 2.4(b)    -         Authorization

Schedule 2.5(a)    -         Seller's Financial Statements

Schedule 2.5(b)    -         Exception to GAAP

Schedule 2.7(a)    -         Title to and Condition of Assets

Schedule 2.7(b)    -         Material Properties and Assets

Schedule 2.7(c)    -         Furniture, Fixture, Vehicles, Machinery and
                             Equipment and Computer Software

Schedule 2.8(a)    -         Owned and Leased Real Property

Schedule 2.8(c)    -         Other Real Property

Schedule 2.9       -         Taxes

Schedule 2.11(a)   -         Loans, Deposits, Repurchase Agreements

Schedule 2.11(b)   -         Contracts

Schedule 2.11(c)   -         Insurance

Schedule 2.11(f)   -         Loans

Schedule 2.13      -         Litigation and Other Proceedings

Schedule 2.15(c)   -         Compliance with Law

Schedule 2.16      -         Labor

Schedule 2.17      -         Material Interests

Schedule 2.18(a)   -         Allowance for Loan and Lease Losses

Schedule 2.18(c)   -         Real Estate Assets

Schedule 2.18(f)   -         Investment Securities

Schedule 2.19(a)   -         Retirement Plans

Schedule 2.19(d)   -         Post-Retirement Plans

Schedule 2.19(f)   -         Modifications to Certain Benefits due Directors and
                             Officers

Schedule 2.20      -         Conduct of Seller

Schedule 2.21(a)   -         Undisclosed Liabilities

Schedule 2.28      -         Year 2000 Compliance

Schedule 2.29      -         Insider Loans

Schedule 2.31      -         Options Outstanding

Schedule 3.5       -         No Violation

Schedule 3.6       -         Consents and Approvals

Schedule 3.7       -         Litigation

Schedule 3.9       -         Community Reinvestment Act Compliance

Schedule 4.2       -         Forbearances of Seller

Schedule 4.2(j)    -         Sale of Fixed Rate Loans

Schedule 5.13      -         Severance Policies

                                    EXHIBITS

Exhibit A          -         Voting Agreement

Exhibit B          -         Amendment Agreement

Exhibit C          -         Seller Opinion of Counsel

                       Exhibit D Buyer Opinion of Counsel

                                   APPENDIX B

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


THIS FIRST AMENDMENT entered into this 21st day of April, 1999, by and among Bremer Financial Corporation, a Minnesota corporation ("BFC"), Bremer Acquisition Corporation, a Wisconsin corporation ("Merger Sub" and, collectively, with BFC, the "Buyers"), and Northwest Equity Corp., a Wisconsin corporation ("Seller").

                              W I T N E S S E T H:

WHEREAS,  BFC   Merger Sub  and Seller  previously  entered  into  that  certain
Agreement and Plan of Merger dated February 16, 1999 (the "Merger Agreement");

WHEREAS, the Merger Agreement provides that Merger Sub shall merge with and into the Seller (the "Merger") pursuant to the terms and subject to the conditions contained in the Merger Agreement;

WHEREAS, the parties have determined that it is in their best interest to extend the time by which BFC must file an application for approval of the Merger with the Federal Reserve Board and other applicable regulatory authorities; and

WHEREAS, the respective Boards of Directors of Seller, Merger Sub and BFC all have approved the extension of time within which BFC must file an application for approval of the Merger with the Federal Reserve Board.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

1. Paragraph (a) of Section 5.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

         "(a) On or before May 7, 1999, BFC shall file an application for approval of the Merger with the Federal Reserve Board and such additional regulatory authorities as may require an application."

2. Except as otherwise amended herein, the terms and conditions of the Merger Agreement shall remain unchanged and shall remain in full force and effect.

3. This First Amendment may be executed in any one or more counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                          BREMER FINANCIAL CORPORATION



                          By  _/S/ Terry Cummings__________
                             Signature

                          ____Terry Cummings_______________
                         Name Typed or Printed

                          Its:___Chairman__________________
                             Title Typed or Printed


                         BREMER ACQUISITION CORPORATION



                         By  _/S/ Robert B. Buck___________
                             Signature

                             _Robert B. Buck_______________
                         Name Typed or Printed

                         Its:_President____________________
                             Title Typed or Printed


                         NORTHWEST EQUITY CORP.



                         By  _/S/ Brian L. Beadle__________
                             Signature

                             _Brian L. Beadle______________
                         Name Typed or Printed

                         Its:_President____________________
                             Title Typed or Printed
MPL1: 288172-1
1129-82

                                   APPENDIX C

                               SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER


THIS SECOND AMENDMENT entered into this 11th day of May, 1999, by and among Bremer Financial Corporation, a Minnesota corporation ("BFC"), Bremer Acquisition Corporation, a Wisconsin corporation ("Merger Sub" and, collectively, with BFC, the "Buyers"), and Northwest Equity Corp., a Wisconsin corporation ("Seller").

                              W I T N E S S E T H:

WHEREAS, BFC, Merger Sub and Seller previously entered into that certain Agreement and Plan of Merger dated February 16, 1999 and that certain First
Amendment to Agreement and Plan of Merger dated April 21, 1999 (collectively, the "Merger Agreement");

WHEREAS, the Merger Agreement provides that Merger Sub shall merge with and into the Seller (the "Merger") pursuant to the terms and subject to the conditions contained in the Merger Agreement;

WHEREAS, the parties have determined that it is in their best interest to extend the time by which BFC must file an application for approval of the Merger with the Federal Reserve Board and other applicable regulatory authorities and desire to modify certain other provisions of the Merger Agreement as specified herein; and

WHEREAS, the respective Boards of Directors of Seller, Merger Sub and BFC all have approved the execution and delivery of this Second Amendment.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

1. Paragraph (a) of Section 5.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

         "(a) On or before June 7, 1999, BFC shall file an application for approval of the Merger with the Federal Reserve Board and such additional regulatory authorities as may require an application."

2. The fifth sentence of Section 5.5 of the Merger Agreement is hereby amended to read in its entirety as follows:

         "Buyer's shall perform any such Phase II investigation as soon as reasonably practical after receipt of the Phase I reports for such properties and, in any event, shall notify Seller and the Environmental Firm on or before June 7, 1999 that the Environmental Firm should promptly commence any such Phase II investigation."

3. Section 7.1(e)(iv) of the Merger Agreement is hereby amended to read in its entirety as follows:

         "(iv) for any reason Seller fails to call and hold the Special Meeting (which shall be deemed to include the Seller's Annual Shareholder Meeting, assuming the requirements of Section 5.3 of this Agreement are met with respect to said Annual meeting) by August 20, 1999 (provided that BFC's right to terminate this Agreement under this clause (iv) shall not be available if at such time Seller would be entitled to terminate this Agreement under Section 7.1(b) or (g));"

4. Except as otherwise amended herein, the terms and conditions of the Merger Agreement shall remain unchanged and shall remain in full force and effect.

5. This Second Amendment may be executed in any one or more counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.
BREMER FINANCIAL CORPORATION



                          By  _/S/ Terry Cummings__________
                             Signature

                          ____Terry Cummings_______________
                          Name Typed or Printed

                          Its:___Chairman__________________
                              Title Typed or Printed


                         BREMER ACQUISITION CORPORATION



                         By  _/S/ Robert B. Buck___________
                             Signature

                             _Robert B. Buck_______________
                         Name Typed or Printed

                         Its:_President____________________
                             Title Typed or Printed


                         NORTHWEST EQUITY CORP.



                         By  _/S/ Brian L. Beadle__________
                             Signature

                             _Brian L. Beadle______________
                         Name Typed or Printed

                         Its:_President____________________
                             Title Typed or Printed
MPL1: 288172-1
1129-82

                                      C-2

                                    APPENDIX D

                               THIRD AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

THIS THIRD AMENDMENT entered into this 26th day of July, 1999, by and among Bremer Financial Corporation, a Minnesota corporation ("BFC"), Bremer Acquisition Corporation, a Wisconsin corporation ("Merger Sub" and, collectively, with BFC, the "Buyers"), and Northwest Equity Corp., a Wisconsin corporation ("Seller").

                                   WITNESSETH:

WHEREAS, BFC, Merger Sub and Seller previously entered into that certain Agreement and Plan of Merger dated February 16, 1999, that certain First Amendment to Agreement and Plan of Merger dated April 21, 1999 and that certain Second Amendment to Agreement and Plan of Merger dated May 11, 1999 (collectively, the "Merger Agreement");

WHEREAS, the Merger Agreement provides that Merger Sub shall merge with and into the Seller (the "Merger") pursuant to the terms and subject to the conditions contained in the Merger Agreement; and

WHEREAS, the parties have determined that it is in their best interest to modify certain provisions of the Merger Agreement as specified herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

1. Paragraph (b) of Section 1.7 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  (b) Subject to Section 1.10, each share of common stock, $1.00 par value, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, if any (as defined in Section 1.10 hereof), shall cease to be outstanding, and shall be converted into and become the right to receive cash in the amount of $24.00 per share (the "Merger Per Share Consideration") in the manner and form, and on the terms and conditions, set forth in this Agreement; provided, however, if the closing occurs after August 31, 1999, the Merger Per Share Consideration shall be increased or decreased by an amount equal to the sum of the Earnings (as hereinafter defined) of Seller from September 1, 1999 through the date of the Determination Date Financial Statements, less the amount of any dividends declared by Seller after August 31, 1999 and prior to the Closing, divided by the sum of the number of issued and outstanding shares of Seller Common Stock immediately prior to the Effective Time plus the number of shares of Seller Common Stock issuable upon the exercise of the Options. For purposes of this Agreement, Earnings shall mean the consolidated net earnings or losses after tax for the Seller and the Seller Subsidiaries as determined by and in accordance with generally accepted accounting principles applied on a consistent basis, except as set forth on Schedule 1.7(b). Earnings shall be calculated and determined based upon the Determination Date Financial Statements. For purposes of determining the earnings of the Seller from September 1, 1999 through September 30, 1999, the Earnings for the Seller from July 1, 1999 through September 30, 1999 shall be determined the "1999 Third Quarter Earnings") and the Earnings for the period from September 1, 1999 through September 30, 1999 shall be deemed to equal 33.3% of the 1999 Third Quarter Earnings. The Merger Per Share Consideration shall be rounded to the nearest whole cent. All such shares of Seller Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing and such shares shall thereafter represent the right to receive cash at the rate of the Merger Per Share Consideration. Each share of Seller Common Stock held in the treasury of Seller or owned by Seller or any Seller Subsidiary (as hereinafter defined) for its own account (other than shares of Seller Common Stock held directly or indirectly in trust accounts, managed accounts, and the like, or otherwise held in a fiduciary capacity beneficially owned by third parties) immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

2. Section 1.15 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  1.15 Determination Date Financial Statements. For purposes of this Agreement, the Determination Date shall be the last day of the calendar month prior to the Closing Date, unless the Closing Date occurs on or before the 12th day of any month, in which case the Determination Date will be the last day of the calendar month prior to the most recent month end prior to the Closing Date. For example, if the Closing Date occurs on May 1, 1999, the Determination Date would be March 31, 1999. The Seller shall prepare and deliver consolidated financial statements of the Seller (including, without limitation, a balance sheet and income statement of the Seller) as of the Determination Date that have been reviewed by the Seller's regularly employed accountants in accordance with the requirements for a review contained in the Statements on Standards for Accounting and Review Services of the American Institute of Certified Public Accountants (the "Determination Date Financial Statements"). The Determination Date Financial Statements shall be prepared in accordance with generally accepted accounting principles and consistent with past practices. A copy of the Determination Date Financial Statements shall be provided to BFC as soon as available and in no event less than four (4) days prior to the Closing Date. Any disputes regarding the Determination Date Financial Statements shall be submitted to an independent accounting firm mutually agreeable to BFC and the Seller for a binding resolution. The cost of retaining the independent accounting firm shall be borne 50 percent by Buyers and 50 percent by the Seller.

3. Paragraph (a) of Section 4.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that between the date of this Agreement and the Closing Date, Seller may declare and pay regular cash dividends or not more than $0.17 per share on the Seller Common Stock on each of January 28, 1999, April 22, 1999, July 29, 1999, October 29, 1999 and January 28, 2000 (but only on such dates occurring before the Closing Date);

4. Paragraph (a) of Section 5.2 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  (a) As soon as practicable (as determined by BFC in its discretion), but in no event later than December 31, 1999, BFC shall file an application for approval of the Merger with the Federal Reserve Board and such additional or alternative regulatory authorities as may require an application.

5. Paragraph (a) of Section 5.3 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  (a) As promptly as practical after receipt of the requisite approval of the Federal Reserve Board and /or federal or state regulatory agencies required under Section 6.1(b) of this Agreement, Seller shall prepare and file with the SEC the Proxy Statement under the Exchange Act, and it then shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as soon as practical after such filing. The Buyers and Seller shall cooperate with each other in preparing the Proxy Statement, and Seller shall promptly notify BFC of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to BFC copies of all correspondence between the Seller or any representative of the Seller and the SEC. Seller shall give BFC and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give BFC and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to request for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Buyers and Seller agrees to use all reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any and all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Seller Common Stock entitled to vote at the Special Meeting.

6. Paragraph (f) of Section 6.3 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  (f) Minimum Financial Requirements. The Determination Date Financial Statements shall reflect that Seller has (i) stockholders' equity in an amount equal to or greater than $11,700,000 (exclusive of any accrual for payment of Option Settlement Amounts and the financial advisory fee paid or due to ABN AMRO, Inc.); (ii) loans receivable in an amount equal to or greater than $65,000,000 and (iii) savings accounts in an amount equal to or greater than $55,000,000.

7. Paragraph (b) of Section 7.1 of the Merger Agreement is hereby amended to read in its entirety as follows:

                  (b) by either BFC or Seller if the Merger shall not have been consummated by March 31, 2000 (provided that (i) if the Merger shall not have been consummated because the requisite approval of the Federal Reserve Board and/or federal or state regulatory agencies required under Section 6.1(b) of this Agreement shall not have been obtained and are still being pursued, either BFC or Seller may extend such date to April 30, 2000 by providing written notice thereof to the party on or prior to March 31, 2000 and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation within that party's reasonable control under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

8. Section 7.1(e)(iv) of the Merger Agreement is hereby amended to read in its entirety as follows:

                  (iv) for any reason  Seller fails to call and hold the Special
         Meeting (which shall be deemed to include the Seller's Annual Shareholder Meeting, assuming the requirements of Section 5.3 of this Agreement are met with respect to said Annual meeting) within 45 after days after receipt by BFC of approval of the Merger from the Federal Reserve Board (provided that BFC's right to terminate this Agreement under this clause (iv) shall not be available if as such time Seller would be entitled to terminate this Agreement under Section 7.1(b) or
         (g));

9. The parties agree that the form, content and timing of any announcement or notice regarding this Third Amendment Agreement shall be subject to and conducted in accordance with the provisions of Section 5.9 of the Merger Agreement.

10. Except as otherwise amended herein, the terms and conditions of the Merger Agreement shall remain unchanged and shall remain in full force and effect.

11. This Third Amendment may be executed in any one or more counterparts, each of which shall be deemed an original, but all of which will constitute one and the same instrument.

12. All capitalized terms not specifically defined herein shall have the meaning specified in the Merger Agreement.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be signed by their respective officers thereunto duly authorized, all as of he date first written above.

                                            BREMER FINANCIAL CORPORATION

                                            _/s/_Stan K. Dardis_____
                                            Stan K. Dardis
                                            Its: President and CEO


                                            BREMER ACQUISITION CORPORATION

                                            _/s/_Robert B. Buck_____
                                            Robert B. Buck
                                            Its: President and CEO


                                            NORTHWEST EQUITY CORP.

                                            _/s/_Brian L. Beadle____
                                            Brian L. Beadle
                                            Its: President


                                 Schedule 1.7(b)

         Northwest has capitalized certain expenses in connection with this Agreement including legal fees, investment banking fees, and the costs of certain environmental work. It is understood that these types of expenses associated with the Agreement will continue to be capitalized and will not be expensed prior to the date of the Determination Date Financial Statements.

         To the extent that this method of handling expenses is noted as an exception to generally accepted accounting principles, it will be deemed a permissible exception for purposes of the Agreement. The earnings of Seller after September 1, 1999 determined in connection with Section 1.7(b) will not be impacted by these expenses.

February 16, 1999

Board of Directors
Northwest Equity Corp.
234 Keller Avenue South
Amery, Wisconsin 54001

Members of the Board:

     We understand that Northwest Equity Corp. ("NWEQ") and Bremer Financial Corporation ("Bremer") propose to enter into an Agreement and Plan of Merger dated February 16, 1999 (the "Agreement") pursuant to which NWEQ will be merged with and into a first-tier subsidiary of Bremer in a transaction (the "Merger") in which each issued and outstanding share of common stock of NWEQ, $1.00 par value per share ("NWEQ Common Stock"), will be converted into the right to receive cash consideration equal to $24.00 (the "Consideration").

     You have asked us whether, in our opinion, the Consideration to be received by the holders of NWEQ Common Stock in the Merger is fair to such stockholders from a financial point of view.

     In connection with this opinion, we have reviewed the Agreement and certain related documents and held discussions with certain senior officers, directors and other representatives and advisers of NWEQ concerning the business, operations and prospects of NWEQ. We have examined certain publicly available business and financial information relating to NWEQ and Bremer. We have also examined certain financial information and other data for NWEQ and certain financial information and other data related to Bremer which were provided to or otherwise discussed with us by the respective management of NWEQ and Bremer. We have reviewed the financial terms of the Merger as set forth in the Agreement in relation to: (i) current and historical market prices and trading volumes of NWEQ Common Stock; (ii) NWEQ's financial and other operating data; and (iii) the capitalization and financial condition of NWEQ. We have also considered, to the extent publicly available, the financial terms of certain other thrift-industry transactions recently effected which we considered relevant in evaluating the Merger. We have also analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of NWEQ. In connection with our engagement, and upon your request, we approached and held discussions with certain third parties to solicit indications of interest in a possible transaction with NWEQ.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information reviewed by us and we have not made or obtained or assumed any responsibility for independent verification of such information. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of NWEQ or any of its subsidiaries. With respect to the financial data of NWEQ, we have assumed that it has been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of NWEQ as to the future financial performance of NWEQ. We have assumed that the Merger will be consummated in accordance with the terms of the Agreement.

     ABN AMRO Incorporated ("ABN AMRO"), as part of its investment banking business, is continually engaged in the valuation of businesses in connection with mergers and acquisitions, as well as initial and secondary offerings of securities and valuations for other purposes. We have acted as financial adviser to the Board of Directors of NWEQ in connection with this transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. ABN AMRO acts as a market maker in NWEQ Common Stock. In the ordinary course of our business, ABN AMRO and its affiliates may actively trade securities of NWEQ for their own account and for the accounts of customers and,accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directors of NWEQ in its consideration of the Merger and may not be used for any other purpose. This letter may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this letter may be used as part of any proxy statement relating to the Merger. This letter does not address NWEQ's underlying business decision to enter into the Merger or constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. Finally, our opinion is necessarily based on economic, monetary, market

Board of Directors
February 16, 1999
Page 2



and other conditions as in effect on, and the information made available to us, as of the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof.



     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by NWEQ stockholders pursuant to the Merger is fair to such stockholders from a financial point of view.

                                  Sincerely,

                                  _/s/_ABN AMRO INCORPORATED___________
                                  ABN AMRO INCORPORATED









February 2, 2000

Board of Directors
Northwest Equity Corp.
234 Keller Avenue South
Amery, Wisconsin 54001

Members of the Board:

         We understand that Northwest Equity Corp. ("NWEQ") and Bremer Financial Corporation have amended their Agreement and Plan of Merger dated February 16, 1999 (the "Agreement"). In addition to the cash consideration of $24.00 per share contemplated in the original Agreement, NWEQ stockholders will receive cash consideration based on NWEQ's earnings less dividends paid subsequent to August 31, 1999 (the "Consideration") under the Agreement as amended through July 26, 1999.

         ABN AMRO Incorporated hereby confirms, as of the date of this letter, the opinion set forth in its letter dated February 16, 1999 as to the fairness of the Consideration from a financial point of view to the stockholders of NWEQ.

Sincerely,


_/s/_ABN AMRO INCORPORATED___________
ABN AMRO INCORPORATED